                                                                  EXHIBIT 10.13
                                                                  EXECUTION COPY

                                LOAN AGREEMENT,

                         dated as of November 23, 1994,

                                     among

                           COMPANIA MINERA MARICUNGA,
                                as the Borrower,

                          AMAX GOLD REFUGIO, INC. and
                           BEMA GOLD (BERMUDA) LTD.,
                          as the Intermediate Owners,

                               AMAX GOLD INC. and
                             BEMA GOLD CORPORATION,
                               as the Guarantors,

                      CANADIAN IMPERIAL BANK OF COMMERCE,
                                CREDIT LYONNAIS,
                            CREDIT LYONNAIS CANADA,
                               DEUTSCHE BANK AG,
                                  Los Angeles
                        and/or Cayman Islands Branches,
             INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL CORPORATION,
                                      and
                         N M ROTHSCHILD & SONS LIMITED,
                                 as the Banks,

                               DEUTSCHE BANK AG,
                                New York Branch,
                     as the Technical Agent for the Banks,

                                      and

                         N M ROTHSCHILD & SONS LIMITED,
                   as the Administrative Agent for the Banks.

                       TABLE OF CONTENTS

                                                           Page
                                                           ----

ARTICLE 1.  DEFINITIONS.....................................  3
    1.1.     Defined Terms..................................  3
    1.2.     Use of Defined Terms........................... 40
    1.3.     Cross-References............................... 40
    1.4.     Accounting and Financial Determinations........ 40
    1.5.     Change in Accounting Principles................ 40
    1.6.     Dollar Equivalency Determinations.............. 41
    1.7.     Gold Equivalency Determinations................ 41
    1.8.     Project Determinations, etc.................... 42
    1.9.     General Provisions as to Certificates and
             Opinions, etc.................................. 43
    1.10.    Gold Delivery.................................. 43
    1.11.    Interpretation................................. 43

ARTICLE 2.  COMMITMENTS; BORROWING AND CONVERSION PROCEDURE. 45
    2.1.     Commitments.................................... 45
    2.2.     Procedure for Making Loans..................... 45
    2.3.     Continuation and Conversion Elections.......... 46
    2.4.     Records........................................ 47
    2.5.     Funding........................................ 48
    2.6.     Notes.......................................... 48

ARTICLE 3.  PRINCIPAL PAYMENTS; INTEREST; COMMISSIONS....... 49
    3.1.     Principal Payments............................. 49
    3.2.     Interest Payments.............................. 53
    3.2.1.   Rate........................................... 53
    3.2.2.   Post-Maturity Rate............................. 53
    3.2.3.   Payment Dates.................................. 53
    3.2.4.   Rate Determinations............................ 54
    3.3.     Commissions.................................... 54
    3.3.1.   Participation Commission....................... 54
    3.3.2.   Commitment Commission.......................... 54
    3.3.3.   Agents' Commissions............................ 55
    3.3.4.   Commissions Payments to be made in Dollars..... 55

ARTICLE 4.  PROJECT ACCOUNTS................................ 55
    4.1.     Construction Account........................... 55
    4.2.     Proceeds Account............................... 57
    4.3.     Proceeds Sub-Account (Debt Service Reserve),
             etc. .......................................... 61
    4.4.     General Provisions Relating to the Project
             Accounts....................................... 63

ARTICLE 5.  INCREASED COSTS; TAXES; MARKET DISRUPTIONS;
             GENERAL PAYMENT PROVISIONS..................... 65
    5.1.     Gold or Dollars Unavailable.................... 65

    5.2.     Increased Costs, etc........................... 66
    5.3.     Funding Losses................................. 67
    5.4.     Increased Capital Costs........................ 68
    5.5.     Illegality..................................... 68
    5.6.     Taxes.......................................... 69
    5.7.     Mitigation..................................... 70
    5.8.     Payments, Computations, etc.................... 71
    5.9.     Proration of Payments.......................... 72
    5.10.    Miscellaneous Provisions for Payments in Gold.. 73
    5.11.    Setoff......................................... 74
    5.12.    Conversion upon Acceleration, Judgment
             Currency, etc.................................. 74
    5.13.    Application of Proceeds........................ 76

ARTICLE 6.  CONDITIONS PRECEDENT TO MAKING LOANS............ 77
    6.1.     Notes, etc..................................... 77
    6.2.     Resolutions, etc............................... 78
    6.3.     Support Agreements, etc........................ 79
    6.4.     Pledge Agreements.............................. 80
    6.5.     Security Agreements............................ 80
    6.6.     Subordination Agreement........................ 82
    6.7.     Project Documents; Approvals................... 82
    6.8.     Hedging Agreements............................. 83
    6.9.     Insurance...................................... 83
    6.10.    Political Risk Insurance....................... 83
    6.11.    Project Accounts............................... 84
    6.12.    Process Agent Acceptance....................... 84
    6.13.    Opinions of Counsel............................ 84
    6.14.    Independent Consultant's Certificate........... 85
    6.15.    DOCLOC Facility Agreement, etc................. 85
    6.16.    Closing Commissions, Expenses, etc............. 85
    6.17.    Compliance with Warranties, No Default, etc.... 86
    6.18.    Borrowing Request.............................. 86
    6.19.    Initial Compliance Certificate................. 86
    6.20.    Satisfactory Legal Form........................ 86

ARTICLE 7.  REPRESENTATIONS AND WARRANTIES.................. 87
    7.1.     Organization, Power, Authority, etc............ 87
    7.2.     Due Authorization; Non-Contravention........... 87
    7.3.     Validity, etc.................................. 88
    7.4.     Legal Status................................... 88
    7.5.     Financial Information.......................... 89
    7.6.     Absence of Default............................. 90
    7.7.     Litigation, etc................................ 90
    7.8.     Materially Adverse Effect...................... 91
    7.9.     Burdensome Agreements.......................... 91
    7.10.    Taxes and Other Payments....................... 91
    7.11.    Mining Rights.  ............................... 92
    7.12.    Ownership and Use of Properties; Liens......... 92
    7.13.    Subsidiaries................................... 93
    7.14.    Intellectual Property.......................... 93

    7.15.    Technology..................................... 93
    7.16.    Approvals; Project Documents................... 93
    7.17.    Development Plan; Feasibility Studies, etc..... 94
    7.18.    Environmental Warranties....................... 94
    7.19.    Pari Passu..................................... 96

ARTICLE 8.  COVENANTS....................................... 96
    8.1.     Certain Affirmative Covenants.................. 96
    8.1.1.   Financial Information, etc..................... 97
    8.1.2.   Compliance with Laws...........................102
    8.1.3.   Approvals......................................102
    8.1.4.   Maintenance of Corporate Existence.............103
    8.1.5.   Foreign Qualification..........................103
    8.1.6.   Payment of Taxes, etc..........................103
    8.1.7.   Insurance......................................103
    8.1.8.   Books and Records..............................106
    8.1.9.   Project Completion and Management..............107
    8.1.10.  Hedging Agreements.............................107
    8.1.11.  Interest Rate Protection Agreements............108
    8.1.12.  Proceeds; Project Accounts.....................109
    8.1.13.  Provision of Staff.............................109
    8.1.14.  Environmental Covenant.........................109
    8.1.15.  Maintenance of Project Assets..................110
    8.1.16.  Political Risk Insurance.......................110
    8.1.17.  Pari Passu.....................................111
    8.1.18.  After-Acquired Collateral......................111
    8.1.19.  Accuracy of Information........................112
    8.1.20.  AGI's Control of the Refugio Project...........112
    8.1.21.  Mining Concessions.............................113
    8.1.22.  Sale of Production.............................113
    8.1.23.  Supplemental Notes.............................113
    8.2.     Certain Negative Covenants.....................113
    8.2.1.   Business Activities; Place of Business; Organic
             Documents......................................113
    8.2.2.   Indebtedness...................................114
    8.2.3.   Liens..........................................115
    8.2.4.   Financial Condition of Borrower................116
    8.2.5.   Capital Expenditures...........................117
    8.2.6.   Investments....................................118
    8.2.7.   Restricted Payments, etc.......................118
    8.2.8.   Take or Pay Contracts..........................119
    8.2.9.   Consolidation, Merger, etc.....................119
    8.2.10.  Asset Dispositions, Deposits with Refineries,
             etc............................................119
    8.2.11.  Transactions with Affiliates...................120
    8.2.12.  Restrictive Agreements, etc....................121
    8.2.13.  Inconsistent Agreements........................121
    8.2.14.  Project Documents..............................121
    8.2.15.  Actions under Project Documents................121
    8.2.16.  Bank Accounts..................................121
    8.2.17.  Royalty Agreements.............................122

ARTICLE 9.  EVENTS OF DEFAULT...............................122
    9.1.     Events of Default..............................122
    9.1.1.   Non-Payment of Obligations.....................122
    9.1.2.   Non-Performance of Certain Covenants...........122
    9.1.3.   Non-Performance of Other Obligations...........122
    9.1.4.   Breach of Representation or Warranty...........123
    9.1.5.   Default on other Indebtedness..................123
    9.1.6.   Bankruptcy, Insolvency, etc....................124
    9.1.7.   Hedging Agreements; Interest Rate Protection
             Agreements.....................................124
    9.1.8.   Project Documents, etc.........................125
    9.1.9.   Impairment of Loan Documents...................125
    9.1.10.  Abandonment, Mining Rights.....................125
    9.1.11.  Judgments......................................126
    9.1.12.  Political Risk Insurance, etc..................126
    9.1.13.  Change in Control..............................127
    9.1.14.  Default, etc. by Mining Contractor.............127
    9.1.15.  Default, etc by Construction Contractors.......127
    9.1.16.  Failure to Achieve Mechanical Completion and
             Project Completion.............................127
    9.1.17.  Approvals......................................128
    9.1.18.  Materially Adverse Effect......................128
    9.1.19.  Cease to Carry on Business.....................128
    9.1.20.  Release Date...................................128
    9.1.21.  Failure to Acquire Certain Property Rights.....128
    9.2.     Action if Bankruptcy...........................128
    9.3.     Action if Other Event of Default...............129
    9.4.     Default after Release Date.....................129
    9.5.     Cure by Guarantors.............................129

ARTICLE 10.  THE AGENTS.....................................130
    10.1.    Actions........................................130
    10.2.    Funding Reliance, etc..........................131
    10.3.    Exculpation....................................131
    10.4.    Successor......................................132
    10.5.    Loans by Rothschild and Deutsche Bank..........132
    10.6.    Rothschild as the Administrative Agent.........132
    10.7.    Credit Decisions...............................133
    10.8.    Copies, etc....................................133

ARTICLE 11.  MISCELLANEOUS..................................133
    11.1.    Waivers, Amendments, etc.......................133
    11.2.    Notices........................................135
    11.3.    Costs and Expenses.............................135
    11.4.    Indemnification................................136
    11.5.    Survival.......................................137
    11.6.    Severability...................................138
    11.7.    Headings.......................................138
    11.8.    Counterparts, Effectiveness, etc...............138
    11.9.    Governing Law; Entire Agreement................138
    11.10.   Successors and Assigns.........................138

    11.11.   Sale and Transfer of Loans; Participations in
             Loans..........................................139
    11.11.1. Assignments....................................139
    11.11.2. Participations.................................140
    11.12.   Other Transactions.............................141
    11.13.   Forum Selection and Consent to Jurisdiction;
             Waiver of Immunity.............................141
    11.14.   Waiver of Jury Trial...........................142
    11.15.   English Language...............................143

SCHEDULE I     -  Disclosure Schedule
SCHEDULE II-A  -  Refugio Project Map (Mining Rights)
SCHEDULE II-B  -  Refugio Project Map (Surface Rights)
EXHIBIT A-1    -  Initial Note
EXHIBIT A-2    -  Supplemental Note
EXHIBIT A-3    -  Notes Operating Procedures Agreement
EXHIBIT B-1    -  Borrowing Request
EXHIBIT B-2    -  Continuation/Conversion Notice
EXHIBIT C-1    -  AGI Support Agreement
EXHIBIT C-2    -  DOCLOC Support Agreement
EXHIBIT C-3    -  Bema Gold Support Agreement
EXHIBIT C-4    -  Bema U.S. Pledge Agreement
EXHIBIT D-1    -  AGRI Pledge Agreement
EXHIBIT D-2    -  Bema Bermuda Pledge Agreement
EXHIBIT D-3    -  AGRI Security Agreement
EXHIBIT D-4    -  Bema Bermuda Security Agreement
EXHIBIT D-5    -  Conditional Assignment of Contract Rights
                    (Foreign Investment Contract)
EXHIBIT E-1    -  Borrower Security Agreement (U.S. Assets)
EXHIBIT E-2    -  Mortgage Over Mining Concessions
EXHIBIT E-3    -  Mortgage Over Real Estate
EXHIBIT E-4    -  Mortgage Over Water Rights
EXHIBIT E-5    -  Industrial Pledge
EXHIBIT E-6    -  Promise to Grant Industrial Pledges
EXHIBIT E-7    -  Promise to Grant Pledges Without Conveyance
EXHIBIT E-8    -  Conditional Assignment of Contract Rights
EXHIBIT E-9    -  Promise to Grant Mortgages Over Real Estate
EXHIBIT E-10   -  Promise to Grant Mortgages Over Mining
                    Concessions
EXHIBIT F-1    -  Project Account Agreement (U.S.)
EXHIBIT F-2    -  Project Account Agreement (Chile)
EXHIBIT G-1    -  Subordination Agreement (CMM)
EXHIBIT G-2    -  Subordination Agreement (Bema Gold/Debentures)
EXHIBIT G-3    -  Subordination Agreement (Bema Gold/AGI)
EXHIBIT G-4    -  Agreement Regarding Trust Indenture
EXHIBIT H-1    -  Opinion of Milbank, Tweed, Hadley & McCloy,
                    special New York counsel to the Obligors,
                    AGI Chile, Bema U.S. and Bema Chile
EXHIBIT H-2    -  Opinion of Philippi, Yrarrazaval, Pulido,
                    Langlois & Brunner, Chilean counsel to the
                    Obligors
EXHIBIT H-3    -  Opinion of Deborah Friedman, Esq.,
                    General Counsel of AGI and AGRI
EXHIBIT H-4    -  Opinion of Ballard Spahr Andrews & Ingersoll,
                    special Colorado counsel
EXHIBIT H-5    -  Opinion of Smith, Lyons, Torrance, Stevenson
                    & Mayer, Canadian counsel to Bema Gold, Bema
                    Bermuda, Bema Chile and Bema U.S.
EXHIBIT H-6    -  Opinion of Conyers, Dill & Pearman, special
                    Bermuda counsel to Bema Bermuda
EXHIBIT H-7    -  Opinion of Woodburn and Wedge, special Nevada
                    counsel to Bema U.S.
EXHIBIT H-8    -  Opinion of Carey y Cia. Abogados, Chilean
                    counsel to the Bank Parties, as to general
                    matters of Chilean law
EXHIBIT H-9    -  Opinion of Mayer, Brown & Platt, counsel to the
                    Bank Parties
EXHIBIT I-1    -  Independent Consultant's Certificate
EXHIBIT I-2    -  Insurance Consultant's Certificate
EXHIBIT I-3    -  Mechanical Completion Certificate
EXHIBIT I-4    -  Project Completion Certificate
EXHIBIT J      -  Compliance Certificate
EXHIBIT K      -  Liabilities Certificate
EXHIBIT L      -  Bank Assignment Agreement
EXHIBIT M      -  Process Agent Acceptance
EXHIBIT N-1    -  Quarterly Report
EXHIBIT N-2    -  Monthly Report
EXHIBIT N-3    -  Borrower's Report (Pre-Project Completion)
EXHIBIT N-4    -  Borrower's Report (Post-Project Completion)

                                 LOAN AGREEMENT


      THIS LOAN AGREEMENT, dated as of November 23, 1994 (this "Agreement"),
                                                                ---------
among (1) COMPANIA MINERA MARICUNGA, a contractual mining company (sociedad contractual minera) organized and existing under the laws of Chile (the "Borrower"), (2) AMAX GOLD REFUGIO, INC., a Delaware corporation ("AGRI"), and
---------                                                          ----
BEMA GOLD (BERMUDA) LTD., a company organized and existing under the laws of Bermuda ("Bema Bermuda"; and, together with AGRI, collectively, the
          ------------
"Intermediate Owners"), (3) AMAX GOLD INC., a Delaware corporation ("AGI"), and
--------------------                                                 ---
BEMA GOLD CORPORATION, a company organized and existing under the laws of the Province of British Columbia ("Bema Gold"; and together with AGI, collectively,
                               ---------
the "Guarantors"), (4) CANADIAN IMPERIAL BANK OF COMMERCE ("CIBC"), CREDIT
     ----------                                             ----
LYONNAIS, CREDIT LYONNAIS CANADA, DEUTSCHE BANK AG, a bank organized under the laws of Germany ("Deutsche Bank"), Los Angeles and/or Cayman Islands Branches,
                  -------------
INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL CORPORATION and N M ROTHSCHILD & SONS LIMITED, a company organized and existing under the laws of England ("Rothschild"; all of the foregoing institutions, collectively, the "Banks"),
  ----------                                                         -----
(5) DEUTSCHE BANK, New York Branch, in its capacity as the technical agent for the Banks (in such capacity, the "Technical Agent"), and (6) ROTHSCHILD, in its
                                  ---------------
capacity as the administrative agent for the Banks (in such capacity, the

"Administrative Agent").
---------------------

                              W I T N E S S E T H:

      WHEREAS, the Borrower owns the Verde gold deposit and certain other deposits comprising the Refugio gold property which is located 120 kilometres east of Copiapo in the Maricunga Mining District, Province of Copiapo, Region III, Chile and the Borrower proposes to construct certain facilities in order to mine the Verde gold deposit in accordance with the Development Plan (such construction and mining, the "Refugio Project"; other capitalized terms which
                              ----------------
are used in this Agreement have the meanings assigned to such terms in Section
                                                                       -------
1.1);
---

      WHEREAS, the Borrower intends to engage solely in the business of developing the ore extraction, processing and related facilities located at the Mine and mining, producing and selling gold and other minerals contained within those gold deposits located at the Mine;

      WHEREAS, pursuant to the Construction Contracts, the Construction Contractors have undertaken to develop and construct the Mine on behalf of the Borrower as more particularly described therein;

      WHEREAS, pursuant to the Mining Contract, the Mining Contractor has undertaken to perform certain drilling, blasting, loading and hauling operations at the Mine on behalf of the Borrower as more particularly described therein;

      WHEREAS, the Borrower has requested that the Banks provide commitments to the Borrower to advance Loans for the purposes of financing bona fide capital and operating expenses incurred in connection with the Refugio Project (including any commissions payable to or for the account of any Bank Party hereunder or under any other Loan Document);

      WHEREAS, the Banks are willing, on the terms and conditions hereinafter set forth (including Article 6), to extend commitments to make the Loans to the
                     ---------
Borrower;

      WHEREAS, as security for the due and punctual payment and performance of the Borrower's Obligations, the Borrower is willing to grant to the Bank Parties or to the Administrative Agent (for the ratable benefit of the Bank Parties) a Lien over its right, title and interest in and to the Project Assets as set forth in the Collateral Agreements to which it is a party;

      WHEREAS, AGRI owns 100% of the Class B CMM Shares and Bema Bermuda owns 100% of the Class A CMM Shares, and such shares in the aggregate constitute the entire issued and outstanding share capital of the Borrower;

      WHEREAS, in consideration of the Banks agreeing to make Loans to the Borrower and as security for the due and punctual payment and performance of the Borrower's Obligations, each of AGRI and Bema Bermuda is willing to (a) pledge to the Bank Parties all of the Class B CMM Shares and the Class A CMM Shares, respectively, as set forth in the AGRI Pledge Agreement and the Bema Bermuda Pledge Agreement, respectively, (b) grant to the Bank Parties a security interest in its rights in the Foreign Investment Contract as set forth in the Conditional Assignment of Contract Rights (Foreign Investment Contract), and (c) grant to the Administrative Agent (for the ratable benefit of the Bank Parties) security interests in certain of its assets and properties as set forth in the AGRI Security Agreement and the Bema Bermuda Security Agreement;

      WHEREAS, (a) AGI owns 100% of the issued and outstanding share capital of AGRI and (b) Bema Gold and Bema Gold (U.S.) Inc., a Nevada corporation and a wholly-owned Subsidiary of Bema Gold ("Bema U.S."), own all of the issued and
                                       ---------
outstanding share capital of Bema Bermuda;

      WHEREAS, in consideration of the Banks agreeing to make the Loans to the Borrower, AGI and Bema Gold have severally agreed with the Administrative Agent (for the ratable benefit of the Bank Parties), inter alia, to guarantee
                                               ----- ----
unconditionally the due and punctual payment and performance of the Obligations of the Borrower as set forth in the relevant Support Agreements; and

      WHEREAS, as security for its obligations and for the due and punctual payment and performance of the Borrower's Obligations, (a) each of AGI and Bema Gold is willing to grant on a several basis a security interest to the Administrative

Agent (for the ratable benefit of the Bank Parties) in certain of its assets and properties and to pledge to the Administrative Agent (for the ratable benefit of the Bank Parties) all of its interest in the issued and outstanding share capital of AGRI and Bema Bermuda, respectively, and (b) Bema U.S. is willing to pledge to the Administrative Agent (for the ratable benefit of the Bank Parties) all of its interest in the issued and outstanding share capital of Bema Bermuda;

      NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy whereof is hereby acknowledged by each party hereto, the parties hereto hereby agree as follows:


                            ARTICLE 1.  DEFINITIONS
                            -----------------------

      SECTION 1.1. DEFINED TERMS. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall have the following meanings:

      "Access Zone" means the areas designated as such on the Refugio Project
       -----------
Map (Mining Rights).

      "Administrative Agent" is defined in the preamble.
       --------------------                    --------

      "Affiliate" of any Person means any other Person which, directly or
       ---------
indirectly, controls or is controlled by or under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any compensation, welfare or similar plan). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power:

           (a) to vote ten percent (10%) or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners of such Person; or

           (b) to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

      "Agents" means, collectively, the Administrative Agent and the Technical
       ------
Agent.

      "AGI" is defined in the preamble.
       ---                    --------

      "AGI Chile" means AGI Chile Credit Corp., Inc., a Delaware corporation.
       ---------

      "AGI Support Agreement" means that certain Support Agreement between AGI
       ---------------------
and the Administrative Agent, substantially in the form of Exhibit C-1 attached
                                                           -----------
hereto.

      "Agreement" is defined in the preamble.
       ---------                    --------

      "Agreement Regarding Trust Indenture" means that certain Agreement
       -----------------------------------
Regarding Trust Indenture between the Administrative Agent and Bema Gold, substantially in the form of Exhibit G-4 attached hereto.
                             -----------

      "AGRI" is defined in the preamble.
       ----                    --------

      "AGRI Pledge Agreement" means that certain Pledge Agreement between AGRI
       ---------------------
and the Bank Parties, substantially in the form of the English translation thereof attached hereto as Exhibit D-1.
                           -----------

      "AGRI Security Agreement" means that certain Security Agreement between
       -----------------------
AGRI and the Administrative Agent, substantially in the form of Exhibit D-3
                                                                -----------
attached hereto.

      "Applicable Law" means, with respect to any Person or matter, any
       --------------
supranational, national, federal, state, regional or local statute, law, rule, treaty, convention, regulation, order, decree, request, determination or other requirement (whether or not having the force of law) relating to such Person or matter and, where applicable, any interpretation thereof by any Governmental Agency having jurisdiction with respect thereto or charged with the administration or interpretation thereof.

      "Applicable Margin" means the sum of:
       -----------------

           (a) (i) at any time prior to the Release Date, two and seven-eighths percent (2.875%) per annum, and (ii) at any time on or after the Release Date, two and one-half percent (2.50%) per annum; plus

           (b) with respect to any Political Risk Bank, the Political Risk Premium as in effect with respect to such Political Risk Bank from time to time.

      "Approval" means each and every approval, authorization, license, permit,
       --------
consent, filing and registration by or with any Governmental Agency or other Person necessary to authorize or permit the occurrence of Mechanical Completion or Project Completion, the execution, delivery or performance of this Agreement or any other Operative Document (including any such approval, etc. required from the Central Bank relating to the registration of the financial terms and conditions of this Agreement and each other Loan Document and any such approval, etc. relating to, or necessary for, the production and export of Project Output and the consent of any lessor or owner of any property or assets forming part of the Mine) or for the validity or enforceability hereof or thereof, whether or not referred to in Item 1 ("Approvals") of the Disclosure Schedule.
                   ------   ---------

      "Approved Budget" means the construction budget contained in Tables 7.1,
       ---------------
7.2 and 7.3 of the Development Plan containing details as to Project Costs to be incurred prior to Project

Completion, as the same may be amended from time to time pursuant to clause (b)
                                                                     ----------
of Section 1.8.
   -----------

      "Approved Subordinated Indebtedness" means any intercompany Indebtedness
       ----------------------------------
advanced by (a) either Guarantor, either Intermediate Owner, Bema Chile or AGI Chile for the benefit of the Borrower and subject to the terms and conditions of the Subordination Agreement (CMM) (including, in the case of Bema Bermuda and Bema Chile, the IVA Advance) or (b) any other Affiliate of either Guarantor for the benefit of the Borrower and subject to subordination and other terms and conditions identical to those contained in the Subordination Agreement (CMM).

      "Assignee Bank" is defined in Section 11.11.1.
       -------------                ---------------

      "Assignor Bank" is defined in Section 11.11.1.
       -------------                ---------------

      "Authorized Representative" means, relative to any Obligor, Bema U.S., AGI
       -------------------------
Chile or the Independent Consultant, those of its officers whose signatures and incumbency shall have been certified to the Administrative Agent pursuant to
Section 6.2.
-----------

      "Banks" is defined in the preamble.
       -----                    --------

      "Bank Assignment Agreement" means an Assignment Agreement, duly executed
       -------------------------
by an Assignor Bank and an Assignee Bank, substantially in the form of Exhibit L
                                                                       ---------
attached hereto.

      "Bank Parties" means, collectively, the Agents and the Banks.
       ------------

      "Base Gold Amount" means the Gold equivalent (calculated at the greater of
       ----------------
(a) the Loan Base Price (as set forth in clause (a) of the definition of such
                                         ----------
term), and (b) U.S.$350 per ounce of Gold) of the Total Commitment Amount.

      "Bema Bermuda" is defined in the preamble.
       ------------                    --------

      "Bema Bermuda Pledge Agreement" means that certain Pledge Agreement
       -----------------------------
between Bema Bermuda and the Bank Parties, substantially in the form of the English translation thereof attached hereto as Exhibit D-2.
                                                -----------

      "Bema Bermuda Security Agreement" means that certain Security Agreement
       -------------------------------
between Bema Bermuda and the Administrative Agent, substantially in the form of Exhibit D-4 attached hereto.
-----------

      "Bema Chile" means Minera Bema Gold (Chile) Limitada, a limited liability
       ----------
company organized under the laws of Chile.

      "Bema Gold" is defined in the preamble.
       ---------                    --------

      "Bema Gold/AGI Subordinated Note" means that certain promissory note in
       -------------------------------
the aggregate principal amount of

U.S.$10,000,000, payable by Bema Gold to the order of AGI and in the form attached to the Shareholders Agreement as Exhibit O.

      "Bema Gold Support Agreement" means that certain Support Agreement between
       ---------------------------
Bema Gold and the Administrative Agent, substantially in the form of Exhibit C-3
                                                                     -----------
attached hereto.

      "Bema U.S." is defined in the tenth recital.
       ---------                    -------------

      "Bema U.S. Pledge Agreement" means that certain Pledge Agreement between
       --------------------------
Bema U.S. and the Administrative Agent, substantially in the form of Exhibit C-4
                                                                     -----------
attached hereto.

      "Borrower" is defined in the preamble.
       --------                    --------

      "Borrower Project Costs" mean Project Costs other than those payable
       ----------------------
pursuant to the Construction Contracts.

      "Borrower Security Agreement (U.S. Assets)" means that certain Security
       -----------------------------------------
Agreement between the Borrower and the Administrative Agent, substantially in the form of Exhibit E-1 attached hereto.
            -----------

      "Borrower's Report (Post-Project Completion)" means a report to the
       -------------------------------------------
Agents, the Banks and the Guarantors duly executed by an Authorized Representative of the Borrower, substantially in the form of Exhibit N-4
                                                             -----------
attached hereto relating to the operation and management of the Mine.

      "Borrower's Report (Pre-Project Completion)" means a report to the Agents,
       ------------------------------------------
the Banks, the Guarantors and the Independent Consultant duly executed by an Authorized Representative of the Borrower, substantially in the form of Exhibit
                                                                        -------
N-3 attached hereto relating to the status of the construction and development
---
of the Mine.

      "Borrowing Date" means the Business Day on which the Loans shall have been
       --------------
made pursuant to Section 2.2.
                 -----------

      "Borrowing Request" means a loan request and certificate duly executed by
       -----------------
an Authorized Representative of the Borrower and the other Obligors, substantially in the form of Exhibit B-1 attached hereto.
                             -----------

      "Buffer Zone" means the areas designated as such on the Refugio Project
       -----------
Map (Mining Rights).

      "Business Day" means:
       ------------

           (a) any day which is not Saturday, Sunday, a legal holiday or any other day on which banks are authorized or required to be closed in London, England or New York, New York;

           (b) relative to the making, continuing, conversion, prepaying or repaying of any Dollar Loans or the calculation of the LIBO Rate, any day on which dealings in Dollars are carried on in the London interbank market; and

           (c) relative to the making, continuing, conversion, prepaying or repaying of any Gold Loans, the calculation of the Gold Base Rate, the determination of the London Price or the determination of the Gold or Dollar equivalent of any amount based on the London Price, any day on which dealings in Gold are carried on between members of the LBMA in London.

      "Calculation Date" means each of the Project Completion Date, the Release
       ----------------
Date and each Payment Date occurring after the Project Completion Date (and, in the case of any calculation of any financial ratio with respect to the Project Completion Date or the Release Date to be made prior to the Project Completion Date or the Release Date, the Project Completion Date or the Release Date, as the case may be, for such purposes shall be deemed to be the date on which such dates are then scheduled to occur as set forth in the Development Plan).

      "Canadian GAAP" is defined in Section 1.4.
       -------------                -----------

      "Capital Contribution" means a cash contribution made (directly or
       --------------------
indirectly) by one Person to the ordinary share capital or equity of another Person.

      "Capital Expenditures" means, for any period and with respect to any
       --------------------
Person, the sum of:

           (a) the aggregate amount of all expenditures of such Person for fixed or capital assets (including expenditure incurred in connection with deferred development costs) made during such period which, in accordance with GAAP, would be classified as capital expenditures; and

           (b) the aggregate amount of all Capitalized Lease Liabilities incurred during such period.

      "Capitalized Lease Liabilities" means all monetary obligations of any
       -----------------------------
Person under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

      "Cash Equivalent Investment (Chile)" means, at any time:
       ----------------------------------

           (a) obligations issued or guaranteed by the Central Bank or by the Treasury General of Chile maturing within 90 days from the purchase thereof (or capable of redemption within the same 90 day period through repurchase agreements entered into with any financial institutions referred to in clause (b)); and
                     ----------

           (b) demand deposits, time deposits, certificates of deposit or other obligations (including banker's acceptances and fondos mutuales) maturing or capable of redemption by the holder not more than 90 days after the date of acquisition or investment which are issued, accepted or guaranteed by a banking institution in Chile and which are classified in the risk category "A" or "B" in the "Acuerdo de Clasificacion de Instrumentos Financieros de Oferta Publica Adoptado Por la Comision Clasificadora de Riesgo" appearing from time to time in the "Diario Oficial de la Republica de Chile".

      "Cash Equivalent Investment (U.S.)" means, at any time:
       ---------------------------------

           (a) any security, maturing not more than one year after the purchase thereof, issued by the United States Treasury, the United States Federal National Mortgage Association or the United States Federal Home Loan Mortgage Corporation that is maintained in book-entry form on the records of a Federal Reserve Bank in the United States;

           (b) commercial paper, maturing not more than nine months from the date of issue, which is (i) rated at least A-l by Standard & Poor's Rating Group, a division of McGraw Hill, Inc., and P-l by Moody's Investors Service, Inc., (ii) issued by a corporation or company (other than any Obligor or Affiliate thereof) and (iii) in certificated form (including master notes held by The Depository Trust Company, a New York limited purpose trust company, or one or more of its nominees or custodian banks); or

           (c) any negotiable certificate of deposit or banker's acceptance (in either case, in certificated form and denominated in U.S. Dollars), maturing not more than one year after the purchase thereof, which is issued by a commercial banking institution organized under the laws of an OECD member country that has a combined capital and surplus and undivided profits of not less than U.S.$1,000,000,000 (or the equivalent thereof in any other currency);

      which in any case is purchased with funds standing to the credit of any Project Account (U.S.).

      "Cash Equivalent Investments" means, as the context may require, Cash
       ---------------------------
Equivalent Investments (Chile) and/or Cash Equivalent Investments (U.S.).

      "Cash Flow Prepayment Date" is defined in clause (d) of Section 3.1.
       --------------------------               ----------    -----------

      "Cash Flow Prepayment Percentage" means, with respect to any prepayment of
       -------------------------------
Loans required to be made pursuant to clause (d) of Section 3.1, thirty three
                                      ----------    -----------
and one third percent (33 1/3%), provided, however, that following prepayment of
                                 --------  -------
Historical Net Cash Flow pursuant to such clause (d) in an amount of
                                          ----------
U.S.$3,333,333, the term "Cash Flow Prepayment Percentage" shall mean fifty
                          -------------------------------
percent (50%).

      "Cash Flow Ratio" means, for any period, an amount equal to the ratio,
       ---------------
expressed as a percentage, of:

           (a) Future Net Cash Flow for such period;

      to

           (b) Funded Debt Service for such period.

      "Cash Flow Schedule" means the schedule setting forth Future Net Cash Flow
       ------------------
of, and containing other financial and operational data relating to, the Refugio Project for the period commencing on the date of commencement of Production and ending on the last day of the Project Period, initially, in the form set forth in Table 9.1 of the Development Plan and, thereafter, as the same may be amended from time to time in accordance with clause (b) of Section 1.8.
                                     ----------    -----------

      "Central Bank" means the Central Bank of Chile.
       ------------

      "Change in Control" means:
       -----------------

           (a) the failure of AGI to own (and to have sole power to vote and dispose of), directly and free and clear of all Liens (other than the Lien in favor of the Bank Parties granted pursuant to the AGI Support Agreement), 100% of the issued and outstanding share capital (however designated) of AGRI;

           (b) the failure of Bema Gold to own (and to have sole power to vote and dispose of), directly or indirectly and free and clear of all Liens (other than the Liens in favor of the Bank Parties granted pursuant to the Bema Gold Support Agreement and the Bema U.S. Pledge Agreement and other Liens permitted to be incurred pursuant to the Bema Gold Support Agreement), 100% of the issued and outstanding share capital (however designated) of Bema Bermuda;

           (c) the failure of AGRI to own (and to have sole power to vote and dispose of), directly and free and clear of all Liens (other than the Lien in favor of the Bank Parties granted pursuant to the AGRI Pledge Agreement), (i) 100% of the Class B CMM Shares and (ii) the greater of (x) 50% of the issued and outstanding share capital (however designated) of the Borrower and (y) such portion of such share capital as is not then owned by Bema Bermuda;

           (d) the failure of Bema Bermuda to own (and to have sole power to vote and dispose of), directly and free and clear of all Liens (other than the Lien in favor of the Bank Parties granted pursuant to the Bema Bermuda Pledge Agreement), either (i) 100% of the Class A CMM Shares not previously transferred to AGRI or (ii) such portion of the issued and outstanding share capital (however designated) of the Borrower as is not then owned by AGRI; or

           (e) the initiation of any procedure pursuant to the Shareholders Agreement, the election of any course of action or the occurrence of any other circumstance or event, in each case which would result in the occurrence of any event referred to in clauses (a) through (d) above.
                                             -----------         ---

      "Change Order" means a Change Order agreed pursuant to the provisions of
       ------------
clause (b)(1) of Section 3.2 of the Construction Contract referred to in clause
                                                                         ------
(b) of the definition of that term.
---

      "Chile" means the Republic of Chile.
       -----

      "Chilean GAAP" is defined in Section 1.4.
       ------------                -----------

      "Chilean Security Agreements" means, collectively, the Mortgage Over
       ---------------------------
Mining Concessions, the Mortgage Over Real Estate, the Mortgage Over Water Rights, the Industrial Pledge, the Promise to Grant Pledges Without Conveyance, the Promise to Grant Industrial Pledges, each Conditional Assignment of Contract Rights, the Conditional Assignment of Contract Rights (Foreign Investment Contract), the Promise to Grant Mortgages Over Real Estate, the Promise to Grant Mortgages Over Mining Concessions and all Instruments governed by the laws of Chile which are entered into by the Borrower pursuant to Section 8.1.18.
                                                         --------------

      "CIBC" is defined in the preamble.
       ----                    --------

      "Class A CMM Shares" means that class of the issued and outstanding share
       ------------------
capital of the Borrower designated as "Series A".

      "Class B CMM Shares" means that class of the issued and outstanding share
       ------------------
capital of the Borrower designated as "Series B".

      "Collateral Agreements" means, collectively, the Support Agreements, the
       ---------------------
Pledge Agreements, the Security Agreements and all Instruments entered into pursuant to Section 8.1.18.
            --------------

      "Commitment" means, relative to any Bank, such Bank's obligation to make
       ----------
its Loan denominated in Dollars and continue and/or convert such Loan in either Dollars or Gold, pursuant to the terms and subject to the conditions of this Agreement.

      "Commitment Amount" means (a) in relation to any Bank party hereto on the
       -----------------
Effective Date, the amount set forth opposite its name on the signature pages hereto and (b) in relation to an Assignee Bank which becomes a Bank subsequent to the Effective Date but prior to the Borrowing Date, the amount assumed from the Assignor Bank pursuant to the Bank Assignment Agreement by which such Assignee Bank became a party to this Agreement, in each case as such amount may be adjusted pursuant to any Bank Assignment Agreement to which such Bank or Assignee Bank, as the case may be, is a party.

      "Commitment Termination Date" means February 28, 1995 or, if earlier, the
       ---------------------------
date on which any of the following events shall occur:

           (a) the occurrence of any Default occurring pursuant to any event described in Section 9.1.6; or
                   -------------

           (b) immediately when any other Event of Default shall have occurred and be continuing and the Administrative Agent, acting at the direction of the Required Banks, shall have given notice to the Borrower that the Commitments have been terminated.

      "Committed Hedging Agreements" is defined in Section 8.1.10.
       ----------------------------                --------------

      "Compliance Certificate" means a certificate duly executed by an
       ----------------------
Authorized Representative of the Borrower, substantially in the form of Exhibit
                                                                        -------
J attached hereto.
-

      "Conditional Assignment of Contract Rights" means any certain Conditional
       -----------------------------------------
Assignment of Contract Rights (Cesion condicional de contratos importantes y/o de derechos emanados de contratos importantes), among the Borrower and the Bank Parties, executed in Spanish in substantially the same form as the English translation thereof attached hereto as Exhibit E-8 and relating individually to
                                       -----------
each Project Document to which the Borrower is a party or beneficiary.

      "Conditional Assignment of Contract Rights (Foreign Investment Contract)"
       -----------------------------------------------------------------------
means that certain Conditional Assignment of Contract Rights (Foreign Investment Contract) (Cesion condicional de derechos bajo el Contrato de Inversion Extranjera), among the Intermediate Owners, the Borrower and the Bank Parties, executed in Spanish in substantially the same form as the English translation thereof attached hereto as Exhibit D-5.
                                                      -----------

      "Construction Account" is defined in clause (a) of Section 4.1.
       --------------------                ----------    -----------

      "Construction Contractor (Chile)" means Fluor Daniel Chile Ingenieria y
       -------------------------------
Construccion S.A., a company organized and existing under the laws of Chile, or such other construction company of international repute as shall be satisfactory to all of the Banks in their reasonable discretion.

      "Construction Contractor (Offshore)" means Fluor Daniel Wright Ltd., a
       ----------------------------------
company organized and existing under the laws of the Province of British Columbia, or such other construction company of international repute as shall be satisfactory to all of the Banks in their reasonable discretion.

      "Construction Contractors" means, collectively, the Construction
       ------------------------
Contractor (Chile) and the Construction Contractor (Offshore).

      "Construction Contracts" means, collectively, (a) the Agreement for Phase
       ----------------------
1 Basic Engineering Services for the Refugio Project, made effective as of June 3, 1994, between the Borrower and the Construction Contractor (Chile), (b) the Agreement for Phase 2 Engineering, Procurement and Construction of the Refugio Project between the Borrower and the Construction Contractor (Chile) in the form attached to the Development Plan as Appendix J and (c) the Agreement for the Offshore Supply of Equipment for the Refugio Project between the Borrower and the Construction Contractor (Offshore) in the form attached to the Development Plan as Appendix J./2/

      "Construction Contracts Guaranty" means the guaranty of Fluor Corporation,
       -------------------------------
a Delaware corporation in favor of the Borrower, as it relates to the Construction Contractors' obligations under the Construction Contracts in the form attached to the Construction Contract referred to in clause (b) of the
                                                          ----------
definition thereof as Exhibit F.

      "Construction Sub-Account (Chile)" is defined in clause (b) of Section
       --------------------------------                ----------    -------
4.1.

      "Contingent Liability" means any agreement, undertaking or arrangement by
       --------------------
which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum principal amount, if larger) of the debt, obligation or other liability guaranteed thereby.

      "Continuation/Conversion Notice" means a notice of continuation or
       ------------------------------
conversion and certificate duly executed by an Authorized Representative of each Obligor (or, in the case of a notice requesting continuation only, the Borrower), substantially in the form of Exhibit B-2 attached hereto.
                                        -----------

      "Contract Price" has the meaning provided in Section 3.1 of the
       --------------
Construction Contract referred to in clause (b) of the definition of that term.
                                     ----------

      "Contractual Obligation" means, relative to any Person, any provision of
       ----------------------
any security issued by such Person or of any Instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

      "Current Ratio" means, at any date, the ratio, expressed as a percentage,
       -------------
of:

           (a) current assets of the Borrower at such date (excluding, however, the sum of (i) any balances standing to the credit of the Proceeds Sub-Account (Debt Service Reserve), the Proceeds Sub-Account (Debt Service Reserve - Prepayment Proceeds) and the Proceeds Sub-Account (Debt Service Reserve-Stamp Duty)) at such date, plus (ii) the lesser of (x) any balances standing to the credit of the Proceeds Account at such date, and
      (y) the Required CapEx Balance as in effect at the later to occur of the Release Date or the Payment Date immediately preceding such date);

to
--

           (b) current liabilities of the Borrower at such date (excluding, however (i) any current portion of any Indebtedness with a scheduled final maturity which is later than one year after such date and (ii) in the case of any calculation of the Current Ratio on any date which is less than one year prior to the Final Maturity Date, any principal of, and interest on, the Loans).

      "Custodian Bank" means Banco BICE or such other bank located in Chile as
       --------------
shall be consented to from time to time by the Required Banks.

      "Cyprus Amax" means Cyprus Amax Minerals Company, a Delaware corporation.
       -----------

      "Default" means any Event of Default or any condition or event which,
       -------
after notice, lapse of time, the making of any required determination or any combination of the foregoing, would constitute an Event of Default.

      "Deutsche Bank" is defined in the preamble.
       -------------                    --------

      "Development Plan" means that certain Refugio Gold Project Development
       ----------------
Plan containing a plan for the consummation of the Refugio Project and the operation of the Mine and incorporating the Approved Budget and the Cash Flow Schedule, dated October, 1994, together with all appendices thereto (including the Construction Contracts, the Mining Contract and the Feasibility Studies) in the form supplied to the Bank Parties' Chilean counsel in connection with the execution and delivery of this Agreement by each party thereto, as the same may be amended from time to time pursuant to clause (b) of Section 1.8.
                                         ----------    -----------

      "Disclosure Schedule" means the Disclosure Schedule attached hereto as
       -------------------
Schedule I.
----------

      "Discount Rate" means, in connection with the determination of Present
       -------------
Value of Future Net Cash Flow, (a) at any time when any Dollar Loans shall be outstanding at the date of preparation of the relevant Compliance Certificate, eight percent (8%) per annum, and (b) at all other times, four percent (4%) per annum.

      "DOCLOC Facility" means the revolving loan facility made available by
       ---------------
Cyprus Amax to AGI pursuant to the DOCLOC Facility Agreement or any successor to the DOCLOC Facility Agreement implemented pursuant to the undertakings of Cyprus Amax contained in the DOCLOC Support Agreement.

      "DOCLOC Facility Agreement" means the Revolving Credit Agreement, dated as
       -------------------------
of April 15, 1994, between AGI and Cyprus Amax in the form attached as Appendix A to the Notice of Special Meeting of Shareholders of AGI, dated June 30, 1994.

      "DOCLOC Support Agreement" means the letter agreement among AGI, Cyprus
       ------------------------
Amax and the Bank Parties, substantially in the form of Exhibit C-2 attached
                                                        -----------
hereto.

      "Dollar" and the sign "U.S.$" mean lawful money of the United States of
       ------                -----
America.

      "Dollar Lending Office" means, (a) with respect to each Bank, the office
       ---------------------
of such Bank designated as such below its signature hereto or such other office of such Bank as may be designated from time to time by notice from such Bank to the Administrative Agent and the Borrower, and (b) with respect to the Administrative Agent, the office of the Administrative Agent designated as such from time to time by notice to the Borrower and each Bank.

      "Dollar Loan" means, relative to each Bank, the portion of such Bank's
       -----------
Loan which is from time to time denominated in Dollars.

      "Effective Date" is defined in Section 11.8.
       --------------                ------------

      "encaje" means the reserve requirement on foreign loans provided for in
       ------
Chapter XIV of the Compendium of Foreign Exchange Regulations of the Central
Bank.

      "Enforcement Event" shall mean either (a) the occurrence of any Event of
       -----------------
Default described in Section 9.1.6 with respect to the Borrower or (b) the
                     -------------
acceleration of all or any portion of the outstanding Principal Amount of the Loans and/or other Obligations pursuant to Section 9.3 as a result of the
                                           -----------
occurrence of any other Event of Default.

      "Environmental Impact Assessment" means the Evaluacion de Impacto
       -------------------------------
Ambiental, dated October, 1994, prepared by SRK S.A. in the form attached to the Development Plan as Appendix H.

      "Environmental Law" means, with respect to any Person, any Applicable Law
       -----------------
relating to or imposing liability or standards of conduct concerning public health and safety and the protection of the environment that is applicable to such Person.

      "Environmental Review" means the review of the environmental aspects of
       --------------------
the Refugio Project and the Mine contained in, and forming a part of, the Technical Review.

      "Environmental Review Standards" is defined in clause (a) of Section 7.18.
       ------------------------------                ----------    ------------

      "Event of Default" is defined in Section 9.1.
       ----------------                -----------

      "Feasibility Studies" means, collectively, (a) that certain Verde Gold
       -------------------
Deposit, Refugio Property, Revised Feasibility Study, dated December, 1992, and
(b) that certain Verde Gold Project, Capital and Operating Cost Estimate Update, dated February, 1994, in each case as prepared by MRDI.

      "Final Maturity Date" means the earlier to occur of (a) the tenth Payment
       -------------------
Date or (b) any other date on which the final repayment of the Loans is scheduled to be made as a consequence of any voluntary or mandatory repayment or prepayment made pursuant to Section 3.1, 5.1 or 5.5.
                            -----------  ---    ---

      "Fiscal Quarter" means any quarter of a Fiscal Year.
       --------------

      "Fiscal Year" means, with respect to any Obligor, any period of twelve
       -----------
consecutive calendar months ending on December 31, and references to a Fiscal Year with a number corresponding to any calendar year (e.g., the "1994 Fiscal Year") refer to the Fiscal Year ending on the December 31 occurring during such calendar year.

      "Foreign Investment Contract" means the Foreign Investment Contract
       ---------------------------
executed pursuant to Decree Law 600 (including Article 11 bis thereof) among the Intermediate Owners, the Borrower and the Government of the Republic of Chile as in effect on the date hereof.

      "F.R.S. Board" means the Board of Governors of the Federal Reserve System.
       ------------

      "Funded Debt Service" means, for any period, the amount in Dollars (which,
       -------------------
in the case of any Funded Indebtedness which is not denominated in Dollars shall be the Dollar equivalent thereof calculated pursuant to the definition of "Funded Indebtedness" (together with interest and other amounts accruing in
--------------------
respect of the Principal Amount of any Funded Indebtedness)), which will be necessary in order to pay in full all principal of and interest (after taking into account all Interest Rate Protection Agreements in effect during such period which shall have been shown, to the satisfaction of the Administrative Agent, to provide hedging in respect of all relevant interest payments) and other amounts accruing in respect of Funded Indebtedness which (in the case of all such principal, interest or other amounts) is scheduled to become due and payable during such period (or, in the case of any determination of Funded Debt Service for the purposes of calculating Historical Net Cash Flow for any period, such amount which was actually paid during such period).

      "Funded Indebtedness" means at any date:
       -------------------

           (a) the Principal Amount of all outstanding Dollar Loans at such date; and

           (b) the Dollar equivalent of the Principal Amount of all outstanding Gold Loans at such date calculated at the Loan Base Price with respect to each such Gold Loan.

      "Future Net Cash Flow" means, for any period the remainder of:
       --------------------

           (a) the Dollar equivalent (calculated at the date of determination of Future Net Cash Flow (i) in the case of any such ounces of Gold which are covered by a Hedging Agreement in effect on the relevant date of calculation, at the price for delivery of Gold specified in such Hedging Agreement (or, if no price other than a floor price for delivery of Gold is specified in such Hedging Agreement, the minimum price for delivery of Gold referred to therein), (ii) in the case of any such ounces of Gold scheduled to be produced during a period when Hedged Project Costs are then scheduled to be incurred (other than ounces of Gold which are covered by a Hedging Agreement of the nature referred to in clause (a)(i)), at
                                                          -------------
      U.S.$360 per ounce of Gold, and (iii) in the case of all other ounces of Gold, at U.S.$325 per ounce of Gold) of the remainder of (x) the total estimated ounces of Gold from Production during such period as calculated from the Cash Flow Schedule, less (y) the aggregate payments of ounces of Gold payable during such period by way of production royalties calculated and payable as a percentage of Gold produced and sold in connection with the Refugio Project, less
 ----

           (b) Project Costs for such period (excluding, however, Funded Debt Service for such period).

      "GAAP" means, as the context may require, either of Canadian GAAP, Chilean
       ----
GAAP or U.S. GAAP.

      "Gold" means gold bullion measured in fine ounces troy weight.
       ----

      "Gold Base Rate" means, with respect to any Gold Loan outstanding for any
       --------------
Interest Period, the relevant Reuters' Rate for such Interest Period.

      "Gold Lending Office" means, (a) with respect to each Bank, an office
       -------------------
maintained by or on behalf of such Bank designated as such below its signature hereto or such other office maintained by or on behalf of such Bank in London, England as may be designated from time to time by notice from such Bank to the Administrative Agent and the Borrower, and (b) with respect to the Administrative Agent, the office of the Administrative Agent designated as such from time to time by notice to the Borrower.

      "Gold Loan" means, relative to each Bank, the portion of such Bank's Loan
       ---------
which is from time to time denominated in Gold.

      "Gold Obligation" is defined in clause (a) of Section 5.12.
       ---------------                ----------    ------------

      "Governmental Agency" means any supranational, national, federal, state,
       -------------------
regional or local government or governmental department or other entity charged with the administration, interpretation or enforcement of any Applicable Law.

      "Group" is defined in Section 10.6.
       -----                ------------

      "Guarantors" is defined in the preamble.
       ----------                    --------

      "Guaranty" means any agreement, undertaking or arrangement by which any
       --------
Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss, to furnish funds for the maintenance of net worth, working capital or earnings of any Person or to purchase any products, properties or services of any Person primarily to enable such Person to pay any obligation or to assure any creditor against any loss) the debt, obligation, or other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of such Person's obligation under any Guaranty shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum outstanding principal amount, if larger) of the debt, obligation, or other liability guaranteed thereby or, if such principal amount is not stated therein, or determinable pursuant to the provisions thereof, the maximum liability reasonably anticipated in respect thereof as determined in good faith by the Person obligated thereunder to the reasonable satisfaction of the Administrative Agent.

      "Hazardous Material" means:
       ------------------

           (a) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, substance or waste within the meaning of any Environmental Law; or

           (b)  any petroleum product.

      "Hedged Project Costs" is defined in Section 8.1.10.
       --------------------                --------------

      "Hedging Agreements" is defined in Section 8.1.10.
       ------------------                --------------

      "Hedging Counterparties" is defined in Section 8.1.10.
       ----------------------                --------------

      "Hedging Obligations" means, with respect to any Person, all liabilities
       -------------------
of such Person under commodity swap agreements, interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements, options or arrangements designed to protect such Person against fluctuations in interest rates, currency exchange rates or precious metals prices (including any Hedging Agreements and Interest Rate Protection Agreements).

      "Historical Net Cash Flow" means, for any period, the excess, if any, of:
       ------------------------

           (a) the excess, if any, of (i) the actual gross revenues realized by the Borrower (including the net Dollar proceeds of the sale of ounces of Gold from Production actually received by the Borrower) during such period, less (ii) the Dollar equivalent (calculated at the date of payment
              ----
      of any relevant production royalty) of the aggregate payments of ounces of Gold actually paid during such period by way of production royalties calculated and payable as a percentage of Gold produced and sold in connection with the Refugio Project, less
      ----

           (b) the Project Costs actually paid in such period (and, in determining Project Costs for such period any Project Operating Costs of the nature referred to in clause (d) of the definition of such term which
                                ----------
      are actually paid in Gold shall be the Dollar equivalent thereof calculated at the date of payment thereof).

      "Impermissible Qualification" means, relative to the opinion or report of
       ---------------------------
any independent certified public accountant or any independent chartered accountant as to any financial statement of any Obligor, any qualification or exception to such opinion or report:

           (a) which is of a "going concern" or similar nature;

           (b) which relates to any limited scope of examination of matters relevant to such financial statement which has resulted from any action of the relevant Obligor the result of which is, directly or indirectly, to prevent such accountant from making such examination as such accountant deems appropriate; or

           (c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause the Borrower or either Guarantor to be in default of any of its obligations under Section 8.2.4 or Section 8.2 of the relevant Support
                        -------------    -----------
      Agreement, as the case may be.

      "Indebtedness" of any Person means, without duplication:
       ------------

           (a) all obligations of such Person for borrowed money or precious metals (including (i) in the case of such obligations, all notes payable and drafts accepted representing extensions of credit, (ii) in the case of any such Person which is an Obligor, such Obligor's Obligations, and (iii) in the case of such precious metals, Gold) and all obligations evidenced by bonds, debentures, notes, or other similar Instruments on which interest charges are customarily paid;

           (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances and similar instruments, in each such case issued for the account of such Person;

           (c) all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as Capitalized Lease Liabilities;

           (d) all other items which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of such Person as of the date at which Indebtedness is to be determined;

           (e) net payment liabilities of such Person under all Hedging Obligations;

           (f) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services, and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; and

           (g) all Contingent Liabilities of such Person in respect of any of the foregoing.

      "Indemnified Liabilities" is defined in Section 11.4.
       -----------------------                ------------

      "Indemnified Parties" is defined in Section 11.4.
       -------------------                ------------

      "Indemnity Letters" is defined in clause (e) of Section 11.4.
       -----------------                ----------    ------------

      "Independent Consultant" means Pincock, Allen & Holt or such other
       ----------------------
independent mining consultant as is retained by the Technical Agent (in consultation with the Required Banks but, so long as no Default shall have occurred and be continuing, with the prior written consent of the Borrower, such consent not to be unreasonably withheld or delayed) acting on behalf of, and in consultation with, the Banks.

      "Independent Consultant's Certificate" means a certificate duly executed
       ------------------------------------
by an Authorized Representative of the Independent Consultant, substantially in the form of Exhibit I-1 attached hereto.
            -----------

      "Industrial Pledge" means that certain Industrial Pledge (Prenda
       -----------------
Industrial), among the Borrower and the Bank Parties, executed in Spanish in substantially the same form as the English translation thereof attached hereto as Exhibit E-5.
   -----------

      "Initial Loan Amount" is defined in Section 2.1.
       -------------------                -----------

      "Initial Note" means any promissory note issued by the Borrower in favor
       ------------
of any Bank, executed in Spanish in substantially the same form as the English translation thereof attached hereto as Exhibit A-1.
                                       -----------

      "Instrument" means any contract, agreement, indenture, mortgage, document
       ----------
or writing (whether by formal agreement, letter or otherwise) under which any obligation is evidenced, assumed, or undertaken, or any Lien (or right or interest therein) is granted or perfected or purported to be granted or perfected.

      "Insurance Consultant" means Barton Consulting Limited or such other
       --------------------
insurance consultant of international repute as shall be satisfactory to the Technical Agent (in consultation with the Required Banks) in its reasonable discretion.

      "Insurance Consultant's Certificate" means a certificate duly executed by
       ----------------------------------
the Insurance Consultant, substantially in the form of Exhibit I-2 attached
                                                       -----------
hereto.

      "Insurance Summary" means the summary of the insurance requirements of,
       -----------------
and policies in effect for, the Refugio Project delivered pursuant to clause (b)
                                                                      ----------
of Section 6.9.
   -----------

      "Interest Period" means, relative to any Loan of either type:
       ---------------

           (a) initially, the period from the date such Loan is made (or, as the case may be, converted from a different type of Loan) to the day which numerically corresponds to such date one, two, three or six months thereafter (or such other date as agreed between all the Banks and the Borrower and, subject, without prejudice to the provisions of Section 5.1,
                                                                    -----------
      in the case of each such period with respect to any Gold Loan, to the availability of funds for such period to each Bank) as the Borrower may irrevocably select in the Borrowing Request delivered pursuant to Section
                                                                        -------
      2.2 or, in the case of any such Loan which is to be converted from a
      ---
      different type of Loan, the relevant Continuation/Conversion Notice in respect of such conversion delivered pursuant to Section 2.3;
                                                       -----------

           (b) thereafter, each period from the last day of the immediately preceding Interest Period applicable to such Loan to the day which numerically corresponds to such date one, two, three or six months thereafter (or such other date as agreed between all the Banks and the Borrower and, subject as provided in clause (a)) as the Borrower may
                                           ----------
      irrevocably select in the relevant Continuation/Conversion Notice delivered pursuant to Section 2.3;
                            -----------

provided, however, that:
--------  -------

           (c) absent the timely selection of an Interest Period for a then outstanding Loan, the Borrower shall be deemed to have selected an Interest Period of one month's or such other duration as shall be required in order to comply with the other provisions of this Agreement;

           (d) if such Interest Period for any Loan would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day, unless, in the case of any Dollar Loans, such Business Day occurs in the next following calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

           (e) the Borrower shall not be permitted to select, and there shall not be applicable, any Interest Period for any Loan that would end later than the scheduled Final Maturity Date;

      (f) no more than one Interest Period shall be in effect at any one time with respect to any type of Loans;

           (g) the Administrative Agent shall be able to select Interest Periods satisfactory to it pursuant to the terms and conditions of Section 3.2.2
                                                                 -------------
      or after any Enforcement Event; and

           (h) the availability of any Interest Period shall be subject to approval thereof from the Central Bank.

      "Interest Rate Protection Agreement" is defined in Section 8.1.11.
       ----------------------------------                --------------

      "Interest Rate Protection Counterparty" is defined in Section 8.1.11.
       -------------------------------------                --------------

      "Intermediate Owners" is defined in the preamble.
       -------------------                    --------

      "Investment" means, relative to any Person:
       ----------

           (a) any loan or advance made by such Person to any other Person (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business);

           (b) any Guaranty made or issued by such Person; and

           (c) any ownership or similar interest held by such Person in any other Person.

The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property.

      "IVA" means value added tax (impuesto al valor agregado) as charged in
       ---
Chile on the sale of goods and the provision of services.

      "IVA Advance" means the non-interest bearing advance in an amount not in
       -----------
excess of U.S.$1,200,000 made by Bema Bermuda and Bema Chile to the Borrower arising from the payment of IVA by Bema Bermuda and Bema Chile for the benefit of the Borrower prior to the Effective Date.

      "LBMA" means The London Bullion Market Association.
       ----

      "Liabilities Certificate" means a certificate, duly executed by the chief
       -----------------------
financial or accounting Authorized Representative of the Borrower, substantially in the form of

Exhibit K attached hereto and satisfying each of the conditions set forth in
---------
clause (n) of Section 8.1.1.
----------    -------------

      "LIBO Rate" means, relative to any Interest Period for any Dollar Loans
       ---------
(or, for the purposes of clause (a) of the definition of "Reuters' Rate", for
                         ----------
the Dollar equivalent (calculated as set forth therein) of any Gold Loans), the rate of interest equal to the average (rounded upwards to the nearest four decimal places) of the quotes for "LIBOR", as such quotes appear on the Reuters' Screen LIBO Page (or such other page or service in replacement thereof as may be utilized by banks generally from time to time for the purpose of displaying quotes for London Interbank Offered Rates) as at 11:00 a.m. (London time) for the number of months (or different period) comprising such Interest Period, calculated at the date which is two Business Days prior to the first day of such Interest Period; provided, however, that in the event that less than two such
                 --------  -------
quotes appear on such screen, page or service at such time, the Administrative Agent will request the principal London office of each Bank to provide the Administrative Agent with its quotation for offers of Dollar deposits to leading banks in the London interbank market for such period and in an amount comparable to the principal amount of such Bank's Dollar Loan (or, in the case of any determination of the LIBO Rate made for purposes of the definition of "Reuters' Rate", the Dollar equivalent (calculated as set forth therein) of such Bank's Gold Loan), and the "LIBO Rate" shall equal the average of such quoted rates.
                     ---------

      "Lien" means any security interest, mortgage, pledge, hypothecation,
       ----
assignment, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.

      "Loan" means, with respect to any Bank at any time, such Bank's Loan
       ----
outstanding at such time (whether denominated in Dollars or Gold).

      "Loan Base Price" means, (a) in the case of the Gold Loans converted from
       ---------------
Dollar Loans on the Borrowing Date pursuant to the penultimate sentence of the final paragraph of Section 2.2, the London Price as in effect on the date which
                   -----------
is two Business Days prior to the Borrowing Date, (b) in the case of any Gold Loans converted from Dollar Loans pursuant to any Continuation/Conversion Notice or otherwise, the greater of (i) the Loan Base Price with respect to such Dollar Loans, and (ii) the London Price as in effect two Business Days prior to the relevant date of conversion, and (c) in the case of any Dollar Loans converted from Gold Loans pursuant to any Continuation/Conversion Notice or otherwise, the lesser of (i) the Loan Base Price with respect to such Gold Loans, and (ii) the London Price as in effect two Business Days prior to the relevant date of conversion.

      "Loan Document" means any of this Agreement, the Notes, the Notes
       -------------
Operating Procedures Agreement, the Collateral Agreements, the Project Account Agreements, the Subordination Agreements, the Agreement Regarding Trust Indenture and each other Instrument executed by any Obligor or any Affiliate of any thereof evidencing any obligation (monetary or otherwise) in connection with and pursuant to this Agreement and the transactions contemplated hereby and delivered to, and representing obligations incurred to, either Agent or any Bank (including, at any time, any Hedging Agreement or any Interest Rate Protection Agreement entered into directly by the Borrower in accordance with Section
                                                                   -------
8.1.10 or 8.1.11, respectively, and which, in each case, is provided by any Bank
------    ------
which remains a Bank at such time).

      "Loan Life Ratio" means, at any date, the ratio, expressed as a
       ---------------
percentage, of:

           (a) the Present Value of Future Net Cash Flow for   the period
      commencing on such date and ending on the then scheduled Final Maturity
      Date

      to

           (b) Funded Indebtedness at such date.

      "London Gold Fixing" means a gold price fixing meeting among the five
       ------------------
members from time to time of the London gold market.

      "London Price" means, on any day, the fixing price per fine ounce troy (in
       ------------
Dollars) for gold as announced at the afternoon London Gold Fixing for such day; provided, however, that if the afternoon London Gold Fixing shall not have
--------  -------
occurred for such day, the "London Price" for such day shall be the fixing price
                            ------------
per fine ounce troy (in Dollars) for gold as announced at the morning London Gold Fixing for such day or if the morning London Gold Fixing shall not have occurred for such day, the "London Price" for such day shall be the publicly
                            ------------
quoted price per fine ounce troy (in Dollars) for Gold on such other accessible international gold market (allowing for physical delivery of such Gold) as may be reasonably selected by the Administrative Agent; and, provided, further,
                                                         --------  -------
however, that in the event the Administrative Agent shall have been unable to
-------
select any other such international gold market, then the "London Price" for
                                                           ------------
such day shall mean such price as the Agents shall reasonably determine. In the event that such day is not a Business Day, then the "London Price" shall be the
                                                     ------------
London Price on the most recently preceding Business Day.

      "Materially Adverse Effect" means, with respect to any Obligor, an effect,
       -------------------------
resulting from any occurrence of whatever nature (including any adverse determination in any labor controversy, litigation, arbitration or governmental investigation or proceeding), which is materially adverse, or is or would be reasonably likely to be materially adverse, to the ability of such Obligor to make any payment or perform any other material obligation required under any Operative Document or, in the case of the Borrower, to develop and operate the Mine substantially in accordance with the Development Plan.

      "Maturity" means, relative to the Loans, any date on which the Loans are
       --------
stated to be due and payable, in whole or in part, whether by required repayment, prepayment, declaration, or otherwise.

      "Mechanical Completion" means the achievement of each of "Mechanical
       ---------------------
Completion and Performance Tests A & B" under (and as defined in) Exhibit C to the Construction Contract referred to in clause (b) of the definition of that
                                         ----------
term and certain production, economic and/or legal criteria referred to in the Mechanical Completion Certificate.

      "Mechanical Completion Certificate" means a certificate duly executed in
       ---------------------------------
one or more counterparts by an Authorized Representative of each of the Borrower and the Independent Consultant, substantially in the form of Exhibit I-3
                                                             -----------
attached hereto.

      "Mechanical Completion Date" means the first Business Day immediately
       --------------------------
following the day on which the Technical Agent shall have received counterparts of the Mechanical Completion Certificate executed by each Person referred to in the definition thereof.

      "Milestone Failure" means the failure (in the opinion of the Required
       -----------------
Banks acting in consultation with the Independent Consultant) to achieve any of the stages during construction of the Mine set forth below in accordance with the provisions and standards set forth in the Construction Contracts on or prior to the date set forth opposite such stage:

Stage                                                            Date
--------------------------------------------------------  ------------------

Temporary construction camp completion  March 31, 1995
Water supply system procurement                           March 31, 1995
Primary crusher and coarse ore
  stockpile foundations complete                          June 30, 1995
ADR plant mechanically complete                           September 30, 1995
Leach ponds mechanically complete                         December 31, 1995
Crushing plant mechanically complete                      December 31, 1995.

      "Mine" means (a) the Verde gold deposit at the site known as the Refugio
       ----
gold property, located 120 kilometres east of Copiapo in North Central Chile, and (b) those certain associated beneficiation facilities, together with all plant sites, waste dumps, ore dumps, crushing circuits, heap leach pads, abandoned heaps, power supply systems and ancillary and infrastructure facilities located thereat which are used in connection with the operation thereof and in each case as described in further detail in the Development Plan and the Construction Contracts.

      "Mining Contract" means that certain agreement between the Borrower and
       ---------------
the Mining Contractor in the form attached to the Development Plan as Appendix
G.

      "Mining Contractor" means Eltin (Chile) S.A. or such other mining company
       -----------------
of international repute as shall be satisfactory to all of the Banks in their reasonable discretion.

      "Mining Rights" means all interests in the surface of the lands, the
       -------------
minerals in (or that may be extracted from) the lands, the royalty agreements, water rights, mining concessions, fee interests, mineral leases, mining licenses, profits-a-prendre, joint ventures and other leases, rights-of-way, enurements, licenses and other rights and interests used by or necessary to the Borrower to operate the Mine.

      "Monthly Report" means a report to the Agents and the Banks from the
       --------------
Independent Consultant, substantially in the form of Exhibit N-2 attached hereto
                                                     -----------
relating to the status of the construction and development of the Mine, and relating to each consecutive calendar monthly period occurring after the Effective Date and prior to the Project Completion Date.

      "Montreal Trust" means Montreal Trust Company of Canada.
       --------------

      "Mortgage Over Mining Concessions" means that certain Mortgage Over Mining
       --------------------------------
Concessions (Hipoteca de Concesiones Mineras), among the Borrower and the Bank Parties, executed in Spanish in substantially the same form as the English translation thereof attached hereto as Exhibit E-2 and relating to those mining
                                       -----------
concessions referred to in Item 2 ("Mortgaged Mining Concessions") of the
                           ------   ----------------------------
Disclosure Schedule.

      "Mortgage Over Real Estate" means that certain Mortgage Over Real Estate
       -------------------------
(Hipoteca de Inmuebles), among the Borrower and the Bank Parties, executed in Spanish in substantially the same form as the English translation thereof attached hereto as Exhibit E-3 and relating to that real estate referred to in
                   -----------
Item 3 ("Mortgaged Real Estate") of the Disclosure Schedule.
------   ---------------------

      "Mortgage Over Water Rights" means that certain Mortgage Over Water Rights
       --------------------------
(Hipoteca de Derechos de Aguas), among the Borrower and the Bank Parties, executed in Spanish in substantially the same form as the English translation thereof attached hereto as Exhibit E-4 and relating to those water rights
                           -----------
referred to in Item 4 ("Mortgaged Water Rights") of the Disclosure Schedule.
               ------   ----------------------

      "MRDI" means Mineral Resource Development Inc.
       ----

      "1990 Secured Debentures" means those certain secured convertible
       -----------------------
debentures issued pursuant to that certain Indenture, dated as of June 1, 1990, between Bema Gold and Central Guaranty Trust Company of Canada (as predecessor of Montreal Trust), as trustee.

      "1994 Convertible Debentures" means those certain unsecured convertible
       ---------------------------
debentures in an aggregate principal amount of U.S.$33,000,000 issued pursuant to that certain Trust Indenture, dated as of September 30, 1994, between Bema Gold and Montreal Trust, as trustee.

      "Non-Core Zone Property Rights" means:
       -----------------------------

           (a) a right of way from Chile and from the Chilean Army in respect of the access road appearing on the Refugio Project Map (Surface Rights);

           (b) easements from Chile and from the Chilean Army in respect of the water pipeline (including all the installations required for the adequate extraction of water from the water boreholes) and electricity line and maintenance roads in respect thereof appearing as the water pipeline and the right of way requested from Chile on the Refugio Project Map (Surface Rights);

           (c) the acquisition of the right of use of the surface lands currently appearing as "Leased Lands" from the Chilean Army on the Refugio Project Map (Surface Rights);

           (d) easements from the Chilean Army including water pipeline, electricity line, maintenance roads, camp, plant, internal rights of way and other related facilities over the surface lands appearing as "Leased Lands" from the Chilean Army on the Refugio Project Map (Surface Rights);

           (e) the surface lands currently owned by Chile appearing on the Refugio Project Map (Surface Rights) (or, in lieu thereof, easements of the nature referred to in clause (d) in respect of the plot of land
                                ----------
      referred to in this clause);

           (f) mining easements from the holders of each of the relevant mining concessions in the "Access Zone Property (Requested)" appearing on the Refugio Project Map (Mining Rights);

           (g) mining easements over surface lands relating to the construction and development of the Refugio Project from the holders of the mining concessions in the Outside Zone; and

           (h) mining concessions Hielos 1 through 9 and Lagunas 1 through 11 in the Buffer Zone.

      "Non-Core Zone Property Rights Target Acquisition Date" means the date
       -----------------------------------------------------
which is three months after the Effective Date.

      "Non-Core Zone Statutory Easements" means easements to which the Borrower
       ---------------------------------
is entitled to apply for pursuant to Articles 120 through 125 of the Mining Code of Chile and the pertinent provisions of the Water Code of Chile as a result of the mining concessions relating to the Refugio Project owned by the Borrower which easements (together with the Mining Rights owned by the Borrower on the Effective Date) grant the Borrower the right to:

           (a) construct and operate the relevant facilities constituting the Mine as contemplated by the Development Plan; and

           (b) access the Refugio Property (including the Mine) by each of roads and water pipelines (including all the installations required for the adequate extraction of water from the water boreholes).

      "Non-Material Approvals" is defined in clause (a)(ii) of Section 7.16.
       ----------------------                --------------    ------------

      "Notes" means, collectively, the Initial Notes and the Supplemental Notes.
       -----

      "Notes Operating Procedures Agreement" means that certain Notes Operating
       ------------------------------------
Procedures Agreement among the Administrative Agent, the Custodian Bank and the Borrower, executed in Spanish in substantially the same form as the English translation thereof attached hereto as Exhibit A-3.
                                       -----------

      "Obligations" means, with respect to any Obligor, all obligations of such
       -----------
Obligor with respect to the repayment or performance of all obligations (monetary or otherwise) of such Obligor arising under or in connection with this Agreement and each other Loan Document.

      "Obligors" means, collectively, the Borrower, the Intermediate Owners and
       --------
the Guarantors.

      "OECD" means the Organization for Economic Cooperation and Development.
       ----

      "Operative Documents" means, collectively, the Loan Documents, the Project
       -------------------
Documents, the DOCLOC Support Agreement and the DOCLOC Facility Agreement.

      "Organic Document" means with respect to (a) the Borrower, its Amended and
       ----------------
Restated By-Laws (Estatutos) registered on November 18, 1992 and in the form attached to the Shareholders Agreement as Exhibit B, as amended in the manner required pursuant to clause (a)(iii) of Section 6.2; (b) Bema Chile, its duly
                     ---------------    -----------
registered by-laws (Estatutos); (c) AGI, AGI Chile or AGRI, its certificate of incorporation and its by-laws; (d) Bema U.S., its articles of incorporation and its by-laws; (e) Bema Gold, its memorandum and articles of association; (f) Bema Bermuda, its memorandum of association and its bye-laws; and (g) any Obligor, all shareholder agreements (including, with respect to the Borrower, the Shareholders Agreement), voting trusts, and similar arrangements applicable to any of its authorized shares of capital stock or other equity interests.

      "ounce of Gold" means a fine ounce troy weight of gold in a form readily
       -------------
tradeable with members of the LBMA from time to time.

      "Outside Zone" means the areas designated as such on the Refugio Project
       ------------
Map (Mining Rights).

      "Ownership Percentage" means, with respect to either Guarantor at any
       --------------------
time, such Guarantor's direct and/or indirect ownership interest (expressed as a percentage and calculated to the nearest three decimal places) of the Class A CMM Shares and the Class B CMM Shares considered as a whole, at such time. The Ownership Percentage of each Guarantor shall be altered from time to time to reflect adjustments to the "Ownership Interest" pursuant to the Shareholders Agreement.

      "Participant" is defined in Section 11.11.2.
       -----------                ---------------

      "Payment Date" means each June 30 and December 31, commencing with the
       ------------
first such date to follow or coincide with the earlier to occur of (a) December 31, 1996 and (b) the date which falls six calendar months after the Mechanical Completion Date.

      "Percentage" means, relative to any Bank and at any time, (a) if any Loans
       ----------
(calculated, in the case of Gold Loans, at the Dollar equivalent thereof) are outstanding, the ratio (expressed as a percentage) of (i) the Principal Amount of such Bank's Loans at such time to (ii) the Principal Amount of all the Banks' Loans at such time or (b) if no Loans are outstanding, the ratio (expressed as a percentage) of (i) such Bank's Commitment Amount at such time to (ii) the Total Commitment Amount; provided, however, that at any time when the Banks shall have
                   --------  -------
no further Commitments hereunder and all Obligations of each Obligor in connection with each Loan Document (excluding any Hedging Agreement or Interest Rate Protection Agreement) shall have been paid and performed in full then, to the extent any Hedging Agreement or Interest Rate Protection Agreement shall then be outstanding, the term "Percentage" means, relative to any Bank which is a party to any such Instrument and at any time, the ratio (expressed as a percentage) of (c) such Bank's net exposure under all such Instruments to which it is a party, to (d) the net exposure of all Banks under all such Instruments to which any Bank is a party.

      "Person" means any natural person, corporation, partnership firm,
       ------
association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

      "Peso" means lawful money of Chile.
       ----

      "Pledge Agreements" means, collectively, the AGRI Pledge Agreement, the
       -----------------
Bema Bermuda Pledge Agreement and the Bema U.S. Pledge Agreement.

      "Political Risk Bank" means any Bank which shall have elected by notice to
       -------------------
the Borrower and the Guarantors at any time on or prior to the Release Date to take out Political Risk Insurance.

      "Political Risk Insurance" means, with respect to any Political Risk Bank,
       ------------------------
a policy of insurance in form and substance satisfactory to such Political Risk Bank naming such Political Risk Bank as beneficiary and insuring such Political Risk Bank for such coverages and against such risks with respect to the Borrower's Obligations to pay the Principal Amount of (and interest accruing on) such Political Risk Bank's Loan as would be customarily offered by the Export Development Corporation, the Multilateral Insurance Guaranty Agency, the Overseas Private Insurance Corporation or any other Person providing equivalent insurance in transactions similar to those contemplated by this Agreement and the other Operative Documents.

      "Political Risk Premium" means, with respect to any Political Risk Bank,
       ----------------------
the excess, if any, of (a) the cost (expressed as a percentage rate per annum of the amount of such Political Risk Bank's Loans insured pursuant to Political Risk Insurance in effect at such time) to such Political Risk Bank of such Political Risk Insurance at such time, less (b) 0.75% per annum.

      "Present Value of Future Net Cash Flow" means, for any period (a
       -------------------------------------
"Calculation Period"), the aggregate of discounted Future Net Cash Flow for such
-------------------
period calculated as set forth in this definition.  Without prejudice to clause
                                                                         ------
(a) of Section 1.8, discounted Future Net Cash Flow for any Calculation Period
---    -----------
shall be determined, in respect of any Calculation Period which does not coincide with any single period referred to in the Cash Flow Schedule, on a pro rata basis calculated from the periods set forth in the Cash Flow Schedule and in the case of any determination of Future Net Cash Flow made for purposes of determining the Loan Life Ratio or the Project Life Ratio, the Calculation Period shall be divided into consecutive periods (each a "Discount Period") of
                                                          ---------------
six months (or, in the case of the last such period, the period commencing on the last day of the penultimate such period and ending on the last day of the Calculation Period), and shall be discounted, with respect to any Future Net Cash Flow scheduled to accrue during any Discount Period, at the relevant Discount Rate to the first day of such Calculation Period from the day which represents the mid-point of such Discount Period.

      "Principal Amount" means, (a) with respect to any Gold Loan outstanding at
       ----------------
any date, the aggregate principal amount

(calculated in ounces of Gold) of such Gold Loan at such date, and (b) with respect to any Dollar Loan outstanding at any date, the aggregate principal amount (calculated in Dollars) of such Dollar Loan at such date.

      "Proceeds Account" is defined in clause (a) of Section 4.2.
       ----------------                ----------    -----------

      "Proceeds Sub-Account (Chile)" is defined in clause (d) of Section 4.2.
       ----------------------------                ----------    -----------

      "Proceeds Sub-Account (Collateral Collections)" is defined in clause (a)
       ---------------------------------------------                ----------
of Section 4.2.
   -----------

      "Proceeds Sub-Account (Debt Service Reserve)" is defined in clause (a) of
       -------------------------------------------                ----------
Section 4.3.
-----------

      "Proceeds Sub-Account (Debt Service Reserve - Prepayment Proceeds)" is
       -----------------------------------------------------------------
defined in clause (a) of Section 4.3.
           ----------    -----------

      "Proceeds Sub-Account (Debt Service Reserve - Stamp Duty)" is defined in
       --------------------------------------------------------
clause (a) of Section 4.3.
              -----------

      "Proceeds Sub-Account (Other Collections)" is defined in clause (a) of
       ----------------------------------------                ----------
Section 4.2.
-----------

      "Process Agent" is defined in Section 11.13.
       -------------                -------------

      "Process Agent Acceptance" means a letter from the Process Agent to the
       ------------------------
Administrative Agent, substantially in the form of Exhibit M attached hereto.
                                                   ---------

      "Production" means, for any period, the number of ounces of Gold contained
       ----------
in dore which have been produced, or (in the case of any period or portion thereof to occur in the future) which are scheduled in the Cash Flow Schedule to be produced, at the Mine during such period.

      "Production (Hedging Adjusted)" means, for any period, the excess of (a)
       -----------------------------
Production for such period less (b) Funded Debt Service, if any, for such period
                           ----
in respect of Funded Indebtedness denominated in Gold.

      "Project Account Agreement (Chile)" means that certain Project Account
       ---------------------------------
Agreement, among the Administrative Agent, the Project Account Bank (Chile), and the Borrower, substantially in the form of the English translation thereof attached hereto as Exhibit F-2.
                   -----------

      "Project Account Agreement (U.S.)" means that certain Project Account
       --------------------------------
Agreement, among the Administrative Agent, the Project Account Bank (U.S.), and the Borrower, substantially in the form of Exhibit F-1 attached hereto.
                                           -----------

      "Project Account Agreements" means, collectively, the Project Account
       --------------------------
Agreement (U.S.) and the Project Account Agreement (Chile).

      "Project Account Bank (Chile)" means Banco BICE or such other bank located
       ----------------------------
in Chile with which, from time to time with the consent of the Required Banks, the Construction Sub-Account (Chile) and the Proceeds Sub-Account (Chile) shall be maintained.

      "Project Account Bank (U.S.)" means The Chase Manhattan Bank, N.A. or such
       ---------------------------
other bank located in New York City with which, from time to time with the consent of the Required Banks, the Construction Account, the Proceeds Sub-Account (Debt Service Reserve), the Proceeds Sub-Account (Debt Service Reserve - Prepayment Proceeds), the Proceeds Sub-Account (Debt Service Reserve - Stamp
Duty) and the Proceeds Account shall be maintained.

      "Project Account Banks" means, collectively, the Project Account Bank
       ---------------------
(Chile) and the Project Account Bank (U.S.).

      "Project Accounts" means, collectively, the Project Accounts (Chile) and
       ----------------
the Project Accounts (U.S.).

      "Project Accounts (Chile)" means, collectively, the Construction Sub-
       ------------------------
Account (Chile) and the Proceeds Sub-Account (Chile).

      "Project Accounts (U.S.)" means, collectively, the Construction Account,
       -----------------------
the Proceeds Sub-Account (Debt Service Reserve), the Proceeds Sub-Account (Debt Service Reserve -Prepayment Proceeds), the Proceeds Sub-Account (Debt Service Reserve - Stamp Duty) and the Proceeds Account.

      "Project Assets" means (a) all properties, assets or other rights, whether
       --------------
real or personal, tangible or intangible, now owned or hereafter acquired by or for the benefit of the Borrower, which are used or intended for use in or forming part of the Mine, including all properties, assets or other rights acquired by the Borrower with the proceeds of the Loans, and (b) without limiting the generality of the foregoing, all of the Refugio Project Properties.

      "Project Capital Costs" means, for any period, the aggregate of all
       ---------------------
Capital Expenditures scheduled to be, or, as the case may be, actually paid in accordance with the Cash Flow Schedule (or, in the case of any such payment scheduled to be, or, as the case may be, actually paid prior to Project Completion, the Approved Budget) by the Borrower during such period in respect of the Refugio Project.

      "Project Completion" means the date following the Mechanical Completion
       ------------------
Date on which certain production, economic and/or legal criteria referred to in the Project Completion Certificate shall have been achieved.

      "Project Completion Certificate" means a certificate (together with all
       ------------------------------
attachments thereto) duly executed in one or more counterparts by an Authorized Representative of each of the Borrower and the Independent Consultant, substantially in the form of Exhibit I-4 attached hereto.
                             -----------

      "Project Completion Date" means the first Business Day immediately
       -----------------------
following the day on which the Technical Agent shall have received counterparts of the Project Completion Certificate executed by each Person referred to in the definition thereof.

      "Project Costs" means, for any period, the Project Operating Costs and the
       -------------
Project Capital Costs for such period.

      "Project Documents" means, collectively, (a) the Construction Contracts,
       -----------------
the Construction Contracts Guaranty, the Mining Contract, the Shareholders Agreement, the Foreign Investment Contract, the Refugio Project Agreement and the Data Transfer Agreement in the form of Exhibit E to the Shareholders
                                           ---------
Agreement in each such case in the form provided to the Bank Parties in connection with their execution and delivery of this Agreement, (b) all other Instruments referred to in Item 5 ("Project Documents") of the Disclosure
                           ------   -----------------
Schedule, in each such case in the form provided to the Administrative Agent pursuant to Section 6.7, (c) all Hedging Agreements and Interest Rate Protection
            -----------
Agreements not constituting Loan Documents and (d) all other Instruments required to be provided to the Technical Agent pursuant to clause (r) of Section
                                                           ----------    -------
8.1.1, in each case in the form supplied pursuant to such clause.
-----

      "Project Life Ratio" means, at any date, the ratio, expressed as a
       ------------------
percentage, of:

           (a) the Present Value of Future Net Cash Flow for the period commencing on such date and ending on the last day of the Project Period,

      to

           (b) Funded Indebtedness at such date.

      "Project Operating Costs" means, for any period, the aggregate of all
       -----------------------
payments scheduled to be, or, as the case may be, actually paid by the Borrower to any Person (excluding, however, any payment by the Borrower to any Affiliate of the Borrower permitted to be made pursuant to Section 8.2.7) during such
                                                 -------------
period in accordance with the Cash Flow Schedule (or, in the case of any such payment scheduled to be, or, as the case may be, actually paid prior to Project Completion, the Approved Budget) together with any applicable income taxes scheduled to be, or, as the case may be, actually paid during such period, in each such case to the extent that such payments are scheduled to be paid in connection with the operation of the Mine, including:

           (a) the cash costs scheduled to be, or, as the case may be, actually paid in accordance with the Cash Flow Schedule (or, as set forth above, the Approved Budget) during such period in connection with the operation, maintenance and reclamation of the Mine in order to mine, crush, leach, process, refine and deliver Project Output for sale;

           (b) all profit, income, property and other taxes (including encaje) imposed by any Governmental Agency, in each such case scheduled to be, or, as the case may be, actually paid during such period;

           (c) all payments scheduled to be, or as the case may be, actually paid under royalty agreements (including instruments creating or transferring Mining Rights) during such period (excluding, however, payments by way of production royalties calculated and payable as a percentage of Gold produced and sold in connection with the Refugio Project); and

           (d) Funded Debt Service and payments in respect of Hedging Agreements or Interest Rate Protection Agreements entered into directly by the Borrower in accordance with Section 8.1.10 or 8.1.11, respectively, for
                                  --------------    ------
      such period.

      "Project Output" means all products from the Mine including Gold.
       --------------

      "Project Party" means any Obligor, either Construction Contractor, the
       -------------
Mining Contractor and any Affiliate, agent, adviser, consultant, officer, director or other associate of such Person retained, employed or consulted by such Person in connection with the consummation of the Refugio Project.

      "Project Period" means the period commencing on the Effective Date and
       --------------
continuing until the earlier of:

           (a)  December 31, 2007; and

           (b) the date on which the Reserves of the Mine have been (or are expected to be) extracted, milled, refined and sold, in each case in accordance with the Development Plan.

      "Promise to Grant Industrial Pledges" means that certain Promise to Grant
       -----------------------------------
Industrial Pledges (Promesa de Prenda Industrial), among the Borrower and the Bank Parties, executed in Spanish in substantially the same form as the English translation thereof attached hereto as Exhibit E-6.
                                       -----------

      "Promise to Grant Mortgages Over Mining Concessions" means that certain
       --------------------------------------------------
Promise to Grant Mortgages Over Mining Concessions (Promesa de Hipoteca de Concessiones Mineras) among the Borrower and the Bank Parties, executed in Spanish in substantially the same form as the English translation thereof attached hereto as Exhibit E-10.
                                                                ------------

      "Promise to Grant Mortgages Over Real Estate" means that certain Promise
       -------------------------------------------
to Grant Mortgages Over Real Estate (Promesa de Hipoteca de Bienes Raices) among the Borrower and the Bank Parties, executed in Spanish in substantially the same form as the English translation thereof attached hereto as Exhibit E-9.
                                                           -----------

      "Promise to Grant Pledges Without Conveyance" means that certain Promise
       -------------------------------------------
to Grant Pledges Without Conveyance (Promesa de Constitucion de Prenda sin Desplazamiento), among the Borrower and the Bank Parties, executed in Spanish in substantially the same form as the English translation thereof attached hereto as Exhibit E-7.
   -----------

      "Quarterly Report" means a report to the Agents and the Banks from the
       ----------------
Independent Consultant, substantially in the form of Exhibit N-1 attached hereto
                                                     -----------
and relating to the status of the Mine and the progress of the Refugio Project (including, in the case of each Quarterly Report prepared with respect to the period ending on March 31 of each calendar year, a full environmental audit in connection therewith), the Borrower's compliance with this Agreement (including
Section 8.2.4) and each other Operative Document to which it is a party and such
-------------
other matters in connection therewith as either Agent (or any Bank through such Agent) may reasonably request, and relating to each consecutive three-monthly period ending on March 31, June 30, September 30 and December 31 of each calendar year.

      "Quoted Interest Period" means any Interest Period having a duration of
       ----------------------
one, two, three or six months.

      "Refugio Project" is defined in the first recital.
       ---------------                    -------------

      "Refugio Project Agreement" means that certain Refugio Project Agreement,
       -------------------------
dated as of November 17, 1992, between Bema Gold and AGI.

      "Refugio Project Map (Mining Rights)" means the map of the area of the
       -----------------------------------
Refugio Project attached hereto as Schedule II-A.
                                   -------------

      "Refugio Project Map (Surface Rights)" means the map of the area of the
       ------------------------------------
Refugio Project attached hereto as Schedule II-B.
                                   -------------

      "Refugio Project Map" means, collectively, the Refugio Project Map (Mining
       -------------------
Rights) and the Refugio Project Map (Surface Rights).

      "Refugio Project Properties" means, collectively, the properties referred
       --------------------------
to in the Refugio Project Map.

      "Regulatory Change" means the occurrence after the Effective Date of any
       -----------------
change in or abrogation of, or
introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of any:

           (a) statute, law, rule, or regulation applicable to any Bank Party, or

           (b) guideline, interpretation, directive, consent decree, administrative order, request or determination (whether or not having the force of law) applicable to such Bank Party of any court, central bank or governmental or regulatory authority charged with the interpretation or administration of any statute, law, rule or regulation referred to in clause (a) or of any fiscal, monetary, or other authority having
      ----------
      jurisdiction over such Bank Party.

      "Release Date" means the date which is the earlier of (a) the first date
       ------------
following the Project Completion Date on which (i) the amounts standing to the credit of the Proceeds Account and the Proceeds Sub-Account (Debt Service Reserve) shall be in excess of the Required CapEx Balance and the Required Debt Service Reserve Balance, respectively, and (ii) the Borrower shall have been granted either (x) pursuant to a binding non-appealable judgment, full right and title in and to the Non-Core Zone Statutory Easements, or (y) such other Mining Rights as all the Banks, in their reasonable discretion, shall have determined (on the basis of legal advice from counsel in Chile and such other evidence (including evidence as to the availability of financial resources) as the Banks shall deem appropriate) are sufficient to enable the Borrower to operate the Mine without any adverse effect on the development of the Refugio Project as contemplated by the Development Plan or (b) the date of payment in full of the Borrower's Obligations; provided, however, that the Release Date may not occur
                        --------  -------
on any date on which a Default (including a Default arising as a result of the Borrower's failure to make the deposit required to be made on the Release Date pursuant to Section 8.1.23) shall have occurred and be continuing.
            --------------

      "Required Banks" means, at any time, Banks having, in the aggregate, a
       --------------
Percentage of more than sixty-six and two thirds (66 2/3%).

      "Required CapEx Balance" is defined in clause (b) of Section 4.2.
       ----------------------                ----------    -----------

      "Required Completion Expenditures" is defined in clause (e) of Section
       --------------------------------                ----------    -------
4.1.

      "Required Debt Service Reserve Balance" is defined in clause (b) of
       -------------------------------------                ----------
Section 4.3.
-----------

      "Required Guarantor Contribution" means the excess, if any, of (a) the sum
       -------------------------------
of (i) U.S.$42,000,000, plus (ii) the excess, if any, of (x) the Total Commitment Amount, less (y) the Initial Loan Amount, less (b) the sum of (i) the aggregate of all amounts expended by the Borrower in respect of Capital Expenditures during the period commencing on June 1, 1994 and ending on the Borrowing Date which were reasonably required to be incurred in order to develop the Refugio Project in accordance with the Development Plan, plus (ii) free Peso cash balances maintained by the Borrower as at the Borrowing Date and deposited into the Construction Sub-Account (Chile) pursuant to clause (b) of Section 4.1.
                                             ----------    -----------

      "Required Maintenance Expenditures" is defined in clause (e)(i) of Section
       ---------------------------------                -------------    -------
4.2.
---

      "Required Stamp Duty Amount" means, at any time, the amount of stamp duty
       --------------------------
(impuesto de timbres) which would be payable (based on rates as in effect at such time) in connection with the presentment in evidence of the Supplemental Notes delivered to all the Banks in the event such Supplemental Notes were completed in an aggregate principal face amount which is equivalent to fifty per cent (50%) of the Dollar equivalent of the Principal Amount of all Loans outstanding at such time.

      "Requirement of Law" means, as to any Person, its Organic Documents and
       ------------------
any Applicable Law or Contractual Obligation binding on or applying to such Person.

      "Reserves" means those reserves of Gold at the Mine calculated (in a
       --------
manner satisfactory to the Independent Consultant) using guidelines specified by the U.S. Bureau of Mines and the U.S. Geological Survey in "Principles of A Resource/Reserve Classification for Minerals", U.S. Geological Survey circular 831, 1980 and in a manner which is consistent with the procedures outlined in
Section 3.3.7 ("Reserve Classification") and Section 3.3.8 ("Gold Grade Interpretation"), Section 3.4 ("Geological Reserve Base") and Section 4.2 ("Base Case Minable Reserves and Mine Plan") of the Feasibility Study referred to in clause (a) of the definition of such term.
----------

      "Reuters' Rate" means, for any Interest Period in relation to any Gold
       -------------
Loans, the excess of

           (a) the LIBO Rate for such Interest Period and for an amount comparable to the aggregate Dollar equivalent (calculated on the date referred to below) of such Gold Loans, over

           (b) the average (rounded upwards to the nearest four decimal places) of the London interbank forward bullion rates quoted by the market making members of the LBMA for a period equal to such Interest Period as the same appear under the heading "Loco London Gold Lending Rates (vs. U.S.$)" on the Reuters' Screen GOFO, GOFP or GOFQ Page (or such other page or service in replacement thereof as may be utilized by banks generally from time to time for the purpose of displaying quotes for loco London Gold lending rates) as at 10:00 a.m. (London time) on the date referred to below, in each case calculated at the date which is two Business Days immediately preceding the first day of such Interest Period; provided, however, that for any
                                                 --------  -------
Interest Period of the nature referred to in clause (c) or (g) of the definition
                                             ----------    ---
of such term which is not a Quoted Interest Period the percentage calculated pursuant to clause (b) above shall be the higher of (x) the mean of the London
            ----------
interbank forward bullion rates quoted by the market making members of the LBMA for a period equal to the Quoted Interest Period which is next longest to such Interest Period as the same appear on the Reuters' Screen GOFO, GOFP or GOFQ Page (or such other page or service) as aforesaid, and (y) the average of such quoted rates for a period equal to the Quoted Interest Period which is next shortest to such Interest Period as the same may appear on the Reuters' Screen GOFO, GOFP or GOFQ Page (or such other page or service) as aforesaid (or, if such Interest Period is for a period of less than one month, the rate certified by the Administrative Agent from time to time as being its rate for lending overnight funds in Gold); and provided, further, however, in the event that the
                              --------  -------  -------
percentage calculated pursuant to clause (b) for any Interest Period shall
                                  ----------
exceed the percentage calculated pursuant to clause (a) for such Interest Period
                                             ----------
then the "Reuters' Rate" for such Interest Period shall be zero.
          -------------

      "Rothschild" is defined in the preamble.
       ----------                    --------

      "Security Agreements" means, collectively, the Chilean Security
       -------------------
Agreements, the Borrower Security Agreement (U.S. Assets), the AGRI Security Agreement and the Bema Bermuda Security Agreement.

      "Shareholders Agreement" means that certain Shareholders Agreement
       ----------------------
concerning CMM, dated November 18, 1992, as amended by an amendment in the same form as the amendment provided to the Bank Parties prior to their execution and delivery of this Agreement.

      "Subordination Agreement (Bema Gold/AGI)" means that certain Subordination
       ---------------------------------------
Agreement among Bema Gold, AGI and the Administrative Agent, substantially in the form of Exhibit G-3 attached hereto.
            -----------

      "Subordination Agreement (Bema Gold/Debentures)" means that certain
       ----------------------------------------------
Subordination Agreement among Bema Gold, Montreal Trust (in its capacity as trustee for the holders of the 1994 Convertible Debentures) and the Administrative Agent, substantially in the form of Exhibit G-2 attached hereto.
                                                   -----------

      "Subordination Agreement (CMM)" means that certain Subordination
       -----------------------------
Agreement, among the Guarantors, the Intermediate Owners, AGI Chile, Bema Chile, the Borrower and the

Administrative Agent, substantially in the form of Exhibit G-1 attached hereto.
                                                   -----------

      "Subordination Agreements" means, collectively, the Subordination
       ------------------------
Agreement (Bema Gold/AGI), the Subordination Agreement (Bema Gold/Debentures) and the Subordination Agreement (CMM).

      "Subsidiary" means, with respect to any Person, any corporation at least a
       ----------
majority or more of the outstanding shares of capital stock of which having ordinary voting power to elect a majority of the board of directors or other governing body of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

      "Supplemental Note" means any promissory note to be issued by the
       -----------------
Custodian Bank on behalf of the Borrower in favor of any Bank, executed in Spanish in substantially the same form as the English translation thereto attached hereto as Exhibit A-2.
                   -----------

      "Support Agreements" means, collectively, the AGI Support Agreement and
       ------------------
the Bema Gold Support Agreement.

      "Tangible Net Worth" means, with respect to the Borrower at any time,  the
       ------------------
net worth of the Borrower at such time, after subtracting therefrom the aggregate amount of any intangible assets of the Borrower (including goodwill, franchises, licenses, patents, trademarks, trade names, copyrights, service marks, brand names but excluding, to the extent classified as intangible assets, development expenses incurred in connection with the Refugio Project) and after adding back thereto the aggregate amount of Approved Subordinated Indebtedness deducted in computing such net worth.

      "Tax Credit" is defined in clause (b) of Section 5.7.
       ----------                ----------    -----------

      "Tax Payment" is defined in clause (b) of Section 5.7.
       -----------                ----------    -----------

      "Tax Review" means the review of the tax aspects of the Refugio Project
       ----------
and the Mine, dated October 20, 1994, prepared by Price Waterhouse & Co.

      "Taxes" is defined in Section 5.6.
       -----                -----------

      "Technical Agent" is defined in the preamble.
       ---------------                    --------

      "Technical Review" means the Technical Audit, Refugio Gold Project,
       ----------------
Maricunga District, Chile, dated October 25, 1994 (PAH Project 9067) prepared by the Independent Consultant.

      "Total Commitment Amount" means, subject to the terms and conditions of
       -----------------------
this Agreement, U.S.$85,000,000.

      "type" means either Gold Loans or Dollar Loans, as the case may be.
       ----

      "United States" or "U.S." means the United States of America, its 50
       -------------      ----
States and the District of Columbia.

      "U.S. GAAP" is defined in Section 1.4.
       ---------                -----------

      SECTION 1.2. USE OF DEFINED TERMS. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Disclosure Schedule each other Loan Document and each notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document.

      SECTION 1.3. CROSS-REFERENCES. Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

      SECTION 1.4. ACCOUNTING AND FINANCIAL DETERMINATIONS. Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder (including under Section 8.2.4 and Section 8.2 of each Support
                            -------------     -----------
Agreement) shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with, generally accepted accounting principles in (a) in the case of the Borrower (except as set forth in clause (b)), AGRI and AGI, the United States ("U.S. GAAP"), (b) solely in the
----------                                     ---------
case of the Borrower's financial statements described in clauses (e) and (f) of
                                                         -----------     ---
Section 7.5, Chile ("Chilean GAAP"), or (c) in the case of Bema Gold and Bema
-----------          ------------
Bermuda, Canada ("Canadian GAAP"), in each case, applied (except, with respect
                  -------------
to AGI (but subject to the foregoing provisions of this Section and to the provisions of Section 1.5), in connection with any change in the method by which
              -----------
it accounts for inventory (including its gold work-in-process leach pad inventory)) on a basis consistent with the preparation of the relevant financial statements referred to in Section 7.5 (and, with respect to the Borrower in the
                          -----------
case of U.S. GAAP, on a basis consistent with the preparation of the financial statements of AGI referred to in Section 7.5 other than as such statements may
                                 -----------
relate to policies for inventory accounting)).

      SECTION 1.5. CHANGE IN ACCOUNTING PRINCIPLES. If, after the Effective Date, there shall (without prejudice to clause (a)(iv) of Section 8.2.1) be any
                                        --------------    -------------
change to any Obligor's Fiscal Year, or in the application of the accounting principles used in the preparation of the financial statements referred to in Section 7.5 as a
                                                           -----------
result of the promulgation of rules, regulations, pronouncements, or opinions by the U.S. Securities and Exchange Commission or the U.S. Financial Accounting Standards Board or the Canadian Institute of Chartered Accountants, as the case may be, or agencies with similar functions (or, in the case of AGI, as a result of any change in the method by which it accounts for inventory (including its gold work-in-process leach pad inventory)), which changes result in a change in the method of calculation of, or have an adverse impact on, financial covenants, standards, or terms applicable to such Obligor found in this Agreement or any other Loan Document, the parties hereto agree promptly to enter into negotiations in order to amend such financial covenants, standards or terms so as to reflect equitably such changes with the desired result that the evaluations of such Obligor's financial condition shall be the same after such changes as if such changes had not been made; provided, however, that until the
                                              --------  -------
Banks have given their consent to such amendments, such Obligor's financial condition shall continue to be evaluated on the same principles as those used in the preparation of the financial statements of such Obligor referred to in
Section 7.5.
-----------

      SECTION 1.6. DOLLAR EQUIVALENCY DETERMINATIONS. Except as otherwise set forth in this Agreement or any other Loan Document, all calculations or determinations to be made from time to time under this Agreement or any other Loan Document in connection with the Dollar equivalent of any amount denominated in Gold shall be calculated by multiplying:

           (a) the amount of ounces of such Gold;

by

           (b) the London Price on the date which is two Business Days prior to the date on which such calculation is to be made or such other price or date as may be specified by the other terms and conditions of this Agreement.

      For purposes of clarification only, references in respect of the Dollar equivalency of any Dollar-denominated Obligations (including Dollar Loans) arising under this Agreement or any other Loan Document mean the amount of any such Obligation in Dollars.

      SECTION 1.7. GOLD EQUIVALENCY DETERMINATIONS. Except as otherwise set forth in this Agreement or any other Loan Document, all calculations or determinations to be made from time to time under this Agreement or any other Loan Document in connection with the Gold equivalent of any amount denominated in Dollars shall be calculated by dividing:

           (a)  such Dollar denominated sum;

by

           (b) the London Price on the date which is two Business Days prior to the date on which such calculation is to be made or such other price or date as may be specified by the other terms and conditions of this Agreement.

      SECTION 1.8.    PROJECT DETERMINATIONS, ETC.

                (a) (i) All determinations and calculations relating to the Refugio Project (including the determination or calculation, as the case may be, of Mechanical Completion, Project Completion, Cash Flow Ratio, Funded Debt Service, Funded Indebtedness, Future Net Cash Flow, Historical Net Cash Flow, Loan Life Ratio, Present Value of Future Net Cash Flow, Production, Project Capital Costs, Project Costs, Project Life Ratio, Project Operating Costs, Project Output and Reserves) shall be:

                      (x) in the case of any such projected determination or
                calculation, made in accordance with the Development Plan as in effect from time to time; and

                      (y) determined to the reasonable satisfaction of the
                Banks.

                (ii) All determinations and calculations to be made in accordance with the Cash Flow Schedule by reference to a specified period shall, in the event such period does not appear in the Cash Flow Schedule, be determined or calculated on a pro rata basis for such specified period from the actual periods referred to in the Cash Flow Schedule.

           (b) The Borrower shall from time to time after the Effective Date, and upon not less than thirty (30) Business Days notice to the Banks and in consultation with the Independent Consultant, modify the Development Plan (including the Approved Budget and the Cash Flow Schedule) as a result of, and to reflect any, change in any fact, event or circumstance which renders the Development Plan as currently in effect materially inaccurate; provided, however, that (i) the Borrower shall give prompt
                  --------  -------
      notice to the Banks of any such change which it believes is likely to result in a modification to the Development Plan, (ii) the Borrower shall furnish the Banks with details as to any proposed modification no later than fifteen (15) Business Days prior to the proposed effectiveness thereof and shall furnish each Bank with a copy of the Development Plan as modified following the effectiveness of such modification, and (iii) in the event that the Required Banks determine prior to the date of such effectiveness that any proposed modification to the Development Plan would, or would reasonably be likely to, adversely affect either (x) the Borrower's ability to comply with its obligations under Section 8.2.4, (y) the target
                                                   -------------
      dates for achievement of Mechanical Completion or Project Completion (as then set forth in the Development Plan), or (z) the availability of funds to construct and operate the Mine in accordance with the Development Plan as then currently in effect (including the availability of funds to make any payments scheduled to be made under the Construction Contracts), no such modification or supplement shall be effective unless and until approved by all the Banks. As a condition precedent to the effectiveness of any modification to the Development Plan the Borrower will furnish to the Technical Agent a Compliance Certificate calculated as of the effective date of such modification, together with such information concerning the calculations and assumptions used by the Borrower in delivering such Compliance Certificate as the Technical Agent shall have requested.

      SECTION 1.9. GENERAL PROVISIONS AS TO CERTIFICATES AND OPINIONS, ETC. Whenever the delivery of a certificate is a condition precedent to the taking of any action by either Agent or any Bank hereunder, the truth and accuracy of the facts and the diligent and good faith determination of the opinions stated in such certificate shall in each case be conditions precedent to the right of any Obligor to have such action taken, and any certificate executed by any Obligor shall be deemed to represent and warrant that the facts stated in such certificate are true and accurate.

      SECTION 1.10. GOLD DELIVERY. Without prejudice to the provisions of clause (a) of Section 5.8, any physical delivery of Gold hereunder shall be
----------    -----------
delivered loco London as more particularly set forth in this Agreement and in a form conforming in all respects with the requirements for good delivery and the specification for a good delivery bar of gold as specified by the LBMA from time to time.

      SECTION 1.11. INTERPRETATION. Unless a clear contrary intention appears, this Agreement and each other Loan Document shall be construed and interpreted in accordance with the provisions set forth below:

           (a) the singular number includes the plural number and vice versa;
                                                                  ----------

           (b) reference to any Person includes such Person's successors, executors, administrators, substitutes and assigns but, if applicable, only if such successors, executors, administrators, substitutes and assigns are permitted by this Agreement or such other Loan Document, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

           (c) reference to either gender includes the other gender;

           (d) reference to any agreement (including this Agreement and the Schedules and Exhibits hereto and any other Loan Document), document (including the Approved Budget, Development Plan, Cash Flow Schedule and the Insurance Summary) or Instrument means such agreement, document or Instrument as amended, supplemented, novated, refinanced, replaced, waived, restated or modified, and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof;

           (e) reference to any promissory note (including the Notes) includes any promissory note which is an extension or renewal thereof or a substitute or replacement therefor;

           (f) reference to any Applicable Law means such Applicable Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder;

           (g) "hereunder", "hereof", "hereto", "herein" and words of similar import shall be deemed references to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Article, Section, clause or other provision hereof or thereof;

           (h) any reference to any particular Article, Section or clause shall be to such Article, Section or clause of this Agreement or such other Loan Document;

           (i) "including" (and with correlative meaning "include") means including without limiting the generality of any description preceding such term;

           (j) relative to the determination of any period of time, "from" means "from (and including)" and "to" means "to (but excluding)";

           (k) reference to a "company" or "corporation" shall be construed as a reference to the analogous form of business entity used in any relevant jurisdiction; and

           (l) when an expression is defined, another part of speech or grammatical form of that expression has a corresponding meaning.

ARTICLE 2.  COMMITMENTS; BORROWING AND CONVERSION PROCEDURE
-----------------------------------------------------------

      SECTION 2.1. COMMITMENTS. Subject to the terms and conditions of this Agreement (including Article 6), each Bank severally and for itself alone agrees
                     ---------
that it will (a) make a loan (relative to each such Bank, its "Loan") to the
                                                               ----
Borrower as set forth in this Section, and (b) from time to time convert its Loan (or any portion thereof) from one type of Loan into another type of Loan as set forth in Section 2.3. Each Bank's Loan will be advanced in Dollars, but
             -----------
will (as provided in the second paragraph of Section 2.2) immediately be
                                             -----------
converted to, and denominated in, Gold.

      On any one Business Day occurring during the period from the Effective Date to the Commitment Termination Date, each Bank will make its Loan denominated in Dollars (to be converted as aforesaid) to the Borrower equal to such Bank's Percentage of the Dollar equivalent of the Base Gold Amount (such Dollar equivalent amount, the "Initial Loan Amount"). For the avoidance of
                               -------------------
doubt, each Bank will only make one Loan hereunder to the Borrower.

      SECTION 2.2. PROCEDURE FOR MAKING LOANS. By delivering the Borrowing Request to the Administrative Agent on or before 10:00 a.m., London time, the Borrower may request on any Business Day occurring prior to the Commitment Termination Date, on not less than three nor more than five Business Days' notice (counting the date on which such notice is given), that Loans be made by all Banks on the Business Day set forth in the Borrowing Request in the Principal Amount calculated pursuant to the second paragraph of Section 2.1.
                                                                -----------
Upon receipt of the Borrowing Request, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's Percentage of the requested Loans, and such Borrowing Request shall not thereafter be revocable by the Borrower.

      Subject to the terms and conditions of this Agreement (including Article
                                                                       -------
6), the Loans requested to be made in the Borrowing Request shall be made on the Business Day specified therein. On such Business Day and subject to such terms and conditions, each Bank shall, on or before 11:00 a.m., London time, credit such Dollar account of the Administrative Agent at its Dollar Lending Office as the Administrative Agent may notify to the Banks with an amount of Dollars, equal to such Bank's Percentage of the aggregate Principal Amount of the Loans to be made pursuant to Section 2.1. To the extent funds are received by the
                       -----------
Administrative Agent from the Banks in respect of the Loans requested by the Borrowing Request, the Administrative Agent shall make such funds available to the Borrower by crediting the Principal Amount of such Loans to the Construction Account. The Dollar Loans made on the Borrowing Date shall, on the Borrowing Date, and without further action by the Borrower (including the delivery of a Continuation/Conversion Notice pursuant to Section 2.3), be converted
                                           -----------
immediately into Gold Loans in a Principal Amount equivalent to the Base Gold Amount and the Administrative Agent shall notify each Bank of the Base

Gold Amount, the Principal Amount of its Dollar Loan, the London Price as in effect two Business Days prior to the Borrowing Date and the Principal Amount of its Gold Loan as converted from its Dollar Loan pursuant to this Section. No Bank's obligation to make its Loan as aforesaid shall be affected by any other Bank's failure to make its Loan.

      SECTION 2.3. CONTINUATION AND CONVERSION ELECTIONS. By delivering a Continuation/Conversion Notice to the Administrative Agent on or before 10:00 a.m., London time, on a Business Day, the Borrower may from time to time irrevocably elect, on not less than three nor more than five Business Days' notice (counting the date on which such notice is given) prior to the expiration of any Interest Period with respect to any then outstanding Loans of either type (or during an Interest Period in the case of any prepayment made pursuant to clause (c) of Section 3.1 or as a result of any repayment pursuant to Section
----------    -----------                                             -------
5.1 or 5.5, subject, in each such case, to Section 5.3), that all or a portion
---    ---                                 -----------
of such Loans be, upon the expiration of such Interest Period (or during such Interest Period, as the case may be), converted into Loans of another type, or continued as Loans of such type for the Interest Period or Interest Periods specified in such Continuation/Conversion Notice; provided, however, that, at
                                                  --------  -------
any one time, only one Interest Period with respect to each type of Loans may be outstanding from all Banks at such time; and provided, further, however, that
                                             --------  -------  -------
immediately following any such conversion of either type of Loans, the aggregate Principal Amount of all Gold Loans and/or Dollar Loans, as the case may be, shall not be less than the lesser of (A) one eighth of the aggregate Principal Amount of all Loans then outstanding (and for the purposes of the foregoing all calculations shall be made in Dollars utilizing the Dollar equivalent of any then outstanding Gold Loans as at the date of the proposed conversion) or (B) 30,000 ounces of Gold and/or U.S.$10,000,000, as the case may be; and provided,
                                                                      --------
further, however, that no Loans may be converted into any other type of Loans:
-------  -------

           (a) at any time when any Default has occurred and is continuing or would occur as a consequence of such conversion,

           (b) unless, simultaneously with the effective date of such Continuation/Conversion Notice, (i) the Borrower shall have made any repayment or prepayment of Loans then required to be made pursuant to
      Section 3.1, and (ii) the Borrower shall have furnished to the
      -----------
      Administrative Agent a Compliance Certificate calculated as of such date, together with such information concerning the calculations and assumptions used by the Borrower in delivering such Compliance Certificate as the Administrative Agent shall have requested, and

           (c) without prejudice to the provisions of clause (a), unless,
                                                      ----------
      simultaneously with the delivery of the relevant Continuation/Conversion Notice, the

      Administrative Agent shall have received from the Borrower (i) in the case of any conversion into Dollar Loans, copies of documentation relating to Hedging Agreements and Interest Rate Protection Agreements, if any, required to be implemented upon such conversion pursuant to Sections
                                                                  --------
      8.1.10 and 8.1.11, respectively, (ii) a certificate of the Borrower as to
      ------     ------
      the effectiveness of such Hedging Agreements or Interest Rate Protection Agreements, as the case may be, and (iii) evidence of the termination of any Hedging Agreement or any Interest Rate Protection Agreement relating to any converted Gold Loans or Dollar Loans, as the case may be.

      In the absence of delivery of a Continuation/Conversion Notice with respect to any Loans at least three Business Days before the last day of the then current Interest Period with respect thereto, such Loans shall, on such last day, automatically be deemed to be continued as Loans of the same type having an Interest Period with a duration equal to that of the Interest Period then expired (if such Interest Period was a Quoted Interest Period) or one month (in all other cases).

      Notwithstanding the foregoing, the Borrower may not request that more than two conversions (excluding, for the avoidance of doubt, the conversion effected on the Borrowing Date pursuant to Section 2.2) of Loans from one type to another
                                  -----------
type be effected during any 12 month period.

      For the purposes of computing the Principal Amount of the Loans outstanding after any conversion pursuant to this Section,

           (d) the Principal Amount of any Dollar Loans converted from Gold Loans shall be the excess, if any, of (i) the Dollar equivalent of such Gold Loans calculated at the date of conversion, less (ii) the sum of the
                                                       ----
      Principal Amounts of (A) any repayment required to be, and actually, made on the date of conversion pursuant to clause (e)(i) of Section 3.1 and (B)
                                            -------------    -----------
      any other prepayments or repayments required to be, and actually, made on such date.

           (e) the Principal Amount of any Gold Loans converted from Dollar Loans shall be in the excess, if any, of (i) the Gold equivalent of such Dollar Loans calculated at the date of conversion, less (ii) the sum of
                                                         ----
      the Principal Amounts of (A) any repayment required to be, and actually, made on the date of conversion pursuant to clause (e)(ii) of Section 3.1
                                                 --------------    -----------
      and (B) any other prepayments or repayments required to be, and actually, made on such date.

      SECTION 2.4.    RECORDS.  Without limiting the provisions of Section 2.6,
                                                                   -----------
each Bank's Gold Loan and Dollar Loan shall be evidenced by a gold loan account and a dollar loan account, respectively, maintained by such Bank. The Borrower hereby irrevocably authorizes each Bank to make (or cause to be made) appropriate account entries, which account entries, if made, shall evidence inter alia the date of, the Principal Amount of, any repayments
               ----- ----
of, the interest rate on, and the Interest Period applicable to, the relevant type of Loans then outstanding to such Bank pursuant hereto. Any such account entries indicating the outstanding Principal Amount of either type of Loans outstanding to such Bank shall be prima facie evidence of the Principal Amount
                                  ----- -----
thereof owing and unpaid, but the failure to make any such entry shall not limit or otherwise affect the obligations of the Borrower hereunder to make payments of the amount of, or interest on, such Loans when due. The Administrative Agent shall also maintain records with respect to each of the matters set forth in the first sentence of this Section. In case of any discrepancy between the records of the Administrative Agent and the records of any Bank with respect to any matter referred to in this Section, the records of such Bank shall be deemed to control. Subject to the foregoing, in case of any discrepancy as to the Principal Amounts of the Loans between the loan accounts and records described in this Section and the face amounts of the Notes, the loan accounts and records described in this Section shall be deemed to control.

      SECTION 2.5. FUNDING. Each Bank may, if it so elects, fulfil its obligation to make or maintain any portion of the Principal Amount of its Loans by causing an offshore branch, Affiliate or banking facility of such Bank to make such Loans; provided, however, that in such event any Loans shall be deemed
                 --------  -------
to have been made by such Bank, and the obligation of the Borrower to repay such Loan, and pay interest thereon, shall nevertheless be to such Bank and shall be deemed to be held by it, to the extent of such Loan, for the account of such foreign branch, Affiliate or international banking facility; and provided,
                                                                 --------
further, however, that the Borrower shall be under no obligation to pay any
-------  -------
amount to such Bank pursuant to Section 5.1, 5.2, 5.4, 5.5 or 5.6 which arises
                                -----------  ---  ---  ---    ---
solely as a consequence of an election made by such Bank pursuant to this Section.

      SECTION 2.6.    NOTES.

           (a) The Notes shall serve as additional evidence of the Borrower's obligation to pay the Principal Amount of the Loans and interest thereon, but shall not limit, reduce or otherwise affect the Obligations of the Borrower under this Agreement and each other Loan Document to which it is a party. In addition, the rights of the Banks under this Agreement and each other Loan Document to which the Borrower is a party shall not be limited, reduced or otherwise affected by the existence of, or any action with respect to, the Notes. Any reduction (by repayment, prepayment or otherwise) in the Principal Amount of the Loans hereunder or repayment or prepayment of the face amount of the Notes, as the case may be, shall discharge pro tanto the equivalent face amount of the Notes or, as the
                --- -----
      case may be, the corresponding Principal Amount of Loans hereunder.

           (b) Upon the payment and performance in full of the Borrower's Obligations hereunder and under each other Loan Document to which it is a party, the Administrative Agent shall instruct the Custodian Bank to cancel and return the Notes to the Borrower.

           (c) The Banks agree that they will not demand payment of the face amount of any Note until a Principal Amount of the Loans corresponding to such face amount shall have become due and payable pursuant to this Agreement.

           (d) The Borrower agrees that the Banks' exercise of their rights and remedies with respect to the Notes before a competent court in Chile shall not require evidence from the Borrower or any other Person to the effect that any Note represents the Borrower's Obligations under this Agreement and each other Loan Document to which it is a party or that any condition precedent to the payment of such Note or any such Obligation has been met.


             ARTICLE 3.  PRINCIPAL PAYMENTS; INTEREST; COMMISSIONS
             -----------------------------------------------------

      SECTION 3.1. PRINCIPAL PAYMENTS. The Borrower will make payment in full of the unpaid Principal Amount of all Loans at the Final Maturity Date. Prior thereto, the Borrower:

           (a) may, from time to time on any Business Day which is the last day of any Interest Period or (subject to Section 5.3) on any other Business
                                            -----------
      Day, make a voluntary prepayment, in whole or in part, of the then outstanding Principal Amount of all Loans; provided, however, that:
                                                 --------  -------

                (i) the Borrower shall give the Administrative Agent not less than five Business Days' prior written notice (counting the date on which such notice is given) of any such voluntary prepayment, which notice, once given, shall be irrevocable;

                (ii) all such partial voluntary prepayments shall (x) in the case of Dollar Loans, be in an aggregate Principal Amount of multiples of U.S.$5,000,000 and (y) in the case of Gold Loans, be in an aggregate Principal Amount of multiples of 10,000 ounces of Gold;

                (iii) the Borrower shall, simultaneously with providing the notice referred to in sub-clause (a)(i), provide the Administrative
                                 -----------------
           Agent with certified copies of relevant Approvals from Chile (including the Central Bank) and such other evidence as the Administrative Agent may reasonably require in connection with any Approval required or advisable in connection with such prepayment;

      (iv) no such partial prepayment shall be made prior to the Project Completion Date unless, in connection with such prepayment, all the Banks shall have received evidence satisfactory to them from the Borrower to the effect that, following such proposed prepayment, the Borrower shall have sufficient funds available to it in order to achieve Project Completion in the manner contemplated by the Development Plan; and

                (v) the Administrative Agent shall have received evidence of the termination of any Hedging Agreement or any Interest Rate Protection Agreement relating to the prepaid Gold Loans or Dollar Loans, as the case may be.

           (b) shall, on each Payment Date prior to the Final Maturity Date, make a mandatory repayment of each type of Loan outstanding on such date in a Principal Amount equal to the lesser of (i) quotient of (x) the aggregate Principal Amount of such type of Loan outstanding on such date (before giving effect to all other prepayments or repayments required to be made on such date) divided by (y) the aggregate number of Payment Dates scheduled to occur on such date and thereafter to (and including) the Final Maturity Date, and (ii) the aggregate Principal Amount of Loans outstanding on such Payment Date; provided, however, that (A) any
                                        --------  -------
      prepayment of the Principal Amount of any Loans made prior to such Payment Date pursuant to clause (a), (c), (d), (e) or (f) shall, for purposes of
                       ----------  ---  ---  ---    ---
      calculating the Principal Amount of each type of Loans pursuant to sub-
                                                                         ---
      clause (b)(i)(x), be added back to the Principal Amount of Loans actually
      ----------------
      outstanding on such Payment Date, and (B) for the purposes of calculating the amount to be repaid pursuant to the foregoing provisions of this clause any prior prepayment of the Principal Amount of any type of Loan of the nature referred to in clause (A) shall be allocated pro rata to the types of Loans then outstanding (and, for such purposes, if the type of Loan previously prepaid is different to the type of any Loan scheduled to be repaid pursuant to this clause then such pro rata allocation shall be made by converting (at the Gold equivalent or Dollar equivalent thereof, as the case may be, calculated at the relevant Payment Date) Loans outstanding on such Payment Date into the type of Loan which was prepaid prior to such Payment Date.

           (c) shall, within three Business Days after:

                (i) any Business Day on which Gold Loans are outstanding and on which:

                      (x) the Dollar equivalent (calculated as at such Business
                Day) of the Principal Amount of all Gold Loans outstanding on such Business Day exceeds
      -------

                      (y) one hundred and fifty percent (150%) of the Dollar
                equivalent (calculated at the Loan Base Price) of the aggregate Principal Amount of such outstanding Gold Loans,

           or

                (ii) any period of 20 consecutive days during which Gold Loans are outstanding and on each day of which:

                      (x) the Dollar equivalent of the Principal Amount of all
                Gold Loans outstanding on each such day

      exceeds
      -------

                      (y) one hundred thirty-three and one-third percent
                (133 1/3%) of the Dollar equivalent (calculated at the Loan Base Price) of the aggregate Principal Amount of such outstanding Gold Loans on each such day,

      at the Borrower's discretion do any of the following: (1) make a mandatory prepayment of Gold Loans then outstanding in an aggregate Principal Amount for all such Gold Loans having a Dollar equivalent at least equal to the Dollar equivalent of the excess described in clause (c)(i) or (ii), as the
                                                   -------------    ----
      case may be (in the case of clause (c)(ii), calculated as of the last day
                                  --------------
      of the relevant 20 day period); (2) arrange for the provision of collateral (other than collateral already subject to (or required to be subject to) any Collateral Agreement) in a form and on terms acceptable to all the Banks with a value at least equal to the Dollar equivalent of such excess; or (3) convert, subject to clause (e), Section 5.3 and to the last
                                         ----------  -----------
      paragraph of Section 2.3, all Gold Loans into Dollar Loans with an initial
                   -----------
      Interest Period of one month or such other Interest Period as may be requested by the Borrower (and, in connection with such conversion, the Borrower shall supply all items of documentation referred to in clause (c)
                                                                      ----------
      of Section 2.3).  In the absence of any election by the Borrower as
         -----------
      aforesaid the Borrower shall be deemed to have elected to make the mandatory prepayment referred to in clause (c)(1) on the date which is
                                          -------------
      three Business Days after the occurrence of the event described in clause
                                                                         ------
      (c)(i) or clause (c)(ii), as the case may be.
      ------    --------------

           (d) shall, on each date (a "Cash Flow Prepayment Date") which is the
                                       -------------------------
      last day of the Interest Period first expiring on or following the tenth Business Day after each Payment Date, prepay all Loans outstanding on such Cash Flow Prepayment Date in a Principal Amount equal to the Cash Flow Prepayment Percentage of Historical Net Cash Flow for the six-month period ending on such Payment Date, and, in the event that the Cash Flow Prepayment Date shall occur on a date which is later than the tenth Business Day following the relevant Payment Date then the Borrower shall (without prejudice to its obligation to make the prepayment referred to in this clause), on the tenth such Business Day, deposit an amount equal to the amount of the required prepayment into the Proceeds Sub-Account (Debt Service Reserve-Prepayment Proceeds).

           (e) shall, on each effective date of (and simultaneously with, and as a condition to) a conversion of (i) Gold Loans into Dollar Loans pursuant to Section 2.3 or 5.1 or clause (c)(3), make a mandatory prepayment of the
         -----------    ---    -------------
      Dollar Loans outstanding (or to be outstanding) on such date in a Principal Amount equal to the product of (x) the excess, if any, of (A) the London Price in effect two Business Days prior to such date, less (B)
                                                                       ----
      the Loan Base Price with respect to such Gold Loans, multiplied by (y) the Principal Amount of the Gold Loans converted, and (ii) Dollar Loans into Gold Loans pursuant to Section 2.3 or 5.1, make a mandatory repayment of
                             -----------    ---
      the Gold Loans outstanding (or to be outstanding) on such date in a Principal Amount equal to the excess, if any, of (x) the Gold equivalent (calculated at the date of conversion) of the Principal Amount of Dollar Loans converted, less (y) the Gold equivalent (calculated at the date of
                       ----
      conversion utilising the Loan Base Price with respect to the Dollar Loans converted) of the Principal Amount of the Dollar Loans converted.

           (f) shall, on each date of receipt of proceeds of any insurance policy which are required by the terms of clauses (c)(i) and (iv) of
                                                --------------     ----
      Section 8.1.7 to be applied against the Loans, make a mandatory prepayment
      -------------
      of the Loans outstanding on such date in a Principal Amount equal to the amount of such proceeds.

      Each repayment or prepayment of any Loans made pursuant to this Section shall be without premium or payment of any other additional amount, except as may be required pursuant to Section 5.3. Any repayment or prepayment of the
                            -----------
Principal Amount of any Loans shall include accrued interest on the date of repayment or prepayment on the Principal Amount being repaid or prepaid. Any repayment or prepayment of the Principal Amount of the Loans pursuant to this Section (excluding, however, clauses (a), (c) or (e)) shall be applied ratably
                                     ---  ---    ---
between types of Loans. Amounts repaid or prepaid may not be re-borrowed. For the avoidance of doubt, unless any of the foregoing clauses requires otherwise,

Gold Loans and Dollar Loans required to be repaid or prepaid pursuant to this Section shall be paid or prepaid in Gold and Dollars, respectively.

      SECTION 3.2. INTEREST PAYMENTS. The Borrower shall make payments of interest in accordance with this Section.

      SECTION 3.2.1. RATE. The Borrower shall pay interest on the Principal Amount of the Loans outstanding from time to time prior to and at Maturity at a rate per annum equal to (a) in the case of each Gold Loan, the sum of the Gold Base Rate for Gold Loans as in effect from time to time plus the Applicable Margin in respect of such Gold Loan as in effect from time to time, and (b) in the case of each Dollar Loan (excluding, however, the Principal Amount of the Dollar Loans made on the Borrowing Date prior to their conversion into Gold Loans pursuant to the provisions of the final paragraph of Section 2.2), the sum
                                                           -----------
of the LIBO Rate for Dollar Loans as in effect from time to time plus the Applicable Margin in respect of such Dollar Loans as in effect from time to time.

      SECTION 3.2.2. POST-MATURITY RATE. After the Maturity of all or any portion of the Principal Amount of the Loans or after any other Obligations shall have become due and not been paid, the Borrower shall pay interest (after as well as before judgment) on:

           (a) the Principal Amount of each Gold Loan so matured or on any such other Obligations due and payable in Gold, at a rate per annum equal to the sum of (i) the Gold Base Rate for such Interest Periods (not exceeding three months) as the Administrative Agent may from time to time select,
      (ii) the Applicable Margin in respect of such Gold Loan plus (iii) two percent (2%); and

           (b) the Principal Amount of each Dollar Loan so matured or on any such other Obligations due and payable in Dollars, at a rate per annum equal to the sum of (i) the LIBO Rate for such Interest Periods (not exceeding three months) as the Administrative Agent may from time to time select, (ii) the Applicable Margin in respect of such Dollar Loan plus
      (iii) two percent (2%).

      SECTION 3.2.3. PAYMENT DATES. Interest accrued on each Loan shall be payable, without duplication, on:

           (a) the last day of each Interest Period with respect to such Loan (and, in addition to such day, if such Interest Period shall exceed three months, on each date which is the last day of each successive three-monthly period occurring during such Interest Period commencing with the first three month period commencing on the first day of such Interest Period);

           (b)  the Maturity of such Loan; and

      (c) with respect to any portion of any Loan repaid or prepaid pursuant to
      Section 3.1, 5.1 or 5.5 the date of such repayment or prepayment, as the
      -----------  ---    ---
      case may be.

Interest accrued on each Loan after the Maturity thereof and interest on other overdue amounts, shall be payable upon demand. The amount of accruing interest on any Loans shall be calculated during each Interest Period applicable thereto by the Administrative Agent on the daily outstanding Principal Amount of such Loans.

      In the event that, prior to the payment of any interest on any Loan maintained by any Political Risk Bank, the Borrower shall have made any payment to or on behalf of such Political Risk Bank in respect of premiums payable in connection with Political Risk Insurance maintained by such Political Risk Bank and, in accordance with the terms and conditions of the arrangements entered into between the Borrower and such Political Risk Bank with respect to Political Risk Insurance, such payment is to be credited against the amount of interest payable hereunder then the amount of such interest shall be paid net of such payment; provided, however, that for all purposes of this Agreement and each
         --------  -------
other Loan Document the Borrower shall be deemed to be required to pay the full amount of interest referred to in this Agreement without reference to any such arrangements unless the Administrative Agent shall have received notice from the relevant Political Risk Bank not less than five (5) Business Days prior to the relevant interest payment date giving details of the lesser amount of interest payable to such Political Risk Bank on such interest payment date.

      SECTION 3.2.4. RATE DETERMINATIONS. All determinations by the Administrative Agent of the rate of interest applicable to any Loan shall be conclusive absent manifest error.

      SECTION 3.3.    COMMISSIONS.  The Borrower (or, in the case of Section
                                                                     -------
3.3.1, each of the Guarantors on an equal and several basis) confirms and agrees
-----
that it will pay the commissions set forth in this Section. All commissions once paid shall be non-refundable.

      SECTION 3.3.1. PARTICIPATION COMMISSION. To the Administrative Agent for the account of the Banks and on the Effective Date, a participation commission in the amount of U.S.$127,500 for each Bank (or, in the case of Credit Lyonnais and Credit Lyonnais Canada, $63,750).

      SECTION 3.3.2. COMMITMENT COMMISSION. To the Administrative Agent for the account of each Bank, for the period (including any portion thereof when its Commitment is suspended by reason of any Obligor's inability to satisfy any condition of Article 6) commencing on the Effective Date and continuing through
             ---------
the Commitment Termination Date, a commitment commission at the rate of three-eighths of one percent (0.375%) per annum on such Bank's Percentage of the daily average unused portion of the Total Commitment Amount. The commitment commissions described in this Section shall be payable in arrears on the earlier to occur of the Borrowing Date and the Commitment Termination Date.

      SECTION 3.3.3. AGENTS' COMMISSIONS. To each Agent, for its own account, commissions in accordance with the terms of the letters, dated November 18, 1994, from the Agents to the Guarantors.

      SECTION 3.3.4. COMMISSIONS PAYMENTS TO BE MADE IN DOLLARS. All commissions payable under Section 3.3 shall be payable in Dollars.
                          -----------


                          ARTICLE 4.  PROJECT ACCOUNTS
                          ----------------------------

      SECTION 4.1.    CONSTRUCTION ACCOUNT.

           (a) The Borrower shall promptly deposit all the proceeds of the Dollar Loans made on the Borrowing Date and of the Required Guarantor Contribution made on or prior to the Borrowing Date into a single purpose account (the "Construction Account") established by the Borrower in New
                    --------------------
      York City in its name with the Project Account Bank (U.S.). In addition, the Borrower shall promptly deposit all monies received by it pursuant to the provisions of Section 3.1 of the AGI Support Agreement into the
                        -----------
      Construction Account.

           (b) For the purposes of facilitating the remission of Dollars from the Construction Account and the payment of invoices in respect of Project Costs denominated in Pesos the Borrower may establish a single purpose account denominated in Pesos (the "Construction Sub-Account (Chile)"), in
                                         --------------------------------
      Santiago in the Borrower's name with the Project Account Bank (Chile).
      All free Peso cash balances maintained by the Borrower as at the Borrowing Date shall be deposited into the Construction Sub-Account (Chile) on the Borrowing Date. For the purposes of the foregoing, and to the extent permitted by Applicable Law and the Foreign Investment Contract, (i) the Project Account Bank (U.S.) may on the first day of each calendar month remit Dollars contained in the Construction Account to the Project Account Bank (Chile) (for immediate conversion by the Project Account Bank (Chile) into Pesos and the deposit of such Pesos into the Construction Sub-Account (Chile)) in an amount not in excess of the excess, if any, of (x) the equivalent in Dollars of the amount calculated pursuant to the penultimate sentence of clause (c) with respect to such calendar month, less (y)
                  ----------
      balances standing to the credit of the Construction Sub-Account (Chile) on such day which are not then expected to be required to fund the payment of Project Costs already incurred or expected to be incurred, and (ii) the Project Account Bank

      (Chile) and the Borrower shall obtain all Approvals, and take all action, as the Administrative Agent deems necessary or advisable to comply with Applicable Law and to protect the Bank Parties' interests in all balances standing to the credit of the Construction Sub-Account (Chile). Any amount received by the Borrower in respect of any refund of IVA relating to the IVA Advance shall be deposited into the Construction Sub-Account (Chile).

           (c) No amount other than bona fide Project Costs (which shall be reflected in the Development Plan) and (to the extent then permitted to be paid pursuant to Section 8.2.7) repayments of the IVA Advance may be
                       -------------
      disbursed on the instructions of the Borrower or otherwise from the Construction Account or the Construction Sub-Account (Chile); provided,
                                                                    --------
      however, that any Borrower Project Costs which are scheduled, pursuant to
      -------
      the Development Plan, to be incurred in any one calendar month may be incurred and paid for in any prior calendar month; provided, further,
                                                         --------  -------
      however, that the aggregate amount of such accelerated Borrower Project
      -------
      Costs incurred in any one calendar month may not exceed 10% of the aggregate Borrower Project Costs scheduled to be incurred during such calendar month and the aggregate of all such accelerated Borrower Project Costs shall not exceed 5% of all Borrower Project Costs scheduled to be incurred in connection with the Refugio Project during the Project Period, in each case as set forth in the Development Plan. In addition, the amount of Dollars that may be remitted from the Construction Account to the Construction Sub-Account (Chile) during any one calendar month may not exceed the Dollar equivalent (calculated at the then prevailing market rates) of those Peso-denominated Project Costs scheduled to be paid during such month pursuant to the Approved Budget. For the avoidance of doubt, amounts may be disbursed from the Construction Sub-Account (Chile) to those bank accounts referred to in Section 8.2.16 (subject to the limits
                                         --------------
      set forth thereon) for the purpose of funding the payment of Project Costs otherwise permitted to be paid from the Construction Sub-Account (Chile) pursuant to this Section.

           (d) To the extent there are balances standing to the credit of the Construction Account and/or the Construction Sub-Account (Chile) at the Project Completion Date, such balances will, to the extent permitted by Applicable Law and the Foreign Investment Contract, be transferred to the Proceeds Account and/or the Proceeds Sub-Account (Chile), respectively.
      To the extent that such balances are not permitted by Applicable Law to be transferred as aforesaid then the such balances may only be disbursed for the purposes, and in the manner set forth, in clauses (c), (d) and (e) of
                                                    -----------  ---     ---
      Section 4.2 as if references therein to the Proceeds Accounts and the
      -----------
      Proceeds Sub-Account (Chile) were references to the

      Construction Account and the Construction Sub-Account (Chile), respectively.

           (e) At any time when any Default or any Milestone Failure shall have occurred and be continuing but prior to the occurrence of an Enforcement Event, the Borrower may only request or direct the relevant Project Account Bank to disburse funds (including Dollars remitted from the Construction Account to the Construction Sub-Account (Chile) pursuant to clause (b)) from the Construction Account and the Construction Sub-Account
      ----------
      (Chile) for the purpose of payment of costs referred to below and shall be paid in the following order of priority:

                (i) first, for payment of those Project Costs otherwise
                    -----
           permitted by clause (c) (other than Project Costs referred to in
                        ----------
           clauses (e)(ii) and (e)(iii)) which are necessary to permit the
           ---------------     --------
           achievement of Project Completion; provided, however, that no such
                                              --------  -------
           amount may be disbursed in respect of the payment of any such Project Cost which, in the reasonable opinion of the Required Banks (acting in consultation with the Independent Consultant), are not necessary to permit the achievement of Project Completion. All Project Costs in respect of which amounts are permitted to be disbursed from the Construction Account or the Construction Sub-Account (Chile) pursuant to this clause are referred to herein as "Required Completion
                                                     -------------------
           Expenditures";
           ------------

                (ii) second, for payment of the Principal Amount of Loans, all
                     ------
           interest accrued thereon and other payment Obligations (other than as referred to in clause (e)(iii)) of the Borrower then due and owing;
                          ---------------
           and

                (iii) third, for payments in respect of Hedging Agreements or
                      -----
           Interest Rate Protection Agreements entered into directly by the Borrower in accordance with Section 8.1.10 or 8.1.11, respectively.
                                       --------------    ------

           (f) For the avoidance of doubt, references in this Agreement to the Construction Account shall not, and shall not be deemed to, include a reference to the Construction Sub-Account (Chile).

      SECTION 4.2.    PROCEEDS ACCOUNT.

           (a) The Borrower shall promptly deposit all proceeds of the export and sale of Project Output, all proceeds derived from the exercise of any Hedging Agreement or Interest Rate Protection Agreement and (to the extent required pursuant to Section 8.1.7) all proceeds payable in a currency
                           -------------
      other than Pesos under policies of insurance maintained by the Borrower relating to loss or damage to the Project Assets or Production into a sub-account (the "Proceeds Sub-
                                                                ------------
      Account (Collateral Collections)) of a single purpose offshore account
      --------------------------------
      (the "Proceeds Account") established by the Borrower in New York City in
            ----------------
      its name with the Project Account Bank (U.S.). The Borrower shall promptly deposit (i) to the extent required pursuant to Section 8.1.7, all
                                                              -------------
      proceeds payable in a currency other than Pesos under policies of insurance maintained by the Borrower relating to matters other than the loss or damage to the Project Assets or Production, and (ii) to the extent permitted by Applicable Law, all other amounts (other than amounts received after the Project Completion Date by way of refunds of IVA) received by it in connection with the Refugio Project into a second sub-account of the Proceeds Account (the "Proceeds Sub-Account (Other
                                            ---------------------------
      Collections)"; and, collectively with the Proceeds Sub-Account (Collateral
      ------------
      Collections), the "Proceeds Account").  The Borrower shall not deposit or
                         ----------------
      transfer any funds other than the amounts referred to in the first sentence of this clause into the Proceeds Sub-Account (Collateral Collections). The Borrower shall, to the extent not permitted by Applicable Law to deposit such amounts to the Proceeds Sub-Account (Other Collections), promptly deposit all other amounts received by it in connection with the Refugio Project and, in addition, amounts received after the Project Completion Date by way of refunds of IVA into the Proceeds Sub-Account (Chile).

           (b) On the Release Date and on each Payment Date thereafter (after giving effect to all payments due to be made on such date and the amount of each payment scheduled to be paid by the Borrower (or remitted by the Borrower to the Proceeds Sub-Account (Debt Service Reserve - Prepayment Proceeds)) within ten Business Days after such Payment Date pursuant to clause (d) of Section 3.1), the balance standing to the credit of the
      ----------    -----------
      Proceeds Account shall be in excess of the amount (such amount, the "Required CapEx Balance") of the Project Capital Costs scheduled to be
      -----------------------
      paid in accordance with the Cash Flow Schedule during the six month period commencing on the Release Date or such Payment Date, as the case may be.

           (c) No amount other than amounts referred to in this clause shall be disbursed on the instructions of the Borrower or otherwise from either the Proceeds Account or the Proceeds Sub-Account (Chile); provided, however,
                                                            --------  -------
      that any Borrower Project Costs which are scheduled, pursuant to the Development Plan, to be incurred in any one calendar month may be incurred and paid for in any prior calendar month; provided, further, however, that
                                                --------  -------  -------
      the aggregate amount of such accelerated Borrower Project Costs incurred in any one calendar month may not exceed 10% of the aggregate Borrower Project Costs scheduled to be incurred during such calendar month and the aggregate of all such accelerated Project Costs shall not exceed 5%
      of all Borrower Costs scheduled to be incurred in connection with the Refugio Project during the Project Period, in each case as set forth in the Development Plan. On the terms and subject to the conditions of this Agreement (including Section 4.4), the Project Account Bank (U.S.) shall,
                           -----------
      on instructions of the Borrower, disburse funds from the Proceeds Account for application in the following order of priority:

                (i) for payment of bona fide Project Costs (excluding, however, Project Costs of the nature referred to in clauses (c)(ii) and
                                                      ---------------
           (c)(iii)) then payable by the Borrower (and for which moneys have not
           --------
           been previously or are not being simultaneously disbursed from the Proceeds Account or any other Project Account) and not otherwise restricted from being paid pursuant to the terms of this Agreement or any other Loan Document;

                (ii) for payment of the Principal Amounts of Loans (other than pursuant to clause (d) of Section 3.1), all interest accrued thereon
                       ----------    -----------
           and other payment Obligations (other than as referred to in clause
                                                                       ------
           (c)(iii)) of the Borrower then due and owing;
           --------

                (iii) for payments in respect of Hedging Agreements or Interest Rate Protection Agreements entered into directly by the Borrower in accordance with Section 8.1.10 or 8.1.11, respectively;
                           --------------    ------

                (iv) subject to the first proviso to clause (b) of Section 4.3,
                                    -----            ----------    -----------
           for deposit to the Proceeds Sub-Account (Debt Service Reserve) to the extent necessary to ensure that the amount standing to the credit thereof is not less than the Required Debt Service Reserve Balance;

                (v) for payment of the Principal Amounts of Loans, or transfer of monies to the Proceeds Sub-Account (Debt Service Reserve - Prepayment Proceeds) in respect thereof, in each case together with interest accrued thereon pursuant to clause (d) of Section 3.1;
                                                ----------    -----------

                (vi) upon the Release Date, for transfer of the Required Stamp Duty Amount as at the Release Date to the Proceeds Sub-Account (Debt Service Reserve -Stamp Duty), and at all times after the Release Date to ensure that the balance standing to the credit of the Proceeds Sub-Account (Debt Service Reserve -Stamp Duty) is not less than the Required Stamp Duty Amount as at such time; and

                (vii) for payment of amounts as and when permitted to be made pursuant to Section 8.2.7.
                       -------------

      (d) For the sole purpose of facilitating the remission of Dollars from the Proceeds Account to Chile in order to fund the payment of invoices in respect of Project Costs denominated in Pesos pursuant to clause (c)(i),
                                                                -------------
      the Borrower may establish a single purpose account denominated in Pesos (the "Proceeds Sub-Account (Chile)") in Santiago in the Borrower's name
            ----------------------------
      with the Project Account Bank (Chile). For the purposes of the foregoing, and to the extent permitted by Applicable Law and the Foreign Investment Contract, the Project Account Bank (Chile) and the Borrower shall obtain all Approvals, and take all action, as the Administrative Agent deems necessary or advisable to comply with Applicable Law and to protect the Bank Parties' interests in all balances standing to the credit of the Proceeds Sub-Account (Chile). All amounts received by the Borrower in respect of the proceeds of any disposition of Project Assets (subject always to the provisions of this Agreement and the Chilean Security Agreements and excluding proceeds from the sale of Project Output) together with any amounts received by the Borrower in connection with the expropriation or other taking of any Project Assets as a result of any action of the nature referred to in clause (b) or (c) of Section 9.1.12,
                                          ----------    ---    --------------
      shall be deposited into such bank account in the U.S. which is pledged to the Bank Parties as the Administrative Agent shall direct. The amount of Dollars that may be remitted from the Proceeds Account to the Proceeds Account Bank (Chile) for conversion into Pesos and deposit into the Proceeds Sub-Account (Chile) during any one calendar month may not exceed the excess, if any, of (i) the Dollar equivalent (calculated at the then prevailing market rates) of those Peso-denominated Project Costs described in clause (c)(i) scheduled to be paid during such month pursuant to the
         -------------
      Cash Flow Schedule, less (ii) balances standing to the credit of the Proceeds Sub-Account (Chile) on such day which are not then expected to be required to fund the payment of Project Costs already incurred or expected to be incurred. Any Dollars so remitted shall immediately be converted by the Project Account Bank (Chile) into Pesos and deposited into the Proceeds Sub-Account (Chile).

           For the avoidance of doubt, amounts may be disbursed from the Proceeds Sub-Account (Chile) to those accounts referred to (and subject to the limitations contained) in Section 8.2.16 (subject to the limits set
                                    --------------
      forth therein) for the purpose of funding the payment of Project Costs otherwise permitted to be paid from the Proceeds Sub-Account (Chile) pursuant to this Section.

           (e) At any time when any Default shall have occurred and be continuing but prior to the occurrence of an Enforcement Event and subject to the provisions of clause (c)(ii) of Section 4.4, the Borrower may
                           --------------    -----------
      instruct the relevant Project Account Bank only to disburse funds

      (including Dollars remitted from the Proceeds Account to the Proceeds Sub-Account (Chile) pursuant to clause (d)) from the Proceeds Account and the
                                  ----------
      Proceeds Sub-Account (Chile) for the purpose of payment of costs referred to below and shall be paid in the following order of priority:

                (i) first, for payment of such Project Costs (other than Project
                    -----
           Costs referred to in clauses (e)(ii) and (e)(iii)) which are
                                ---------------     --------
           necessary in order to maintain the Mine in normal working condition; provided, however, that no such amount may be disbursed in respect of
           --------  -------
           the payment of any such Project Cost which, in the reasonable opinion of the Required Banks (acting in consultation with the Independent Consultant) shall not be necessary to maintain the Mine in normal working condition. All Project Costs in respect of which amounts are permitted to be disbursed from the Proceeds Account or the Proceeds Sub-Account (Chile) pursuant to this clause are referred to herein as "Required Maintenance Expenditures";
            ---------------------------------

                (ii) second, for payment of the Principal Amounts of Loans, all
                     ------
           interest accrued thereon and other payment Obligations (other than as referred to in clause (e)(iii)) of the Borrower then due and owing;
                          ---------------
           and

                (iii)  third, for payments in respect of Hedging Agreements and
                       -----
           Interest Rate Protection Agreements entered into directly by the Borrower in accordance with Section 8.1.10 or 8.1.11 respectively.
                                       --------------    ------

           (f) For the avoidance of doubt, references in this Agreement to the Proceeds Account shall not, and shall not be deemed to, include a reference to any of the Proceeds Sub-Account (Chile), the Proceeds Sub-Account (Debt Service Reserve), the Proceeds Sub-Account (Debt Service Reserve - Prepayment Proceeds) or the Proceeds Sub-Account (Debt Service Reserve - Stamp Duty).

      SECTION 4.3.    PROCEEDS SUB-ACCOUNT (DEBT SERVICE RESERVE), ETC.

           (a) The Borrower shall establish three single purpose sub-accounts (the "Proceeds Sub-Account (Debt Service Reserve"), the "Proceeds Sub-
            ------------------------------------------         ------------
      Account (Debt Service Reserve-Prepayment Proceeds"), and the "Proceeds
      -------------------------------------------------             --------
      Sub-Account (Debt Service Reserve - Stamp Duty") respectively) of the
      ----------------------------------------------
      Proceeds Account.

           (b) On all dates commencing with the Release Date the balance standing to the credit of the Proceeds Sub-Account (Debt Service Reserve) shall be in excess of the sum (such sum, the "Required Debt Service Reserve Balance") of (i) the
                          -------------------------------------
      aggregate Dollar equivalent (calculated, in the case of any then outstanding Gold Loans, as at such date) of the Principal Amount of Loans scheduled to be repaid pursuant to clause (b) of Section 3.1) during the
                                         ----------    -----------
      six month period commencing on such date, and (ii) the aggregate Dollar equivalent (calculated, in the case of any then outstanding Gold Loans, as aforesaid) of the aggregate amount of interest to accrue on the Loans during such period (calculated, with respect to any Loan in the case of any portion of such period which shall occur after the termination of any Interest Period then applicable to such Loan, on the basis of an Interest Period of six months duration and calculated on the basis of the Political Risk Premium as in effect on the relevant date of calculation); provided,
                                                                      --------
      however, that, notwithstanding the foregoing, (x) in the event that on any
      -------
      Payment Date there are insufficient balances standing to the credit of the Proceeds Account to make the repayment of any instalment of the Principal Amount of the Loans and interest accrued thereon (including, for the avoidance of doubt, that portion of the Applicable Margin constituted by the Political Risk Premium) then required to be paid or (y) in the event that on the date on which any Principal Amount of any Loan is required to be prepaid, or any amount is required to be deposited into the Proceeds Sub-Account (Debt Service Reserve-Prepayment Proceeds) within ten Business Days of any Payment Date pursuant to clause (d) of Section 3.1, there are
                                           ----------    -----------
      insufficient amounts standing to the credit of the Proceeds Account to make such prepayment or deposit, then, in each such case, the balance standing to the credit of the Proceeds Sub-Account (Debt Service Reserve) may be less than the Required Debt Service Reserve Balance but only to the extent that such depletion is caused by application of the proceeds of the Proceeds Sub-Account (Debt Service Reserve) to fund such payments or deposits; and provided, further, however, that the Required Debt Service
                    --------  -------  -------
      Reserve Balance shall be required to be maintained again within 60 days of such Payment Date. The Borrower shall promptly notify the Administrative Agent of any intention to deplete the Proceeds Sub-Account (Debt Service Reserve) in the manner referred to in this proviso.

           (c) On the terms and subject to the conditions of this Agreement, the Borrower may instruct the Project Account Bank (U.S.) to disburse funds from the Proceeds Sub-Account (Debt Service Reserve) for application for payment of the Principal Amounts of Loans and all interest accrued thereon then due and owing.

           (d) Subject to clause (c)(ii) of Section 4.4, (i) amounts previously
                          --------------    -----------
      deposited to the Proceeds Sub-Account (Debt Service Reserve-Prepayment Proceeds) pursuant to clause (d) of Section 3.1 may only be utilized to fund any prepayment
      ----------    -----------
      required to be made pursuant to such clause, and (ii) amounts previously deposited to the Proceeds Sub-Account (Debt Service Reserve - Stamp Duty) may only be utilized to fund the payment of any stamp duty due and payable in connection with the Supplemental Notes. If at any time the balance of the Proceeds Sub-Account (Debt Service Reserve - Stamp Duty) exceeds the Required Stamp Duty Amount at such time then the Borrower may instruct the Proceeds Account Bank (U.S.) to transfer such excess to the Proceeds Account.

           (e) If on the last Business Day of any calendar month the balance of the Proceeds Sub-Account (Debt Service Reserve) exceeds the Required Debt Service Reserve Balance calculated on such date and if no Default shall then have occurred and be continuing, the Borrower may instruct the Proceeds Account Bank (U.S.) to transfer such excess on such date to the Proceeds Account.

           (f) No amounts other than amounts referred to in clauses (c) and (e)
                                                            -----------     ---
      and in the first proviso to clause (b) may be disbursed from the Proceeds
                 -------------    ----------
      Sub-Account (Debt Service Reserve).

           (g) Without prejudice to any provision of any Collateral Agreement, at any time when any Default shall have occurred and be continuing, no withdrawal may be directed by the Borrower from the Proceeds Sub-Account (Debt Service Reserve).

           (h) For the avoidance of doubt, references in this Agreement to the Proceeds Sub-Account (Debt Service Reserve) shall not be deemed to include a reference to either the Proceeds Sub-Account (Debt Service Reserve - Prepayment Proceeds) or the Proceeds Sub-Account (Debt Service Reserve - Stamp Duty).

      SECTION 4.4.    GENERAL PROVISIONS RELATING TO THE PROJECT ACCOUNTS.

           (a) The Borrower shall deposit moneys to, and moneys shall be disbursed from, the Project Accounts solely for the purposes described in this Article. Without prejudice to the provisions of Section 8.1.12, the
                                                            --------------
      Borrower shall not deposit into any Project Account any moneys other than moneys derived from, or received in connection with, the Refugio Project.

           (b) Without prejudice to any provision of any Collateral Agreement, at any time when any Enforcement Event shall have occurred and be continuing, no withdrawal may be made from any Project Account without the prior written consent of the Required Banks.

                (c) (i) Any repayment of the Principal Amount of any Loans to be made from any Project Account shall (without prejudice to the right of the Administrative Agent or any Bank to obtain such repayment or prepayment of any Obligation from any other source, including the other Project Accounts) be made (x) in the case of Dollar Loans, in Dollars by disbursing from the relevant Project Account to the Administrative Agent an amount sufficient to provide for such repayment or prepayment, or (y) in the case of Gold Loans, in ounces of Gold by disbursing from the relevant Project Account to Rothschild or any other member of the LBMA reasonably acceptable to the Administrative Agent an amount sufficient to provide for such repayment or prepayment in ounces of Gold with irrevocable instructions to transfer such ounces of Gold to the account of the Administrative Agent referred to in clause (a) of Section 5.8.
                                               ----------    -----------

                (ii) If there are insufficient funds in the Proceeds Account, the Proceeds Sub-Account (Debt Service Reserve) or the Proceeds Sub-Account (Debt Service Reserve - Prepayment Proceeds) for any repayment or prepayment of the Principal Amount of any Loans required to be made with balances standing to the credit thereof, the Proceeds Account, the Proceeds Sub-Account (Debt Service Reserve), the Proceeds Sub-Account (Debt Service Reserve-Prepayment Proceeds) and the Proceeds Sub-Account (Debt Service Reserve - Stamp Duty) shall each be disbursed in full, (x) in the case of Dollar Loans outstanding at such time, to the Administrative Agent, or (y) in the case of Gold Loans outstanding at such time, to Rothschild or such other member of the LBMA with instructions as aforesaid and, in either such case, the Borrower shall pay any remainder of such repayment or prepayment in accordance with the relevant provisions of
           Section 3.1.
           -----------

           (d) At any time when no Default shall then have occurred and be continuing and subject to the terms and conditions of the Foreign Investment Contract, the Borrower shall, to the extent practicable in order to perform its obligations under each Operative Document to which it is a party and to develop the Refugio Project in accordance with the Development Plan, direct the relevant Project Account Bank to invest amounts held in any Project Account in the appropriate type of Cash Equivalent Investments; provided, however, that (i) such Cash Equivalent
                              --------  -------
      Investments are pledged to or otherwise encumbered in favor of the Administrative Agent as security for the Obligations pursuant to the relevant Collateral Agreement or other documentation satisfactory to the Administrative Agent, (ii) in the case of the

      Proceeds Account and the Proceeds Sub-Account (Debt Service Reserve), an aggregate amount of such Cash Equivalent Investments (U.S.) equal to or in excess of the Dollar equivalent (calculated from time to time) of the next succeeding repayment of the Principal Amount of the Loans scheduled to be made pursuant to clause (b) of Section 3.1 shall mature on or prior to the
                       ----------    -----------
      date of such scheduled payment set forth in such clause, (iii) upon the occurrence of an Enforcement Event, the Administrative Agent shall be entitled to direct the relevant Project Account Bank to liquidate such Cash Equivalent Investments, it being expressly understood and agreed that any breakage or other costs arising from such liquidation shall be for the account of the Borrower, and (iv) upon maturity of any Cash Equivalent Investment acquired pursuant to this clause the proceeds thereof (and upon receipt of any interest or other payment in respect of any such Cash Equivalent Investment, the amount of such payment) shall immediately be either deposited into the relevant Project Account or, subject to the provisions of clause (c) and this clause, invested in other appropriate
                    ----------
      Cash Equivalent Investments.

           (e) The Project Accounts (Chile) and the Project Accounts (U.S.) shall be operated, as set forth in this Article 4, by the relevant Project
                                              ---------
      Account Bank acting at the request of the Administrative Agent and pursuant to the terms and conditions of the Project Account Agreement (Chile) and Project Account Agreement (U.S.), respectively, and of this Agreement. The Borrower shall not terminate the appointment of either Project Account Bank or make any change in its instructions to any Person to deposit any amount into any Project Account. The Borrower shall not consent to any amendment, modification or waiver to, or in connection with, any Project Account Agreement.


   ARTICLE 5.  INCREASED COSTS; TAXES; MARKET DISRUPTIONS; GENERAL
   ---------------------------------------------------------------
               PAYMENT PROVISIONS
               ------------------

      SECTION 5.1.    GOLD OR DOLLARS UNAVAILABLE.

           (a) If, prior to the date on which the Administrative Agent shall make any determination of the Gold Base Rate or, as the case may be, the LIBO Rate for any Interest Period, the Administrative Agent shall have determined or shall have been notified (for any reason whatsoever) that:

                (i) in the case of any Gold Loans to be outstanding during such Interest Period, any Bank is, due to circumstances outside its control (including the unavailability of Gold, or the inability of the Banks to determine the Gold Base Rate), unable to conduct transactions in any accessible international gold market and, as a direct result thereof, to make or maintain, in whole or in part, its Gold Loans hereunder; or

                (ii) in the case of any Dollar Loans to be outstanding during such Interest Period, either (x) Dollar certificates of deposit or Dollar deposits, as the case may be, in the relevant amount and for the relevant Interest Period are not available to the Banks in the London interbank market, or (y) by reason of circumstances affecting the Banks in the London interbank market, adequate means do not exist for ascertaining the interest rate applicable hereunder to such Dollar Loan, then the Administrative Agent shall promptly give telephonic notice of such determination confirmed in writing to the Borrower (which determination shall, in the absence of manifest error, be conclusive and binding on the Borrower).

           (b) As soon as practicable following the giving of the notice described in clause (a), the Administrative Agent, the affected Banks and
                   ----------
      the Borrower shall negotiate for a period not exceeding 30 days with a view to agreeing an alternative basis (including an alternative to the Gold Base Rate) for making or maintaining the Loans affected by the circumstances described in clause (a). During such time period interest
                                 ----------
      shall accrue on the Principal Amount of each affected Bank's affected Loans at the rate applicable to such Loans immediately prior to the giving of such notice. If no such alternative basis is agreed within such time period, each affected Bank's affected Loans shall bear interest at a rate per annum equal to the sum of (i) the cost to such Bank of funding such type of Loans (as determined by such Bank which determination shall, in the absence of manifest error, be conclusive and binding on the Borrower) plus (ii) the Applicable Margin as in effect from time to time with respect to such Bank.

           (c) As an alternative to clause (b), the Borrower may at any time
                                    ----------
      elect that the Principal Amount of and interest on all of the Banks' then outstanding Loans which are affected by the circumstances described in clause (a) be immediately converted using the principles set forth in
      ----------
      Section 2.3 into another type of Loans, or if such type of Loans is
      -----------
      unavailable hereunder, be immediately repaid in full (subject, however, to

      Section 5.3).
      -----------

      SECTION 5.2.    INCREASED COSTS, ETC.

           (a) The Borrower agrees to reimburse each Bank for any increase (other than as specifically covered in any other Section of this Article) in the cost to such Bank of making, converting, continuing or maintaining (or of its obligation to make, convert, continue or maintain) any Loans, and for any reduction (other than as specifically covered in any other Section of this Article) in the amount of any sum receivable by such Bank hereunder in respect of making, converting, continuing or maintaining any portion of any such Loans in either case, from time to time by reason of any Regulatory Change (including with respect to Regulation D of the F.R.S. Board), then, in any such event, such Bank shall promptly notify the Administrative Agent and the Borrower thereof stating in reasonable detail the reasons therefor and the additional amount required fully to compensate such Bank for such increased cost or reduced amount. Such notice shall, in the absence of manifest error, be conclusive and binding on the Borrower.

           (b) As soon as practicable following the giving of any notice described in clause (a), the affected Bank, the Administrative Agent and
                   ----------
      the Borrower shall negotiate for a period not exceeding 30 days with a view to avoiding or minimizing the circumstances described in clause (a).
                                                                    ----------
      If no steps mutually agreeable to the affected Bank, the Administrative Agent and the Borrower are decided within such 30 day period, the Borrower may elect either to prepay the Principal Amount of and interest on such affected Bank's then outstanding Loans (subject, however, to Section 5.3)
                                                                   -----------
      or pay, within five days after the expiry of such 30 day period, any additional amount required fully to compensate such affected Bank for the increased cost or reduced amount described in clause (a).
                                                    ----------

      SECTION 5.3. FUNDING LOSSES. In the event any Bank shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of Gold or Dollar deposits or other funds or precious metals acquired by such Bank to make, continue, maintain or convert any portion of the Principal Amount of either type of Loan) as a result of:

           (a) any payment, prepayment or conversion of the Principal Amount of either type of Loan on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Section 3.1 or
                                                              -----------
      otherwise; or

           (b) any action of the Borrower resulting in any Loans not being made, maintained or converted in accordance with the Borrowing Request or the Continuation/Conversion Notice, as the case may be, given therefor;

then, upon the request of such Bank to the Borrower (with a copy to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Bank such amount as will (in the reasonable determination of such Bank) reimburse such Bank for such loss or expense. A statement as to any such loss or expense (including calculations thereof in reasonable detail) shall be submitted by such Bank to the Administrative Agent and the Borrower and shall, in the absence of manifest error, be conclusive and binding on the Borrower.

      SECTION 5.4.    INCREASED CAPITAL COSTS.

           (a) If any Regulatory Change affects or would affect the amount of capital required or expected to be maintained by any Bank or any Person controlling such Bank, and such Bank determines (in its reasonable discretion) that the rate of return on its or such controlling Person's capital is reduced to a level below that which such Bank or such controlling Person could have achieved but for the occurrence of any such Regulatory Change, then, in any such case upon notice from time to time by such Bank to the Borrower, the Borrower may, at its option (i) within five days of receipt of such notice, pay directly to such Bank additional amounts sufficient to compensate such Bank or such controlling Person for such reduction in rate of return or (ii) prepay the Principal Amount of and interest on such affected Bank's then outstanding Loans (subject, however, to Section 5.3). A statement of such Bank as to any such
                  -----------
      additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower. In determining such amount, such Bank may use any method of averaging and attribution that it (in its reasonable discretion) shall deem applicable.

           (b) Notwithstanding clause (a), the Borrower shall not be obligated
                               ----------
      to pay any amount to any Bank in respect of any such reduction in the rate of return or increased cost which arises as a consequence of (i) any law or directive implementing the proposals for international convergence of capital measurement and capital standards published by the Basle Committee on Banking Regulations and Supervisory Practices in July 1988 and/or (ii) the Council of the European Communities Directive of 17 April 1989, on the own funds of credit institutions (89/299/EC) and the Council of the European Communities Directive of 18 December 1989, on a solvency ratio for credit institutions (89/647/EC) to the extent that the impact of any such law or directive can reasonably be calculated at the Effective Date. In addition, no Bank may make any claim for compensation in respect of any such reduction in return or increased cost to the extent that a notification of the event leading to such reduction in the rate or return or increased cost is not given to the Borrower within six months of such Bank's obtaining knowledge thereof.

      SECTION 5.5.    ILLEGALITY.

      (a) If, as the result of any Regulatory Change, any Bank shall determine (which determination, in the absence of manifest error, shall be conclusive and binding on the Borrower) that it is unlawful for such Bank to make either type of Loan, the obligations of such Bank to make any portion of the Principal Amount of such type of Loan shall, upon such determination (and telephonic notice thereof confirmed in writing to the Administrative Agent and the Borrower), forthwith be suspended until such Bank shall become aware that the circumstances causing such suspension no longer exist and shall forthwith notify the Administrative Agent and the Borrower to such effect, at which time the obligation of such Bank to make such type of Loan shall be reinstated.

           (b) If, as the result of any Regulatory Change, any Bank shall determine (which determination, in the absence of manifest error, shall be conclusive and binding on the Borrower) that it is unlawful for such Bank to continue or convert either type of Loan, then, upon notice by such Bank to the Administrative Agent and the Borrower, such Bank shall consult with the Borrower and the Administrative Agent for a period of up to 30 days from the date of such notice, with a view to agreeing upon a mutually acceptable alternative arrangement which will avoid or minimize such illegality. If no steps mutually agreeable to the affected Bank, the Administrative Agent and the Borrower are decided within such 30 day period, the Borrower may, at its option, to the extent not prohibited from doing so by the relevant illegality or unlawfulness, continue or convert (using the principles set forth in Section 2.3) such Bank's then
                                         -----------
      outstanding Loans which are affected by the circumstances described in clause (a) or prepay, within five days after the expiry of such 30 day
      ----------
      period (unless required to do so prior thereto) the Principal Amount of and interest on such affected Bank's then outstanding Loans (subject, however, to Section 5.3).
                  -----------

      SECTION 5.6. TAXES. All payments by the Borrower or any other Obligor of principal of, and interest on, the Loans and all other amounts payable pursuant to this Agreement or any other Loan Document to the Administrative Agent or any other Bank Party shall be made free and clear of, and without deduction for any, present or future income, excise, stamp or other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed (a) in the case of the Borrower, by Chile (including encaje) or by any taxing authority of any other jurisdiction, and (b) in the case of any other Obligor by any taxing authority, in each case other than franchise taxes and taxes imposed on or measured by the recipient's net income or receipts (such items referred to as "Taxes"). In the event that any withholding or deduction from any payment to be
 -----
made by any Obligor hereunder or under any other Loan Document is required in respect of any Taxes pursuant to any Applicable Law, then such Obligor will:

           (a) pay directly to the relevant authority the full amount to be so withheld or deducted;

           (b) promptly forward to the Administrative Agent an official receipt or other documentation satisfactory to the Administrative Agent evidencing such payment to such authority; and

           (c) pay to the Administrative Agent for the account of the Person or Persons entitled thereto such additional amount or amounts as is necessary to ensure that the net amount actually received by such Person will be equal to the full amount such Person would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against any Bank Party with respect to any payment received by such Bank Party hereunder or under any other Loan Document, such Bank Party may pay such Taxes and the relevant Obligor will promptly pay such additional amounts (including any penalties, interest or expenses) as is or are necessary in order that the net amount received by such Person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Person would have received had not such Taxes been asserted.

      If any Obligor fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent, for its own account and/or, as the case may be, the account of the relevant Bank Parties, the required receipts or other required documentary evidence, such Obligor shall indemnify the Administrative Agent or the relevant Bank Parties, as the case may be, for any incremental Taxes, interest or penalties that may become payable by any such Person as a result of any such failure. For purposes of this Section, a distribution hereunder or under any other Loan Document by the Administrative Agent or any Bank Party to or for the account of any Bank Party shall be deemed a payment by the relevant Obligor.

      The Bank Parties agree to cooperate with each Obligor in completing and delivering or filing tax-related forms which would reduce or eliminate any amount of the nature referred to in the first paragraph of this Section required to be deducted or withheld on account of payment made by such Obligor under this Agreement or any other Loan Document; provided, however, that no Bank Party
                                      --------  -------
shall be under any obligation to execute and deliver any such form if, in the opinion of such Bank Party, completion of any such form could result in an adverse consequence with respect to the business or tax position of such Bank Party.

      SECTION 5.7.    MITIGATION.

           (a) In the event that any Obligor makes payment of any amount pursuant to Section 5.4 or 5.6 or that any Bank seeks payment of an amount
                  -----------    ---
      pursuant to Section 5.4 or 5.6
                  -----------    ---

      (including as a result of such Bank no longer qualifying as a "registered financial institution" with the Central Bank) or because of circumstances resulting in the 30 day negotiation period described in clause (b) of
                                                              ----------
      Section 5.1, 5.2 or 5.5, such affected Bank agrees that it will take such
      -----------  ---    ---
      reasonable steps as may reasonably be open to it to mitigate the effects of the circumstances described in the foregoing Sections (such steps to include the transfer of such Bank's Dollar Lending Office and/or Gold Lending Office to another jurisdiction and the application for a Tax Credit); provided, however, that no Bank shall be obligated to (i) take
               --------  -------
      any such steps if, in its opinion, such steps would require it to achieve less than its expected return under this Agreement or would have an adverse effect upon its assets or financial condition or (ii) achieve any particular result or incur any liability to the Borrower by virtue of any such steps resulting in less than complete mitigation of the relevant circumstances.

           (b) If, pursuant to clause (a), any Bank effectively obtains a refund
                               ----------
      of tax or credit (a "Tax Credit") against a payment made by the Borrower
                           ----------
      pursuant to Section 5.6 (a "Tax Payment"), and such Bank is able to
                  -----------     -----------
      identify such Tax Credit as being attributable to such Tax Payment, then such Bank, after actual receipt of such Tax Credit, shall reimburse the Borrower for such amount as such Bank shall reasonably determine to be the proportion of such Tax Credit as shall be reasonably attributable to such Tax Payment; provided, however, that no Bank shall be required to make any
                   --------  -------
      such reimbursement which would cause it to lose the benefit of such Tax Credit or would otherwise adversely affect any matter relating to such Bank in connection with the assessment or payment of any Taxes. Each Bank shall have absolute discretion as to whether to claim any Tax Credit, and if it does so claim, the extent, order and manner in which it does so. No Bank shall be obliged to disclose information regarding its tax affairs or computations to the Borrower.

      SECTION 5.8. PAYMENTS, COMPUTATIONS, ETC. All payments by any Obligor pursuant to this Agreement or (except as otherwise set forth therein) any other Loan Document, whether in respect of Principal Amount, interest or otherwise, shall (except with respect to any repayment or prepayment of the Principal Amount of any Gold Loan or the payment of any interest accrued thereon (each of which shall be payable in Gold) or except as otherwise expressly provided in this Agreement or any other Loan Document) be paid in Dollars. All such payments shall be made by such Obligor:

           (a) if in Gold, to the Administrative Agent for the account of each Bank Party entitled thereto, by delivery of Gold to an unallocated loco London gold account of the Administrative Agent at the Administrative Agent's Gold

      Lending Office, which account shall be designated from time to time by notice to the Borrower from the Administrative Agent; and

           (b) if in Dollars, to the Administrative Agent for the account of each Bank Party entitled thereto, by delivery of Dollars in immediately available funds to an account of the Administrative Agent in New York City at the Administrative Agent's Dollar Lending Office, which account shall be designated from time to time by notice to the Borrower from the Administrative Agent, in either such case for the account of each Bank Party entitled thereto (and, if such payment shall be of less than the amount of the relevant payment Obligation then due and owing, for the pro rata benefit of each Bank Party entitled to
                            --- ----
share in such payment in accordance with its respective portion of the aggregate unpaid amount of similar payment Obligations). All such payments shall be made, without setoff, deduction, or counterclaim, not later than (i) 11:00 a.m., London time, on the date when due if such payment is denominated in Gold, and
(ii) 11:00 a.m., New York City time, on the date when due if such payment is denominated in Dollars. Any payments received hereunder after the time and date specified in this Section shall be deemed to have been received by the Administrative Agent on the next following Business Day. The Administrative Agent shall promptly remit to each Bank its share (calculated as aforesaid), if any, of such payments, in kind. If in Gold, such remittance shall be to an unallocated loco London gold account designated by such Bank to the Administrative Agent by notice from time to time and maintained at its Gold Lending Office, and, if in Dollars, such remittance shall be to an account designated by such Bank to the Administrative Agent by notice from time to time and maintained at its Dollar Lending Office. All interest and commissions shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or commission is payable over a year comprised of 360 days. The Administrative Agent shall, promptly after the first day of each Interest Period with respect to each type of Loan, notify each Bank of the interest rate applicable to such type of Loan during such Interest Period. Subject to clauses (d) and (e) of the
                                                      -----------     ---
definition of "Interest Period", whenever any payment to be made shall otherwise
               ---------------
be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest, if any, in connection with such payment.

      SECTION 5.9. PRORATION OF PAYMENTS. If any Bank shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff, or otherwise) on account of the Principal Amount of or interest on any Loan in excess of its pro rata share of payments then or therewith obtained by
                      --- ----
all Banks entitled thereto upon the Principal Amount of and interest on all Loans (other than, for the avoidance of doubt, any payment received by any Political Risk Bank under any policy of Political Risk Insurance), such Bank shall purchase from the other Banks such participations in Loans held by them as shall be necessary to cause such purchasing Bank to share the excess payment or other recovery ratably with each of them; provided,
                                                                --------
however, that if all or any portion of the excess payment or other recovery is
-------
thereafter recovered from such purchasing holder, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. Each Obligor agrees that any Bank so purchasing a participation from another Bank pursuant to this Section may, to the fullest extent permitted by Applicable Law, exercise all its rights of payment (including pursuant to Section 5.11) with respect to such participation as fully
                       ------------
as if such Bank were the direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Bank receives a secured claim in lieu of a setoff to which this Section applies, such Bank shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Banks entitled under this Section to share in the benefit of any recovery on such secured claim. For the avoidance of doubt, each Bank shall participate in the making of, continuation of, or conversion into, any type of Loans to the extent of its Percentage of the Principal Amount of such type of Loans to be outstanding immediately following the making, continuation or conversion of such Loans.

      SECTION 5.10. MISCELLANEOUS PROVISIONS FOR PAYMENTS IN GOLD. Without duplication of any costs or expenses otherwise charged (directly or indirectly) to any Obligor, all costs and charges to be reasonably incurred by the Administrative Agent or any Bank in connection with the physical delivery of Gold as a result of the making, continuation, conversion, payment, prepayment or repayment of any Gold Loan (including costs and expenses (including United Kingdom Value Added Tax) in respect of collection, shipment, cartage, warehousing, packaging, refining, converting, insurance or otherwise), shall be paid in Dollars directly by the Borrower or, if actually incurred by the Administrative Agent or any Bank, shall be reimbursed in Dollars by the Borrower within three Business Days after demand by the Administrative Agent (for its own account or for the account of such Bank, as the case may be). Any demand for payment of any amount by the Administrative Agent or any Bank hereunder shall be accompanied with supporting documentation in reasonable detail.

      Without affecting any other obligation of any Person hereunder or under any other Loan Document (including the obligation of each Obligor to make payments to any unallocated loco London gold account at the Gold Lending Office of the Administrative Agent pursuant to clause (a) of Section 5.8), if any
                                        ----------    -----------
Obligor shall have physically delivered or arranged for the physical delivery to the Administrative Agent of a number of ounces of Gold that is at least 99% of, and no greater than 101% of, the number of ounces of Gold to be paid, repaid or prepaid

(whether in respect of the Principal Amount of any Gold Loan or any interest thereon or any other Obligation denominated in Gold) hereunder, then such payment, repayment or prepayment shall be deemed to have been made on the date of such delivery; provided, however, that any Gold delivered as aforesaid after
                  --------  -------
11:00 a.m., London time, on any Business Day shall be deemed to have been delivered on the immediately succeeding Business Day; and provided, further,
                                                          --------  -------
however, that, in connection with any physical delivery of Gold as aforesaid, if
-------
any Obligor shall plan to deliver physically or arrange for the physical delivery of a number of ounces of Gold to be paid, repaid or prepaid hereunder, the Borrower shall give notice to the Administrative Agent not less than five Business Days before such payment is due (and if, and to the extent that, such payment, etc. shall be in respect of Obligations owing to any Bank, the Administrative Agent shall promptly thereafter notify such Bank thereof) of the number of ounces of Gold intended to be delivered or arranged to be physically delivered, and any difference between the number of ounces of Gold actually physically delivered and the number of ounces of Gold due to be paid, repaid or prepaid hereunder shall be settled by a compensation payment by the relevant Obligor to the Person (or Persons) entitled to such payment, repayment or prepayment or, as the case may be, by such Person (or Persons) to the relevant Obligor, in each such case equal to the Dollar equivalent (calculated on the second Business Day after notice of such delivery) of the amount of such difference and notified to the Borrower and the relevant Bank (or Banks) no later than the second Business Day preceding such delivery. The Administrative Agent qua Administrative Agent shall have no duty or obligation with respect to
      ---
any part of such compensation payment, except for losses, costs or expenses incurred as a result of its gross negligence or wilful misconduct.

      SECTION 5.11. SETOFF. In addition to and not in limitation of any rights of any Bank Party under Applicable Law, each Bank Party (or any branch thereof) shall, upon the occurrence of any Enforcement Event, have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due), any and all balances, credits, deposits, accounts or moneys of the Borrower and any Intermediate Owner then or thereafter maintained with such Bank Party, as the case may be, in whatever currency or precious metals (including Gold) (and, as security for the Obligations owing to each Bank Party, but not to the exclusion of any other rights such Bank Party may have, the Borrower and each Intermediate Owner hereby grants to each Bank Party a continuing security interest in any and all balances, etc., as aforesaid); provided, however, that any such appropriation and application shall be subject
--------  -------
to the provisions of Section 5.9.  The rights of each Bank Party under this
                     -----------
Section are in addition to any other rights and remedies (including other rights of setoff under Applicable Law or otherwise) which such Bank Party may have.

      SECTION 5.12. CONVERSION UPON ACCELERATION, JUDGMENT CURRENCY, ETC. (a) Upon any Enforcement Event any Bank may, at
its option, and notwithstanding clause(a) of Section 2.3 convert any Gold Loan
                                ---------    -----------
then outstanding into a Dollar Loan. Upon the occurrence of any default in the payment of any Principal Amount of any Gold Loan maintained by any Political Risk Bank in respect of which such Political Risk Bank reasonably believes that it is entitled to, and intends to, make a claim under the relevant policy of Political Risk Insurance for payment of such amount after any applicable grace period, then such Political Risk Bank may, at its option, and notwithstanding clause (a) of Section 2.3, convert such defaulted portion of such Gold Loan into
----------    -----------
a Dollar Loan. For the purpose of computing the Principal Amount of any Loan outstanding after any conversion pursuant to the foregoing two sentences, any such Gold Loan shall be converted into a Dollar Loan having a Principal Amount equal to the Dollar equivalent (calculated at the date of conversion) of the Principal Amount of such Gold Loan. In addition, and upon any such Enforcement Event or payment default, any Bank or Political Risk Bank, as the case may be, may, at its option elect that interest on the Principal Amount of any Gold Loan converted as aforesaid which would otherwise be payable in Gold shall instead be payable in Dollars. In addition, if upon any such Enforcement Event or payment default, or for purposes of obtaining a judgment in any court for any purpose hereunder (including a proceeding under Title XI of the United States Bankruptcy
Code), it becomes necessary to determine the Dollar equivalent of any payment obligation hereunder (whether with respect to a Principal Amount or interest) which is payable in Gold (a "Gold Obligation"), such determination shall be made
                             ---------------
at the time (or from time to time) and to the extent payment (in whole or in part) has actually been made by the relevant Obligor or a judgment has been rendered. If the amount of Gold that could be purchased at the time and with the proceeds of any such payment or judgment is not sufficient to satisfy in full the relevant Gold Obligation, the Borrower hereby indemnifies and holds harmless each Bank:

           (i)  with respect to such deficiency; and

           (ii) from all costs and expenses incurred in the event that, as a result of any default by any Obligor hereunder or under any other Loan Document, such Bank, at its own expense, must, at any time or from time to time purchase Gold in an open exchange market to satisfy its obligations to any funding source which has provided Gold to such Bank to make, in whole or in part, any Gold Loan.

Such indemnity obligations of the Borrower:

           (iii) shall be payable in Dollars;

           (iv) shall be determined in accordance with (and at the times provided pursuant to) this Section; and

           (v) shall be enforceable, insofar as clause (a) above is concerned,
                                                ----------
      as a separate or additional cause of action, and such enforceability shall not be affected by any prior judgment being obtained for any other sums due under this Agreement or any other Loan Document.

           (b) Each Obligor hereby agrees that:

           (i) If, for the purposes of obtaining judgement in any court, it is necessary to convert a sum due hereunder in Dollars into another currency, such Obligor agrees, to the fullest extent permitted by Applicable Law, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase Dollars with such other currency on the Business Day preceding that on which final judgment is given.

           (ii) The obligation of such Obligor in respect of any sum due from it to any Bank Party shall, notwithstanding any judgment in a currency other than Dollars, be discharged only to the extent that on the Business Day following receipt by such Bank Party, as the case may be, of any sum adjudged to be so due in such other currency, such Bank Party, as the case may be, may in accordance with normal banking procedures, purchase Dollars with such other currency. In the event that the Dollars so purchased are less than the sum originally due to such Bank Party in Dollars, such Obligor, as a separate obligation and notwithstanding any such judgment, hereby indemnifies and holds harmless such Bank Party against such loss, and if the Dollars so purchased exceed the sum originally due to such Bank Party, such Bank Party shall remit to such Obligor such excess.

      SECTION 5.13. APPLICATION OF PROCEEDS. If at any time any amount received by the Administrative Agent is less than the amount then due and payable pursuant to this Agreement or any other Loan Document (including any proceeds received by the Administrative Agent in respect of any sale of, collection from, or other realization upon, all or any part of any collateral security subject of any Collateral Agreement) such amount may, in the discretion of the Administrative Agent (acting with the consent of the Required Banks), be held by the Administrative Agent as additional collateral security under the relevant Collateral Agreement for, or then or at any time thereafter be applied (after payment of any amounts payable to the Agents pursuant to Sections 11.3
                                                                -------------
and 11.4 and similar provisions contained in the other Loan Documents) in whole
    ----
or in part by the Administrative Agent against, all or any part of the Obligations in the following order:

           (a) first, to amounts outstanding to the Bank Parties (or any of
               -----
      them) under any Loan Document (excluding, however, any Hedging Agreement and any Interest Rate Protection Agreement) in respect of any amount other than interest on, or the Principal Amount of, any Loan;

      (b) second, to amounts outstanding to the Bank Parties (or any of them)
          ------
      under any Loan Document (excluding, however, any Hedging Agreement and any Interest Rate Protection Agreement) in respect of interest on any Loan;

           (c) third, to amounts outstanding to the Bank Parties (or any of
               -----
      them) under any Loan Document (excluding, however, any Hedging Agreement and any Interest Rate Protection Agreement) in respect of the Principal Amount of any Loan; and

           (d) fourth, pro rata to net payment obligations of the Borrower to
               ------  --------
      any Bank Party under any Loan Document which is a Hedging Agreement or an Interest Rate Protection Agreement.

      Any surplus of such cash or cash proceeds held by the Administrative Agent and remaining after payment in full of all the Obligations, and the termination of all Commitments (if not then already terminated), shall be paid over to or to whomsoever may be lawfully entitled to receive such surplus.


                ARTICLE 6.  CONDITIONS PRECEDENT TO MAKING LOANS
                ------------------------------------------------

      The obligations of the Banks to make the Loans shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Article. Unless specifically stated to the contrary, each document, certificate, and other Instrument delivered pursuant to this Article shall be dated on, or prior to, and shall be in full force and effect on, the Borrowing Date.

      SECTION 6.1.    NOTES, ETC.  The Administrative Agent shall have received:

           (a) Initial Notes, duly executed by an Authorized Representative of the Borrower and duly notarized before a Chilean notary public, payable to the order of each Bank, in such quantities as such Bank shall require in aggregate principal face amount equal to such Bank's Commitment Amount;

           (b) unexecuted Supplemental Notes payable to the order of each Bank;

           (c) evidence of the deposit with the Custodian Bank of (i) the Initial Notes, duly executed and notarized as aforesaid (together with evidence of the payment of all stamp tax imposed by any relevant Governmental Authority in connection with the execution and notarization of the Initial Notes), and (ii) the unexecuted Supplemental Notes;

           (d) an irrevocable power of attorney, duly executed by an Authorized Representative of the Borrower in favor of the Custodian Bank authorizing the Custodian Bank to (i) resign each Initial Note on behalf of the Borrower as provided for in the Notes Operating Procedures Agreement, (ii) execute the Supplemental Notes on behalf of the Borrower and complete the blanks in the Supplemental Notes with the appropriate face amounts and take all other necessary actions with respect thereto as required by the Administrative Agent pursuant to the Notes Operating Procedure Agreement, and (iii) take all other necessary action with respect to the Notes and the Notes Operating Procedures Agreement as required under Applicable Law; and

           (e) counterparts of the Notes Operating Procedures Agreement, duly executed by the Custodian Bank and an Authorized Representative of the Borrower.

      SECTION 6.2. RESOLUTIONS, ETC. The Administrative Agent shall have received:

           (a) from each Obligor, Bema U.S. and AGI Chile a certificate of its Secretary or similar officer as to:

                (i) resolutions of its Board of Directors, Management Committee or similar body then in full force and effect authorizing the execution, delivery and performance of this Agreement and each other Operative Document or other document to be executed by it in connection with the transactions contemplated hereby and thereby (including resolutions required to effect the availability of the DOCLOC Facility in all circumstances),

                (ii) the incumbency and signatures of those of its officers authorized to act with respect to this Agreement and each other Operative Document or other document executed or to be executed by it, and

                (iii) its Organic Documents as then in effect (together, with in the case of the Borrower, evidence that its By-Laws (Estatutos) shall have been amended in a manner satisfactory to all the Banks so as to reflect the amendments to the Shareholders Agreement contained in the amendment to that document referred to in the definition thereof), upon which certificates each Bank Party may conclusively rely until it shall have received a further certificate of the Secretary or similar officer of the relevant Obligor or AGI Chile, as the case may be, cancelling or amending such prior certificate;

           (b) from the Independent Consultant, a certificate of its Secretary or similar officer as to the incumbency and signature of those of its officers authorized to act with respect to each Completion Certificate, each Liabilities Certificate and each other Loan Document or other document to be executed by it and each other matter contemplated hereby, upon which certificate each Bank Party may conclusively rely until it shall have received a further certificate of the Secretary or similar officer of the Independent Consultant cancelling or amending such prior certificate; and

           (c) such other documents (certified if requested) as the Administrative Agent may reasonably request from any Obligor or the Independent Consultant, as the case may be, with respect to any Organic Document, Contractual Obligation, Operative Document or Approval.

      SECTION 6.3. SUPPORT AGREEMENTS, ETC. The Administrative Agent shall have received counterparts of (a) the AGI Support Agreement and the Bema Gold Support Agreement, duly executed by an Authorized Representative of each of AGI and Bema Gold, respectively, together with:

                (i) all share certificates evidencing the shares pledged or charged by each Support Agreement and all other documents and instruments otherwise required to be delivered to the Administrative Agent pursuant thereto (including stock powers executed in blank); and

                (ii) evidence that all filings, stampings, registrations, recordings and other actions necessary or, in the opinion of counsel to the Bank Parties, advisable in order to create in favor of the Administrative Agent (for the ratable benefit of the Bank Parties) a valid and perfected first-priority Lien over all of the Collateral purported to be covered by (and as defined in) each such Support Agreement have been taken and are effective; and

                (iii) copies of execution counterparts of each Deposit Account Agreement (as defined in each Support Agreement) required by the terms of the relevant Support Agreement to be in effect on the Borrowing Date executed on behalf of each party thereto together with evidence of the deposit into any account the subject of such Deposit Account Agreement then required to have been deposited into such account; and

           (b) a copy of the Bema Gold/AGI Subordinated Note certified by an Authorized Representative of each of AGI and Bema Gold; and

           (c) copies of certificates of the nature referred to in clauses (i) and (ii) of the ninth paragraph of the opinion referred to in clause (e)
                                                                    ----------
      of Section 6.13.
         ------------

      SECTION 6.4. PLEDGE AGREEMENTS. The Administrative Agent shall have received counterparts of each Pledge Agreement, duly executed by an Authorized Representative of AGRI, Bema Bermuda or Bema U.S., as the case may be, together with:

           (a) documents and instruments (including, in the case of the Bema U.S. Pledge Agreement, all share certificates evidencing the shares charged or pledged thereby) required to be delivered to the Administrative Agent pursuant thereto (including, to the extent relevant, stock powers executed in blank); and

           (b) evidence that all filings, stampings, registrations, recordings and other actions necessary or, in the opinion of counsel to the Bank Parties, advisable in order to create in favor of the Administrative Agent (for the ratable benefit of the Bank Parties) a valid and perfected first-priority Lien over all of the collateral purported to be covered by each Pledge Agreement have been taken and are effective (including, in the case of the AGRI Pledge Agreement and the Bema Bermuda Pledge Agreement, evidence that the respective Liens created thereby have been recorded in the Register of Encumbrances on Shares of the competent Registrar of Mines in Chile).

      SECTION 6.5.    SECURITY AGREEMENTS.

           (a) The Administrative Agent shall have received counterparts of the Borrower Security Agreement (U.S. Assets), the AGRI Security Agreement and the Bema Bermuda Security Agreement, duly executed by an Authorized Representative of the relevant Obligor party thereto, together with evidence that all filings, stampings, registrations, recordings and other actions necessary or in the opinion of counsel to the Bank Parties, advisable or desirable, in order to create in favor of the Administrative Agent (for the ratable benefit of the Bank Parties) a valid and perfected first-priority Lien over all of the Collateral (other than any Collateral which the Required Banks determine is not material) purported to be covered by (and/or as defined in) each such Security Agreement have been taken and are effective.

           (b) The Administrative Agent shall have received counterparts of the Chilean Security Agreements, duly executed by the Bank Parties and an Authorized Representative of the Borrower and, solely in the case of the Conditional Assignment of Contract Rights (Foreign Investment Contract), the Intermediate Owners, together with:

                (i) in the case of the Conditional Assignment of Contract Rights (Foreign Investment Contract), evidence of the prior notification of the conditional assignment of rights under the Foreign Investment Contract pursuant to the Conditional Assignment of Contract Rights (Foreign Investment Contract) to the Central Bank and the Foreign Investment Committee of Chile and notarization of the relevant public deed thereof before a Chilean notary public;

                (ii) in the case of the Mortgage Over Mining Concessions, evidence of the notarization of the relevant public deed before a Chilean notary public and the filing thereof in the Register of Mortgages and Encumbrances of the relevant Registrar of Mines in Copiapo, Chile;

                (iii) in the case of the Mortgage Over Real Estate and the Mortgage Over Water Rights, evidence of the notarization of the relevant public deed before a Chilean notary public and the filing thereof in the Register of Mortgages and Encumbrances of the relevant Real Estate Registrar in Copiapo, Chile;

                (iv) in the case of the Industrial Pledge, evidence of the notarization of the relevant public deed before a Chilean notary public and the registration thereof in the Special Industrial Pledge Register of the relevant Real Estate Registrar in Copiapo, Chile;

                (v) in the case of the Promise to Grant Pledges Without Conveyance, evidence of the notarization of the relevant public deed before a Chilean notary public;

                (vi) in the case of the Promise to Grant Industrial Pledges, evidence of the notarization of the relevant public deed before a Chilean notary public;

                (vii) in the case of each Conditional Assignment of Contract Rights, evidence of the notarization of the relevant public deed before a Chilean notary public and of acknowledgement and agreement by all relevant counterparties to the conditional assignment of each contract conditionally assigned pursuant to such Conditional Assignment of Contract Rights;

                (viii) in the case of the Promise to Grant Mortgages Over Real Estate, evidence of the notarization of the relevant public deed before a Chilean notary public; and

                (ix) evidence that all filings, stampings, registrations, recordings, notifications and other actions necessary or, in the opinion of counsel to the Bank Parties, advisable or desirable, in order to create in favor of the Bank Parties a valid and perfected first-priority Lien over all of the Collateral purported to be covered by (and as defined in) each Chilean Security Agreement have been taken and are effective.

      SECTION 6.6. SUBORDINATION AGREEMENTS, ETC. The Administrative Agent shall have received:

           (a) counterparts of (i) each Subordination Agreement, duly executed by an Authorized Representative of each Obligor party thereto and by an authorized signatory of each other party thereto (other than the Administrative Agent), (ii) certified copies of the principal documentation relating to the issue of the 1990 Secured Debentures and the 1994 Convertible Debentures (together with, in the case of the 1994 Debentures, evidence of the placement into escrow of funds representing payment of interest for the first two years of the term of the 1994 Debentures) and (iii) the Agreement Regarding Trust Indenture, duly executed by an Authorized Representative of Bema Gold; and

           (b) evidence satisfactory to all the Banks (including an opinion in form and substance satisfactory to all the Banks from counsel to Bema
      Gold) that the obligations of Bema Gold under the 1990 Secured Debentures have been cash collateralized in full by way of an irrevocable payment into escrow.

      SECTION 6.7. PROJECT DOCUMENTS; APPROVALS. The following conditions shall have been met:

           (a) all Project Documents referred to in clauses (a) and (b) of the
                                                    -----------     ---
      definition of such term shall have been executed and delivered by the parties thereto, all Project Documents executed subsequent to the Effective Date but on or prior to the Borrowing Date shall be satisfactory in form and substance to all the Banks, and all of the foregoing Project Documents shall be in full force and effect, and a copy thereof (certified by an Authorized Representative of each relevant Obligor party thereto) shall have been delivered to the Administrative Agent;

           (b) the Administrative Agent shall have received a certificate of an Authorized Representative of the relevant Obligor, to the effect that (i) all Approvals of the nature referred to in the first sentence of clause
                                                                       ------
      (a) of Section 7.16 have been obtained, (including, for the avoidance of
      ---    ------------
      doubt all such Approvals which are listed on Part A of Item 1 ("Current
                                                   ------    ------   -------
      Material Approvals") of the
      ------------------

      Disclosure Schedule and all such Approvals which are listed on Part B of
                                                                     ------
      Item 1 ("Pending Material Approvals") of the Disclosure Schedule and which
      ------
      are required pursuant to the terms of clause (b) of Section 8.1.3 to have
                                            ----------    -------------
      been obtained prior to the Borrowing Date) and each such Approval is in full force and effect as of the Borrowing Date and (ii) a true, correct and complete copy of each such Approval is attached to such certificate; and

           (c) the Administrative Agent shall have received a certificate of an Authorized Representative of the Borrower to the effect that attached thereto is a copy of the Development Plan in the form supplied to the Bank Parties' Chilean counsel in connection with the execution and delivery of this Agreement by each party thereto and such copy shall be identical to the form of the Development Plan actually received by the Bank Parties prior to their execution and delivery of this Agreement (including any amendments thereto consented to by the Bank Parties prior to such execution and delivery).

      SECTION 6.8. HEDGING AGREEMENTS. The Agents shall have received such evidence as they shall require in connection with the implementation and effectiveness on the Borrowing Date of Hedging Agreements which would be required by Section 8.1.10 to be in effect for the two and one half year period
            --------------
commencing on February 1, 1996.

      SECTION 6.9. INSURANCE. The terms of and policies of insurance required to be maintained by the Borrower pursuant to Section 8.1.7 (including
                                                      -------------
as to amount, risks covered and deductibles) shall be on terms satisfactory to the Technical Agent (acting in consultation with the Required Banks) and the Technical Agent shall have received a schedule detailing all policies of insurance maintained in connection with the Refugio Project as at the Borrowing Date. In addition, the Technical Agent shall have received copies of all policies and binders or brokers' letters of undertaking regarding such policies. The Technical Agent shall have also received (a) the Insurance Summary (which shall be satisfactory in form and substance to the Banks), (b) the Insurance Consultant's Certificate and (c) evidence satisfactory to all the Banks that all premiums required to be paid in connection with such policies have been paid and that all such policies are in full force and effect.

      SECTION 6.10.   POLITICAL RISK INSURANCE.

           (a) Each of CIBC and Deutsche Bank shall have procured Political Risk Insurance for the period commencing on the Borrowing Date and ending on the eighth anniversary thereof and, without limiting the generality of the definition of the term "Political Risk Insurance", such Political Risk
                              ------------------------
      Insurance shall provide for a "Maximum Price" (as set forth in the Certificate of Cover attached to the relevant policy) per ounce of Gold of not less than

      150% of the London Price as in effect two Business Days prior to the Borrowing Date.

           (b) In the event Political Risk Insurance is required by any other Bank, each Guarantor and the Borrower shall be assisting such Bank to obtain Political Risk Insurance in the manner contemplated by Section
                                                                    -------
      8.1.16 and such Bank shall, in its reasonable opinion, have determined
      ------
      that Political Risk Insurance is available, and will continue to be available, to it.

      SECTION 6.11. PROJECT ACCOUNTS. The Administrative Agent shall have received:

           (a) evidence that the Project Accounts have been established;

           (b) counterparts of the Project Account Agreements duly executed by each relevant Project Account Bank and an Authorized Representative of the Borrower;

           (c) a copy of irrevocable instructions duly executed by an Authorized Representative of the Borrower in favor of the Project Account Bank (U.S.) authorizing the Project Account Bank (U.S.) to submit all necessary information to the Central Bank and take all necessary actions to ensure compliance with the Foreign Investment Contract and all Applicable Laws; and

           (d) evidence that the Construction Account shall have been funded with Capital Contributions and/or Approved Subordinated Indebtedness in an amount aggregating not less than the Required Guarantor Contribution.

      SECTION 6.12. PROCESS AGENT ACCEPTANCE. The Administrative Agent shall have received a counterpart of the Process Agent Acceptance, duly executed by the Process Agent.

      SECTION 6.13. OPINIONS OF COUNSEL. The Administrative Agent shall have received opinions addressed to the Bank Parties from:

           (a) Milbank, Tweed, Hadley & McCloy, special New York counsel to the Obligors, AGI Chile, Bema U.S. and Bema Chile substantially in the form of Exhibit H-1 attached hereto;
      -----------

           (b) Philippi, Yrarrazaval, Pulido, Langlois & Brunner, Chilean counsel to the Obligors, substantially in the form of Exhibit H-2 attached
                                                            -----------
      hereto;

           (c) Deborah Friedman, Esq., General Counsel of AGI and AGRI, substantially in the form of Exhibit H-3 attached hereto;
                                   -----------

      (d) Ballard Spahr Andrews & Ingersoll, special Colorado counsel, substantially in the form of Exhibit H-4 attached hereto;
                                   -----------

           (e) Smith, Lyons, Torrance, Stevenson & Mayer, Canadian counsel to Bema Gold, Bema Bermuda, Bema Chile and Bema U.S. substantially in the form of Exhibit H-5 attached hereto;
              -----------

           (f) Conyers, Dill & Pearman, Bermudian counsel to Bema Bermuda, substantially in the form of Exhibit H-6 attached hereto;
                                   -----------

           (g) Woodburn and Wedge, special Nevada counsel to Bema U.S., substantially in the form of Exhibit H-7 attached hereto;
                                   -----------

           (h) Carey y Cia. Abogados, Chilean counsel to the Bank Parties, as to general matters of Chilean law, substantially in the form of Exhibit H-8
                                                                   -----------
      attached hereto;

           (i) Carey y Cia. Abogados, Chilean counsel to the Bank Parties, as to property title matters, in a form satisfactory to all the Banks; and

           (j) Mayer, Brown & Platt, counsel to the Bank Parties, substantially in the form of Exhibit H-9 attached hereto.
                     -----------

      The relevant Obligors hereby instruct counsel referred to in clauses (a)
                                                                   -----------
to (g) to deliver the opinions referred to in such clauses to the Bank Parties.
   ---

      SECTION 6.14. INDEPENDENT CONSULTANT'S CERTIFICATE. The Banks shall have received counterparts of the Independent Consultant's Certificate.

      SECTION 6.15. DOCLOC FACILITY AGREEMENT, ETC. The Banks shall have received:

           (a) a certified copy of the DOCLOC Facility Agreement, duly executed by Cyprus Amax and AGI; and

           (b) counterparts of the DOCLOC Support Agreement, duly executed by an Authorized Representative of AGI, a senior financial officer of Cyprus Amax and the Bank Parties.

      SECTION 6.16. CLOSING COMMISSIONS, EXPENSES, ETC. The Administrative Agent shall have received (including, to the extent necessary, from the proceeds of the Loans) for its own account, or for the account of the relevant Bank Parties, as the case may be, all commissions due and payable on or prior to the Borrowing Date and all fees and expenses payable pursuant to Section 11.3 to the
                                                             ------------
extent then invoiced.

      SECTION 6.17. COMPLIANCE WITH WARRANTIES, NO DEFAULT, ETC. The representations and warranties of the Obligors set forth in Article 7 and those
                                                            ---------
of each Obligor set forth in each other Loan Document to which it is a party shall be true and correct as of the date initially made, and both immediately before and immediately after the making of the Loans:

           (a) such representations and warranties shall be true and correct with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date); and

           (b) no Default shall have then occurred and be continuing.

      Without limiting the generality of the foregoing, the Administrative Agent shall have received a certificate from an Authorized Representative of each Obligor to the effect that the representations and warranties of such Obligor contained in Section 7.7 are true and accurate and, with respect to any
             -----------
litigation concerning such Obligor disclosed in Item 6(a) ("Litigation
                                                ---------   ----------
(Borrower/Intermediate Owners)") or Item 6(b) ("Litigation (Guarantors")) of the
------------------------------      ---------   ------------------------
Disclosure Schedule, attaching details of the status of such litigation as at the Borrowing Date.

      SECTION 6.18. BORROWING REQUEST. The Administrative Agent shall have received the Borrowing Request. Each of the delivery of the Borrowing Request and the acceptance by the Borrower of the proceeds of the Loans shall constitute a representation and warranty by the Borrower on the Borrowing Date (both immediately before and immediately after giving effect to such Loans and the application of the proceeds thereof) the statements made in Section 6.17 are
                                                            ------------
true and correct.

      SECTION 6.19. INITIAL COMPLIANCE CERTIFICATE. The Administrative Agent shall have received a Compliance Certificate calculated as of the Borrowing Date, together with such information concerning the calculations and assumptions used by the Borrower in delivering such Compliance Certificate as the Administrative Agent shall have requested.

      SECTION 6.20. SATISFACTORY LEGAL FORM. All documents executed or submitted pursuant hereto by or on behalf of any Person shall be satisfactory in form and substance as to legal matters to the Bank Parties and their counsel and the Administrative Agent shall have received all information, and such counterpart originals or such certified or other copies of such Instruments related to the conditions precedent described in this Article, as the Administrative Agent or its counsel or any other Bank Party may reasonably request.

ARTICLE 7.  REPRESENTATIONS AND WARRANTIES
------------------------------------------

      In order to induce the Bank Parties to enter into this Agreement and, in the case of the Banks, to make, continue or convert Loans hereunder, each Obligor, individually for itself and with respect to matters hereinafter relating to it, represents and warrants unto each Bank Party as set forth in this Article. The representations and warranties set forth in this Article shall be made upon the delivery of the Borrowing Request and each Continuation/Conversion Notice requesting a conversion from one type of Loan to another; provided, however, that except as set forth in any other Loan Document
         --------  -------
(and except in the case of any representation or warranty made in this Article 7
                                                                       ---------
in connection with any Operative Document which will continue in effect after the Release Date), no Guarantor shall be deemed to have made any new representation or warranty at any time following the Release Date.

      SECTION 7.1. ORGANIZATION, POWER, AUTHORITY, ETC. The Borrower is a contractual mining company (sociedad contractual minera) validly organized and existing under the laws of Chile. Each of AGI and AGRI is a corporation validly organized and existing and in good standing under the laws of the State of Delaware. Bema Gold is a company validly organized and existing and in good standing with respect to the filing of annual returns under the laws of the Province of British Columbia. Bema Bermuda is a company validly organized and existing and in good standing under the laws of Bermuda. Each Obligor is duly qualified to do business and is in good standing (where such concept is applicable) as a foreign company in each jurisdiction where the nature of its business makes such qualification necessary and where the failure to so qualify would have a Materially Adverse Effect with respect to such Obligor and has full power and authority, and holds all requisite Approvals, to own and hold under lease its property and to conduct its business substantially as currently conducted by it. Each Obligor has full power and authority to enter into and perform its obligations under this Agreement and the other Operative Documents executed or to be executed by it and, in the case of the Borrower, to obtain Loans hereunder.

      SECTION 7.2. DUE AUTHORIZATION; NON-CONTRAVENTION. The execution and delivery by each Obligor of this Agreement and each other Operative Document executed or to be executed by it and the performance by each Obligor of its obligations hereunder and thereunder, and the receipt of the Loans hereunder by the Borrower, have been duly authorized by all necessary corporate action on its part, do not and will not require any Approval (other than those Approvals referred to in Part A and Part B of Item 1 ("Current Material Approvals" and
                                    ------   --------------------------
"Pending Material Approvals") of the Disclosure Schedule and (in the case of the
---------------------------
Project Documents only) Non-Material Approvals), do not and will not conflict with, result in any violation of, or constitute any default under, any provision of any Requirement of Law or Approval binding on it, and will not result in or require the creation or imposition of any Lien on any of its properties pursuant to the provisions of any Contractual Obligation (other than pursuant to this Agreement and the Collateral Agreements).

      SECTION 7.3.    VALIDITY, ETC.

           (a) This Agreement constitutes, and each other Operative Document executed or to be executed by any Obligor constitutes, or on the due execution by each party thereto and delivery thereof will constitute, the legal, valid, and binding obligation of such Obligor enforceable in accordance with its terms, subject as to enforceability, to Applicable Laws relating to bankruptcy and the enforceability of creditors' rights generally and by the fact that the availability of equitable remedies is discretionary and, in the case of any such Instrument executed by or on behalf of, or relating to, the Borrower or expressed to be governed by the laws of Chile, is in proper form for enforcement in Chile.

           (b) The DOCLOC Facility Agreement and the DOCLOC Support Agreement have been duly executed and delivered by each party thereto. Each of the DOCLOC Facility Agreement and the DOCLOC Support Agreement constitutes the legal, valid, and binding obligations of each party thereto enforceable against such party in accordance with its terms, subject as to enforceability, to Applicable Laws relating to bankruptcy and the enforceability of creditors' rights generally and by the fact that the availability of equitable remedies is discretionary.

           (c) Upon taking of the various actions described in Sections 6.3, 6.4
                                                               ------------  ---
      and 6.5, each Collateral Agreement will create in favor of the
          ---
      Administrative Agent (for the ratable benefit of the Bank Parties) or in favor of the Bank Parties (in the case of the AGRI Pledge Agreement, the Bema Bermuda Pledge Agreement and the Chilean Security Agreements), a valid and perfected first-priority Lien on all of the assets, properties, rights and revenues purported to be covered thereby as security for the relevant obligations expressed to be covered thereby, subject to no Liens, except (i) for mandatory provisions of Applicable Law, (ii) as specifically permitted by this Agreement and such Collateral Agreement,
      (iii) for the specific exceptions set forth in the legal opinions delivered pursuant to clauses (a), (b), (d), (e), (f) and (i) of Section
                            -----------  ---  ---  ---  ---     ---    -------
      6.13 and (iv) with respect to any Collateral which all the Banks shall
      ----
      have determined is non-material and shall have notified the Borrower of such determination.

      SECTION 7.4. LEGAL STATUS. Neither any Obligor nor any of its properties or revenues enjoys any right of immunity from suit, set-off, attachment prior to judgment or in aid of execution, or execution on a judgment in respect of their respective obligations under any of the Loan Documents to which it is a party.

      SECTION 7.5. FINANCIAL INFORMATION. All balance sheets and all other financial information of the Obligors which have been furnished by or on behalf of such Obligor to the Administrative Agent for the purposes of or in connection with this Agreement or any transaction contemplated hereby, including:

           (a) the consolidated balance sheet at December 31, 1993, and the related consolidated statements of operations, changes in capital stock, paid-in capital and retained earnings and cash flows for the Fiscal Year then ended, of AGI and its Subsidiaries certified by Coopers & Lybrand;

           (b) the consolidated balance sheet at June 30, 1994, and the related consolidated statements of operations, cash flows and changes in capital stock, paid-in capital and retained earnings and cash flows for the Fiscal Quarter then ended, of AGI and its Subsidiaries, certified by the principal financial or accounting Authorized Representative of AGI;

           (c) the consolidated balance sheet at December 31, 1993, and the related consolidated statements of profit and loss and cash flows for the Fiscal Year then ended, of Bema Gold and its Subsidiaries in respect of which an opinion was given by Deloitte & Touche;

           (d) the consolidated balance sheet at June 30, 1994, and the related consolidated statements of profit and loss and cash flows for the Fiscal Quarter then ended, of Bema Gold and its Subsidiaries, certified by two directors of Bema Gold;

           (e) the balance sheet at December 31, 1993 and related expenditure breakdown for the twelve month period then ended, of the Borrower certified by Langton Clarke y Cia Ltda.;

           (f) the balance sheet at June 30, 1994, and the related development expenditure report for the six month period then ended, of the Borrower, certified by the principal financial or accounting Authorized Representative of the Borrower;

           (g) the balance sheet at December 31, 1993 and related statements of operations and cash flows for the Fiscal Year then ended, of AGRI certified by the principal financial or accounting Authorized Representative of AGRI;

           (h) the balance sheet at June 30, 1994, and the related statements of operations and cash flows for the Fiscal Quarter then ended, of AGRI, certified by the principal financial or accounting Authorized Representative of AGRI;

           (i) the balance sheet at December 31, 1993 and related statements of loss and deficit and changes in financial position for the Fiscal Year then ended, of Bema Bermuda certified by Price Waterhouse & Co.; and

           (j) the balance sheet at June 30, 1994, and the related statements of loss and deficit and changes in financial position for the Fiscal Quarter then ended, of Bema Bermuda, certified by two directors of Bema Bermuda, have been prepared in accordance with GAAP consistently applied throughout the periods involved (except as disclosed therein) and do present fairly the financial position of such Obligor as at the dates thereof and the results of its operations for the periods then ended. None of the Obligors has on the date hereof any material Contingent Liability or liability for taxes, long-term leases or unusual forward or long-term commitments which are not reflected in its financial statements described in this Section or in the notes thereto.

      SECTION 7.6.    ABSENCE OF DEFAULT.

           (a) The Borrower is not in default in the payment of (or in the performance of any material obligation applicable to) any Indebtedness or in default under any Project Document, any Requirement of Law or the terms or conditions upon which any Approval has been granted.

           (b) No other Obligor is in default in the payment of (or in the performance of any material obligation applicable to) any material Indebtedness or in default under any Project Document, or in default under any material Requirement of Law or the terms or conditions upon which any material Approval has been granted or in default under any Requirement of Law relating to the Refugio Project or the terms or conditions upon which any Approval relating to the Refugio Project has been granted.

      SECTION 7.7.    LITIGATION, ETC.  Except as disclosed in Item 6(a)
                                                               ---------
("Litigation (Borrower/Intermediate Owners)") or Item 6(b) ("Litigation
-------------------------------------------      ---------   ----------
(Guarantors)") of the Disclosure Schedule there is no pending or, to the
------------
knowledge of any Obligor, threatened labor controversy, litigation, arbitration or governmental investigation or proceeding against such Obligor or to which any of its business, operations, properties, assets (including, in the case of the Borrower, the Mine), revenues or prospects is subject which, if adversely determined, might have a Materially Adverse Effect with respect to such Obligor; provided, however, that such representation and warranty shall not apply to any
--------  -------
labor controversy, litigation, arbitration or governmental investigation or proceeding to which any Guarantor is subject if, in the reasonable opinion of such Guarantor, there is no reasonable likelihood of an adverse determination against such Guarantor being made in connection therewith. In the case of any litigation described in Item
                                                                          ----
6(a) ("Litigation (Borrower/Intermediate Owners)") or Item 6(b) ("Litigation
----   -----------------------------------------      ---------   ----------
(Guarantors)") of the Disclosure Schedule, there has been no development in such
------------
litigation which might have a Materially Adverse Effect with respect to the relevant Obligor. All pending or threatened labor controversies, litigation, arbitration and governmental investigations and proceedings against the Borrower or either Intermediate Owner or to which any of its respective businesses, operations, properties, assets (including, in the case of the Borrower, the
Mine) revenues or prospects is subject as of the Borrowing Date are disclosed in
Item 6(a) ("Litigation (Borrower/Intermediate Owners)") of the Disclosure
---------   ----------------------------------------
Schedule. All pending or threatened labor controversies, litigation, arbitration and governmental investigations and proceedings relating to each Guarantor of the nature referred to in the first sentence of this Section are disclosed on Item 6(a) ("Litigation (Borrower/Intermediate Owners)") or Item
             ---------               ----------------------------       ----
6(b) ("Litigation (Guarantors)") of the Disclosure Schedule.
----   -----------------------

      SECTION 7.8. MATERIALLY ADVERSE EFFECT. Since the date of each relevant Obligor's most recent (and, in the case of each of Bema Gold and AGI only, audited) financial statements referred to in Section 7.5, there have been
                                                   -----------
no occurrences which, individually or in the aggregate, have a Materially Adverse Effect with respect to such Obligor.

      SECTION 7.9. BURDENSOME AGREEMENTS. No Obligor is a party or subject to any Contractual Obligation or Organic Document which has a Materially Adverse Effect with respect to such Obligor.

      SECTION 7.10.   TAXES AND OTHER PAYMENTS.

           (a) AGI has duly, timely and accurately, to the best of AGI's knowledge, filed or caused to be filed all tax returns (including all property tax returns and other tax returns relating to the Mine) and reports required by Applicable Law to be filed and has paid or caused to be paid all taxes shown on the returns as required to be paid or on any assessment received by it (or with respect to taxes for the period prior to January 1, 1992, by Amax Inc.) to the extent that such taxes have become due, except (i) taxes the validity of which are being contested in good faith by appropriate proceedings and with respect to which AGI shall have set aside on its books such reserves as are required by GAAP, (ii) taxes relating to any period prior to January 1, 1992, with respect to the payment of which AGI has been indemnified by Amax Inc., or (iii) without prejudice to clause (b), taxes (including property taxes) relating to the
                   ----------
      Mine from any period prior to November 18, 1992.

           (b) Each other Obligor has filed all tax returns (including all property tax returns and other similar tax returns applicable to the Mine) and reports required by Applicable Law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing and all claims for sums due for labor, material, supplies, personal property and services of every kind and character provided with respect to, or used in connection with its business (including, with respect to the Borrower, the Refugio Project) and no claim for the same exists except as permitted hereunder, except any such taxes, charges or amounts which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on the books of the relevant Obligor.

      SECTION 7.11. MINING RIGHTS. The Borrower has acquired all Mining Rights and has obtained such other surface and other rights as are necessary for access rights, water rights, plant sites, waste dumps, ore dumps, abandoned heaps or ancillary facilities which are required in connection with the Refugio Project in accordance with the Development Plan (excluding, however, at any time prior to the Non-Core Zone Property Rights Target Acquisition Date, the Non-Core Zone Property Rights). All such Mining Rights and other rights are sufficient in scope and substance for the development of the Refugio Project as contemplated by the Development Plan and no part of the purchase price (other than any royalty payments) payable by the Borrower in connection with its acquisition of such Mining Rights and other rights remain unpaid.

      SECTION 7.12.   OWNERSHIP AND USE OF PROPERTIES; LIENS.

           (a) The Borrower has good title to all of the Project Assets it owns or purports to own, free and clear of all Liens or claims (including infringement claims with respect to patents, trademarks, copyrights and the like) except as permitted pursuant to Section 8.2.3 or, except with
                                                -------------
      respect to such claims only, at any time following the end of the Project Period, as disclosed in Item 7 ("Assets; Properties") of the Disclosure
                              ------   ------------------
      Schedule.

           (b) The Borrower owns no assets and properties other than those used in connection with the Refugio Project and those incidental to the operation of the Mine.

           (c) The Borrower has complied with all Contractual Obligations relating to any asset or property leased, operated, licensed or used (but not owned) by the Borrower; all of the Borrower's interests in such assets and properties are free and clear of all Liens or claims (including infringement claims with respect to patents, trademarks, copyrights and the like) except as permitted pursuant to Section 8.2.3 or, except with
                                                -------------
      respect to such claims only, at any time following the end of the Project

      Period, as disclosed in Item 7 ("Assets; Properties") of the Disclosure
                              ------   ------------------
      Schedule; and all Instruments pursuant to which the Borrower is entitled to lease, operate, licence or use such properties and assets are in full force and effect.

      SECTION 7.13. SUBSIDIARIES. The Borrower has no Subsidiaries. No other Obligor has any Subsidiaries, except those Subsidiaries which are identified in
Item 8 ("Subsidiaries") of the Disclosure Schedule.
------   ------------

      SECTION 7.14. INTELLECTUAL PROPERTY. Each Obligor owns and possesses all such patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights and copyrights as such Obligor considers necessary for the conduct of the businesses of such Obligor as now conducted without, individually or in the aggregate, any infringement upon rights of other Persons which might have a Materially Adverse Effect with respect to such Obligor, and there is no individual patent or patent license the loss of which would have such a Materially Adverse Effect except as may be disclosed in Item 9 ("Material Patents and Trademarks") of the Disclosure
             ------   -------------------------------
Schedule.

      SECTION 7.15. TECHNOLOGY. The Borrower owns or has the right to use all technologies and processes required to consummate the Refugio Project and operate the Mine as contemplated by the Development Plan. There are no material license agreements granting the Borrower or any other Person rights in any patented process or the right to use technical or secret know-how that are required for the consummation of the Refugio Project or the operation of the Mine.

      SECTION 7.16.   APPROVALS; PROJECT DOCUMENTS.

           (a) The Borrower or either Guarantor on behalf and for the benefit of the Borrower has entered into all Instruments and obtained all Approvals (other than (i) those identified in Part B of Item 1 ("Pending Material
                                                    ------   ----------------
      Approvals") of the Disclosure Schedule (which the Borrower and the
      ---------
      Guarantors believe will be obtained as and when required) and (ii) those of a non-material nature which the Borrower (or such Guarantor) expects will be obtained as and when necessary in the course of the consummation of the Refugio Project and the operation of the Mine (all such Approvals of a non-material nature, collectively, "Non-Material Approvals") in each
                                               ----------------------
      case which are scheduled to be obtained after the date of making of the representation and warranty contained in this Section) required or advisable to effect the Refugio Project and facilitate the operation of the Mine in accordance with the Development Plan. All Approvals (other than Non-Material Approvals) necessary or advisable to obtain in connection with the consummation of the Refugio Project, in accordance with the Development Plan and the execution and delivery by any Obligor of, and the performance of obligations binding on such Obligor contained in, any Operative Document are listed on Part A and Part B of Item 1 ("Approvals") of the Disclosure Schedule.
                    ------   ---------

           (b) Each of the Project Documents is in full force and effect, is enforceable against each relevant Obligor (and, to the best of the knowledge and belief of such Obligor after due enquiry, by such Obligor against all other parties thereto) in accordance with its terms, subject to Applicable Laws relating to bankruptcy and the enforceability of creditors' rights generally and by the fact that the availability of equitable remedies is discretionary, is in the form previously delivered to the Administrative Agent pursuant to this Agreement, all material performance required thereunder of each party thereto has occurred (except performance required by the Project Documents to be performed at a later date), and no default or event or condition which with notice, lapse of time or both could constitute a default thereunder has occurred and is continuing.

      SECTION 7.17. DEVELOPMENT PLAN; FEASIBILITY STUDIES, ETC. The statements contained in the Development Plan, based upon the assumptions stated therein (which assumptions are reasonable in all the circumstances), are true and correct in all material respects. The Development Plan contains summary descriptions of the Refugio Project, the Project Assets and the construction and operation of the Mine as proposed to be conducted throughout the Project Period. The Environmental Review, the Technical Review, the Tax Review and the Insurance Summary contain summary descriptions of the environmental, technical, taxation and insurance aspects of the Refugio Project, the Project Assets and the operation of the Mine as proposed to be conducted throughout the Project Period. The financial projections, estimates and other expressions of view as to future circumstances contained in the Development Plan (excluding, however, those contained in Section 12 of the Feasibility Study referred to in clause (b) of
             ----------                                         ----------
the definition thereof) are fair and reasonable and, to the best of the Borrower's knowledge, have been arrived at after reasonable inquiry and have been made in good faith by the Persons responsible therefor.

      SECTION 7.18.   ENVIRONMENTAL WARRANTIES.

           (a) All facilities and property (including underlying groundwater) owned, operated, leased or utilized by any Project Party acting in connection with the Project Assets and the Mine have been, and continue to be, owned, operated, leased or utilized by such Project Party in compliance with the standards set out in the Environmental Impact Assessment (the "Environmental Review Standards"), and except to the
                       ------------------------------
      extent that the Environmental Review Standards require or permit otherwise, in compliance with all Environmental Laws.

      (b) There have been no past, and there are no pending or threatened:

                 (i) claims, complaints, notices or requests for information received by any Project Party acting in connection with the Project Assets and the Mine with respect to any alleged violation of any Environmental Review Standards and/or Environmental Law, or

                 (ii) complaints, notices or inquiries to such Project Party regarding potential liability under any Environmental Review Standard and/or Environmental Law.

           (c) There have been no releases or emissions of Hazardous Materials at, on or under any property now or previously owned, operated or leased by any Project Party in connection with the Project Assets and the Mine that, singly or in the aggregate, have, or may reasonably be expected to have, a Materially Adverse Effect with respect to any Obligor.

           (d) Except as set forth in Item 10 ("Environmental Matters") of the
                                      -------   ---------------------
      Disclosure Schedule, each Project Party has been issued, and is in material compliance, with all Environmental Review Standards and/or Approvals relating to environmental matters and necessary or advisable for the Project Assets and the Mine.

           (e) No property now or previously owned, operated or leased by any Project Party in connection with the Project Assets and the Mine is listed or proposed for listing on any governmental or regulatory list of sites requiring investigation or clean-up.

           (f) There are no underground or above-ground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned, operated or leased by any Project Party in connection with the Project Assets and the Mine that, singly or in the aggregate, have, or may reasonably be expected to have, a Materially Adverse Effect with respect to any Obligor.

           (g) No Project Party has directly transported or directly arranged for the transportation of any Hazardous Material in connection with the Project Assets and the Mine to any location which is listed or proposed for listing on any governmental or regulatory list which is the subject of any enforcement action or other investigation which may lead to material claims against any Obligor for any remedial work, damage to natural resources or personal injury.

           (h) There are no polychlorinated biphenyls or friable asbestos present at any property now or previously owned, operated or leased by any Project Party in connection with the Project Assets and the Mine that, singly or in the aggregate, have, or may reasonably be expected to have, a Materially Adverse Effect with respect to any Obligor.

           (i) No conditions exist at, on or under any property now or previously owned, leased, operated, licensed or used by any Project Party in connection with the Project Assets and the Mine which, with the passage of time, or the giving of notice or both, would give rise to liability under any Environmental Review Standard and/or Environmental Law that, individually or in the aggregate, has, or may reasonably be expected to have, a Materially Adverse Effect with respect to any Obligor.

      SECTION 7.19.     PARI PASSU.

           (a) The payment Obligations of the Borrower under this Agreement and each other Loan Document to which it is a party rank at least pari passu
                                                                    ---- -----
      in right of payment with all of the Borrower's other Indebtedness, other than any such Indebtedness which is preferred by mandatory provisions of Applicable Law.

           (b) The payment Obligations of each other Obligor under this Agreement and each other Loan Document to which it is a party rank at least pari passu in right of payment with all of such Obligor's other
            ---- -----
      unsecured and unsubordinated Indebtedness, other than any such Indebtedness which is preferred by mandatory provisions of Applicable Law (and other than, in the case of Bema Gold, the prior payment of interest for the first two years of the term of the 1994 Convertible Debentures and the prior payment of principal, interest and redemption premium to be paid in respect of the 1990 Secured Debentures).


                             ARTICLE 8.  COVENANTS
                             ---------------------

      SECTION 8.1. CERTAIN AFFIRMATIVE COVENANTS. Each of the Borrower and the Intermediate Owners agrees with each Bank Party that, until all Commitments have terminated and all Obligations have been paid and performed in full, such Obligor will perform its respective obligations set forth in this Section, and each Guarantor agrees with each Bank Party that, at all times on or prior to the Release Date (and, in the case of such Guarantor's obligations under clauses (h)
                                                                     -----------
and (i) of Section 8.1.1, clause (a)(i) of Section 8.1.3, clause (a)(ii) of
    ---    -------------  -------------    -------------  --------------
Section 8.1.3 (to the extent of any Collateral Agreement to which such Guarantor
-------------
is a party and which remains in full force and effect after the Release Date) and Sections 8.1.2, 8.1.3, 8.1.4, 8.1.16, 8.1.18 and 8.1.20 at all times after
    --------------  -----  -----  ------  ------     ------
the Release Date), such

Guarantor will perform its respective obligations set forth in this Section.

      SECTION 8.1.1. FINANCIAL INFORMATION, ETC. The Obligors will furnish, or will cause to be furnished, to the Administrative Agent copies (with sufficient copies for each other Bank Party) of the following financial statements, reports and information:

           (a) each of the Obligors will furnish, promptly when available, and in any event within 90 days after the close of each Fiscal Year of such
      Obligor:

                 (i) in the case of AGI, the consolidated balance sheet at the close of such Fiscal Year and the related consolidated statements of operations, changes in capital stock, paid-in capital and retained earnings and cash flows of AGI and its Subsidiaries;

                 (ii) in the case of Bema Gold, the consolidated balance sheet at the close of such Fiscal Year and the related consolidated statements of profit and loss and cash flows of Bema Gold and its Subsidiaries; and

                 (iii) in the case of each other Obligor, its balance sheet at the close of such Fiscal Year and its related statements of operations and cash flows, loss and deficit, and changes in financial position, as may be relevant, in each case (with comparable information at the close of and for the prior Fiscal Year) and reported on without Impermissible Qualification by an independent certified public or chartered accountant of recognized international standing, together with a certificate from such accountants to the effect that, in making the examination necessary for the signing of such annual report by such accountants, they have not become aware of any Default that has occurred and is continuing, or, if they have become so aware, describing such Default and the steps, if any, being taken to cure it;

           (b) each of the Obligors will furnish, promptly when available, and in any event within 45 days after the close of each of the first three Fiscal Quarters of each Fiscal Year of such Obligor:

                 (i) in the case of AGI, the consolidated balance sheet at the close of such Fiscal Quarter and the related consolidated statements of operations, changes in capital stock, paid-in capital and retained earnings and cash flows of AGI and its Subsidiaries;

      (ii) in the case of Bema Gold, the consolidated balance sheet at the close of such Fiscal Quarter and the related consolidated statements of profit and loss and cash flows of Bema Gold and its Subsidiaries; and

                 (iii) in the case of each other Obligor, its balance sheet at the close of such Fiscal Quarter, and its related statements of operations and cash flows, loss and deficit, and changes in financial position, as may be relevant;

      in each case, for such Fiscal Quarter and for the period commencing at the close of the previous Fiscal Year and ending with the close of such Fiscal Quarter (with comparable information at the close of and for the corresponding Fiscal Quarter of the prior Fiscal Year and for the corresponding portion of such prior Fiscal Year) and certified by an accounting or financial Authorized Representative of such Obligor;

           (c) the Borrower will promptly furnish within 15 Business Days after the close of each calendar quarter, and will furnish on the Mechanical Completion Date, Project Completion Date and Release Date, a Compliance Certificate prepared as of the last date of such calendar quarter or the Mechanical Completion Date, the Project Completion Date or the Release Date, as the case may be, together with such information concerning the calculations and assumptions used by the Borrower in delivering such Compliance Certificate as the Technical Agent may request;

           (d) the Borrower will furnish promptly upon receipt thereof copies of all detailed financial and management reports submitted to the Borrower by an independent chartered accountant or certified public accountant, as the case may be, in connection with each annual or interim audit made by such independent chartered accountant or certified public accountant, as the case may be, of the books of the Borrower;

           (e) the Borrower will furnish within 15 days after (i) the end of each calendar month occurring after the Effective Date and prior to the Project Completion Date a Borrower's Report (Pre-Project Completion) with copies to be furnished simultaneously to the Independent Consultant and the Guarantors, and (ii) the end of each calendar month occurring after the Project Completion Date a Borrower's Report (Post-Project Completion) with copies to be furnished simultaneously to the Guarantors;

           (f) the Borrower will furnish annually, on or before each anniversary of the Borrowing Date, a memorandum prepared by the Borrower summarizing the then outstanding insurance coverage with respect to the Mine and a certificate or certificates of insurance prepared by the Borrower and acceptable in form and substance to the Insurance Consultant confirming that: (i) all such insurance coverage is in full force and effect and all premiums payable in connection therewith have been paid;
      (ii) such insurance is sufficient for the purposes of the Mine and is responsive to the requirements of Section 8.1.7; (iii) the Administrative
                                        -------------
      Agent is named as the first loss payee under all policies of property insurance and as an additional insured under all policies of liability insurance; and (iv) the insurers under such insurance policies have undertaken in writing not to amend or terminate such policies without at least 30 days' prior written notice thereof to the Administrative Agent and have entered into such undertakings as are required pursuant to the provisions of Section 8.1.7; it being agreed that such certificate shall
                    -------------
      be conclusive as against the Borrower both as to the amount of insurance required and the perils against which coverage is required and the Borrower shall immediately insure in accordance with such certificate;

           (g) the Borrower will furnish to the Technical Agent as promptly as practicable details as to any: (i) material disputes with its insurance carriers; (ii) failure by the Borrower to pay any insurance premium as and when required that might result in the cancellation of the relevant policy; (iii) material reduction in the amount of, or any other material change in, insurance or reinsurance coverage maintained; (iv) failure to comply with its obligations under Section 8.1.7, in each case stating the
                                        -------------
      reasons therefor, together with any other information concerning the insurance and reinsurance coverage required to be maintained by it as the Technical Agent shall have reasonably requested; (v) occurrence of any actual or potential casualty or loss which is covered by the terms of any policy of insurance maintained by or on behalf of the Borrower; (vi) notices received from any of its insurance carriers with respect to the cancellation of or proposed cancellation of any policy of insurance; and
      (vii) occurrence of any event which to the Borrower's knowledge is of the nature described in and covered by an existing policy of Political Risk Insurance as held by any Political Risk Bank;

           (h) each of the Obligors will furnish promptly upon the occurrence thereof a detailed report of any material change or (without prejudice to the provisions of Sections 8.2.14, 8.2.15 or 9.1.8) modification to any
                        ---------------  ------    -----
      Project Document to which it is a party (and, in the case of AGI, the DOCLOC Support Agreement and the DOCLOC Facility Agreement);

           (i) each of the Obligors will furnish notice of the occurrence of any default or event of default (however denominated) by any party under, or any other material change in or circumstance affecting, any of the Project Documents to which it is a party (and, in the case of AGI, the DOCLOC Support Agreement and the DOCLOC Facility Agreement) which, either singularly or cumulatively with any other such default or event of default, shall, or is likely to be, material;

           (j) the Borrower will furnish, on or prior to the date which is 30 days prior to each Payment Date, semi-annual (and, if so requested by the Required Banks on a more frequent basis, promptly upon request) forecasts of mining production, ore grades, recovery rates, operating costs, on-going capital expenditures, water uses and sources and all other technical information reasonably requested by the Technical Agent (including any progress schedules or work account reports or similar reports or schedules supplied to the Borrower pursuant to the Mining Contract);

           (k) as soon as possible and in any event within three Business Days after the occurrence of any Default the Borrower will furnish a statement of its chief financial Authorized Representative setting forth details of such Default and the action which the relevant Obligor has taken and proposes to take with respect thereto. The Borrower will immediately furnish a copy of each such statement to each Guarantor;

           (l) as soon as possible and in any event within three Business Days after (i) the occurrence of any adverse development with respect to any labor controversy, litigation, arbitration or governmental investigation or proceeding described in Section 7.7 which could have a Materially
                                 -----------
      Adverse Effect with respect to such Obligor or (ii) the commencement of any labor controversy, litigation, arbitration or governmental investigation or proceeding of the type described in Section 7.7, the
                                                           -----------
      relevant Obligor will furnish notice thereof and copies of all documentation relating thereto;

           (m) each Obligor will furnish notice of the occurrence as soon as possible and in any event within three Business Days after such Obligor knows or has reason to know of any circumstance which has a reasonable likelihood of having a Materially Adverse Effect with respect to such Obligor;

           (n) not more than five Business Days prior to the close of each calendar month, the Borrower shall deliver to the Technical Agent and the Independent Consultant a Liabilities Certificate. Each Liabilities Certificate shall be consistent with the Approved Budget and/or the Cash Flow Schedule, as the case may be (unless waived by the Technical Agent and the Required Banks);

      (o) ten Business Days after the end of each calendar month, the Borrower shall deliver to the Technical Agent a statement showing in detail all credits to, debits from, and balances standing to the credit of the Project Accounts for such calendar month and copies of all documents submitted by the Borrower to the Central Bank or any other Governmental Authority in connection with the Project Accounts;

           (p) (i) AGI will furnish, promptly after the sending or filing thereof, copies of all reports that AGI sends to its public shareholders and copies of registration statements and material filings made with the U.S. Securities Exchange Commission or any national securities exchange; and (ii) each other Obligor will furnish copies of each material filing and report or document made to or filed with, or received from, any securities exchange, any securities commission or any Governmental Authority, and of each communication from such Obligor to shareholders or creditors generally, in each case promptly upon the making, filing or receipt thereof;

           (q) the Borrower will immediately notify the Technical Agent upon becoming aware of any fact or circumstance giving rise to (or likely to give rise to) any cost overrun which might oblige AGI to make a contribution pursuant to Section 3.1 of the AGI Support Agreement. Such
                               -----------
      notice shall include information in reasonable detail as to the amount of such cost overrun, the circumstances giving rise thereto and any further possible cost overruns as may then be likely to occur;

           (r) the Borrower will furnish the Technical Agent with copies of all material Instruments entered into by or in connection with the Refugio Project or the operation of the Mine, in each case promptly upon having entered into the same and will immediately notify the Technical Agent of its intention to enter into any such Instrument (it being understood that
      (i) any equipment lease or equipment financing contract assumed by the Borrower pursuant to clause (c)(iii) of Section 8.2.2 and (ii) any payment
                           ---------------    -------------
      or performance bond provided by the Mining Contractor pursuant to the Mining Contract shall, in each such case, constitute a material Instrument for purposes of this clause);

           (s) each Intermediate Owner will furnish copies of minutes of meetings of the Board of Directors and the Technical Committee of the Borrower together with all other material items of information and/or documentation produced pursuant to the Shareholders Agreement (including copies of each Adopted Program and Budget and each Program (in each case as defined in the Shareholders Agreement)); and

           (t) each Obligor will furnish such other information with respect to the financial condition, business, property, assets, revenues and operations of such Obligor as either Agent or any Bank (acting through such Agent) may from time to time reasonably request.

      SECTION 8.1.2. COMPLIANCE WITH LAWS. Each Obligor will comply in all material respects with all Applicable Laws relating to the Refugio Project (including the Mine and any Project Assets) and any Operative Document (including the performance of all obligations evidenced thereby).

      SECTION 8.1.3.    APPROVALS.

           (a) Each Obligor will obtain, maintain in full force and effect, and comply in all respects with, all Approvals (including those identified in

      Item 1 ("Approvals") of the Disclosure Schedule) as may be required or
      ------   ---------
      advisable from time to time for such Obligor to (i) execute, deliver, perform and preserve its rights under any of the Operative Documents executed or to be executed by it, (ii) grant and perfect the Liens granted or purported to be granted and perfected by it pursuant to any Collateral Agreement and (iii) in the case of the Borrower, own, lease, use or licence the Project Assets in which it holds any interest and operate the Mine in accordance with sound mining and business practice.

           (b) Without limiting the foregoing clause (a), each Obligor will
                                              ----------
      obtain all Approvals in Part B of Item 1 ("Pending Material Approvals") of
                                        ------   --------------------------
      the Disclosure Schedule by the date set forth in the Disclosure Schedule opposite such Approval and, within five (5) Business Days of obtaining any such Approval deliver to the Administrative Agent certified copies (or originals where requested by the Administrative Agent) of all such Approvals as then in effect and will use its best efforts to obtain all Non-Material Approvals as and when it deems it reasonably prudent to do so.

           (c) Each Intermediate Owner will, at all times, comply with its obligations under and take all actions necessary to maintain in good standing the Foreign Investment Contract. Without limiting the generality of the foregoing each Intermediate Owner hereby undertakes as set forth in
      Section 2.6 of the Shareholders Agreement as if the same were set forth herein in full.

           (d) Each Guarantor shall ensure that all Investments made by such Guarantor or any of its Affiliates in the Borrower by way of Approved Subordinated Indebtedness shall only be made directly by an entity which is an Institucion Financiera Extranjera Registrada con el Banco Central under the laws of Chile.

      SECTION 8.1.4. MAINTENANCE OF CORPORATE EXISTENCE. Except as may be permitted pursuant to Section 8.2.9, each Obligor will do and will cause to be
                      -------------
done at all times all things necessary to maintain and preserve its corporate existence.

      SECTION 8.1.5. FOREIGN QUALIFICATION. Each Obligor will do and cause to be done at all times all things necessary to be duly qualified to do business and be in good standing (where such concept is relevant) as a foreign corporation, in each jurisdiction where the nature of its business makes such qualification necessary.

      SECTION 8.1.6. PAYMENT OF TAXES, ETC. Each Obligor will pay and discharge, as the same may become due and payable, all taxes, assessments, fees and other governmental charges or levies against it or on any of its property, as well as claims of any kind or character (including claims for sums due for labor, material, supplies, personal property and services); provided, however,
                                                            --------  -------
that the foregoing shall not require any Obligor to pay or discharge any such tax, assessment, fee, charge, levy or claim so long as it shall be diligently contesting the validity or amount thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves in accordance with GAAP with respect thereto.

      SECTION 8.1.7.    INSURANCE.

              (a)(i) The Borrower will maintain, or ensure that the Construction Contractors and/or the Mining Contractor maintain, with responsible insurance companies satisfactory to the Required Banks (and subject as set forth in clause (a)(ii)) in their reasonable discretion: (x)
                           --------------
           insurance as required under this Agreement (including that referred to in the Insurance Summary), the Collateral Agreements and/or any other Operative Document, and (y) such other insurance (including business interruption insurance) with respect to the properties and business of the Borrower against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses similarly situated and such other insurance as may be required by any Applicable Law and the Borrower will, upon request of the Technical Agent, furnish to the Technical Agent at reasonable intervals a certificate of an Authorized Representative of the Borrower setting forth the nature and extent of all insurance maintained by the Borrower in accordance with this Section. The Technical Agent shall (unless otherwise consented to by the Banks) solicit the services of the Insurance Consultant to assess the adequacy and sufficiency of the insurance coverage required to be maintained by the Borrower hereunder and evaluate the contents of the foregoing certificate. The Borrower will immediately notify the Technical Agent of any proposed change of any insurance company providing insurance coverage of the nature referred to in this Section, and any such change shall require the consent of the Technical Agent (acting in consultation with the Required Banks) which consent shall not be unreasonably withheld. The Borrower will ensure that the Insurance Summary is complete and accurate at all times and will from time to time provide the Technical Agent with amendments thereto when necessary to ensure that the Insurance Summary is so complete and accurate, together with copies of all insurance policies as in effect from time to time.

                 (ii) The Borrower shall ensure that all policies of insurance maintained in connection with the Refugio Project are maintained, and that re-insurance in connection with such policies is effected, in a manner satisfactory to the Agents which is consistent with the practice followed in the case of similarly located and structured projects to the Refugio Project which are financed by bank syndicates from the international banking community.

           (b) All of the insurance policies referred to in clause (a) will, in
                                                            ----------
      each case in accordance with standard practice in the mining industry:

                 (i) specify the Administrative Agent (for the ratable benefit of the Bank Parties) as an additional insured (in all cases, other than with respect to any such insurance taken out by any Construction Contractor under the relevant Construction Contract) and as a loss payee (in all cases other than in the case of any liability insurance (excluding, however, with respect to any such insurance taken out by any Construction Contractor under the relevant Construction Contract)), and certain such endorsements in favor of the Administrative Agent as the Administrative Agent shall require;

                 (ii) not be cancellable (or non-renewable or subject to a material decrease in the scope or amount of coverage (including by way of increase in any deductible)) as against the Administrative Agent (including for failure to pay premiums) or subject to material alteration of any kind without at least 30 days' (or less in case of war and kindred risks) prior written notice to the Administrative Agent;

                 (iii) in the case of insurance covering loss or damage to any of the Project Assets, contain a "breach of warranty" provision (including that the policy shall not be invalidated as against the

           Administrative Agent by reason of any action or failure to act of the Borrower or any other Person (including any negligence on behalf of the foregoing)) provide for waiver of any right of set-off, recoupment, subrogation, counterclaim or any other deduction, by attachment or otherwise, with respect to any liability of the Borrower, and shall provide that all amounts payable by reason of loss or damage to any of the Project Assets shall be payable to the Administrative Agent for replacement;

                 (iv) provide for payments of claims thereunder in U.S. Dollars; and

                 (v) otherwise be in form and substance satisfactory to the Technical Agent (acting in consultation with the Required Banks).

           (c) The Borrower will cause proceeds of all insurances (excluding, for the avoidance of doubt, any Political Risk Insurance) maintained with respect to the Refugio Project and the Mine to be applied as follows:

                 (i) all amounts received in respect of (x) the partial or total nationalization, expropriation, compulsory purchase or requisition of the Mine or the Project Assets, or any interest therein, (y) any release, inhibition, modification, suspension or extinguishment of any Mining Rights, or the imposition of any restriction affecting the Mine or the Project Assets or the grant of any Mining Right and (z) the suspension or material modification of any Approval required or advisable in connection with the Refugio Project or the operation of the Mine shall be applied to make a mandatory prepayment of the Principal Amount of the Loans then outstanding pursuant to clause (f)
                                                                      ----------
           of Section 3.1;
              -----------

                 (ii) prior to an Enforcement Event, all amounts received in respect of any liability insurance may be paid directly to the Person entitled thereto and after an Enforcement Event all such amounts, to the extent received in a currency other than Pesos, shall be deposited into the Proceeds Sub-Account (Collateral Collections) or Proceeds Sub-Account (Other Collections), as may be required pursuant to clause (a) of Section 4.2 (it being understood that, without
              ----------    -----------
           prejudice to clause (b)(iv) or any other provision of this Agreement,
                        --------------
           all proceeds denominated in Pesos shall be deposited into the Proceeds Sub-Account (Chile));

                 (iii) all amounts received in respect of any business interruption insurance or delay in start-up insurance shall be deposited into the Proceeds Sub-Account (Other Collections); and

                 (iv) prior to an Enforcement Event, all proceeds from casualty or property insurance received for any single repair, replacement or restoration costing less than U.S.$5,000,000 (or the equivalent thereof in any other currency) may be applied to the repair, replacement or restoration of the assets in respect of which the relevant proceeds were received or for reimbursement of the Person which effected such repair, replacement or restoration and after an Enforcement Event all such proceeds, to the extent received in a currency other than Pesos, shall be deposited into the Proceeds Account Sub-Account (Collateral Collections) or Proceeds Sub-Account (Other Collections) as may be required pursuant to clause (a) of
                                                              ----------
           Section 4.2 (it being understood that, without prejudice to clause
           -----------                                                 ------
           (b)(iv) or any other provision of this Agreement, all proceeds
           -------
           denominated in Pesos shall be deposited into the Proceeds Sub-Account (Chile)). All such proceeds received for any such single repair, etc. costing an amount which is equal to or in excess of U.S.$5,000,000 (or the equivalent thereof in any other currency) shall, with the consent of the Required Banks (which consent shall be granted within 10 Business Days unless a Default shall have then occurred and be continuing or the Required Banks determine in good faith that repair, replacement or restoration of the asset in question would not be economical or that the insurance proceeds, together with funds available from other sources, are insufficient to repair, replace or restore such asset) be applied to the prompt payment of the cost of the repair, replacement or restoration of such damaged or destroyed asset. In the event that the consent of the Required Banks shall not be granted pursuant to the provisions of the immediately preceding sentence, then all such proceeds shall be applied to make a mandatory prepayment of the Principal Amount of the Loans pursuant to clause (f) of Section 3.1.
                             ----------    -----------

      SECTION 8.1.8. BOOKS AND RECORDS. Each Obligor will keep financial records and statements reflecting all of its business affairs and transactions in accordance with GAAP. The Borrower will permit the Independent Consultant, the Insurance Consultant, the Agents and the Banks or any of their respective representatives to inspect any and all of its properties and operations and to visit all of its offices or any other location where relevant personnel or records are located. Each Obligor will permit the Independent Consultant, the Insurance Consultant, the Agents or the Banks or any of their respective representatives to discuss its financial matters with its officers, banks and independent chartered accountants and certified public accountants, as the case may be, (and hereby authorizes such banks and independent chartered accountants or certified public accountants, as the case may be, to discuss its financial matters with any of the foregoing Persons or its representatives whether or not any representative of such Obligor is present) and to examine (and photocopy extracts from) any of its books or other corporate records or any of the Project Documents. Without limiting the generality of the foregoing, the relevant Obligor or Obligors shall provide all relevant and necessary assistance to the Independent Consultant, the Insurance Consultant and the Agents in connection with the performance of the duties of the Independent Consultant, the Insurance Consultant and the Agents contemplated hereby (including the preparation of each Quarterly Report and Monthly Report by the Independent Consultant). The Borrower shall, subject to the provisions of clause (b) of Section 11.3, pay any fees of such chartered accountant or
----------    ------------
certified public accountant and the Independent Consultant, the Agents and the Insurance Consultant incurred in connection with the exercise of their rights pursuant to this Section. It is expressly understood that none of the Independent Consultant, the Insurance Consultant or any Bank Party assumes any obligation to any Obligor or any other party in respect of the operation, development, exploration and production of the Mine in accordance with the Development Plan or otherwise.

      SECTION 8.1.9. PROJECT COMPLETION AND MANAGEMENT. The Borrower will use its best efforts to consummate the Refugio Project in accordance with the Development Plan, Applicable Laws and sound mining and business practice, and will ensure that the Mine is constructed, developed, operated and maintained and that Project Output is produced and processed, all substantially in accordance with the Development Plan, Applicable Laws and sound mining and business practice and will use its best efforts so as to achieve Mechanical Completion no later than June 30, 1996 and Project Completion no later than June 30, 1997.
The Borrower will use its best efforts to (and, in the case of Item 9 (Material
                                                               ------  --------
Patents and Trademarks) of the Disclosure Schedule, Bema Gold will cause Bema
----------------------
Chile to use its best efforts to) obtain all those assets and rights referred to in paragraph 1 of Items 7 (Assets; Properties) and in Item 9 (Material Patents
                  -------  ------  ----------         ------  ----------------
and Trademarks) of the Disclosure Schedule by no later than the Non-Core Zone
--------------
Property Rights Target Acquisition Date and, if such assets or rights are not obtained by such date, shall provide evidence satisfactory to the Banks that failure to obtain such assets or rights does not have a Materially Adverse Effect, and in any event, shall continue to use its best efforts to obtain such assets and rights.

      SECTION 8.1.10. HEDGING AGREEMENTS. At all times on and after the Borrowing Date, the Borrower shall provide evidence to the Banks to the effect that it has directly entered into (or AGI and/or Bema Gold have entered into and duly transferred the benefit (but not any obligation) to the Borrower in a manner satisfactory to all the Banks (including with respect to the obtaining of any Approvals from the Central Bank)), and the Administrative Agent (for the ratable benefit of the Bank Parties) shall have been granted a first priority perfected Lien in respect of the Borrower's rights under, net forward sale, call options, spot deferred sales, or other contracts reasonably acceptable to the Agents, providing for a binding commitment to sell Gold (the "Committed Hedging Agreements") or put options or other similar uncommitted
-----------------------------
transactions with respect to the sale of Gold (together with the Committed Hedging Agreements, collectively, the "Hedging Agreements") which are in effect
                                       ------------------
with counterparties (the "Hedging Counterparties") satisfactory to all the Banks
                          ----------------------
such that the proceeds thereof (both as to the amount and to the timing) are sufficient to discharge in full all Project Costs (excluding, however, Project Costs scheduled to be incurred in connection with the construction of the Mine prior to February 1, 1996) for the two and one half calendar year period (or such shorter period ending on the date which is 12 calendar months after the then scheduled Final Maturity Date) commencing at such time (such Project Costs, the "Hedged Project Costs"); provided, however, that:
     --------------------    --------  -------

           (a) any repayment of the Gold Loans to be made at any date pursuant to clause (b) of Section 3.1 shall for purposes of clause (c) of Section
         ----------    -----------                       ----------    -------
      2.3, Section 6.8 and this Section be treated as a Committed Hedging
      ---  -----------
      Agreement requiring delivery on such date of a number of ounces of Gold equal to such repayment at the Loan Base Price; and

           (b) (i) for each 12 month period commencing on any February 1 (commencing on February 1, 1996), the sum of the number of ounces of Gold required to be delivered during such 12 month period under Committed Hedging Agreements (excluding any payment of Gold Loans) shall not exceed an amount equal to eighty percent (80%) of Production (Hedging Adjusted) for such 12 month period; and (ii) for any period commencing on or after February 1, 1996 and ending on the date which is 12 calendar months after the then scheduled Final Maturity Date, the sum of the number of ounces of Gold required to be delivered during such period under Committed Hedging Agreements (excluding any payment of Gold Loans) shall not exceed an amount equal to seventy five percent (75%) of Production (Hedging Adjusted) for such period.

      SECTION 8.1.11. INTEREST RATE PROTECTION AGREEMENTS. For so long as any Dollar Loans are outstanding (excluding, however, any Dollar Loans made on the Borrowing Date prior to their conversion on such date to Gold Loans pursuant to the provisions of the final paragraph of Section 2.2), the Borrower shall have
                                         -----------
implemented (or AGI and/or Bema Gold shall have implemented and shall have duly transferred the benefit (but not any obligation) to the Borrower in a manner satisfactory to all the Banks and, in each such case, the Administrative Agent (for the ratable benefit of the Bank Parties) shall have been granted a first priority perfected Lien in respect of) confirmations and/or other interest rate protection agreements pursuant to documentation (including any required Approvals from the Central Bank) satisfactory in form and substance to all the Banks (each such confirmation or agreement, individually, an "Interest
                                                                      --------
Rate Protection Agreement") with counterparties (individually, an "Interest Rate
-------------------------                                          -------------
Protection Counterparty") satisfactory to all the Banks, and providing for
-----------------------
protection to the Borrower against payment of interest hereunder on such Dollar Loans which is in excess of the sum of (a) the LIBO Rate for an Interest Period of twelve months calculated on the date which is two Business Days prior to the date on which such Dollar Loans are converted from Gold Loans, (b) two percent (2%) per annum, plus (c) the percentage rate per annum referred to in clause (a)
                ----                                                  ----------
of the definition of the term Applicable Margin as then in effect.

      SECTION 8.1.12. PROCEEDS; PROJECT ACCOUNTS. The Borrower shall apply the proceeds of the Loans strictly in accordance with this Agreement and, without limiting the foregoing, deposit such proceeds and proceeds of Capital Contributions and/or Approved Subordinated Indebtedness aggregating not less than the Required Guarantor Contribution to the Construction Account for application to the payment of those Project Costs reflected in the Approved Budget. The Borrower will deposit or cause to be deposited all gross revenues of, and all other payments received with respect to, the Refugio Project or the Mine to the relevant Project Account referred to in Article 4, and will not make
                                                    ---------
any disbursements out of any Project Account except as permitted by Article 4.
                                                                    ---------

      SECTION 8.1.13. PROVISION OF STAFF. The Borrower shall ensure that there are sufficient competent technical and management employees engaged in connection with the Mine and the Refugio Project in order to enable the occurrence of Mechanical Completion and Project Completion as and when scheduled and the construction, operation, development and maintenance of the Mine substantially in accordance with the Development Plan.

      SECTION 8.1.14.   ENVIRONMENTAL COVENANT.

           (a) The Borrower will, and will ensure that each other Project Party will, use and operate the Mine, the Project Assets and all of its facilities and properties related thereto in material compliance with, keep all Approvals relating to environmental matters in effect and remain in material compliance with and handle all Hazardous Materials in material compliance with the Environmental Review Standards and, except to the extent the Environmental Review Standards require or permit otherwise, with all applicable Environmental Laws;

           (b) The Borrower will immediately notify the Agents and provide copies upon receipt of all written claims, complaints, notices or inquiries relating to the condition of its facilities and properties or compliance with the Environmental Review Standards and/or Environmental Laws, and shall promptly cure and have dismissed with prejudice any actions and proceedings relating to compliance with the Environmental Review Standards and/or Environmental Laws; and

           (c) The Borrower will provide such information and certifications which either Agent may reasonably request from time to time to evidence compliance with this Section.

      SECTION 8.1.15. MAINTENANCE OF PROJECT ASSETS. The Borrower will maintain, preserve, protect and keep:

           (a) all of its ownership, lease, use, licence and other interests in the Project Assets (including all Mining Rights) as are necessary or advisable for the Borrower to be able to operate the Mine substantially in accordance with sound mining and business practice and in a manner such that the requirements of, and projections contained in, the Development Plan, can be achieved; and

           (b) all of the Project Assets in good repair, working order, and condition, and make necessary and proper repairs, renewals, and replacements so that its business carried on in connection therewith may be properly conducted at all times, unless the continued maintenance of any of such Project Assets is no longer necessary or economically desirable for the operation of the Mine, such operation to be substantially in accordance with sound mining and business practice.

      SECTION 8.1.16.   POLITICAL RISK INSURANCE.

           (a) Each Guarantor and the Borrower will assist each Bank which requires Political Risk Insurance in procuring the same on or prior to the Release Date and thereafter each Guarantor will (without prejudice to the provisions of Section 9.1.12) assist each Political Risk Bank in procuring
                    --------------
      substitute Political Risk Insurance in the event that any such Political Risk Insurance is discontinued or the benefit thereof is otherwise removed other than due to any default on the part of such Political Risk Bank (excluding, however, any such default caused by a default by either Guarantor or the Borrower in the performance of their respective obligations referred to in clause (b)). Without limiting the generality
                                 ----------
      of the foregoing any Political Risk Bank shall be entitled to select and take out Political Risk Insurance at then prevailing market rates in the event that any prior Political Risk Insurance shall have been discontinued, etc. Each Obligor hereby acknowledges and agrees that each Political Risk Bank may furnish copies of all Instruments (including the Operative Documents), documents, notices and other information furnished to and received by such Political Risk Bank pursuant to this

      Agreement or any other Loan Document to the provider of the Political Risk Insurance taken out by such Political Risk Bank.

           (b) Each Guarantor and the Borrower will render all necessary assistance (not requiring the outlay of funds) to each Political Risk Bank in connection with the maintenance of any Political Risk Insurance (and full coverage thereunder) and the collection of any claim thereunder.

           (c) Each Obligor shall act, and each Guarantor shall cause the Borrower to act, in a manner so as to ensure that an exclusion from liability in respect of any claim of any Political Risk Bank under any policy of Political Risk Insurance does not arise as a result of any action or any inaction of any Obligor.

      SECTION 8.1.17.   PARI PASSU.

           (a) The Borrower will ensure that its payment Obligations under this Agreement and each other Loan Document to which it is a party rank at least pari passu in right of payment with all of the Borrower's other
            ---- -----
      Indebtedness other than any such Indebtedness which is preferred by mandatory provisions of Applicable Law.

           (b) Each other Obligor will ensure that its payment obligations under this Agreement and each other Loan Document to which it is a party rank at least pari passu in right of payment with all of such Obligor's other
            ---- -----
      unsecured and unsubordinated Indebtedness other than any such Indebtedness which is preferred by mandatory provisions of Applicable Law (and other than, in the case of Bema Gold, the prior payment of interest for the first two years for the term of the 1994 Convertible Debentures and the prior payment of principal, interest and redemption premium to be paid in respect of the 1990 Secured Debentures).

      SECTION 8.1.18. AFTER-ACQUIRED COLLATERAL. Upon the acquisition (or, in the case of inventory, production) of any Project Assets (excluding any Project Documents) of the type over which any Lien has been granted pursuant to any Collateral Agreement but in respect of which no Lien has been granted pursuant to any such Collateral Agreement and which either constitute (a) Non-Core Zone Property Rights or Non-Core Zone Statutory Easements, or (b) assets having an aggregate fair market value of U.S.$500,000 (in the case of inventory) or U.S.$250,000 (in all other cases) (or, in each such case, the equivalent thereof in any other currency), the relevant Obligor shall, to the extent permitted by Applicable Law, (x) enter into Instruments similar to the relevant Collateral Agreement, (y) simultaneously therewith, effect all relevant notarizations and registrations or obtain the acknowledgement and agreement of all relevant counterparties, as the case may be, and (z) take all other actions necessary or advisable or, in the reasonable opinion of counsel to the Bank Parties, desirable in order to (i) create in favor of the Bank Parties a valid and perfected first-priority Lien over all of such newly acquired or produced Project Assets, and (ii) evidence the creation of such Lien (including opinions of counsel). In addition, if during any three month period, ending on any of March 31, June 30, September 30 or December 31, the relevant Obligor shall acquire or produce any Project Asset and such Project Asset shall not be encumbered pursuant to any Agreement on the last day of any such period, the relevant Obligor shall take the steps described in the previous sentence with respect to such Project Asset.

      Each Obligor will ensure that, promptly upon the effectiveness of any Project Document of the nature described in clauses (b), (c) and (d) of the
                                            -----------  ---     ---
definition thereof to which such Obligor is a party, the Bank Parties shall be granted a conditional assignment of rights and/or, as may be relevant, a commercial pledge (in the case of any Project Document expressed to be governed by the laws of Chile) and/or, as the case may be, a first priority perfected Lien over such Obligor's rights thereunder as security for the Obligations of the Borrower and/or such Obligor, as the case may be.

      Each Intermediate Owner will ensure that, promptly upon any acquisition by such Intermediate Owner of any interest in the share capital of the Borrower after the Borrowing Date, the Bank Parties shall be granted a first priority perfected Lien over such share capital pursuant to documentation similar to the AGRI Pledge Agreement or the Bema Bermuda Pledge Agreement, as the case may be.

      SECTION 8.1.19. ACCURACY OF INFORMATION. All factual information hereafter furnished by or on behalf of any Obligor in writing to any Bank Party for the purposes of or in connection with this Agreement or any transaction contemplated hereby will be true and accurate in every material respect on the date as of which such information is dated or certified and such information shall not be incomplete by omitting to state any material fact necessary to make such information not misleading.

      SECTION 8.1.20.   AGI'S CONTROL OF THE REFUGIO PROJECT.  AGI shall:

           (a) exercise, and shall cause AGRI to exercise, its rights under the Shareholders Agreement and each other relevant Project Document in a prudent and businesslike manner and so as to ensure (to the extent such rights permit) the direction of all operational and production aspects of the Mine and the Refugio Project; and

           (b) ensure that each of the President of the Shareholder's Meeting, Chairman of the Board of Directors and the Chairman of the Technical Management Committee of the Borrower has been appointed as proposed by AGI or is otherwise satisfactory to AGI.

      SECTION 8.1.21. MINING CONCESSIONS. Without prejudice to the provisions of Section 9.1.21 the Borrower shall use its best efforts to acquire the mining
   --------------
concessions referred to in paragraphs 1 and 2 of Item 7 ("Assets; Properties")
                           ------------     -    ------   ------------------
of the Disclosure Schedule on or prior to the date which is one year after the Effective Date and will ensure that, promptly upon the acquisition thereof, each such mining concession is mortgaged to the Bank Parties pursuant to the provisions of the Promise to Grant Mortgage over Mining Concessions.

      SECTION 8.1.22. SALE OF PRODUCTION. The Borrower shall ensure that all dore and similar products produced at the Mine are refined by, and all dore and similar products are sold and exported to, Persons located outside Chile.

      SECTION 8.1.23. SUPPLEMENTAL NOTES. Upon, and as a condition to the effectiveness of the occurrence of, the Release Date, the Borrower shall deposit into the Proceeds Sub-Account (Debt Service Reserve - Stamp Duty) an amount equal to the Required Stamp Duty Amount as at the Release Date. The Borrower will ensure that at all times after the Release Date the balance standing to the credit of the Proceeds Sub-Account (Debt Service Reserve - Stamp Duty) is not less than the Required Stamp Duty Amount as at such time.

      SECTION 8.2. CERTAIN NEGATIVE COVENANTS. Each of the Borrower and each Intermediate Owner agrees with each Bank Party that, until all Commitments have terminated and all Obligations have been paid and performed in full, such Obligor will perform its respective obligations set forth in this Section and each Guarantor agrees with each Bank Party that, at all times on or prior to the Release Date (and, in the case of such Guarantor's obligations under Section
                                                                     -------
8.2.9, clause (b) of Section 8.2.12 and Sections 8.2.13, 8.2.14 and 8.2.15 at
-----  ----------    --------------     ---------------  ------     ------
all times after the Release Date), such Guarantor will perform its respective obligations set forth in this Section.

      SECTION 8.2.1. BUSINESS ACTIVITIES; PLACE OF BUSINESS; ORGANIC DOCUMENTS; FISCAL YEAR.

           (a)  The Borrower will not:

                 (i) engage in any business activity other than the consummation of the Refugio Project and the operation of the Mine and any activity incidental thereto;

                 (ii) maintain any place of business in the United States or elsewhere (other than the location of the Mine, Copiapo or Santiago, Chile) without first taking (to the satisfaction of the Administrative Agent) all actions necessary to protect the Lien granted pursuant to the relevant Collateral Agreements;

                 (iii)  except as required pursuant to clause (a)(iii) of
                                                       ---------------
           Section 6.2, amend its Organic Documents or change its corporate
           -----------
           name; or

                 (iv)  change its Fiscal Year.

           (b) Neither AGRI nor Bema Bermuda will engage in any business activity other than in its capacity as a shareholder of the Borrower.

      SECTION 8.2.2. INDEBTEDNESS. The Borrower will not create, incur, assume, or suffer to exist or otherwise become or be liable in respect of any Indebtedness other than:

           (a) Indebtedness in respect of the Loans and other Obligations;

           (b) Indebtedness in respect of Hedging Agreements or Interest Rate Protection Agreements entered into directly by the Borrower in accordance with Sections 8.1.10 or 8.1.11, respectively and in each case on terms and
           ---------------
      conditions satisfactory to all the Banks;

           (c) at any date (i) unsecured Indebtedness outstanding at such date incurred by way of open accounts of less than 270 days extended by suppliers, or letters of credit opened for the benefit of suppliers, on normal trade terms in connection with purchases of goods and services in the ordinary course of business of the Borrower which constitute Project Costs (and excluding, for the avoidance of doubt, Indebtedness incurred through the borrowing of money or Contingent Liabilities), (ii) Indebtedness not in excess of U.S.$500,000 (or the equivalent thereof in any other currency) incurred to suppliers of equipment constituting Project Capital Costs (other than pursuant to the Construction Contracts) in respect of the deferred purchase price of such equipment and on terms and conditions acceptable to the Required Banks, and (iii) Indebtedness evidenced by the Project Documents as in effect on the Effective Date (including Indebtedness in respect of the assumption of obligations under equipment leases or equipment financing contracts originally entered into by the Mining Contractor and following a termination of the Mining Contract in circumstances which do not constitute an Event of Default pursuant to Section 9.1.14 and to be assumed by the Borrower in
                  --------------
      circumstances in which the Borrower shall have provided evidence (including evidence as to the availability of financial resources) satisfactory to all the Banks that following such assumption the Borrower shall be capable of ensuring the development of the Refugio Project in accordance with the Development Plan);

           (d) Indebtedness in respect of taxes, assessments or governmental charges, and Indebtedness in respect of claims for labor, materials or supplies incurred by way of Project Costs in the ordinary course of business to the extent that payment thereof shall not at the time be required to be made in accordance with the provisions of Section 8.1.6;
                                                               -------------

           (e) Indebtedness in respect of judgments or awards, enforcement of which has not been stayed by reason of a pending appeal or otherwise, for a period of more than 10 days, which do not, in the aggregate, exceed U.S.$100,000 (or the equivalent thereof in any other currency);

           (f) Approved Subordinated Indebtedness; and

           (g) Indebtedness (other than Indebtedness of the nature referred to in clauses (a), (b), (c), (e), (f) and (g) of the definition of such term)
         -----------  ---  ---  ---  ---     ---
      in an aggregate principal amount not in excess of U.S.$250,000 (or the equivalent thereof in any other currency) at any one time outstanding.

      SECTION 8.2.3. LIENS. The Borrower will not create, incur, assume or suffer to exist any Lien upon any of its properties, revenues or assets, whether now owned or hereafter acquired, except:

           (a) Liens in favor of the Administrative Agent (for the ratable benefit of the Bank Parties) or in favor of the Bank Parties granted pursuant to any Loan Document;

           (b) Liens in respect of deferred IVA relating to imported goods constituting Project Assets;

           (c) Liens for taxes, assessments or other governmental charges or levies (excluding, however, deferred IVA relating to goods referred to in clause (b)) not at the time delinquent or thereafter payable without
      ----------
      penalty or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

           (d) Liens of carriers, warehousemen, mechanics, materialmen, suppliers and landlords incurred in the ordinary course of business for sums not overdue or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

           (e) Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts

      (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

           (f) judgment Liens in existence less than 10 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies;

           (g) Liens securing Indebtedness permitted to be incurred pursuant to clause (c)(ii) of Section 8.2.2; provided, however, that any such Lien
      --------------    -------------  --------  -------
      shall attach only to the equipment in respect of which such Indebtedness is incurred;

           (h) Liens (ranking (as provided in documentation satisfactory in form and substance to all the Banks) in priority junior in all respects to any Lien granted by the Borrower to the Bank Parties pursuant to any Collateral Agreement to which the Borrower is a party) securing obligations not in excess of an aggregate amount of U.S.$250,000 at any one time outstanding; and

           (i) any other Lien disclosed in Item 11 ("Liens") of the Disclosure
                                           -------   -----
      Schedule, provided, however, that such Lien shall be limited to the right
                --------  -------
      of specific performance with respect to the transfer of certain of the Refugio Project Properties after the end of the Project Period and shall not in any way grant any Person any rights of any nature whatsoever in respect of any of the Refugio Project Properties at any time prior thereto and shall not in any event restrict the ability of the Borrower to deal with the Refugio Project Properties (including the right to grant any Lien in favor of the Bank Parties over any of the Refugio Project Properties or any Mining Rights in respect thereof pursuant to the Chilean Security Agreements or otherwise).

      SECTION 8.2.4. FINANCIAL CONDITION OF BORROWER. The Borrower will not permit:

           (a) the Cash Flow Ratio (calculated on the date of preparation of each Compliance Certificate with respect to each consecutive six-month period commencing on all Calculation Dates which are Payment Dates scheduled to occur on or after such date of preparation (and, in the case of a Calculation Date which is the Project Completion Date or the Release Date, calculated with respect to the period commencing on such date and ending on the next succeeding scheduled Calculation Date which is a Payment Date)), to be less than one hundred and twenty-five percent (125%);

           (b) the Loan Life Ratio (calculated on the date of preparation of each Compliance Certificate with respect to all Calculation Dates scheduled to occur on or after such date of preparation), to be less than or equal to one hundred and fifty percent (150%);

             (c)  the Project Life Ratio (calculated as set forth in clause
             ---                                                     ------
      (b)), to be less than or equal to two hundred percent (200%);
      ---
           (d) the Current Ratio to be at any date following the Release Date less than 100%;

           (e) Tangible Net Worth to be at any date less than U.S.$50,000,000;

           (f) the Reserves to be at any date less than thirty percent (30%) of the Reserves as at the Effective Date; and

           (g) the Reserves to be at any date less than six hundred percent (600%) of the outstanding Principal Amount of all Loans on such date (and, if any of such Loans are Dollar Loans, such Loans shall be converted into an amount of Gold calculated at the average of the London Price as in effect on the dates which are one, two, three, four, five and six months prior to such date).

      SECTION 8.2.5. CAPITAL EXPENDITURES. The Borrower will not make or commit to make any Capital Expenditures other than those which are identified in the Development Plan (subject to any permitted acceleration of any such expenditure in the manner described in, and permitted pursuant to, the provisos to clause (c) of each of Sections 4.1 and 4.2) and shall not make or commit to
   ----------            ------------     ---
make any such Capital Expenditures if, at the time, or as a consequence of, incurring any such item of expenditure any Default shall have occurred and be continuing; provided, however, that (a) if a Default shall have occurred and be
            --------  -------
continuing and no Enforcement Event shall then have occurred and be continuing, the Borrower may only make (i) prior to the Project Completion Date, Capital Expenditures constituting Required Completion Expenditures and (y) subsequent to the Project Completion Date, Capital Expenditures constituting Required Maintenance Expenditures, and (b) subject to clause (a), with the consent of the
                                             ----------
Technical Agent (acting in consultation with the Independent Consultant and the Required Banks) the Borrower may, in any period identified in the Cash Flow Schedule, make Capital Expenditures referred to in any subsequent period identified in the Cash Flow Schedule as a result of accelerated construction in connection with the Refugio Project. Without limiting the generality of the foregoing the Borrower will not consent to any Change Order other than any Change Order (x) resulting in an increase in the Contract Price which is not in excess of U.S.$100,000 (or the equivalent thereof in any other currency), and
(y) which, together with all other Change Orders previously implemented pursuant to this Section, does not result in an increase in the Contract Price which is in excess of an aggregate amount of U.S.$500,000 (or the equivalent thereof in any other currency).

      SECTION 8.2.6. INVESTMENTS. The Borrower will not acquire all or substantially all of the assets of any other Person or form or suffer to exist any Subsidiary and will not make, incur, assume or suffer to exist any Investment in any other Person, except Cash Equivalent Investments permitted to be made with balances standing to the credit of the Project Accounts pursuant to
Article 4 to the extent permitted pursuant to the terms and conditions of the
---------
Foreign Investment Contract.

      SECTION 8.2.7.    RESTRICTED PAYMENTS, ETC.  The Borrower will not:

           (a) declare, pay or make any dividend or distribution (in cash, property or obligations) on any shares of any class of capital stock (now or hereafter outstanding) of the Borrower or on any warrants, options, convertible securities or other rights with respect to any shares of any class of capital stock (now or hereafter outstanding) of the Borrower or apply any of its funds, property or assets to the purchase, redemption or other retirement of any shares of any class of capital stock (now or hereafter outstanding) of the Borrower, or warrants, options, convertible securities or other rights with respect to any shares of any class of capital stock (now or hereafter outstanding) of the Borrower;

           (b) repay, redeem, purchase or otherwise defease any Indebtedness owing to, or make any other payment to or on behalf of, any Affiliate (including all Approved Subordinated Indebtedness); or

           (c) make any deposit for any of the foregoing purposes or otherwise discharge any Indebtedness incurred by any Affiliate;

provided, however, that (d) the Borrower may make any payment or take any other
--------  -------
action for any of the foregoing purposes (excluding, however, any payment in respect of the IVA Advance) so long as: (i) no Default shall have occurred and be continuing or would result from any such payment or other action, (ii) the balance of the Proceeds Account and the Proceeds Sub-Account (Debt Service Reserve) shall not be less than the Required CapEx Balance and the Required Debt Service Reserve Balance, respectively, and (iii) any such payment or other action is taken only (x) during any period commencing on the date which is five Business Days following any Payment Date occurring after the Release Date and ending on the date which is fifteen Business Days following such Payment Date and (y) after giving effect to all payments required to be made on, or in relation to, such Payment Date pursuant to Section 3.1 and 3.2 (including any
                                           -----------     ---
amount required to be deposited into the Proceeds Sub-Account (Debt Service Reserve-Prepayment Proceeds) pursuant to clause (d)
                                         ----------
of Section 3.1), (e) the Borrower may repay amounts owing in respect of the IVA
   -----------
Advance to Bema Bermuda or Bema Chile at any time when no Default shall then have occurred and be continuing to the extent that the Borrower has actually received payment by way of a refund of amounts of IVA relating to the IVA Advance, and (f) the Borrower may not make any such payment from the proceeds of any amounts transferred to the Proceeds Account and/or the Proceeds Sub-Account (Chile) pursuant to clause (d) of Section 4.1 (or, to the extent such transfer
                    ----------    -----------
is not permitted to be effected pursuant to Applicable Law, from the similar amounts remaining in the Construction Account and/or the Construction Sub-Account (Chile), as the case may be) until after the Release Date; and provided,
                                                                       --------
further, however, that the Borrower may not make any payment or take any other
-------  -------
action for any of the foregoing purposes (excluding, however, any payment pursuant to clause (e)) at any time when the balance standing to the credit of
            ----------
the Proceeds Sub-Account (Debt Service Reserve) shall be less than the Required Debt Service Reserve Balance or the balance standing to the credit of the Proceeds Account shall be less than the Required CapEx Balance.

      SECTION 8.2.8.    TAKE OR PAY CONTRACTS.  Except as set forth in Item 12
                                                                       -------
("Take or Pay Contracts") of the Disclosure Schedule, the Borrower will not
  ---------------------
enter into or be a party to any arrangement for the purchase of materials, supplies, other property or services if such arrangement by its express terms requires that payment be made by the Borrower regardless of whether or not such materials, supplies, other property or services are delivered or furnished to it. For the avoidance of doubt, nothing in this Section shall prohibit the Borrower from entering into any Hedging Agreement or Interest Rate Protection Agreement.

      SECTION 8.2.9. CONSOLIDATION, MERGER, ETC. No Obligor will liquidate or dissolve, consolidate with, or merge into or with, any other corporation, or (except in the case of the Guarantors) purchase or otherwise acquire all or substantially all of the assets of any Person (or of any division thereof); provided, however, that either Guarantor may consolidate or merge as aforesaid
--------  -------
if, in connection therewith, the surviving entity shall continue to be bound by, and in compliance with, each Operative Document to which it is a party.

      SECTION 8.2.10. ASSET DISPOSITIONS, DEPOSITS WITH REFINERIES, ETC. The Borrower will not sell, transfer, lease or otherwise dispose of any of, or grant options, warrants or other rights with respect to, any of its assets (including accounts receivable) to any Person, unless:

           (a) such disposition is made in the ordinary course of business and consists of finished goods inventories (which may consist of gold-bearing concentrates, gold-bearing ore, refined gold or other product forms customarily sold as end products in the mining industry);

           (b) such disposition is of obsolete or replaced assets, which are no longer used or useful to the Borrower; or

           (c) the net book value of all assets disposed of by the Borrower (excluding, however, assets disposed of pursuant to clauses (a) and (b))
                                                          -----------     ---
      in the same Fiscal Year does not exceed U.S.$150,000 (or the equivalent thereof in any other currency) and fair value in cash is received therefor;

provided, however, that nothing herein shall prohibit any disposition of Gold to
--------  -------
the Administrative Agent or the Banks in direct repayment of any Obligation denominated in Gold hereunder.

      The Borrower shall not deposit any dore or other unrefined inventory with any Person other than with a refiner and pursuant to refining agreements, in form and substance reasonably satisfactory to the Required Banks and only if the refiner thereunder expressly acknowledges the Lien of the Administrative Agent (for the ratable benefit of the Bank Parties and in form and substance reasonably satisfactory to the Administrative Agent), (i) on such dore or other unrefined inventory or (ii) on each account or other contract right of the Borrower with or against such refiner with respect to dore or other inventory deposited for refining, and, in each such case, the parties thereto have taken all action required to maintain such Lien as a first priority perfected Lien in favor of the Administrative Agent.

      SECTION 8.2.11. TRANSACTIONS WITH AFFILIATES. The Borrower will not enter into, or cause, suffer or permit to exist:

           (a) any arrangement or contract pursuant to which any Indebtedness is extended by the Borrower to any Affiliate as obligor;

           (b) any arrangement or contract with any of its Affiliates of a nature customarily entered into by Persons which are Affiliates of each other (including management or similar contracts (including contracts for the provision of services of the nature contemplated by Section 3.4 of the Shareholders Agreement) or arrangements relating to the allocation of revenues, taxes and expenses or otherwise) requiring any payments to be made by the Borrower to any Affiliate unless such arrangement is fair and equitable to the Borrower; and

           (c) any other transaction, arrangement or contract with any of its other Affiliates which would not be entered into by a prudent Person in the position of the Borrower with, or which is on terms which are less favorable to the Borrower than are obtainable from, any Person which is not one of its Affiliates.

      SECTION 8.2.12.  RESTRICTIVE AGREEMENTS, ETC.

           (a) The Borrower will not enter into any agreement (excluding this Agreement and the Loan Documents) prohibiting the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired, or the ability of the Borrower to amend or otherwise modify this Agreement or any other Operative Document.

           (b) No other Obligor will enter into any agreement of the type described in clause (a) which prohibits the creation of any Lien of the
                   ----------
      nature granted or purported to be granted pursuant to any Collateral Agreement to which such Obligor is a party.

      SECTION 8.2.13. INCONSISTENT AGREEMENTS. No Obligor will enter into any agreement containing any provision which would be violated or breached by the Loans hereunder or by the performance by such Obligor of its obligations hereunder or under any Loan Document.

      SECTION 8.2.14. PROJECT DOCUMENTS. No Obligor will (a) in any material respect amend, modify or waive, or (b) terminate or replace, any Project Document (and, in the case of AGI, the DOCLOC Support Agreement and the DOCLOC Facility Agreement unless consent thereto shall have been granted by all the Banks) to which it is a party, except as expressly permitted pursuant to any Loan Document or with the prior written consent of the Required Banks. AGI will not grant, or permit to be outstanding, any Lien in favor of any party over its rights under the DOCLOC Facility Agreement.

      SECTION 8.2.15.   ACTIONS UNDER PROJECT DOCUMENTS.

           (a) No Obligor will take or refrain from taking any action under any of the Project Documents which would have a material adverse effect on (i) the ability of the Borrower to consummate the Refugio Project and operate the Mine in accordance with the Development Plan and achieve Mechanical Completion and Project Completion, (ii) any collateral subject to any Collateral Agreement and the perfection and priority of the Liens granted or purported to be granted therein, or (iii) the ability of such Obligor to pay and perform its Obligations.

           (b) Bema Gold shall not, and shall not permit Bema Bermuda to, exercise any of its rights under the Refugio Shareholders' Agreement and each other relevant Project Document in a manner which is in any way inconsistent with the obligations of AGI set forth in clause (b) of
                                                            ----------
      Section 8.1.20.
      --------------

      SECTION 8.2.16. BANK ACCOUNTS. The Borrower shall not open any bank account or maintain any similar deposit arrangement or maintain any balance in any bank account or in respect of such arrangement other than (a) the Project Accounts, and (b) two bank accounts maintained with the branch of Banco Santander in Copiapo in relation to payroll expenses and other Project Costs denominated in Pesos; provided, however, that the amounts
                                          --------  -------
standing to the credit of the accounts referred to in clause (b) shall at no
                                                      ----------
time exceed (i) in the case of the account relating to payroll expenses, expected payroll expenses of the Borrower for the immediately succeeding four week period, and (ii) in respect of the account relating to such other Project Costs, the Peso equivalent of expected Project Costs (other than Project Costs relating to payments due and arising under the Construction Contracts or the Mining Contract) for the immediately succeeding five Business Day period.

      SECTION 8.2.17. ROYALTY AGREEMENTS. The Borrower will not enter into any agreement relating to the granting of royalties or net profits interests in connection with the Refugio Project other than as set forth in the royalty agreements listed in Item 13 ("Royalty Agreements") of the Disclosure Schedule.
                     -------   ------------------


                         ARTICLE 9.  EVENTS OF DEFAULT
                         -----------------------------

      SECTION 9.1.      EVENTS OF DEFAULT.  The term "Event of Default" shall
                                                      ----------------
mean any of the events set forth in this Section.

      SECTION 9.1.1. NON-PAYMENT OF OBLIGATIONS. The Borrower (or either Guarantor):

           (a) shall default in the payment or prepayment when due of any Principal Amount of or interest on any Loan or shall default in the provision of collateral pursuant to an election made pursuant to clause
                                                                       ------
      (c)(2) of Section 3.1 (and such default shall continue unremedied for a
      ------    -----------
      period of two Business Days); or

           (b) shall default in the payment when due of any other Obligation (and such default shall continue unremedied for a period of eight Business
      Days).

      SECTION 9.1.2. NON-PERFORMANCE OF CERTAIN COVENANTS. Any Obligor shall default in the due performance and observance of any of its obligations under
(a) Section 8.1.4, 8.1.7, 8.1.12, 8.1.17 or 8.2 (other than Section 8.2.4, and,
    -------------  -----  ------  ------    ---             -------------
to the extent such default shall have arisen as a result of any action or event beyond the control of any Obligor or any of their respective Affiliates, Section
                                                                         -------
8.2.2 or 8.2.3), (b) Section 3.1, 3.2 or 3.3 of the AGI Support Agreement, (c)
-----    -----       -----------  ---    ---
Section 3.1 or 8.3 of the Bema Gold Support Agreement, or (d) Section 2.6 of the
-----------    ---                                            -----------
Subordination Agreement (CMM).

      SECTION 9.1.3. NON-PERFORMANCE OF OTHER OBLIGATIONS. Any Obligor shall default in the due performance or observance of any term, condition, covenant or agreement contained herein or in any other Operative Document executed by it (other than a default arising pursuant to Section 9.1.1 or 9.1.2), and, if capable of cure or remedy
            -------------    -----
(including, in the case of a default by either Guarantor any cure or remedy effected by the other Guarantor), such default shall continue unremedied for a period of 10 Business Days after notice thereof shall have been given to such Obligor by the Administrative Agent.

      SECTION 9.1.4. BREACH OF REPRESENTATION OR WARRANTY. Any representation or warranty of any Obligor hereunder or in any other Loan Document executed by it or in any other writing furnished by or on behalf of such Obligor to any Bank Party for the purposes of or in connection with this Agreement or any such Loan Document is or shall be incorrect when made (a) (in the case of any representation or warranty made on the Borrowing Date) in any material respect or (b) (in the case of any other representation or warranty) and such incorrectness shall have a material adverse effect on any of:

                 (i) such Obligor's business or financial condition;

                 (ii) the effectiveness, perfection or priority of any Lien (other than on any Project Assets the Required Banks deem to be non-material) granted or purported to be granted by such Obligor pursuant to any Collateral Agreement or the enforceability of any other material obligation contained in any Loan Document; or

                 (iii) the ability of such Obligor to make any payment or perform any other material obligation required under any Operative Document to which it is party or, in the case of the Borrower, to develop and operate the Mine in accordance with the Development Plan.

      SECTION 9.1.5. DEFAULT ON OTHER INDEBTEDNESS. A default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness (other than Indebtedness described in Section 9.1.1) of any Obligor having a principal amount,
             -------------
individually or in the aggregate, in excess of U.S.$100,000, U.S.$10,000, U.S.$500,000 and U.S.$1,000,000 (or the equivalent thereof in any other currency), with respect to the Borrower, the Intermediate Owners and Bema Gold and AGI, respectively, or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if (a) (i) the effect of such default is to permit (after the passage of time, the giving of notice, the making of any required determination or any combination of the foregoing) the acceleration of the maturity of any such Indebtedness and (ii) in the reasonable opinion of the Required Banks, such default is not capable of being cured within the applicable period for cure set forth in the relevant documentation relating to such Indebtedness, or (b) such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity.

      SECTION 9.1.6. BANKRUPTCY, INSOLVENCY, ETC. Any Obligor (and, at any time on or prior to the Release Date, Cyprus Amax) shall:

           (a) become insolvent or generally fail to pay, or admit in writing its inability to pay, debts as they become due;

           (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for such Obligor (or Cyprus Amax), or any property of any thereof, or make a general assignment for the benefit of creditors;

           (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for such Obligor (or Cyprus Amax) or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days, provided that each Obligor hereby expressly authorizes the Administrative Agent and each Bank to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents;

           (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of any Obligor (or Cyprus Amax) and, if such case or proceeding is not commenced by such Obligor (or Cyprus Amax), such case or proceeding shall be consented to or acquiesced in by such Obligor (or Cyprus Amax) or shall result in the entry of an order for relief or shall remain for 60 days undismissed, provided that each Obligor hereby expressly authorizes the Administrative Agent and each Bank to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents;

           (e) suffer any comparable event to any of the foregoing in any jurisdiction; or

           (f) take any corporate action authorizing, or in furtherance of, any of the foregoing.

      SECTION 9.1.7. HEDGING AGREEMENTS; INTEREST RATE PROTECTION AGREEMENTS. Any default shall occur under any of the

Hedging Agreements or Interest Rate Protection Agreements or any of the Hedging Agreements or Interest Rate Protection Agreements shall terminate or cease in whole or in part to be the legal, valid and binding obligation of the Hedging Counterparty or Interest Rate Protection Counterparty thereunder, as the case may be, or the assignment by either Guarantor of any of the Hedging Agreements or Interest Rate Protection Agreements, as the case may be, to the Borrower shall terminate or cease in whole or in part to transfer the benefits of such Hedging Agreements or Interest Rate Protection Agreements, as the case may be, to the Borrower; provided, however, that in the event that the Borrower shall
                 --------  -------
have made arrangements within five Business Days after such default, termination or cessation satisfactory to the Required Banks with respect to the replacement of any such Hedging Agreement or Interest Rate Protection Agreement in accordance with Section 8.1.10 or 8.1.11, as the case may be, and on
                --------------    ------
substantially similar economic terms and benefits (or on such other terms or benefits as may be satisfactory to the Required Banks) then no Event of Default shall be deemed to have occurred pursuant to this Section.

      SECTION 9.1.8.    PROJECT DOCUMENTS, ETC.

           (a) Any of the Project Documents shall terminate or for any reason cease to be in full force and effect, except if such termination or cessation is capable of cure or remedy by any Obligor, in which case if such termination or cessation is not remedied within ten Business Days after the occurrence thereof.

           (b) A default under any of the Project Documents (excluding, however, to the extent referred to in Section 9.1.14 or 9.1.15, the Construction
                                   --------------    ------
      Contracts, the Construction Contracts Guaranty and the Mining Agreement) shall occur, and such default is, in the reasonable opinion of the Required Banks, likely to have a Materially Adverse Effect with respect to any Obligor and such default, if capable of cure or remedy, is not remedied within ten (10) Business Days after notification to the Borrower from the Administrative Agent that the Required Banks are of the opinion that such default is likely to have a Materially Adverse Effect as aforesaid.

      SECTION 9.1.9. IMPAIRMENT OF LOAN DOCUMENTS. This Agreement or any other Loan Document shall terminate or cease in whole or part to be the legal, valid, binding and enforceable obligation of the relevant Obligor party thereto; the relevant Obligor or any other party shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or any Lien securing (or intended to secure) any Obligation shall, in whole or in part, cease to be a perfected Lien which, except as permitted by Section 8.2.3,
                                                                 -------------
ranks first in priority.

      SECTION 9.1.10.   ABANDONMENT, MINING RIGHTS.

           (a) The Borrower shall abandon all or any significant portion of its interest in the Mine or the Project Assets or surrender, cancel or release, or suffer any termination or cancellation of any of its rights, right or interest in the Mine or the Project Assets, other than as specifically permitted by this Agreement and each other Loan Document or other than as the Borrower shall have evidenced to all the Banks are not required in connection with the Refugio Project.

           (b) Any Person other than the Borrower shall acquire Mining Rights in respect of all or any portion of the Refugio Project Properties (excluding, in the case of the Access Zone, any such Mining Right which does not adversely affect the rights of access of the Borrower thereover to the Mine).

      SECTION 9.1.11. JUDGMENTS. Any judgment or order for the payment of money in excess of U.S.$100,000, U.S.$10,000, U.S.$500,000 and U.S.$1,000,000
(or the equivalent thereof in any other currency) with respect to the Borrower, the Intermediate Owners and Bema Gold and AGI, respectively, shall be rendered against such Obligor and either:

           (a) enforcement proceedings shall have been commenced by any creditor upon such judgment or order; or

           (b) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

      SECTION 9.1.12.   POLITICAL RISK INSURANCE, ETC.

           (a) Due to any action, inaction or misrepresentation of any Obligor, either (i) any Political Risk Insurance previously obtained by any Political Risk Bank shall cease to be in full force and effect, or (ii) the political risk insurer thereunder shall not be liable to pay a claim thereunder which it would otherwise have been liable to pay.

           (b) Any risk or event covered by any Political Risk Insurance then in effect shall occur.

           (c) Any Governmental Agency or other Person purporting to be, or acting as, any Governmental Agency (i) condemns, nationalizes, seizes or otherwise expropriates all or any substantial part of the property or other assets of the Borrower or of its share capital, or assumes custody or control of such property or other assets or of the business or operations of the Borrower if such action (together with any prior similar action) would prevent the Borrower from carrying on its obligations under the Operative Documents where, in the case of any such property, or assets, the same cannot be replaced by equivalent property or assets, or (ii) condemns, nationalizes, seizes or otherwise expropriates all or any substantial part of the property or other assets of the Borrower or its share capital, or assumes custody or control of such property or other assets or of the business or operations of the Borrower if such action (together with any prior similar action) would prevent the Borrower from carrying on its obligations under the Operative Documents where, in the case of property or assets, the same can be replaced by equivalent property or assets, and, in any such case, such condemnation, nationalization, seizure, expropriation, assumption or action is not withdrawn, rescinded, reversed, or in the case of any such action with respect to property or assets, the same are not replaced with equivalent property or assets within thirty days.

      SECTION 9.1.13.   CHANGE IN CONTROL.  Any Change in Control shall occur.

      SECTION 9.1.14. DEFAULT, ETC. BY MINING CONTRACTOR. The Mining Contractor shall default in the performance of any of its obligations under the Mining Contract and the Mining Contractor shall not have remedied such default within the time prescribed under the Mining Contract; provided, however, that in
                                                      --------  -------
the event that the Mining Contractor shall be so unable to perform such obligations or the Borrower shall have so terminated the services of the Mining Contractor then no Event of Default shall be deemed to have occurred pursuant to this Section if either (a) the Borrower shall have provided evidence (including evidence as to the availability of financial resources) satisfactory to all the Banks that either it or AGI shall be capable of operating the Mine without any adverse effect on the development of the Refugio Project as contemplated by the Development Plan, or (b) the Borrower shall have made provision for the appointment of a substitute Mining Contractor, acceptable to the Required Banks in their reasonable discretion within sixty (60) Business Days of the occurrence of such inability to perform or termination.

      SECTION 9.1.15. DEFAULT, ETC BY CONSTRUCTION CONTRACTORS. Either Construction Contractor shall default in the performance of any of its obligations under the relevant Construction Contract or Fluor Corporation shall default in the performance of any of its obligations under the Construction Contracts Guaranty and the relevant Construction Contractor or, as the case may be, Fluor Corporation shall not have remedied such default within the time prescribed under the relevant Project Document.

      SECTION 9.1.16. FAILURE TO ACHIEVE MECHANICAL COMPLETION AND PROJECT COMPLETION. The Mechanical Completion Date shall not have occurred on or prior to September 30, 1996 or the Project Completion Date shall not have occurred on or prior to December 31, 1997.

      SECTION 9.1.17. APPROVALS. Any Approval which is material to the Refugio Project or the Mine or otherwise material to the conduct of the business of the Borrower or the performance of any Obligor's obligations under any Operative Agreement executed by it shall be denied or withdrawn or shall cease to remain in full force and effect or shall otherwise be materially impaired and, if such Approval is obtainable or renewable in the ordinary course, such Approval is not obtained or renewed within 30 days.

      SECTION 9.1.18. MATERIALLY ADVERSE EFFECT. Any event shall occur or condition shall exist which constitutes a Materially Adverse Effect with respect to any Obligor.

      SECTION 9.1.19. CEASE TO CARRY ON BUSINESS. The Borrower ceases, is restrained from or threatens to cease to carry on in the ordinary course the Refugio Project, its business or a substantial part thereof, and in the case of any restraint caused by a Person other than the Borrower, the Borrower does not recommence its business as aforesaid within 30 days.

      SECTION 9.1.20. RELEASE DATE. The Release Date shall not have occurred on or prior to the date which is six months after the Project Completion Date; provided, however, that no Event of Default shall occur pursuant to this Section
--------  -------
in the event that the Release Date shall not have occurred on or prior to the date specified herein solely due to failure of the Borrower to satisfy the condition to the occurrence of the Release Date referred to in clause (a)(ii) of
                                                               --------------
the definition thereof.

      SECTION 9.1.21. FAILURE TO ACQUIRE CERTAIN PROPERTY RIGHTS. The Borrower shall not have acquired the Non-Core Zone Property Rights on or prior to the Non-Core Zone Property Rights Target Acquisition Date; provided, however,
                                                              --------  -------
that in the event the Borrower shall not have acquired the Non-Core Zone Property Rights within the required period as aforesaid then no Event of Default shall be deemed to have occurred pursuant to this Section if the Borrower shall have provided evidence (including, in the case of clause (b), as to the
                                                  ----------
availability of financial resources) satisfactory to the Administrative Agent to the effect that:

           (a) the Borrower has initiated appropriate court proceedings in Chile with a view to obtaining the Non-Core Zone Statutory Easements, and

           (b) notwithstanding such failure to obtain the Non-Core Zone Property Rights the Borrower shall be capable of developing the Refugio Project and operating the Mine as contemplated by the Development Plan.

      SECTION 9.2. ACTION IF BANKRUPTCY. If any Event of Default described in Section 9.1.6 shall occur, the Commitments (if not theretofore terminated)
   -------------
shall automatically terminate, without notice, and if any Event of Default defined in Section
           -------

9.1.6 with respect to the Borrower shall occur the outstanding Principal Amount
-----
of all outstanding Loans and all other Obligations (excluding, however, unless express instructions to the contrary are received from the relevant Bank, Obligations in respect of any Hedging Agreement or Interest Rate Protection Agreement to which any Bank is a party) shall automatically be and become immediately due and payable, without notice or demand.

      SECTION 9.3. ACTION IF OTHER EVENT OF DEFAULT. If any Event of Default (other than any Event of Default described in Section 9.1.6 with respect
                                                      -------------
to the Borrower) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent may (acting with the consent of the Required Banks), and upon the direction of the Required Banks, shall, upon notice or demand to the Borrower (with a copy to each Guarantor), declare all or any portion of the outstanding Principal Amount of the Loans to be due and payable and any or all other Obligations (excluding, however, unless express instructions to the contrary are received from the relevant Bank, Obligations in respect of any Hedging Agreement or Interest Rate Protection Agreement to which any Bank is a party) to be due and payable and/or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and any and all other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand, or presentment, and/or, as the case may be, the Commitments shall terminate.

      SECTION 9.4. DEFAULT AFTER RELEASE DATE. No Default shall have, or shall be deemed to have, occurred in the event that any of the events referred to in Sections 9.1.5, 9.1.6, 9.1.11 or 9.1.18 shall have occurred with respect
      --------------  -----  ------    ------
to either Guarantor at any time on or after the Release Date.

      SECTION 9.5. CURE BY GUARANTORS. In the event that any Event of Default with respect to either Guarantor (or the Intermediate Owner which is a Subsidiary of such Guarantor) shall have occurred (excluding however, any Event of Default referred to in Section 9.1.6) then the Banks shall not be entitled to
                          -------------
exercise any of their remedies under Section 9.3 for a period of ten (10)
                                     -----------
Business Days from the date of occurrence of such Event of Default if (a) the other Guarantor shall have notified the Administrative Agent promptly (and, in any event, within two (2) Business Days) upon the occurrence of such Event of Default of its intent to cure such Event of Default and the steps it intends to take to implement such cure and (b) the Administrative Agent shall not have notified CMM that, in the opinion of the Required Banks, such Event of Default is not capable of being cured by such other Guarantor. In the event that the relevant Event of Default shall have been cured by either Guarantor pursuant to the terms of this Section within the ten (10) Business Day period referred to herein, then, for the avoidance of doubt, no Event of Default shall be continuing and the Banks shall not be entitled to enforce any remedy under
Section 9.3 or otherwise in connection therewith.
-----------

                            ARTICLE 10.  THE AGENTS
                            -----------------------

      SECTION 10.1. ACTIONS. Each Bank authorizes each Agent to act on behalf of such Bank under this Agreement and each other Loan Document and, in the absence of other written instructions from the Required Banks received from time to time by such Agent (with respect to which such Agent agrees that it will, subject to the last paragraph of this Section, comply in good faith except as otherwise advised by counsel to the effect that any such compliance might subject such Agent to any liability of whatsoever nature), to exercise such powers hereunder and thereunder as are specifically delegated to or required of such Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto.

      Each Bank agrees (which agreement shall survive any termination of this Agreement) to indemnify each Agent, pro rata according to such Bank's
                                    --- ----
Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of this Agreement or any other Loan Document, including the reimbursement of such Agent for all out-of-pocket expenses (including attorneys' fees and expenses on a full indemnity basis) incurred by such Agent hereunder or in connection herewith or with any other Loan Document or in enforcing the Obligations of any Obligor under this Agreement or any other Loan Document, in all cases as to which such Agent is not reimbursed by an Obligor; provided, however, that no Bank shall be
                                       --------  -------
liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements determined by a court of competent jurisdiction in a final proceeding to have resulted from such Agent's gross negligence or wilful misconduct.

      Without limiting the generality of the foregoing, each Bank Party hereby authorizes:

           (a) the Administrative Agent to act on behalf of such Bank to execute and accept on its behalf the Collateral Agreements (other than the Chilean Security Agreements) and to take all such actions thereunder necessary or appropriate with respect to management or enforcement of the collateral security provided by such Collateral Agreements and enforcement of the rights of the Bank Parties thereunder; and

           (b) the Technical Agent to (i) approve (x) in consultation with the Banks, the Development Plan, the Insurance Summary and the Technical Review and (y) in consultation with the Administrative Agent, the Banks and the Independent Consultant, any engineering studies prepared in connection with the Refugio Project (other than the Feasibility Studies) and the criteria for Mechanical Completion and Project Completion; and (ii) take all such actions as may be necessary or appropriate in connection with the technical aspects of this Agreement, the other Operative Documents and the transactions contemplated hereby and thereby.

      Neither Agent shall be required to take any action hereunder or under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement or any other Loan Document, unless it is indemnified to its satisfaction by the Banks against loss, costs, liability and expense. If any indemnity in favor of either Agent shall become impaired, it may call for additional indemnity and cease to do the acts indemnified against until such additional indemnity is given.

      SECTION 10.2. FUNDING RELIANCE, ETC. Unless the Administrative Agent shall have been notified by telephone, confirmed in writing, by any Bank by 5:00 p.m., London time, on the day prior to the proposed Borrowing Date that such Bank will not make available the amount which would constitute its Percentage of the Loans to be made by all the Banks on such date, the Administrative Agent may assume that such Bank has made such amount available to the Administrative Agent and, in reliance upon such assumption, make available to the Borrower a corresponding amount. If and to the extent that such Bank shall not have made such amount available to the Administrative Agent, such Bank and the Borrower severally agree to repay the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Administrative Agent made such amount available to the Borrower to the date such amount is repaid to the Administrative Agent, at the interest rate applicable at the time to the relevant Loans.

      SECTION 10.3. EXCULPATION. Neither Agent nor any of its directors, officers, employees or agents shall be liable to any Bank Party for any action taken or omitted to be taken by it under this Agreement or any other Loan Document, or in connection herewith or therewith, except for its own wilful misconduct or gross negligence, or responsible for any recitals or warranties herein or therein, or for the effectiveness, enforceability, validity or due execution of this Agreement or any other Loan Document, or to make any inquiry respecting the performance by the Borrower or any other Obligor of its obligations hereunder or thereunder, or the validity, genuineness, creation, perfection or priority of the Liens created by any of the Loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security. Each Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement, or writing which it believes to be genuine and to have been presented by a proper Person.

      SECTION 10.4. SUCCESSORS. Either Agent may resign as such at any time upon at least 30 days' prior notice to the Borrower and all the Banks. If either Agent at any time shall resign, the Required Banks may appoint (subject, as long as no Default shall have occurred and be continuing, to the prior written consent of the Borrower, such consent not to be unreasonably withheld or delayed) another Bank as the relevant successor Agent which shall thereupon become such Agent hereunder. If no such successor Agent shall have been so appointed as aforesaid, and shall have accepted such appointment, within 30 days after such retiring Agent's giving notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint (subject, as long as no Default shall have occurred and be continuing, to the prior written consent of the Borrower, such consent not to be unreasonably withheld or delayed) a relevant successor Agent, which shall be one of the Banks or a commercial banking institution having a combined capital and surplus of at least U.S.$500,000,000 (or the equivalent thereof in another currency). Upon the acceptance of any appointment as an Agent hereunder by any successor Agent, such successor Agent shall be entitled to receive from the relevant retiring Agent, such documents of transfer and assignment as such successor Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the relevant retiring Agent and the retiring Agent shall be discharged from its duties and obligations under this Agreement and each other Loan Document.

      SECTION 10.5. LOANS BY ROTHSCHILD AND DEUTSCHE BANK. Each of Rothschild and Deutsche Bank shall have the same rights and powers with respect to the Loans made by it or any of its Affiliates as any Bank and may exercise the same as if it were not the Administrative Agent or the Technical Agent, as the case may be, hereunder. Each of Rothschild, Deutsche Bank and the Affiliates of either may accept deposits from, lend money to, and generally engage in any kind of business with any Obligor or any Affiliate of any thereof as if Rothschild were not the Administrative Agent hereunder or Deutsche Bank were not the Technical Agent.

      SECTION 10.6. ROTHSCHILD AS THE ADMINISTRATIVE AGENT. In acting as Administrative Agent for the Banks, the Treasury Division of Rothschild shall be treated as a separate entity from any other division of Rothschild (or similar units of Rothschild in any subsequent reorganization) or Affiliates and, without detracting from the generality of the foregoing, in the event that any of Rothschild's divisions (or similar units) or Affiliates should act for the Borrower, any other Obligor, or any Subsidiary of any Guarantor (the "Group") in
                                                                      -----
an advisory capacity in relation to any other matter, any information given by any member of the Group to such divisions (or similar units) or Affiliates for the purpose of obtaining advice shall be treated as confidential and shall not be available to the other Bank Parties without the consent of the Borrower or, as the case may be, such Obligor or Subsidiary; and notwithstanding anything to the contrary expressed or implied herein and without prejudice to the generality of the foregoing, Rothschild shall not as between itself and the other Bank Parties be bound to disclose to any Bank Party or other Person any information supplied by any member of the Group to Rothschild in its capacity as the Administrative Agent hereunder which is identified by such member at the time of supply as being unpublished price sensitive information relating to a proposed transaction by a member of the Group and supplied solely for the purpose of evaluating in consultation with Rothschild in such capacity whether such transaction might require a waiver or amendment to any of the provisions contained herein or in any other Loan Document. Before undertaking any work of the nature described above the Administrative Agent, on behalf of Rothschild, shall notify the Banks in writing of the general nature of such work and shall confirm in writing that in so acting it shall not be in conflict with its duties as Administrative Agent hereunder.

      SECTION 10.7. CREDIT DECISIONS. Each Bank acknowledges that it has, independently of the Agents and each other Bank, and based on the financial and other information referred to in Sections 7.5 and 7.17 and such other documents,
                                 ------------     ----
information and investigations as it has deemed appropriate, made its own credit decision to extend its Commitment. Each Bank also acknowledges that it will, independently of the Agents and each other Bank, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document.

      SECTION 10.8. COPIES, ETC. Each Agent shall give prompt notice to each Bank of each notice or request required or permitted to be given to such Agent by any Obligor pursuant to the terms of this Agreement or any other Loan Document. Each Agent will distribute to each Bank each Instrument received for its account (including any item of documentation delivered by any Obligor or any Affiliate thereof pursuant to Article 6 (but excluding, for the avoidance of
                              ---------
doubt, any commission letter referred to in Section 3.3.3)) and copies of all
                                            -------------
other communications received by such Agent from any Obligor for distribution to the Banks by such Agent in accordance with the terms of this Agreement or any other Loan Document.


                           ARTICLE 11.  MISCELLANEOUS
                           --------------------------

      SECTION 11.1. WAIVERS, AMENDMENTS, ETC. The provisions of this Agreement and of each other Loan Document (except to the extent expressly otherwise set forth in such Loan Document) may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Obligors, the Administrative Agent and the Required Banks; provided, however, that no such amendment, modification or waiver which would:
--------  -------

           (a) modify any requirement hereunder that any particular action be taken or a determination be made by, or with the consent of or in consultation with, all the Banks or by the Required Banks shall be effective unless consented to by each Bank;

           (b) modify this Section, change the definition of "Required Banks," increase the Total Commitment Amount or the Percentage of any Bank or otherwise subject any Bank to any additional obligation, reduce any commissions described in Section 3.3.1 or 3.3.2, modify Section 2.3 or
                               -------------    -----         -----------
      9.1.16 or any provision of this Agreement or any other Loan Document
      ------
      expressly relating to the DOCLOC Facility Agreement or the DOCLOC Support Agreement or waive any condition precedent referred to in Article 6 shall
                                                                ---------
      be made without the consent of each Bank;

           (c) extend the due date for, or reduce the amount of, any payment or prepayment of principal of or interest on any Loan or any other amount payable hereunder or under any other Loan Document shall be made without the consent of each Bank;

           (d) modify the conditions under which amounts may be disbursed from the Project Accounts shall be made without the consent of each Bank;

           (e) reduce any commissions described in Section 3.3.3 or affect the
                                                   -------------
      interests, rights or obligations of the Administrative Agent or the Technical Agent qua the Administrative Agent or Technical Agent, as the
                      ---
      case may be, shall be made without consent of such Agent;

           (f) modify any provision of this Agreement or any other Loan Document related to Political Risk Insurance without the consent of all the Political Risk Banks;

           (g) authorize or effect the release of any of the Collateral which is the subject of any Lien granted or purported to be granted in favor of the Administrative Agent (for the ratable benefit of the Bank Parties) or in favor of the Bank Parties pursuant to any relevant Collateral Agreement shall be made without the consent of all the Banks; or

           (h) modify any term of this Agreement or any other Loan Document expressly relating to the priority of payment of, or the granting of any security in respect of, any obligations of the Borrower under any Hedging Agreement or any Interest Rate Protection Agreement to which any Bank is a party shall be made without the consent of such Bank.

No failure or delay on the part of any Bank Party in exercising any power or right under this Agreement or any other Loan

Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on any Obligor in any case shall entitle it or any other Obligor to any notice or demand in similar or other circumstances. No waiver or approval by any Bank Party under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

      SECTION 11.2. NOTICES. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by telex or by facsimile and addressed or delivered to it at its address set forth below its signature hereto and designated as its "Address for Notices" or at such other address as may be designated by such party in the relevant Loan Document or a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted (answerback confirmed in the case of telexes and transmission confirmed by the sending facsimile machine in the case of facsimiles).

      SECTION 11.3.     COSTS AND EXPENSES.

           (a) The Borrower agrees to pay on demand all expenses (inclusive of United Kingdom Value Added Tax or any other similar tax) of each Bank Party for the negotiation, preparation, execution and delivery of this Agreement and each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required (including the reasonable fees and expenses of counsel to either Agent on a full indemnity basis from time to time incurred in connection therewith), whether or not the transactions contemplated hereby are consummated, and all expenses (inclusive as aforesaid) of the Bank Parties (including reasonable fees and expenses of counsel to either Agent on a full indemnity basis and any stamp or other taxes (including stamp tax (impuesto de timbres) payable in connection with the Supplemental Notes)) incurred in connection with the preparation and review of the form of any Instrument relevant to this Agreement or any other Loan Document, the consideration of legal questions relevant hereto and thereto and the filing, recording, refiling or re-recording of any Loan Document and all amendments or supplements to any thereof and any and all other documents or Instruments of further assurance required to be filed or recorded or refiled or re-recorded by the terms hereof or of any other Loan Document.

           (b) The Borrower agrees to pay on demand all reasonable expenses of each Bank Party's officers or agents in connection with its annual on-site inspections of the Mine and all fees and reasonable expenses of the Independent Consultant for the preparation of each Quarterly Report and each Monthly Report, the fees and reasonable expenses of the independent chartered accountants and certified public accountants in connection with the performance of their duties described in Section 8.1.8, the
                                                   -------------
      certification of each Compliance Certificate and each Completion Certificate or any other matter relating to the Refugio Project and the Mine, and all fees and reasonable expenses of the Insurance Consultant, and the Technical Agent and the Project Account Banks in connection with the performance of their respective duties referred to herein; provided,
                                                                     --------
      however, that the obligation of the Borrower to pay any fees and expenses
      -------
      of the Independent Consultant of the nature referred to in this clause shall not exceed in the aggregate (i) in the case of any such fees and expenses falling due during any calendar year which is on or prior to the calendar year in which the Project Completion Date occurs, U.S.$475,000 per annum, and (ii) in the case of any other calendar year, U.S.$100,000, per annum; and provided, further, however that the foregoing limitation
                     --------  -------  -------
      shall not apply to, and shall be exclusive of, any such fees or expenses incurred at, or in respect of, any time when any Default shall have occurred and be continuing.

           (c) The Borrower agrees to reimburse each Bank Party upon demand for all reasonable out-of-pocket expenses (including attorneys' fees and expenses on a full indemnity basis and inclusive of United Kingdom Value Added Tax or any other similar tax) incurred by such Bank Party in connection with (i) the negotiation of any restructuring or "work-out", whether or not consummated, of any Obligations, and (ii) the enforcement of any Obligations.

      SECTION 11.4. INDEMNIFICATION. In consideration of the execution and delivery of this Agreement by each Bank Party and the extension of the Commitments, each of the Borrower (in the case of clauses (a) to (d)) and the
                                                  -----------    ---
Guarantors (in the case of clauses (c) and (d) but without prejudice to the
                           -----------     ---
other obligations of the Guarantors pursuant to the relevant Support Agreement) hereby indemnifies, exonerates and holds each Bank Party and each of its Affiliates, officers, directors, shareholders, employees and agents (the "Indemnified Parties") free and harmless from and against any and all actions,
--------------------
causes of action, suits, losses, costs, liabilities and damages and expenses in connection therewith, including reasonable attorneys' fees and disbursements on a full indemnity basis (the "Indemnified Liabilities"), incurred by the
                             -----------------------
Indemnified Parties or any of them as a result of, or arising out of, or relating to:

           (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan;

           (b) the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties (including any action brought by or on behalf of any Obligor as the result of any determination by the Banks pursuant to Article 6 not to fund any borrowing);
                               ---------

           (c) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the release by the Borrower or either Guarantor of any Hazardous Material in connection with the Refugio Project; or

           (d) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases or threatened releases from, any real property owned or operated by the Borrower of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental
      Law), regardless of whether caused by, or within the control of, the Borrower or either Guarantor,

except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or wilful misconduct, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, each Obligor hereby jointly and severally agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities for which it is liable hereunder and which is permissible under Applicable Law; provided, however,
                                                         --------  -------
that:

           (e) nothing herein shall affect the obligations of the Borrower and the Guarantors described in the letters, dated August 2, 1994, from the Borrower and each Guarantor to the Banks (collectively, the "Indemnity
                                                                   ---------
      Letters"); and
      -------

           (f) the obligation of either Guarantor in connection with any Indemnified Liability for which it is liable hereunder shall not exceed an amount which is equivalent to such Guarantor's Ownership Percentage (calculated at the date of incurrence of such Indemnified Liability) of such Indemnified Liability.

      SECTION 11.5. SURVIVAL. The obligations of the Borrower under Sections 3.3, 5.2, 5.3, 5.4, 5.6, 11.3 and 11.4 and the obligations of the Banks
------------  ---  ---  ---  ---  ----     ----
under Section 10.1, shall, in each case, survive any termination of this
      ------------
Agreement.  The
representations and warranties made by each Obligor in this Agreement and in each other Loan Document to which it is a party shall survive the execution and delivery of this Agreement and each such other Loan Document.

      SECTION 11.6. SEVERABILITY. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such other Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

      SECTION 11.7. HEADINGS. The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

      SECTION 11.8. COUNTERPARTS, EFFECTIVENESS, ETC. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be executed by the Obligors and the Administrative Agent and be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective on the date (the "Effective
                                                                    ---------
Date") when counterparts hereof executed on behalf of the Obligors, the
----
Technical Agent and each Bank (or notice thereof satisfactory to the Administrative Agent) shall have been received by the Administrative Agent.

      SECTION 11.9. GOVERNING LAW; ENTIRE AGREEMENT. (a) THIS AGREEMENT AND, UNLESS OTHERWISE SPECIFIED THEREIN, EACH OTHER LOAN DOCUMENT SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

      (b) Except with respect to the Indemnity Letters, this Agreement and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede any prior agreements, written or oral, or document with respect thereto (including the Compania Minera Maricunga Summary Indicative Terms and Conditions, dated July 8, 1994).

      SECTION 11.10. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that:
                        --------  -------

           (a) no Obligor may assign or transfer its rights or obligations hereunder without the prior written consent of the Administrative Agent and all the Banks; and

           (b) the rights of sale, assignment, and transfer of the Banks are subject to Section 11.11.
                 -------------

      SECTION 11.11. SALE AND TRANSFER OF LOANS; PARTICIPATIONS IN LOANS. Each Bank may assign, or sell participations in, its Loans and Commitments to one or more other Persons in accordance with this Section.

      SECTION 11.11.1. ASSIGNMENTS. Any Bank, with notice to the Borrower and the other Banks, may assign and delegate to any of its Affiliates or to any other Bank or to one or more commercial banks or other financial institutions recognized as foreign "registered financial institutions" by the Central Bank at the time of the proposed assignment and delegation (excluding any Obligor or any Affiliate of any Obligor (including, for the purposes of this Section, either Guarantor at all times after the Release Date)) or, in the case of any Political Risk Bank, to the provider of any Political Risk Insurance maintained for the benefit of such Political Risk Bank (each Person described as being the Person from or to whom such assignment and delegation is to be made, being hereinafter referred to as an "Assignor Bank" or "Assignee Bank", respectively), all or any
                   -------------      -------------
fraction of such Bank's total Loans and Commitment (which assignment and delegation shall include the transfer of the Notes corresponding to such Bank's total Loans (and, to the extent any Assignee Bank shall so request and shall undertake to pay any stamp duty or similar tax in connection therewith, the execution of any new promissory notes in substitution or replacement thereof) and shall be of a constant, and not a varying, percentage of all the Assignor Bank's Loans and Commitment) in a minimum aggregate amount of U.S.$5,000,000 (or the Gold equivalent thereof calculated on the effective date of the proposed assignment and delegation); provided, however, that the minimum aggregate amount
                            --------  -------
referred to above shall not apply in the case of any Assignee Bank which is the provider of Political Risk Insurance; provided, however, that any transfer by
                                      --------  -------
any Bank of any Commitment shall require the consents (not to be unreasonably withheld or delayed) of the other Banks and (as long as no Default shall have occurred and be continuing) the Borrower; and provided, further, however, that,
                                              --------  -------  -------
the Borrower, each other Obligor and each Agent shall be entitled to continue to deal solely and directly with the Assignor Bank in connection with the interests so assigned and delegated to an Assignee Bank until:

           (a) written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee Bank, shall have been given to the Borrower and the Administrative Agent by such Assignor Bank and such Assignee Bank,

           (b) such Assignee Bank shall have executed and delivered to the Borrower and the Administrative Agent a Bank Assignment Agreement, which shall have been accepted by the Administrative Agent,

           (c) the Administrative Agent shall have been provided with certified copies of relevant Approvals from the Central Bank and such other evidence as the Administrative Agent may reasonably request in connection with any Approval required or advisable in connection with such assignment and delegation, and

           (d) the processing fees (if any) described below shall have been paid.

From and after the date that the Administrative Agent accepts such Bank Assignment Agreement (which shall be promptly after the delivery of the documentation referred to above and after the Administrative Agent shall be satisfied that the relevant assignment is in compliance with the requirements of this Agreement and each other Loan Document), (x) the Assignee Bank thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Bank in connection with such Bank Assignment Agreement, shall have the rights and obligations of a Bank hereunder and under the other Loan Documents,
(y) the Assignor Bank, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Bank Assignment Agreement, shall be released from its obligations hereunder and under the other Loan Documents, and (z) the Notes and the Collateral Agreements expressed to be governed by the laws of Chile shall be endorsed and amended, and all necessary steps taken in relation thereto, to reflect such assignment and delegation. Accrued interest on that part of the Loans assigned to the Assignee Bank, and accrued fees in respect thereof, shall be paid as provided in the Bank Assignment Agreement. Except in the case where any such Assignee Bank is an Affiliate of such Assignor Bank, such Assignor Bank or such Assignee Bank shall also pay a processing fee to the Administrative Agent upon delivery of any Bank Assignment Agreement in the amount of U.S.$1500. Any attempted assignment and delegation not made in accordance with this Section shall be null and void.

      In the event that any provider of Political Risk Insurance shall become a Bank pursuant to the foregoing provisions of this Section then nothing in any Loan Document or otherwise shall in any way affect the independent right of such provider to effect recovery under the relevant policy of Political Risk Insurance in respect of any loss suffered by the Bank insured by such provider thereunder through agreements between, or arrangements or procedures with, any Governmental Agency of Chile or under any other agreements or procedures without any obligation to share the proceeds thereof with any other Bank Party; provided, however, that, for the avoidance of doubt, no such provider shall have
--------  -------
any rights to take any independent action under any Loan Document and the rights of such provider under each such Loan Document shall be strictly limited to its rights in its capacity as a Bank thereunder.

      SECTION 11.11.2. PARTICIPATIONS. Any Bank may at any time sell to one or more commercial banks or other Persons (excluding any Obligor or any Affiliate of any Obligor (including, for purposes of this Section, either Guarantor at all times after the Release Date)) or, in the case of any Political Risk Bank to the provider of any Political Risk Insurance for the benefit of such Political Risk Bank (each of such commercial banks and other Persons (including a provider of Political Risk Insurance) being herein called a "Participant") participating interests in any of the Loans, Commitments or other
 -----------
interests of such Bank hereunder; provided, however, that:
                                  --------  -------

           (a) no participation contemplated in this Section shall relieve such Bank from its Commitment or its other obligations hereunder or under any other Loan Document;

           (b) such Bank shall remain solely responsible for the performance of its Commitment and such other obligations;

           (c) the Obligors and each Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement and each of the other Loan Documents;

           (d) no Participant, unless such Participant is an Affiliate of such Bank, or is itself a Bank, shall be entitled to require such Bank to take or refrain from taking any action hereunder or under any other Loan Document, except that such Bank may agree with any Participant that such Bank will not, without such Participant's consent, take any actions of the type described in clause (b) or (c) of Section 11.1; and
                        ----------    ---    ------------

           (e) the Borrower shall not be required to pay any amount under

      Sections 5.2, 5.3, 5.4, 5.5 and 5.6 that is greater than the amount which
      ------------  ---  ---  ---     ---
      it would have been required to pay had no participating interest been sold.

The Borrower acknowledges and agrees that each Participant, for purposes of

Sections 5.2, 5.3, 5.4, 5.5, 5.6, 5.7, 5.9, 5.10, 5.11, 11.3 and 11.4, shall be
------------  ---  ---  ---  ---  ---  ---  ----  ----  ----     ----
considered a Bank.

      SECTION 11.12. OTHER TRANSACTIONS. Without prejudice to the provisions of Section 10.5, nothing contained herein shall preclude any Bank Party from
   ------------
engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with any Obligor or any of their Affiliates in which such Obligor or such Affiliate is not restricted hereby from engaging with any other Person.

      SECTION 11.13. FORUM SELECTION AND CONSENT TO JURISDICTION; WAIVER OF IMMUNITY. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE AGENTS, THE BANKS OR THE OBLIGORS MAY BE BROUGHT AND MAINTAINED

IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND IN ADDITION IN THE COURTS OF ANY JURISDICTION WHERE ANY COLLATERAL OR OTHER PROPERTY OF THE OBLIGORS MAY BE FOUND, INCLUDING THE COMPETENT COURTS OF THE COMUNA OF SANTIAGO, CHILE. EACH OBLIGOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR (IN THE CASE OF THE BORROWER ONLY BUT SUBJECT, IN THE CASE OF EACH OTHER OBLIGOR, TO THE PROVISIONS OF EACH OTHER LOAN DOCUMENT) OF THE COMPETENT COURTS OF THE COMUNA OF SANTIAGO, CHILE FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. EACH OBLIGOR HEREBY IRREVOCABLY APPOINTS CT CORPORATION SYSTEM WITH OFFICES ON THE DATE HEREOF AT 1633 BROADWAY, NEW YORK, NEW YORK 10019, AS ITS AGENT FOR SERVICE OF PROCESS IN NEW YORK (HEREIN WITH RESPECT TO EACH OBLIGOR, ITS "PROCESS
                                                                  -------
AGENT"). SERVICE OF PROCESS MAY BE MADE UPON ANY OBLIGOR BY MAILING OR DELIVERING A COPY OF SUCH PROCESS TO IT IN CARE OF THE PROCESS AGENT AT THE PROCESS AGENT'S ADDRESS AND EACH OBLIGOR HEREBY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN ANY SUIT, ACTION OR PROCEEDING IN NEW YORK ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT BY THE MAILING OF COPIES OF SUCH PROCESS TO IT AT ITS ADDRESS FOR NOTICES SET FORTH BELOW ITS SIGNATURE HERETO. IN ADDITION, THE BORROWER HEREBY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN ANY SUIT, ACTION OR PROCEEDING IN CHILE ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT BY THE NOTIFICATION BY A CLERK OF A COMPETENT COURT TO THE MANAGER OR ANOTHER AUTHORIZED REPRESENTATIVE OF THE BORROWER AT ITS ADDRESS FOR NOTICES SET FORTH BELOW ITS SIGNATURE HERETO, IN THE MANNER PRESCRIBED BY APPLICABLE LAW. EACH OBLIGOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY OBLIGOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH OBLIGOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

      SECTION 11.14. WAIVER OF JURY TRIAL. THE AGENTS, THE BANKS, THE GUARANTORS, THE INTERMEDIATE OWNERS AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE AGENTS, THE BANKS, THE GUARANTORS, THE INTERMEDIATE OWNERS OR THE BORROWER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENTS AND THE BANKS ENTERING INTO THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT.

      SECTION 11.15.  ENGLISH LANGUAGE.

           (a) This Agreement and the other Loan Documents have been negotiated in English and, other than the Notes, the Chilean Security Agreements, the AGRI Pledge Agreement, the Bema Bermuda Pledge Agreement and the Notes Operating Procedure Agreement, executed in the English language. All certificates, reports, notices and other documents and communications given or delivered pursuant to this Agreement and the other Loan Documents shall be in the English language or, if not in the English language, shall be accompanied by a certified English translation thereof. In the case of any document originally issued in a language other than English, the English language version of any such document shall, absent manifest error, control the meaning and interpretation of the matters set forth therein.

           (b) The unofficial Spanish translation of this Agreement, initialled for identification by the Chilean counsel to the Obligors referred to in clause (b) of Section 6.13 and by the Chilean counsel to the Bank Parties
      ----------    ------------
      described in clause (h) of Section 6.13 and, upon delivery thereof as soon
                   ----------    ------------
      as practicable following the Effective Date, the official Spanish translation of this Agreement, as prepared by an official translator of the Chilean Ministry of Foreign Affairs and approved by Chilean counsel to the Bank Parties described as aforesaid, shall be the agreed Spanish translation hereof for all purposes of this Agreement and each other Loan Document. The parties agree that the Borrower shall as soon as practicable after the Effective Date procure the translations referred to in this clause. No Spanish translation of this Agreement (other than as described in this clause) may be filed in any public registry in Chile or used for any purpose before any competent court of Chile. The English language version of this Agreement shall be the original Instrument hereof and, in case of any conflict in interpretation between the English language version and the Spanish translation hereof, the English language version shall control.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                       COMPANIA MINERA MARICUNGA,
                         as the Borrower


                       By:____________________________________
                          Title:______________________________


                       Address
                         for Notices:
                                 Nueva de Lyon 72
                                 Oficina 1801
                                 Santiago
                                 Chile

                       Facsimile No.: 562-234-1077

                       Attention: President

                       with a copy to:

                                 Amax Gold Inc.
                                 9100 East Mineral Circle
                                 Englewood
                                 Colorado 80112
                                 U.S.A.

                       Facsimile No.: 1-303-643-5507

                       Telex:               216910

                       (Answerback:   CMCO UR)

                       Attention:     General Manager


                       AMAX GOLD INC.
                         as a Guarantor


                       By:____________________________________
                          Title:______________________________


                       Address
                         for Notices:

                                 9100 East Mineral Circle
                                 Englewood
                                 Colorado 80112
                                 U.S.A.

                       Facsimile No.: 1-303-643-5507

                       Telex:             216910

                       (Answerback:   CMCO UR)

                       Attention:     President


                       BEMA GOLD CORPORATION/1/,


                         as a Guarantor


                       By:____________________________________
                          Title:______________________________


                       Address
                         for Notices:

                                 1400-510 Burrard Street
                                 Vancouver, B.C.
                                 V6C 3A8, Canada

                       Facsimile No.: ______________

                       Telex:               ______________

                       (Answerback:   ______________)

                       Attention: _______________________

----------
/1/  Complete administrative details (Bema Gold).

                       AMAX GOLD REFUGIO, INC.,
                         as an Intermediate Owner


                       By:____________________________________
                          Title:______________________________


                       Address
                         for Notices:

                                 c/o Amax Gold Inc.
                                 9100 East Mineral Circle
                                 Englewood
                                 Colorado 80112
                                 U.S.A.

                       Facsimile No.: 1-303-643-5507

                       Telex:               216910

                       (Answerback:   CMCO UR)

                       Attention:     President


                       BEMA GOLD (BERMUDA) LTD./2/


                         as an Intermediate Owner


                       By:____________________________________
                          Title:______________________________

                       Address
                         for Notices:

                                 Clarendon House
                                 P.O. Box HM 666
                                 Church Street
                                 Hamilton HM CX
                                 Bermuda

                       Facsimile No.: ______________

                       Telex:               ______________

                       (Answerback:   ______________)

                       Attention: _______________________
Commitment Amount
-----------------

U.S.$17,000,000        per pro N M ROTHSCHILD & SONS LIMITED,
                         individually as a Bank and as
                         the Administrative Agent

                       By:____________________________________
                          Title:______________________________


                       By:____________________________________
                          Title:______________________________

                       Address
                         for Notices:
                                 New Court
                                 St. Swithin's Lane
                                 London  EC4P 4DU
                                 England

                       Telex No.:  888031

                       Facsimile No.: 44-71-280-5139

                       Attention:  Dr. Michael A. Price

                       Gold Lending
                         Office:  New Court
                                 St. Swithin's Lane
                                 London  EC4P 4DU
                                 England

                       Telex No.:  888031

                       Facsimile No.: 44-71-280-5139

                       Attention:  Mark Turner

                       Dollar Lending
                         Office:  Chase Manhattan Bank N.A.
                                 1 Chase Manhattan Plaza
                                 New York, New York
                                 U.S.A.

                       For the account of:
                                 N M Rothschild & Sons Limited

                       A/C No.: 001-1-948262

                       Telex No.:  888031

                       Facsimile No.:  44-71-280-5139

                       Attention:  Mark Turner/Frankie Petts

----------
/2/  Complete administrative details (Bema Gold).

                       DEUTSCHE BANK AG, New York Branch,
                         as the Technical Agent


                       By:____________________________________
                          Title:______________________________


                       Address
                         for Notices:

                                 31 West 52nd Street
                                 New York, NY 10019
                                 U.S.A.

                       Facsimile No.: 1-212-474-8256

                       Telex:               AT&T 429166

                       Attention: Gregory J. Moroney
Commitment Amount
-----------------
                       DEUTSCHE BANK AG, Los Angeles and/or
U.S.$17,000,000            Cayman Islands Branches, individually as
                         a Bank


                       By: __________________________
                           Title:____________________


                       Address
                         for Notices:

                                 300 South Grand Ave.
                                 Suite 3950
                                 Los Angeles, CA 90071
                                 U.S.A.


                       Telex No.: N/A

                       Facsimile No.: 213-627-9779

                       Attention: Michael F.G. Pepe (Credit)
                                  Anne F. Norwood
                                  (Operations)

                       Gold Lending
                         Office:
                                 Deutsche Bank Sharps Pixley Inc.
                                 31 W. 52nd Street
                                 New York, NY 10019
                                 U.S.A.

                       Telex No.: AT&T 429166

                       Facsimile No.: 212-474-6919

                       Attention: Jeffrey R. Stufsky

                       Dollar Lending
                         Office:

                                 Deutsche Bank AG,
                                 Cayman Islands Branch
                                 c/o Deutsche Bank AG,
                                 New York Branch
                                 31 W. 52nd Street
                                 New York, NY 10019
                                 U.S.A.
Commitment Amount
-----------------
                       CANADIAN IMPERIAL BANK OF COMMERCE
U.S.$17,000,000
                       By: __________________________
                           Title:____________________

                       Address
                         for Notices:

                                 Two Paces West
                                 2727 Paces Ferry Road
                                 Suite 1200
                                 Atlanta, GA 30339
                                 U.S.A.

                                 Facsimile No.: 1-404-319-4950

                                 Attention: Sherry Smith

                       with a copy to:

                                 200 West Madison Street
                                 Suite 2300
                                 Chicago, IL 60606
                                 U.S.A.

                                 Facsimile No.: 1-312-726-8884

                                 Attention: John W. Kunkle

                       Gold Lending
                         Office:

                                 Two Paces West
                                 2727 Paces Ferry Road
                                 Suite 1200
                                 Atlanta, GA 30339
                                 U.S.A.

                                 Facsimile No.: 1-404-319-4950

                                 Attention: Sherry Smith

                       Dollar Lending
                         Office:

                                 Two Paces West
                                 2727 Paces Ferry Road
                                 Suite 1200
                                 Atlanta, GA 30339
                                 U.S.A.

                                 Facsimile No.: 1-404-319-4950

                                 Attention: Sherry Smith
Commitment Amount
-----------------
                       CREDIT LYONNAIS
U.S.$8,500,000

                       By: __________________________
                           Title:____________________


                       Address
                         for all Notices:

                                 Department des Financements de
                                 Projets et D'Equipements - DFS
                                 2, Rue Des Italiens
                                 75009 Paris, France

                       Telex No.: 285 043 F, 285 028 F

                       Facsimile No.: 33-1-4295-6977

                       Attention: Bertrand Cousin
                                  Secteur Energie-Mines

                       Additional Address
                         for notices relating to payments in Gold:

                                 Credit Lyonnais Rouse Ltd.
                                 Bullion Settlements Department
                                 Broadwalk House
                                 5 Appold Street
                                 London   EC2A 2DA

                       Telex No.: 8950831 CLR

                       Facsimile No.: 44-71-638-0327

                       Attention: David Blair

                       Additional Address
                         for notices relating to payments in Dollars:

                                 Credit Lyonnais Paris
                                 DFS/DIFAC - MTC - FDC No. 2
                                 1, Rue Des Italiens
                                 75009 Paris, France

                       Telex No.: 285028F

                       Facsimile No.: 33-1-4295-2665

                       Attention: Madame Laniece

                       Gold Lending
                         Office:
                                 Credit Lyonnais Rouse Ltd.

                                 Bullion Settlements Department
                                 Broadwalk House
                                 5 Appold Street
                                 London  EC2A 2DA

                       Telex No.: 8950831 CLR

                       Facsimile No.: 44-71-638-0327

                       Attention: David Blair

                       Dollar Lending
                         Office:

                                 Credit Lyonnais New York
                                 1301 Avenue of the Americas
                                 New York, NY 10019

                       Telex No.: __________________________/3/

                       Facsimile No.: ______________________

                       Attention: __________________________



Commitment Amount
-----------------
                       CREDIT LYONNAIS CANADA
U.S.$8,500,000

                       By: __________________________
                           Title:____________________


                       Address
                         for Notices:

                                 One Financial Place
                                 Suite 2505
                                 One Adelaide St. East
                                 Toronto, Ontario
                                 Canada M5C 2V9

                       Telex No.: 06-23968

                       Facsimile No.: 1-416-947-9471

                       Attention: Michael Manion

                       Additional Address
                         for notices relating to payments in Gold:

                                 Credit Lyonnais Rouse Ltd.
                                 Bullion Settlements Department
                                 Broadwalk House
                                 5 Appold Street
                                 London   EC2A 2DA

                       Telex No.: 8950831 CLR

                       Facsimile No.: 44-71-638-0327

                       Attention: David Blair

                       Additional Address
                         for notices relating to payments in Dollars:

                                 Credit Lyonnais Paris
                                 DFS/DIFAC - MTC - FDC No. 2
                                 1, Rue Des Italiens
                                 75009 Paris, France

                       Telex No.: 285028F

                       Facsimile No.: 33-1-4295-2665

                       Attention: Madame Laniece

                       Gold Lending
                         Office:
                                 Credit Lyonnais Rouse Ltd.

----------
/3/  Complete administrative details (Credit Lyonnais).

                                 Bullion Settlements Department
                                 Broadwalk House
                                 5 Appold Street
                                 London  EC2A 2DA

                       Telex No.: 8950831 CLR

                       Facsimile No.: 44-71-638-0327

                       Attention: David Blair

                       Dollar Lending
                         Office:

                                 Credit Lyonnais New York
                                 1301 Avenue of the Americas
                                 New York, NY 10019
                                 /4/


                       Telex No.: __________________________

                       Facsimile No.: ______________________

                       Attention: __________________________



Commitment Amount
-----------------

U.S. 17,000,000 INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL
                         CORPORATION


                       By: ________________________

                       Title: _____________________


                       Address
                         for Notices:

                                 135 East 57th Street
                                 8th Floor
                                 New York, NY 10022-2101
                                 U.S.A.

                       Facsimile No.: 1-212-832-3616

                       Attention: Zivia Flomenhaft

                       with a copy to:

                                 135 East 57th Street
                                 8th Floor
                                 New York, NY 10022-2101
                                 U.S.A.

                       Facsimile No.: 1-212-832-3616

                       Attention: John C. Catchpole

                       Gold Lending
                         Office:
                                 135 East 57th Street
                                 8th Floor
                                 New York, NY 10022-2101
                                 U.S.A.

                       Facsimile No.: 1-212-832-3616

                       Attention: Zivia Flomenhaft

                       Dollar Lending
                         Office:

                                 135 East 57th Street
                                 8th Floor
                                 New York, NY 10022-2101
                                 U.S.A.

                       Facsimile No.: 1-212-832-3616

                       Attention: Zivia Flomenhaft

----------
/4/ Complete administrative details (Credit Lyonnais).

                                                                  EXECUTION COPY



                         N M ROTHSCHILD & SONS LIMITED
                                   NEW COURT
                               ST. SWITHIN'S LANE
                                LONDON EC4P 4DU
                                    ENGLAND


                                                          as of February 7, 1995


To:  Compania Minera Maricunga
     Nueva de Lyon 72
     Oficina 1801
     Santiago
     Chile

     and to each of the
     Guarantors and the
     Intermediate Owners party
     to (and as defined in)
     the Loan Agreement
     referred to below

               Re:  Loan Agreement, dated as of November 23, 1994 (the "Loan
                                                                        ----
                    Agreement"), among Compania Minera Maricunga, as the
                    ---------
                    Borrower, Amax Gold Refugio, Inc. and Bema Gold (Bermuda) Ltd., as the Intermediate Owners, Amax Gold Inc. and Bema Gold Corporation, as the Guarantors, the various financial institutions referred to therein as the Banks, and Deutsche Bank AG, New York Branch, and N M Rothschild & Sons Limited, as the Technical Agent and the Administrative Agent, respectively, for the Banks.

     Dear Sirs:

          As you are aware, Section 2.1 of the Loan Agreement contemplates that
                            -----------
     on the Borrowing Date the Banks will make Loans to the Borrower in an aggregate amount equal to the Dollar equivalent of the Base Gold Amount. Such Dollar equivalent is to be calculated by reference to the London Price as in effect two Business Days prior to the Borrowing Date. Section 2.2 of
                                                                  -----------
     the Loan Agreement contemplates that the Dollar Loans to be made on the Borrowing Date will be converted immediately into Gold Loans in an aggregate principal amount equivalent to the Base Gold Amount.

          You have requested that (a) the Dollar equivalent of the Base Gold Amount for purposes of determining the aggregate principal amount of Dollar Loans to be advanced on the Borrowing Date be determined as if the price of U.S. $380 per ounce of Gold (the "Forward Price") was inserted in clause
                                                                       ------
     (b) of Section 1.6 of the Loan Agreement, (b) the Base Gold Amount
     ---    -----------
     be determined as if the Loan Base Price was the Forward Price, and (c) clause (a) of the definition of "Loan Base Price" be amended to refer to
     ----------                       ---------------
     the Forward Price.  Subject to:

          (x) the submission of the Borrowing Request on or prior to February 10, 1995; and

          (y) the sale on the Borrowing Date by each Bank to N M Rothschild & Sons Limited, pursuant to documentation acceptable to each Bank in its absolute discretion, of such Bank's Percentage of the Base Gold Amount (determined as set forth in sub-paragraph (b) above)
                                                       -----------------
               at a price equal to the Forward Price in the manner set forth in Schedule A attached hereto (including, without limitation, the
               ----------
               final sentence of the paragraph headed "Borrowing Date - 2 days"),

     and subject to the other terms and conditions of this letter agreement, and as of the date of this letter agreement, the Bank Parties hereby agree to such requested amendment.

          You have requested that the Bank Parties consent to the amendment of
     (a) Part B of Item 1 ("Pending Material Approvals") of the Disclosure
         ------    ------   --------------------------
     Schedule by (i) adding the phrase "to providers of insurance policies outside Chile" after the word "premiums" appearing in the second column of paragraph 6 thereof, and (ii) deleting paragraph 7 thereof and substituting the words [INTENTIONALLY LEFT BLANK] therefor, (b) Item 2 ("Mortgaged
                                                        ------   ---------
     Mining Concessions") of the Disclosure Schedule to read in full as set
     ------------------
     forth in Exhibit A attached hereto, (c) Item 3 ("Mortgaged Real Estate") of
              ---------                      ------   ---------------------
     the Disclosure Schedule by substituting the number "1,622.41" for the number "4,000" appearing therein, (d) Item 13 ("Royalty Agreements") of the
                                           -------   ------------------
     Disclosure Schedule by deleting the footnote thereto, and (e) Exhibits F-1,
                                                                   ------------
     H-2, H-4 and H-8 to the Loan Agreement and Exhibit A to the Borrower
     ---  ---     ---                           ---------
     Security Agreement (U.S. Assets) to read in full as set forth in Exhibits
                                                                      --------
     B, C, D, E and F attached hereto, respectively.  Upon and subject to the
        -  -  -     -
     terms and conditions of this letter agreement, and as of the date of this letter agreement, the Bank Parties hereby agree to such requested amendments.

          You have also requested that the Bank Parties consent to the following amendments to the Loan Agreement and certain other Loan Documents:

          (a)  Insertion of a new definition of a term "Builders' Risk Delay
                                                        --------------------
               Cover" in appropriate alphabetical order in Section 1.1 of the
               -----                                       -----------
               Loan Agreement reading as set forth below:

                    "Builders' Risk Delay Cover" means insurance cover for loss
                     --------------------------
                    of revenue arising as a result of delay in start up of production at the Project for the period up until the Mechanical

                    Completion Date and of the nature described in Appendix I to
                                                                   ----------
                    the Insurance Summary;

          (b) Deletion of the phrase ", the United States Federal National Mortgage Association or the United States Federal Home Loan Mortgage Corporation" appearing in the definition of "Cash
                                                                     ----
               Equivalent Investment (U.S.)" contained in Section 1.1 of the
               ----------------------------               -----------
               Loan Agreement;

          (c) Substitution of the phrase "Construction Contracts" appearing in the fourth line of the definition of "Construction Contracts
                                                     ----------------------
               Guaranty" contained in Section 1.1 of the Loan Agreement with the
               --------               -----------
               phrase "Construction Contracts referred to in clauses (b) and (c)
                                                             -----------     ---
               of the definition thereof".

          (d) Substitution of the phrase "the Bank Parties' Chilean counsel in connection with the execution and delivery of this Agreement by each party thereto" appearing in the definition of "Development
                                                                   -----------
               Plan" contained in Section 1.1 of the Loan Agreement with the
               ----               -----------
               phrase "each Bank by the Borrower under cover of letters, dated November 22, 1994 and January 31, 1995";

          (e)  Substitution of the phrase "clause (b)" appearing in the
                                           ----------
               definition of "Insurance Summary" contained in Section 1.1 of the
                              -----------------               -----------
               Loan Agreement with the phrase "clause (a)";
                                               ----------

          (f) Deletion of the phrase "the Republic of" appearing in the fourth line of the definition of "Foreign Investment Contract" contained
                                          ---------------------------
               in Section 1.1 of the Loan Agreement;
                  -----------

          (g) Substitution of the phrase "Final Maturity Date" appearing in clause (a) of the definition of "Loan Life Ratio" contained in
               ----------                       ---------------
               Section 1.1 of the Loan Agreement with the phrase "tenth Payment
               -----------
               Date" and the making of the appropriate conforming amendment to the first paragraph of Attachment 2 to the Compliance
                                      ------------
               Certificate;

          (h)  Insertion of a new definition of a term "Guarantor PRI Advance"
                                                        ---------------------
               in appropriate alphabetical order in Section 1.1 of the Loan
                                                    -----------
               Agreement reading as set forth below:

                    "Guarantor PRI Advance" means, with respect to either
                     ---------------------
                    Guarantor, the Dollar equivalent (calculated in such manner as the Administrative Agent shall reasonably determine) of the aggregate amounts, if any, advanced by such Guarantor to the Political

                    Risk Banks for payments on the Borrowing Date of any premium due and owing in connection with any policy of Political Risk Insurance taken out by any Political Risk Bank;

          (i)  Amendment in full of the definition of "Non-Core Zone Property
                                                       ----------------------
               Rights Target Acquisition Date" contained in Section 1.1 of the
               ------------------------------               -----------
               Loan Agreement to read as set forth below:

                    "Non-Core Zone Property Rights Target Acquisition Date"
                     -----------------------------------------------------
                    means the date which is three months after the Borrowing
                    Date;

          (j) Substitution of the phrase "Construction Sub-Account (Chile) and the Proceeds Sub-Account" appearing in the definition of "Project
                                                                         -------
               Account Bank (Chile)" contained in Section 1.1 of the Loan
               --------------------               -----------
               Agreement with the phrase "Project Accounts";

          (k) Substitution of the phrase "Construction Account, the Proceeds Sub-Account (Debt Service Reserve), the Proceeds Sub-Account (Debt Service Reserve -Prepayment Proceeds), the Proceeds Sub-Account (Debt Service Reserve - Stamp Duty) and the Proceeds Account" appearing in the definition of "Project Account Bank
                                                        --------------------
               (U.S.)" contained in Section 1.1 of the Loan Agreement with the
               ------               -----------
               phrase "Project Accounts (U.S.)";

          (l) Insertion of the phrase "(ii) the Borrower shall have acquired the Second Level Mining Concessions and the Administrative Agent shall have received (with a copy for each Bank) the opinion referred to in the last sentence of Section 8.1.24," before the
                                                   --------------
               word "and" appearing in the sixth line of the definition of "Release Date" contained in Section 1.1 of the Loan Agreement and
               -------------               -----------
               the consequential renumbering of clause (a)(ii) of such
                                                --------------
               definition as clause (a)(iii);
                             ---------------

          (m)  Amendment in full of the definition of "Required Guarantor
                                                       ------------------
               Contribution" contained in Section 1.1 of the Loan Agreement to
               ------------               -----------
               read as set forth below:

                    "Required Guarantor Contribution" means the excess, if any,
                     -------------------------------
                    of (a) the sum of (i) U.S.$42,000,000, plus (ii) the excess, if any, of (x) the total Commitment Amount, less (y) the Initial Loan Amount less (b) the sum of (i) the aggregate of all amounts expended by the Borrower in respect of Capital Expenditures during the period commencing on June 1, 1994 and ending on the Borrowing Date which were reasonably required to be incurred in order to develop the Refugio Project in accordance with the Development Plan, plus (ii) free Peso cash balances maintained by the Borrower as at the Borrowing Date and deposited into the Construction Sub-Account (Chile) pursuant to clause (b) of Section 4.1, plus (iii) the Guarantor PRI
                       ----------    -----------
                    Advances, plus (iv) an amount (not in excess of the Chilean Peso equivalent of U.S.$295,000) in respect of which Bema Gold shall have provided evidence to the Administrative Agent to the effect that such amount has previously been advanced by Bema Gold to the Borrower and is to be applied by the Borrower in purchase of certain properties required for the Project;

          (n)  Insertion of a new definition of a term "Second Level Mining
                                                        -------------------
               Concessions" in appropriate alphabetical order in Section 1.1 of
               -----------                                       -----------
               the Loan Agreement reading as set forth below:

                    "Second Level Mining Concessions" means second level mining
                     -------------------------------
                    concessions ranking immediately after each of those mining concessions referred to in Item 2 ("Mortgaged Mining
                                               ------   ----------------
                    Concessions") of the Disclosure Schedule;
                    -----------

          (o) Insertion of the phrase "(or either Guarantor on its behalf)" after the word "Borrower" appearing in the second line of the final paragraph of Section 3.2.3 of the Loan Agreement and
                                  -------------
               insertion of the phrase "(and/or either or both Guarantors)" after the word "Borrower" appearing in the seventh line of such paragraph;

          (p) Insertion of the phrase "(excluding, however, any such cash balances relating to any amount of the nature referred to in clause (b)(iv) of the definition of "Required Guarantor
               --------------                       ------------------
               Contribution")" after the phrase "Borrowing Date" appearing in
               ------------
               the eighth line of clause (b) of Section 4.1;
                                  ----------    -----------

          (q) Insertion of the phrase ", Bema U.S." after the word "Obligor" appearing in the line which is three lines from the end of
               Section 6.2 of the Loan Agreement;
               -----------

          (r) Insertion of the phrase "and, in the case of the AGRI Pledge Agreement and the Bema Bermuda Pledge Agreement, by the Bank Parties" after the phrase ", as the case may be," appearing in the fourth line of Section 6.4 of the Loan Agreement;
                                  -----------

          (s) Insertion of the phrase "and the Promise to Grant Mortgages Over Mining Concessions" after the word

               "Estate" appearing in the second line of clause (b)(viii) of
                                                        ----------------
               Section 6.5 of the Loan Agreement;
               -----------

          (t) Deletion of the phrase "the 1990 Secured Debentures and" and of the phrase ", in the case of the 1994 Debentures" contained in the sixth and seventh lines and on the eight line, respectively, of Clause (a) of Section 6.6 of the Loan Agreement;
                  ----------    -----------

          (u)  Amendment of clause (b) of Section 6.6 of the Loan Agreement in
                            ----------    -----------
               full to read as set forth below:

                    "(b) evidence satisfactory to the Administrative Agent that Bema Gold is under no further payment obligation under the 1990 Secured Debentures.";

          (v)  Deletion of clause (c) of Section 6.7 of the Loan Agreement;
                           ----------    -----------

          (w)  Deletion of the final paragraph of Section 6.17 of the Loan
                                                  ------------
               Agreement;

          (x)  Addition of a new Section 6.20 of the Loan Agreement immediately
                                 ------------
               following Section 6.19 thereof (and the consequential re-
                         ------------
               numbering of the current Section 6.20 as Section 6.21) reading as
                                        ------------    ------------
               set forth below:

                    SECTION 6.20. SECOND LEVEL MINING CONCESSIONS. The Administrative Agent shall have received such evidence as it shall reasonably request to the effect that the applications for the Second Level Mining Concessions referred to in the last paragraph of paragraph 1(b) of the opinion of Carey y
                                      --------------
                    Cia. Abogados, furnished pursuant to clause (i) of Section
                                                         ----------    -------
                    6.13, have been made and are being diligently pursued and
                    ----
                    that such applications have been made by Mr. Albert Brantley for the benefit of the Borrower;

          (y)  Addition of a new Section 7.20 of the Loan Agreement immediately
                                 ------------
               following Section 7.19 thereof reading as set forth below:
                         ------------

                    SECTION 7.20. MINING CONCESSIONS. The mining concessions referred to in sub-paragraph 1(b)(i) through 1(b)(v) of the
                                   ---------------------         -------
                    opinion of Carey y Cia. Abogados, furnished pursuant to clause (i) of Section 6.13 are located in the Buffer Zone.
                    ----------    ------------
                    No construction of any plant is scheduled to be made on, and no access route (whether in respect of road transport, water access or otherwise) is scheduled to be required across, any land, property or other Mining Right to which such mining concessions relate (other than, in the case of the mining concessions referred to in sub-paragraphs 1(b)(i), (ii), (iv) and (v) of
                                   ----------------------------------     ---
                    such opinion, the construction of the water pipeline, the access road to the water pipeline, the radio antenna and a portion (not exceeding forty metres in length) of the leach pad), in each case as reflected in the Refugio Project Map or in the Development Plan. None of the matters referred to in such sub-paragraphs 1(b)(i) through 1(b)(v) have, or are
                            ----------------------         -------
                    likely to have, a Materially Adverse Effect with respect to the Borrower;

          (z) Substitution of the word "certain" contained in the eleventh line of clause (b)(i) of Section 8.1.7 with the word "contain";
                  -------------    -------------

          (aa) Addition of a new clause (d) to Section 8.1.7 of the Loan
                                 ----------    -------------
               Agreement immediately following clause (c) thereof and reading as
                                               ----------
               set forth below:

               (d) Notwithstanding anything to the contrary set forth in the foregoing provisions of this Section it is hereby acknowledged and agreed by each party hereto that the Borrower shall not be required to procure Builders' Risk Delay Cover until March 10, 1995; provided, however, that
                                                      --------  -------
                    the Borrower undertakes to use its best efforts to procure Builders' Risk Delay Cover on terms and conditions satisfactory to the Agents and the Insurance Consultant as soon as possible and in any event on or prior to March 10, 1995; and provided, further, however, that the Borrower
                              --------  -------  -------
                    shall be under no obligation to obtain Builders' Risk Delay Cover at any time in the event that it shall have provided evidence satisfactory to the Agents and the Insurance Consultant that the annual premium cost of obtaining such Builders' Risk Delay Cover will exceed U.S.$500,000.

          (ab) Substitution of the phrase "8.1.18 and 8.1.20" appearing in the
                                           ------     ------
               thirteenth line of Section 8.1 of the Loan Agreement with the
                                  -----------
               phrase "8.1.18, 8.1.20 and 8.1.25".
                       ------  ------     ------

          (ac) Insertion of the phrase "(or, in the case of AGI, AGRI or Amax Precious Metals Inc., a Delaware corporation, or, in the case of Bema Gold, Bema Bermuda)" after the phrase "Bema Gold" appearing on the fourth line of Section 8.1.10 of the Loan Agreement;
                                     --------------

          (ad) Addition of new Sections 8.1.24 and 8.1.25 of the Loan Agreement
                               ---------------     ------
               immediately following Section 8.1.23 thereof reading as set forth
                                     --------------
               below:

                    SECTION 8.1.24. SECOND LEVEL MINING CONCESSIONS. The Borrower will ensure that the applications for the Second Level Mining Concessions referred to in Section 6.20 are
                                                            ------------
                    diligently pursued in accordance with applicable principles of Chilean law (and without limitation of the foregoing will ensure that such applications do not lapse at any time) and upon the granting of the Second Level Mining Concessions will cause the Second Level Mining Concessions to be formally transferred to the Borrower. The Borrower shall provide such information with respect to the status of such applications as the Required Banks shall request from time to time and, upon the granting and transfer of the Second Level Mining Concessions as aforesaid, shall provide an opinion of Chilean counsel satisfactory to the Required Banks with respect to such issues relating thereto as the Required Banks shall reasonably require.

                    SECTION 8.1.25 POLITICAL RISK CAPITAL CONTRIBUTIONS. Promptly upon reimbursement by any Political Risk Bank to either Guarantor (pursuant to any arrangements entered into between such Political Risk Bank and such Guarantor) of any amount advanced by such Guarantor as a Guarantor PRI Advance, such Guarantor shall cause the Construction Account (or, at any time following the Project Completion Date, the Proceeds Sub-Account (Other Collections)) to be funded with Capital Contributions to the Borrower and/or Approved Subordinated Indebtedness in an amount equivalent to the amount of such reimbursement. Each Guarantor and each Political Risk Bank will give prompt notice to the Administrative Agent of the making of any arrangements, and the making of any reimbursement, referred to in this Section;

          (ae) Addition of a new clause (g) to Section 8.2.2 of the Loan
                                 ----------    -------------
               Agreement immediately following clause (f) thereof (and the
                                               ----------
               consequential re-designation of the current clause (g) as clause
                                                           ----------    ------
               (h)) reading as set forth below:
               ---

                    (g) Indebtedness to Banco BICE in an aggregate principal amount not in excess of the Peso equivalent (determined in such manner as the Administrative Agent shall reasonably select) of U.S.$1,020,000 incurred in respect of a short term loan to be advanced by Banco BICE on or prior to the Borrowing Date in order to fund payment of the stamp tax referred to in clause (c)(i) of Section 6.1 and to
                                            -------------    -----------
                         be repaid by the Borrower on the Borrowing Date with the proceeds of the Loans; and

          (af) (i) Substitution of the phrase "(and, in the case of a Calculation Date which is the Project Completion Date or the Release Date, calculated with respect to the period commencing on such date and ending on the next succeeding scheduled Calculation Date which is a Payment Date)" appearing in clause (a) of Section 8.2.4 of the Loan
                                 ----------    -------------
                    Agreement with the phrase "(and, in the case of a Calculation Date which is the Project Completion Date or the Release Date, calculated with respect to the six-month period ending on the next succeeding scheduled Calculation Date which is a Payment Date (and, in calculating Future Net Cash Flow in connection with the determination of the Cash Flow Ratio for any such period, such calculation shall be made on the first day of such period and the Dollar equivalent of any Gold from Production actually sold during the portion of such period commencing on the first day of such period and ending on the Project Completion Date or the Release Date, as the case may be, shall be the amount of Dollars actually realized from such sale))"; and

               (ii) The making of the appropriate conforming amendments to sub-
                                                                           ---
                    paragraph (af)(i) above to Attachment 1 to the Compliance
                    -----------------          ------------
                    Certificate;

          (ag) Substitution of the phrase "clause (a)(ii)" appearing in the
                                           --------------
               final line of Section 9.1.20 of the Loan Agreement with the
                             --------------
               phrase "clause (a)(iii)";
                       ---------------

          (ah) Addition of a new Section 7.4 to the AGI Support Agreement
                                 -----------
               immediately following Section 7.3 thereof reading as set forth
                                     -----------
               below:

                    SECTION 7.4. DOCLOC SUPPORT AGREEMENT. Negotiations with respect to the terms and conditions of the DOCLOC Support Agreement took place predominantly in the State of Colorado and the DOCLOC Support Agreement was executed by AGI in the State of Colorado; and

          (ai) Deletion of references to the Borrower in Paragraph 5 of Exhibit
                                                                        -------
               H-3 to the Loan Agreement.
               ---

     Upon and subject to the terms of this letter agreement, and as of the date of this letter agreement, the Bank Parties hereby agree to such requested amendments.

          Certain notice details omitted from the signature pages of the Loan Agreement as originally executed are to be deemed to be incorporated into such signature pages to the extent such details appear below the signature of the relevant parties to this letter agreement.

          You have also asked that the Bank Parties waive any requirement of clause (c), (e), or (n) of Section 8.1.1 of the Loan Agreement that any
     ----------  ---     ---    -------------
     Compliance Certificate, Borrower's Report (Pre-Project Completion) or Liabilities Certificate, respectively, be provided during the period prior to the date hereof. Upon and subject to the terms of this letter agreement, and as of the date of this letter agreement, the Bank Parties hereby waive such requirements.

          Finally, and pursuant to clause (c) of Section 4.2 of the
                                   ----------    -----------
     Subordination Agreement (CMM), the Administrative Agent hereby notifies you (and also requests that you notify each of Bema Chile and AGI Chile) of its request that all promissory notes or other instruments evidencing Junior Liabilities (as defined in the Subordination Agreement (CMM)), be indorsed without recourse to the Administrative Agent and be delivered in pledge to the Administrative Agent, in each case as collateral security for the Senior Liabilities (as so defined) upon such terms and conditions as the Administrative Agent may from time to time notify to you.

          Terms for which meanings are provided in the Loan Agreement are, unless otherwise defined in this letter agreement, used in this letter agreement with such meanings. Except as hereby amended or otherwise varied the Loan Agreement shall continue in full force and effect and references in the Loan Agreement and each other Loan Document to the Loan Agreement shall be to the Loan Agreement as amended hereby. This letter agreement is a Loan Document and shall be interpreted in accordance with the Loan Agreement, including Section 1.11 thereof.
                          ------------

          Please sign this letter agreement in the appropriate spaces indicated below and return the same to the Administrative Agent as evidence of your agreement to the terms and conditions hereof.

                                    Yours sincerely,


                                    per pro N M ROTHSCHILD & SONS LIMITED,
                                    individually as a Bank and as the
                                    Administrative Agent


                                    By:    _______________________________

                                    Title: _______________________________


                                    By:    _______________________________

                                    Title: _______________________________


                                    DEUTSCHE BANK AG, New York Branch, as the
                                    Technical Agent


                                    By:    _______________________________

                                    Title: _______________________________


                                    DEUTSCHE BANK AG, Los Angeles and/or Cayman
                                    Islands Branches, individually as a Bank


                                    By:    _______________________________

                                    Title: _______________________________


                                    CANADIAN IMPERIAL BANK OF COMMERCE


                                    By:    _______________________________

                                    Title: _______________________________

                                    CREDIT LYONNAIS


                                    By:    _______________________________

                                    Title: _______________________________


                                    Dollar Lending Office:


                                    Telex No.:  62410
                                    Facsimile No.: 1-212-459-3170



                                    CREDIT LYONNAIS CANADA


                                    By:    _______________________________

                                    Title: _______________________________


                                    Dollar Lending Office:


                                    Telex No.: 62410
                                    Facsimile No.: 1-212-459-3170



                                    INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL
                                    CORPORATION


                                    By:    _______________________________

                                    Title: _______________________________

     ACCEPTED AND AGREED as of
     the date first hereinabove
     written


     COMPANIA MINERA MARICUNGA


     By:    _______________________________

     Title: _______________________________


     AMAX GOLD INC.


     By:    _______________________________

     Title: _______________________________

     BEMA GOLD CORPORATION


     By:    _______________________________

     Title: _______________________________


     Facsimile No.:  1-604-681-6209
     Attention:  Clive Johnson


     AMAX GOLD REFUGIO, INC.


     By:    _______________________________

     Title: _______________________________


     BEMA GOLD (BERMUDA) LTD.


     By:    _______________________________

     Title: _______________________________


     Facsimile No.:  1-809-292-4720
     Telex:  3213
     (Answerback):  CODAN BA
     Attention:  The Secretary

                                                                   SCHEDULE A
                                                                       TO
                                                                LETTER AGREEMENT


                               FUNDING MECHANICS


     B = Borrowing Date
     B-2 = 2 days before Borrowing Date


                        Gold Market
                        -------------------------
Step One (B-2)
----------------------

Banks collectively
 borrow in the market
 223,684.211 ounces
                           Banks
                        -------------------------
Step Two (B-2)                                             Step Three (B)
----------------------                             -----------------------------

Banks collectively                                       Rothschild pays CMM
 sell 223,684.211                                          US$85 million
 ounces to Rothschild
 @ US$380/oz

                         Rothschild                                          Borrower
                             as                                              (CMM)
                        Admin. Agent

                        -------------------------

                                                          Amax Gold Inc.

                                                 -------------------------------


                                                   Offsetting sales and purchases
                                                       of 223,684.211 ounces
                                                       @ US$380/oz = US$85mm
                                                 --------------------------------

Please note that as this is a two-day settlement market, the gold sales contracts will be entered into two days prior to the Borrowing Date (i.e. one day after the Borrowing Request has been issued) and that the movement of gold ounces and US Dollars will occur simultaneously on the Borrowing Date.

From a timeline perspective the steps will therefore be as follows:

BORROWING DATE - 3 DAYS - CMM issues Borrowing Request advising of the interest
-----------------------
period selected and the number of ounces attributable to each Bank based on the fixed drawdown/conversion price.

BORROWING DATE - 2 DAYS - The interest rate will be fixed basis LIBOR-GOFO plus
-----------------------
the margin and advised to each Bank. The Banks each borrow their share of the gold ounces in the market and sell them to Rothschild for spot settlement (2 days) at the fixed drawdown/conversion price, with instructions to pay the proceeds to the CMM Construction Account. Rothschild will use those ounces to close out the hedge contracts which it has in place with AGI at the fixed drawdown/conversion price. The obligation of Rothschild to purchase the gold from the Banks will be conditional upon performance by AGI of its obligations in respect of such hedge contracts. In the event that such hedge contracts are not closed out, Rothschild will return the gold to the Banks without any further obligation to the Banks, the sale of such gold by the Banks to Rothschild will not take place and the Borrowing will not occur.

BORROWING DATE
--------------

Rothschild will receive (Loco London) each Bank's share of the gold ounces and upon receipt will advance the US$85,000,000 to the CMM Construction Account as Dollar Loans pursuant to the Loan Agreement. Such Dollar Loans will then be converted as set forth in the second paragraph of Section 2.2 of the Loan
                                                  -----------
Agreement into Gold Loans in an aggregate Principal Amount of 223,684.211 ounces.

                                                                   EXHIBIT A
                                                                       TO
                                                                LETTER AGREEMENT


               Item 2  Mortgaged Mining Concessions (Section 1.1
                       ----------------------------
                     ("Mortgage Over Mining Concessions"))


First Layer
------------------

Refugio               1 through 112

Maricunga             1 through  40
Maricunga            81 through 100
Maricunga           113 through 167
Maricunga           171 through 177
Maricunga           181 through 187
Maricunga           191 through 197
Maricunga           201
Maricunga           221 through 223
Maricunga           241 through 280

Amparo Uno           45 through  60
Amparo Dos           25 through  26
Amparo Seis          31 through  32
Amparo Once           5 through  30
Amparo Once          35 through  60
Amparo Doce           1 through  36

Anillo Seis           3 through  15
Anillo Seis          18 through  30
Anillo Siete          1 through   5
Anillo Siete         11 through  14
Anillo Ocho           1 through   2
Anillo Ocho           6 through   7
Anillo Ocho          11 through  12
Anillo Ocho          16
Anillo Trece          8 through  10
Anillo Trece         20
Anillo Catorce        1 through  17
Anillo Quince         1 through   2
Anillo Dieciseis     10 through  11

                                                                   EXHIBIT B
                                                                       TO
                                                                LETTER AGREEMENT

                                                                   EXHIBIT F-1
                                                                        TO
                                                                  LOAN AGREEMENT


                        PROJECT ACCOUNT AGREEMENT (U.S.)
                        --------------------------------

                                                                    EXHIBIT C
                                                                        TO
                                                                LETTER AGREEMENT

                                                                   EXHIBIT H-2
                                                                        TO
                                                                  LOAN AGREEMENT



                     [LETTERHEAD OF PHILIPPI, YRARRAZAVAL,
                          PULIDO, LANGLOIS & BRUNNER]

                                                                   EXHIBIT D
                                                                       TO
                                                                LETTER AGREEMENT

                                                                  EXHIBIT H-4
                                                                       TO
                                                                 LOAN AGREEMENT



               [LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL]

                                                                    EXHIBIT E
                                                                        TO
                                                                LETTER AGREEMENT

                                                                    EXHIBIT H-8
                                                                        TO
                                                                  LOAN AGREEMENT



                     [LETTERHEAD OF CAREY Y CIA. ABOGADOS]

                                                               EXHIBIT F
                                                                   TO
                                                            LETTER AGREEMENT

                                                              EXHIBIT A-1
                                                                   TO
                                                     BORROWER SECURITY AGREEMENT
                                                             (U.S. ASSETS)


                          FORM OF COUNTERPARTY NOTICE

                                (AGI AFFILIATE)

                                                             EXHIBIT A-2
                                                                  TO
                                                     BORROWER SECURITY AGREEMENT
                                                             (U.S. ASSETS)


                          FORM OF COUNTERPARTY NOTICE

                             (BEMA GOLD AFFILIATE)

                                                                  EXECUTION COPY

                         N M ROTHSCHILD & SONS LIMITED
                                   NEW COURT
                               ST. SWITHIN'S LANE
                                LONDON EC4P 4DU
                                    ENGLAND


                                                         as of February 14, 1995


To:  Compania Minera Maricunga
     Nueva de Lyon 72
     Oficina 1801
     Santiago
     Chile

     and to each of the Guarantors and
     the Intermediate Owners party to
     (and as defined in) the Loan
     Agreement referred to below

          Re: Loan Agreement, dated as of November 23, 1994 (as amended by the letter agreement, dated as of February 7, 1995, the "Loan
                                                                    ----
               Agreement"), among Compania Minera Maricunga, as the Borrower,
               ---------
               Amax Gold Refugio, Inc. and Bema Gold (Bermuda) Ltd., as the Intermediate Owners, Amax Gold Inc. and Bema Gold Corporation, as the Guarantors, the various financial institutions referred to therein as the Banks, and Deutsche Bank AG, New York Branch, and N M Rothschild & Sons Limited, as the Technical Agent and the Administrative Agent, respectively, for the Banks.

Dear Sirs:

     As you are aware, Section 6.9 of the Loan Agreement provides that, as a
                       -----------
condition precedent to the borrowing of the Loans, the Technical Agent shall have received certain items of documentation and evidence relating to the terms and conditions of, and forms of, policies of insurance relating to the Refugio Project. In addition, the Insurance Summary provides that all policies of insurance referred to therein be subject to notices of assignment, loss payable endorsements and undertakings in the forms attached as Appendices 4, 5 and 6 to
                                                       ------------  -     -
the Insurance Summary, respectively. The Technical Agent, the Insurance Consultant, the Borrower and insurance advisers to Fluor Corporation have spent considerable time in negotiating to arrive at an insurance package for the Refugio Project which is acceptable to the Banks. As a result of these discussions the form of the Insurance Summary has been agreed (although, as set forth therein, certain of the details of the various coverages remain to be determined to the satisfaction of the Technical Agent (acting in consultation with the Required Banks)). You have requested that (a) provision of the documentary conditions precedent contained in Section 6.9 of the Loan Agreement, and (b)
                                  -----------
provision of notices of assignment, loss payable endorsements and undertakings required to be delivered under the Insurance Summary in connection with insurance coverage required to be in place on the Borrowing Date be, in each such case, waived. Subject to:

     (i) receipt by the Technical Agent on or prior to the date hereof of a signed copy of a certificate from the Insurance Consultant in the form of Exhibit A attached hereto (or such other form as may be agreed to
             ---------
          by the Required Banks); and

     (ii) receipt by the Technical Agent on or prior to March 10, 1995 of (x) evidence to the effect that such matters as remain to be determined and agreed pursuant to Appendix 1 to the Insurance Summary have been
                                 ----------
          determined and agreed to the satisfaction of the Agents (acting in consultation with the Required Banks), (y) the items of documentation referred to in Section 6.9 of the Loan Agreement (excluding, however,
                         -----------
          the Insurance Consultant's Certificate but including, in place thereof, an opinion of the Insurance Consultant with respect to the insurances referred to in the Insurance Summary in form and substance satisfactory to the Agents (acting in consultation with the Required Banks)), and (z) notices of assignment, loss payable endorsements and undertakings of the nature required by the Insurance Summary in connection with insurances then in effect, and subject to the other terms and conditions of this letter agreement, and as of the date of this letter agreement, the Bank Parties hereby agree to such requested waivers. It is hereby expressly agreed by the parties hereto that failure to provide the evidence and items of documentation referred to in paragraph (ii) above on or prior to March 10, 1995 shall constitute an immediate Event of Default.

     You have also requested that the Bank Parties consent to the following amendments to the Loan Agreement:

     (a)  Amendment in full of the definition of "Builders' Risk Delay Cover"
                                                  --------------------------
          contained in Section 1.1 of the Loan Agreement to read as set forth
                       -----------
          below:

               "Builders' Risk Delay Cover" means insurance cover for holding
                --------------------------
               costs arising as a result of delay in start up of production at the Refugio Project for the period up until the Mechanical Completion Date and of the nature described in Appendix I to the
                                                              ----------
               Insurance Summary;

     (b)  Amendment in full of the definition of "Guarantor PRI Advance"
                                                  ---------------------
          contained in Section 1.1 of the Loan Agreement to read as set forth
                       -----------
          below:

               "Guarantor PRI Advance" means, with respect to either Guarantor,
                ---------------------
               the Dollar equivalent (calculated in such manner as the Administrative Agent shall reasonably determine) of the aggregate amounts, if any, advanced by such Guarantor to the Political Risk Banks (or by the Guarantor to the issuer of the relevant policy of Political Risk Insurance on behalf of the Political Risk Banks) for payments on the Borrowing Date of any premium due and owing in connection with any policy of Political Risk Insurance taken out by any Political Risk Bank;

     (c)  Amendment in full of the definition of "Required Guarantor
                                                  ------------------
          Contribution" contained in Section 1.1 of the Loan Agreement to read
          ------------               -----------
          as set forth below:

               "Required Guarantor Contribution" means the excess, if any, of
                -------------------------------
               (a) the sum of (i) U.S.$42,000,000, plus (ii) the excess, if any, of (x) the total Commitment Amount, less (y) the Initial Loan Amount less (b) the sum of (i) the aggregate of all amounts expended by the Borrower in respect of Capital Expenditures during the period commencing on June 1, 1994 and ending on the Borrowing Date which were reasonably required to be incurred in order to develop the Refugio Project in accordance with the Development Plan, plus (ii) free Peso cash balances maintained by the Borrower as at the Borrowing Date and deposited into the Construction Sub-Account (Chile) pursuant to clause (b) of
                                                            ----------
               Section 4.1, plus (iii) the Guarantor PRI Advances, plus (iv) an
               -----------
               amount (not in excess of the Chilean Peso equivalent of U.S.$295,180) in respect of which the Borrower shall have provided evidence to the Administrative Agent to the effect that such amount has previously been advanced by Bema Bermuda and/or AGI Chile to the Borrower and is to be applied by the Borrower in purchase of certain properties required for the Project;

     Upon and subject to the terms of this letter agreement, and as of the date of this letter agreement, the Bank Parties hereby agree to such requested amendments.

     Terms for which meanings are provided in the Loan Agreement are, unless otherwise defined in this letter agreement, used in this letter agreement with such meanings. Except as hereby amended or otherwise varied the Loan Agreement shall continue in full force and effect and references in the Loan Agreement and each other Loan Document to the Loan Agreement shall be to the Loan Agreement as amended hereby. This letter agreement is a Loan Document and shall be interpreted in accordance with the Loan Agreement, including Section 1.11
                                                             ------------
thereof.

     Please sign this letter agreement in the appropriate spaces indicated below and return the same to the Administrative Agent as evidence of your agreement to the terms and conditions hereof.

                              Yours sincerely,


                              per pro N M ROTHSCHILD & SONS LIMITED,
                              individually as a Bank and as the Administrative Agent


                              By:    _________________________________

                              Title: _________________________________


                              By:    _________________________________

                              Title: _________________________________


                              DEUTSCHE BANK AG, New York Branch, as the
                              Technical Agent


                              By:    _________________________________

                              Title: _________________________________


                              DEUTSCHE BANK AG, Los Angeles and/or Cayman
                              Islands Branches, individually as a Bank


                              By:    _________________________________

                              Title: _________________________________


                              CANADIAN IMPERIAL BANK OF COMMERCE


                              By:    _________________________________

                              Title: _________________________________

                              CREDIT LYONNAIS


                              By:    _________________________________

                              Title: _________________________________


                              CREDIT LYONNAIS CANADA


                              By:    _________________________________

                              Title: _________________________________


                              INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL
                              CORPORATION


                              By:    _________________________________

                              Title: _________________________________


ACCEPTED AND AGREED as of
the date first hereinabove
written


COMPANIA MINERA MARICUNGA


By:________________________

Title:_____________________


AMAX GOLD INC.


By:________________________

Title:_____________________


BEMA GOLD CORPORATION


By:________________________

Title:_____________________


AMAX GOLD REFUGIO, INC.


By:________________________

Title:_____________________


BEMA GOLD (BERMUDA) LTD.


By:________________________

Title:_____________________

                                                                    EXHIBIT A
                                                                        TO
                                                                LETTER AGREEMENT



                       INSURANCE CONSULTANT'S CERTIFICATE



Deutsche Bank AG,                                          February __, 1995
  New York Branch,
  as the Technical Agent
  under the Loan Agreement
  referred to below and each
  of the other Bank Parties
  now or hereafter party to
  such Loan Agreement
c/o Deutsche Bank AG,
  New York Branch
31 West 52nd Street
New York, New York 10019
U.S.A.

Attention:  Greg Moroney


RE:  COMPANIA MINERA MARICUNGA
     -------------------------


Dear Sirs:

     This Certificate (this "Certificate") is delivered to you pursuant to the
                             -----------
Letter Agreement, dated as of February 14, 1995 (the "Letter Agreement"), among
                                                      ----------------
Compania Minera Maricunga (the "Borrower"), Amax Gold Refugio, Inc. and Bema
                                --------
Gold (Bermuda) Ltd., as the Intermediate Owners, Amax Gold Inc. and Bema Gold Corporation, as the Guarantors, Canadian Imperial Bank of Commerce, Credit Lyonnais, Credit Lyonnais Canada, Deutsche Bank AG, Los Angeles and/or Cayman Islands Branches, Internationale Nederlanden (U.S.) Capital Corporation and N M Rothschild & Sons Limited, as the Banks, Deutsche Bank AG, New York Branch, as the Technical Agent for the Banks (the "Technical Agent"), and N M Rothschild &
                                        ---------------
Sons Limited, as the Administrative Agent for the Banks. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in, and shall be interpreted in accordance with, the Letter Agreement.

     The Insurance Consultant acknowledges that the Banks will be making Loans to the Borrower to finance the Refugio Project in reliance on this Certificate and the Insurance Summary. The Insurance Consultant has reviewed the Insurance Summary and is familiar with the insurance requirements stated therein. Attached to the Insurance Summary as Appendices 1 and 2 is an outline of the
                                     ------------     -
principal insurance coverages relating to the

Refugio Project which, following discussions with the Borrower, Fluor Corporation and their respective insurance advisers, the Insurance Consultant understands to have been obtained or applied for. The Insurance Consultant is of the opinion that the insurance coverages outlined in the Insurance Summary are reasonable in current market conditions for a project of the size and scope of the Refugio Project.

     The Insurance Consultant has caused this Certificate to be made by its duly authorized representative this ____ day of February, 1995.


                                 BARTON CONSULTING LIMITED


                                 By: ___________________

                                    Title:_______________


ACCEPTED this ___ day of
February, 1995

DEUTSCHE BANK AG,
  New York Branch,
  as the Technical Agent


By:______________________

  Title:_________________

                                                                  EXECUTION COPY

                            DOCLOC SUPPORT AGREEMENT



                                                               February 14, 1995


N M Rothschild & Sons Limited, as the
  Administrative Agent under the Loan
  Agreement, dated as of November 23, 1994 and
  amended by letter agreements, dated as of
  February 7 and 14, 1995 (as so amended, the
  "Loan Agreement"), with Compania Minera
   --------------
  Maricunga, as the Borrower and to the Technical
  Agent and each of the Banks under (and as defined in) such Loan Agreement and to each of their respective successors and assigns
  (including any such successor or assign of the Administrative Agent)

New Court
St. Swithin's Lane
London, England  EC4P 4DU

Amax Gold Inc.
9100 East Mineral Circle
Englewood, Colorado  80112
U.S.A.

Gentlemen:

      We understand that, on the date hereof, each of the Banks and the Agents are entering into a Loan Agreement providing for the making of loans in an initial aggregate principal amount not to exceed U.S.$85,000,000 or the gold equivalent thereof, for the purpose of financing the development of the Refugio gold project in Chile. We further understand that pursuant to the AGI Support Agreement of even date, Amax Gold Inc. ("AGI") has, inter alia, agreed to guarantee, on a several basis, the obligations of the Borrower under the Loan Agreement based upon its percentage ownership interest in the Borrower from time to time.

      As you are aware, Cyprus Amax Minerals Company ("Cyprus Amax") and AGI have entered into a Revolving Credit Agreement dated April 15, 1994 (the "Current DOCLOC").

      The AGI Support Agreement provides, inter alia, that AGI may discharge certain of its obligations thereunder by ensuring that a portion of the Current DOCLOC (or any replacement thereof satisfying the conditions set forth below) in excess of

U.S.$25,000,000 shall be available to be drawn by AGI at all times prior to the Release Date (as defined in the Loan Agreement) in support of AGI's obligations under certain provisions of the AGI Support Agreement.

      Cyprus Amax hereby undertakes that notwithstanding any provisions of the Current DOCLOC (or, in the case of clause (b), the DOCLOC Replacement) to the contrary, unless AGI shall be discharging its obligations pursuant to Section
3.2 of the AGI Support Agreement in full through the deposit of cash collateral and not through the reliance upon the availability of any portion of the Current DOCLOC (or any Replacement DOCLOC):

           (a) if the Release Date has not occurred on or before April 30, 1997, on or before such date it will either extend the expiration date of the Current DOCLOC to, or at its option will provide a facility of at least U.S.$35,000,000 (the "DOCLOC Replacement") with a final expiration date no earlier than, the Release Date (as defined in the Loan Agreement). The terms and conditions of the DOCLOC Replacement may or may not involve the issuance of AGI stock and may involve different financial terms and maturities to those contained in the Current DOCLOC, but otherwise the DOCLOC Replacement will be made available on substantially similar terms and conditions to the Current DOCLOC; and

           (b) a portion of the Current DOCLOC or the DOCLOC Replacement, in an amount of not less than U.S.$25,000,000 will be available at all times to be drawn by AGI prior to the Release Date (as defined in the Loan Agreement), for the sole purpose of meeting certain of AGI's obligations under the AGI Support Agreement as set forth therein; provided that nothing herein shall affect Cyprus Amax's right to exercise the Lender's Purchase Option as defined in the Current DOCLOC.

For CYPRUS AMAX MINERALS COMPANY


By:  ______________________________

Name Printed:  ____________________

Title:  ___________________________

ACKNOWLEDGED AND AGREED as of the
  date first hereinabove written:

AMAX GOLD INC.


By:  ______________________________

Name Printed:  ____________________

Title:  ___________________________

per pro N M ROTHSCHILD & SONS LIMITED,
  as the Administrative Agent and as a Bank


By:  ______________________________

Name Printed:  ____________________

Title:  ___________________________


By:  ______________________________

Name Printed:  ____________________

Title:  ___________________________


DEUTSCHE BANK AG, New York Branch, as
the Technical Agent


By:  ______________________________

Name Printed:  ____________________

Title:  ___________________________


DEUTSCHE BANK AG, Los Angeles and/or
Cayman Islands branches, individually as a Bank


By:  ______________________________

Name Printed:  ____________________

Title:  ___________________________

 CANADIAN IMPERIAL BANK OF COMMERCE


By:  ______________________________

Name Printed:  ____________________

Title:  ___________________________


CREDIT LYONNAIS


By:  ______________________________

Name Printed:  ____________________

Title:  ___________________________


CREDIT LYONNAIS CANADA


By:  ______________________________

Name Printed:  ____________________

Title:  ___________________________


INTERNATIONALE NEDERLANDEN (U.S.)
  CAPITAL CORPORATION


By:  ______________________________

Name Printed:  ____________________

Title:  ___________________________

                                                                 EXECUTION COPY




                             AGI SUPPORT AGREEMENT
                             ---------------------

          THIS SUPPORT AGREEMENT, dated as of February 14, 1995 (this "Agreement"), between AMAX GOLD INC., a Delaware corporation ("AGI"), and N M
 ---------                                                     ---
ROTHSCHILD & SONS LIMITED, a company organized and existing under the laws of England ("Rothschild"), in its capacity as the administrative agent for the Bank
          ----------
Parties (in such capacity, the "Administrative Agent").
                                --------------------

                              W I T N E S S E T H:

          WHEREAS, pursuant to a Loan Agreement, dated as of November 23, 1994, as amended by letter agreements, dated as of February 7, 1995 and February 14, 1995 (as so amended, the "Loan Agreement"), among (1) Compania Minera Maricunga,
                          --------------
a contractual mining company (sociedad contractual minera) organized and existing under the laws of Chile (the "Borrower"), (2) Amax Gold Refugio, Inc.,
                                       --------
a Delaware corporation ("AGRI"), and Bema Gold (Bermuda) Ltd., a company
                         ----
organized and existing under the laws of Bermuda, (3) AGI and Bema Gold Corporation, a company organized and existing under the laws of the Province of British Colombia ("Bema Gold"), (4) Canadian Imperial Bank of Commerce, Credit
                   ---------
Lyonnais, Credit Lyonnais Canada, Deutsche Bank AG ("Deutsche Bank"), Los
                                                     -------------
Angeles and/or Cayman Islands Branches, Internationale Nederlanden (U.S.) Capital Corporation and Rothschild (collectively, the "Banks"), (5) Deutsche
                                                       -----
Bank, New York Branch, as the Technical Agent for the Banks, and (6) Rothschild, as the Administrative Agent for the Banks, the Banks have extended Commitments to make Loans to the Borrower;

           WHEREAS, AGI owns 100% of the issued and outstanding share capital of AGRI and AGRI owns 100% of the Class B CMM Shares;

          WHEREAS, in consideration of the Banks agreeing to extend the Commitments to make the Loans to the Borrower under the Loan Agreement, AGI has agreed to enter into its guarantee and other obligations set forth in this Agreement; and

          WHEREAS, this Agreement is the AGI Support Agreement referred to in the Loan Agreement, and it is a condition precedent to the obligation of the Banks to make their Loans that AGI execute and deliver this Agreement;

          NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged by AGI, AGI undertakes and agrees, for the ratable benefit of each Bank Party, as follows:

                    ARTICLE 1.  DEFINITIONS; INTERPRETATION
                    ---------------------------------------

          SECTION 1.1. LOAN AGREEMENT TERMS; INTERPRETATION. Capitalized terms used but not defined herein (including in the preamble and recitals) have the meanings provided in the Loan Agreement. This Agreement is a Loan Document, and shall be interpreted and construed in accordance with the terms and provisions of the Loan Agreement (including Sections 1.4 and 1.11 thereof).
                                            ------------     ----

          SECTION 1.2. DEFINED TERMS. In this Agreement (including its preamble and recitals), the following capitalized terms shall have the following meanings:

           "Account Bank" is defined in clause (a) of Section 3.2.
            ------------                ----------    -----------

          "Adjusted Consolidated Current Assets" means, at any time, the current
           ------------------------------------
assets of AGI and its consolidated Subsidiaries (including (to the extent classified as current assets) (a) the aggregate principal amount of the Available DOCLOC Facility, but excluding (b) the principal amount of the
                           --- ---------
balances standing to the credit of the Deposit Account and/or the principal amount of the DOCLOC Refugio Portion, (c) the aggregate principal amount of Indebtedness outstanding under the Bema Gold/AGI Subordinated Note and under any Construction Overrun Loan made pursuant to (and defined in) the Shareholders Agreement, and (d) any Project Asset (including any balance outstanding to the credit of any Project Account) calculated at such time).

          "Adjusted Consolidated Current Liabilities" means, at any time, the
           -----------------------------------------
current liabilities of AGI and its consolidated Subsidiaries (excluding (to the extent classified as a current liability) any portion of any Indebtedness of AGI and its consolidated Subsidiaries the repayment of which is subject to support, to the satisfaction of the Administrative Agent, from all or a portion of the Allocated DOCLOC Facility) calculated at such time.

          "Adjusted Consolidated Indebtedness" means, at any time, the excess of
           ----------------------------------
(a) the aggregate principal amount of Indebtedness of AGI and its consolidated Subsidiaries of the nature referred to in clauses (a), (b), (c) and (e) of the
                                          -----------  ---  ---     ---
definition of that term (together with any Contingent Liability of AGI or any of its consolidated Subsidiaries in respect of the foregoing), less (b) the sum of
(i) the aggregate principal amount of the Available DOCLOC Facility, plus (ii) the aggregate principal amount of the Allocated DOCLOC Facility, in each case calculated at such time.

           "Administrative Agent" is defined in the preamble.
            --------------------                    --------

           "AGI" is defined in the preamble.
            ---                    --------

           "Agreement" is defined in the preamble.
            ---------                    --------

           "AGRI" is defined in the first recital.
            ----                    -------------

          "Allocated DOCLOC Facility" means, at any time, the principal amount
           -------------------------
of that portion of the undrawn DOCLOC Facility (including the DOCLOC Refugio Portion) which has, at such time, been allocated to the support of the repayment of Indebtedness of AGI.

           "Assigned Agreement Counterparty" means each Person (other than AGI)
            -------------------------------
party to the Assigned Agreement.

          "Assigned Agreement" means the Refugio Project Agreement; provided,
           ------------------                                       --------
however, that for the purposes of clause (a) of Section 7.3 and clauses (a) and
-------  ----                     ----------    -----------     -----------
(b) of Section 8.4 only, the term "Assigned Agreement" shall, at any time when
---    -----------
AGI shall be satisfying its obligations pursuant to Section 3.2 through the
                                                    -----------
option referred to in clause (b) thereof, be deemed to include the DOCLOC
                      ----------
Facility Agreement.

           "Assigned Collateral" is defined in Section 6.1.
            -------------------                -----------

           "Assignment" is defined in Section 6.1.
            ----------                -----------

          "Available DOCLOC Facility" means, at any time, the excess of (a) the
           -------------------------
principal amount of the DOCLOC Facility which has not been drawn at such time,

less (b) the principal amount of the Allocated DOCLOC Facility at such time.
----

           "Banks" is defined in the first recital.
            -----                    -------------

           "Bema Gold" is defined in the first recital.
            ---------                    -------------

           "Borrower" is defined in the first recital.
            --------                    -------------

          "Cash Collateral" means either Deposit Cash Collateral or DOCLOC
           ---------------
Termination Cash Collateral, as the case may be (together with, in each such case, and at any time during the occurrence and continuation of a Default, interest accrued on the Deposit Cash Collateral or the DOCLOC Termination Cash Collateral pursuant to the terms and conditions of the Deposit Account Agreement).

          "Collateral" means, as the context may require, any  Assigned
           ----------
Collateral, Deposit Account Collateral or Pledged Collateral.

           "Colorado U.C.C." means the Uniform Commercial Code as in effect in
            ---------------
the State of Colorado.

          "Compliance Certificate" means a certificate duly executed by an
           ----------------------
Authorized Representative of AGI, substantially in the form of Exhibit A
                                                               ---------
attached hereto.

          "Consolidated Net Worth" means, at any time, the net worth of AGI and
           ----------------------
its consolidated Subsidiaries calculated at such time.

          "Consolidated Working Capital" means, at any time, the excess of (a)
           ----------------------------
Adjusted Consolidated Current Assets, less (b) Adjusted Consolidated Current Liabilities, in each case calculated at such time.

          "Counterparty Notice" means the duly completed notice from AGI to Bema
           -------------------
Gold and accepted by the Administrative Agent, substantially in the form of

Exhibit B attached hereto.
---------

           "Deposit Account" is defined in clause (a) of Section 3.2.
            ---------------                ----------    -----------

          "Deposit Account Agreement" means an account agreement among the
           -------------------------
Administrative Agent, the Account Bank and AGI, relating to the administration of the Deposit Account (including the ability to utilize the proceeds thereof to purchase Cash Equivalent Investments (U.S.) subject to a first priority perfected Lien in favor of the Bank Parties) and in form and substance satisfactory to the Bank Parties.

           "Deposit Account Collateral" is defined in Section 5.1.
            --------------------------                -----------

           "Deposit Cash Collateral" is defined in clause (a) of Section 3.2.
            -----------------------                ----------    -----------

           "Deutsche Bank" is defined in the first recital.
            -------------                    -------------

          "Distributions" means all stock dividends, liquidating dividends,
           -------------
shares of stock resulting from (or in connection with the exercise of) stock splits, reclassifications, warrants, options, non-cash dividends, mergers, consolidations and all other distributions (whether similar or dissimilar to the foregoing) on or with respect to any Pledged Shares or other shares of capital stock constituting Pledged Collateral, but shall not include Dividends.

          "Dividends" means cash dividends and cash distributions with respect
           ---------
to any Pledged Shares or other Pledged Property made in the ordinary course of business and not a liquidating dividend.

          "DOCLOC Refugio Portion" is defined in clause (b) of Section 3.2 (and
           ----------------------                ----------    -----------
shall mean as the same may be varied pursuant to clause (b) of Section 3.3).
                                                 ----------    -----------

           "DOCLOC Termination Cash Collateral" is defined in clause (a) of
            ----------------------------------                ----------
Section 3.3.
-----------

           "Guaranteed Obligations" is defined in clause (a) of Section 2.1.
            ----------------------                ----------    -----------

           "Guaranty" is defined in clause (a) of Section 2.1.
            --------                ----------    -----------

          "Insolvency Default" means any Default with respect to AGI of the
           ------------------
nature referred to in Section 9.1.6 of the Loan Agreement.
                      -------------

           "Loan Agreement" is defined in the first recital.
            --------------                    -------------

           "New York U.C.C." means the Uniform Commercial Code as in effect in
            ---------------
the State of New York.

           "Pledge" is defined in Section 4.1.
            ------                -----------

           "Pledged Collateral" is defined in Section 4.1.
            ------------------                -----------

          "Pledged Note" means any promissory note which is payable to AGI from
           ------------
the Borrower or AGRI or (to the extent such promissory note relates to the Refugio Project) AGI Chile.

          "Pledged Property" means all Pledged Shares, all Pledged Notes and all
           ----------------
other pledged shares of capital stock or promissory notes, all other securities, all assignments of any amounts due or to become due and all other instruments which are now being delivered by AGI to the Administrative Agent or may from time to time hereafter be delivered by AGI to the Administrative Agent for the purposes of the Pledge.

           "Pledged Shares" means all shares of the capital stock of AGRI owned
            --------------
(legally or beneficially) by AGI from time to time.

          "Required Cash Collateral Amount" means, initially, U.S.$25,000,000
           -------------------------------
and, subsequently at any time on or after the date when AGI shall have opted to fulfill its obligations under Section 3.2 by maintaining Cash Collateral
                              -----------
pursuant to clause (a) thereof as a consequence of the unavailability of the
            ----------
DOCLOC Facility for any reason (excluding as a consequence of the operation of
Section 3.3), U.S.$35,000,000.
-----------

           "Rothschild" is defined in the preamble.
            ----------                    --------

           "Secured Obligations" is defined in Section 4.1.
            -------------------                -----------

           "Terminated DOCLOC Portion" is defined in Section 3.3.
            -------------------------                -----------


                              ARTICLE 2.  GUARANTY
                              --------------------

           SECTION 2.1.      GUARANTY OF THE BORROWER'S OBLIGATIONS.

           (a) AGI hereby absolutely, unconditionally and irrevocably guarantees (the "Guaranty"), for the ratable benefit of the Bank Parties, the full
            --------
      and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Obligations of the Borrower to any Bank Party now or hereafter existing under or in connection with the Loan Agreement and each other Loan Document to which the Borrower is or may become a party, whether for principal, interest, fees, expenses, or otherwise (including all such amounts which would become due but for the operation of the automatic stay under Section 362(a)
      of the United States Bankruptcy Code, 11 U.S.C. (S)362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. (S)502(b) and (S)506(b) and any other similar provisions arising under Applicable Law); all such amounts referred to as the "Guaranteed Obligations") and indemnifies and holds harmless each Bank
      -----------------------
      Party for any and all costs and expenses (including reasonable attorney's fees and expenses) incurred by such Bank Party in enforcing any rights under this Section; provided, however, that the obligation of AGI under
                          --------  -------
      the Guaranty in connection with any Guaranteed Obligation shall not exceed an amount which is equivalent to AGI's Ownership Percentage (calculated at the date such Guaranteed Obligation shall have become due and payable) of such Guaranteed Obligation; and provided, further, however, that (except
                                      --------  -------  -------
      with respect to any claim made by any Bank Party under the Guaranty on or prior to the Release Date and subject to Section 2.3) the Guaranty shall
                                               -----------
      terminate, and AGI shall be released from its obligations with respect to the Guaranty, on the Release Date.

           (b) The Guaranty constitutes a guaranty of payment when due and not of collection, and AGI specifically agrees that it shall not be necessary or required that any Bank Party exercise any right, assert any claim or demand or enforce any remedy whatsoever against any Obligor or any other Person before or as a condition to the obligations of AGI under the Guaranty.

           (c) AGI agrees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Agreement and each other Loan Document under which they arise, regardless of any Applicable Law affecting any of such terms or the rights of any Bank Party with respect thereto.

          SECTION 2.2. ACCELERATION OF GUARANTY. AGI agrees that, upon the occurrence of an Insolvency Default at a time when any of the Guaranteed Obligations may not then be due and payable, AGI will pay to the Administrative Agent (for the ratable benefit of the Bank Parties) forthwith the full amount which would be payable under the Guaranty by AGI if all such Guaranteed Obligations were then due and payable.

          SECTION 2.3. REINSTATEMENT. AGI agrees that the Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Guaranteed Obligations is rescinded or must otherwise be restored by any Bank Party, upon an Insolvency Default or otherwise, all as though such payment had not been made.

          SECTION 2.4. WAIVER. AGI hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and the Guaranty, and any requirement that any Bank Party protect, secure, perfect or insure any Lien, or any property subject thereto, or exhaust any right or take any action against any Obligor or any other Person (including any other guarantor) or any collateral (including the Collateral) securing any Guaranteed Obligations.

          SECTION 2.5. RELEASE. For the avoidance of doubt, AGI shall not be under any obligation pursuant to this Article after the Release Date except to the extent otherwise set forth in this Agreement (including Section 2.3
                                                               -----------
thereof).

         ARTICLE 3.  COST OVERRUNS; CASH COLLATERAL AND DOCLOC FACILITY
         --------------------------------------------------------------

          SECTION 3.1. COST OVERRUNS. AGI hereby agrees that, if for any reason and at any time (and from time to time) prior to the Mechanical Completion Date, the aggregate costs and expenses (whether or not Project Costs as reflected in the Approved Budget) which are necessary (or which are, at the beginning of each calendar month, expected to be necessary) to develop and construct the Mine exceed the Project Costs as reflected in the Approved Budget (as in effect on the Effective Date), it will immediately contribute (or cause an Affiliate of AGI to contribute) cash to the Borrower in an amount equal to such excess in the manner set forth herein. Such cash shall be contributed by way of contribution to the equity of AGRI (which AGI shall cause AGRI to contribute to the equity of the Borrower) or shall be advanced to the Borrower by way of Approved Subordinated Indebtedness. AGI shall deposit any contribution made by AGI pursuant to the provisions of this Section into the Construction Account.

          SECTION 3.2. CASH DEPOSIT AND DOCLOC FACILITY. AGI agrees that, at all times prior to the Release Date, it shall, at its option, either:

           (a) maintain a cash deposit of an amount of not less than the Required Cash Collateral Amount (the "Deposit Cash Collateral") in an
                                            -----------------------
      account (the "Deposit Account") with The Chase Manhattan Bank N.A. or
                    ---------------
      another bank located in New York City acceptable to the Administrative Agent (the "Account Bank") and ensure that such deposit shall be held as
                  ------------
      security for AGI's obligations in respect of the Guaranty as more fully set forth in Article 5; or
                   ---------

           (b) ensure, in a manner (and pursuant to documentation) acceptable to all the Banks in their absolute discretion that (i) each of the DOCLOC Facility Agreement and the DOCLOC Support Agreement continues in full force and effect, (ii) the DOCLOC Facility continues to be available (and, for the avoidance of doubt, the DOCLOC Facility shall be deemed not to be available in the event that there shall be any default by Cyprus Amax thereunder or under the DOCLOC Support Agreement), and (iii) a portion of the DOCLOC Facility in a principal amount which is at all times in excess of U.S.$25,000,000

      (the "DOCLOC Refugio Portion") is available to be drawn under the DOCLOC
            ----------------------
      Facility Agreement at all times prior to the Release Date exclusively for purposes of supporting AGI's obligations in respect of the Guaranty.

          AGI further agrees that, at all times prior to the Release Date, it will ensure that the Allocated DOCLOC Facility is not allocated to the support of the repayment of any Indebtedness of AGI other than (x) in respect of AGI's obligations under the Guaranty, and (y) the Indebtedness referred to in clauses
                                                                        -------
(i) and (ii) of Section 7.05 of the DOCLOC Facility Agreement.
---     ----    ------------

          SECTION 3.3. DOCLOC FACILITY CONVERSION. If at any time AGI shall be satisfying its obligations pursuant to Section 3.2 through the option
                                                -----------
referred to in clause (b) thereof and Cyprus Amax shall elect to purchase common
               ----------
stock from AGI pursuant to the Lender's Purchase Option (as defined in the DOCLOC Facility Agreement) and, as a consequence thereof, all or a portion of the Commitment (as so defined) of Cyprus Amax pursuant to the DOCLOC Facility Agreement is terminated (such portion, the "Terminated DOCLOC Portion"), then,
                                            -------------------------
with effect from such termination, in place of the option referred to in clause
                                                                         ------
(b) of Section 3.2:
---    -----------

           (a) AGI will maintain a cash deposit in U.S. Dollars of not less than thirty five percent (35%) of the Terminated DOCLOC Portion (the "DOCLOC
                                                                       ------
      Termination Cash Collateral") in the Deposit Account with the Account Bank
      ---------------------------
      and ensure that such deposit shall be held as security for AGI's obligations in respect of the Guaranty as more fully set forth in Article
                                                                        -------
      5; and
      -

           (b) clause (b) of Section 3.2 shall continue to apply except that the
               ----------    -----------
      DOCLOC Refugio Portion shall be deemed to be reduced to twenty five percent (25%) of the excess of (i) U.S.$100,000,000, less (ii) the Terminated DOCLOC Portion.


             ARTICLE 4.  PLEDGE OF AGRI SHARES AND PROMISSORY NOTES
             ------------------------------------------------------

          SECTION 4.1. PLEDGE AS SECURITY. As security for the full and punctual payment when due, whether at stated maturity, by required payment, declaration, acceleration, demand or otherwise of AGI's and the Borrower's obligations in favor of the Bank Parties under this Agreement, the Loan Agreement and each other Loan Document to which it is a party (all such obligations of AGI and the Borrower described in this Section, collectively, the "Secured Obligations"), AGI hereby pledges, hypothecates, assigns, charges,
 -------------------
mortgages, delivers and transfers to the Administrative Agent (for the ratable benefit of the Bank Parties), and hereby grants to the Administrative Agent (for the ratable benefit of the Bank Parties) a continuing security interest in, all of the following property (all collateral described in this Section, the "Pledged Collateral" and such
-------------------
pledge, etc., and grant of a continuing security interest, the "Pledge"):
                                                                ------

           (a) all promissory notes of AGRI, AGI Chile or the Borrower representing AGRI's, AGI Chile's or the Borrower's obligations (in the case of AGI Chile only, in connection with the Refugio Project), as the case may be, owing to AGI with respect to any intercompany Indebtedness (including any Approved Subordinated Indebtedness owing to AGI and any Indebtedness identified in Item 1 of Schedule 1 attached hereto);
                                 ------    ----------

           (b) all other Pledged Notes issued from time to time;

           (c) all issued and outstanding shares of the capital stock of AGRI together with any option or warrant granted in connection therewith;

           (d) all other Pledged Shares and all other securities of AGRI convertible into or exchangeable for Pledged Shares, in each case issued from time to time;

           (e) all other Pledged Property, whether now or hereafter delivered to the Administrative Agent in connection with this Agreement;

           (f) all Dividends, Distributions, interest, cash and other payments, property and rights received or receivable or distributed with respect to any Pledged Property;

           (g) all certificates representing Pledged Shares and all Instruments evidencing Pledged Notes; and

           (h) all proceeds of any of the foregoing.

          SECTION 4.2. DELIVERY OF PLEDGED PROPERTY. All certificates or instruments representing or evidencing any Pledged Collateral, including all Pledged Shares and all Pledged Notes, shall be delivered to and held by or on behalf of (and, in the case of the Pledged Notes, indorsed to the order of) the Administrative Agent pursuant hereto, shall be in suitable form for transfer by delivery, and shall be accompanied by all necessary instruments of transfer or assignment, duly executed in blank.

          SECTION 4.3. DIVIDENDS. In the event that any Dividend is to be paid on any Pledged Share or any payment of principal or interest or other amount is to be made on any Pledged Note (and such payment would then be permitted to be made by Section 8.2.7 of the Loan Agreement) at a time when no
                        -------------
Insolvency Default or Enforcement Event has occurred and is continuing, such Dividend or payment may be paid directly to AGI. If any such Insolvency Default or Enforcement Event has occurred and is continuing, then any such Dividend or payment shall be paid directly to the Administrative Agent and shall be delivered to the Administrative Agent and shall, until delivery to the Administrative Agent, be held by AGI separate and apart from its other property in trust for the Administrative Agent.

          SECTION 4.4. VOTING. Until and unless an Insolvency Default or an Enforcement Event shall have occurred and be continuing and the Administrative Agent shall have given the notice referred to in sub-clause
                                                                ----------
(a)(ii) of Section 10.1, AGI shall have the exclusive voting power with respect
-------    ------------
to any shares of capital stock (including any of the Pledged Shares) constituting Pledged Collateral and the Administrative Agent shall, upon the written request of AGI, promptly deliver such proxies and other documents, if any, as shall be reasonably requested by AGI which are necessary to allow AGI to exercise voting power with respect to any such shares of capital stock (including any of the Pledged Shares); provided, however, that no vote shall be
                                       --------  -------
cast, or consent, waiver or ratification given, or action taken by AGI that would impair any Pledged Collateral or be inconsistent with or violate any provision of the Loan Agreement, any other Loan Document (including this Agreement) or any other Operative Document.


              ARTICLE 5.  SECURITY OVER DEPOSIT ACCOUNT COLLATERAL
              ----------------------------------------------------

          SECTION 5.1. SECURITY OVER DEPOSIT ACCOUNT COLLATERAL. As security for the obligations of AGI in respect of the Guaranty, AGI hereby pledges, hypothecates, assigns, charges, mortgages, delivers and transfers to the Administrative Agent (for the ratable benefit of each of the Bank Parties), and hereby grants to the Administrative Agent (for the ratable benefit of each of the Bank Parties) a continuing security interest in, all of the following property (all collateral described in this Section, the "Deposit Account
                                                         ---------------
Collateral"):
----------

           (a) all rights and interests of AGI in, to, under and in connection with the Deposit Account Agreement and the Deposit Account;

           (b) all Cash Collateral and other amounts standing to the credit of the Deposit Account and all certificates and Instruments, if any, from time to time representing or evidencing the Cash Collateral; and

           (c) all interest and other payments and property received or receivable in connection with, and rights of AGI with respect to, and all proceeds of any of, the foregoing; provided, however, that so long as no
                                         --------  -------
      Default shall have occurred and be continuing, AGI may request that the Account Bank release to it any interest accrued with respect to the Cash Collateral from the Deposit Account at which time the Account Bank shall cause such interest to be released.

          SECTION 5.2. SECURITY OVER DEPOSIT ACCOUNT. As security for the obligations of the Guarantor in respect of the Guaranty and pursuant to Section
                                                                        -------
3.1 and without limiting Section 5.1, AGI hereby assigns, pledges, transfers and
---                      -----------
sets over to the Administrative Agent (for the ratable benefit of the Bank Parties) and hereby grants to the Administrative Agent (for the ratable benefit of the Bank Parties) a possessory Lien in and to the Deposit Account, the Cash Collateral and all other amounts, certificates and Instruments from time to time contained in, or otherwise standing to the credit of, the Deposit Account, including any accrued interest thereon, and all proceeds of any of the foregoing. The Deposit Account shall be in the name of AGI but under the sole dominion and control of the Administrative Agent (acting through its sub-agent, the Account Bank, which shall acknowledge the Lien in favor of the Administrative Agent on and in connection with the Deposit Account Collateral). The Account Bank shall agree to operate the Deposit Account in accordance with the terms, and subject to the conditions, set forth in the Deposit Account Agreement.

          SECTION 5.3. OPERATION OF ARTICLE 5. For the avoidance of doubt the provisions of this Article shall only be effective when AGI is required to open and maintain the Deposit Account and maintain Cash Collateral in accordance with the other terms and conditions of this Agreement.


                  ARTICLE 6.  ASSIGNMENT OF ASSIGNED AGREEMENT
                  --------------------------------------------

          SECTION 6.1. ASSIGNMENT. As security for the Secured Obligations, AGI hereby assigns (the "Assignment") to the Administrative Agent
                                      ----------
(for the ratable benefit of each of the Bank Parties), and hereby grants to the Administrative Agent (for the ratable benefit of each of the Bank Parties), a continuing security interest in, all of the AGI's right, title and interest, whether now existing or hereafter arising or acquired, in and to the Assigned Agreement, including the following (all collateral described in this Section, the "Assigned Collateral"):
     -------------------

           (a) all rights of AGI to receive moneys due and to become due under or pursuant to the Assigned Agreement;

           (b) all rights of AGI to receive proceeds of any insurance, indemnity, warranty, guaranty or collateral security with respect to the Assigned Agreement;

           (c) all claims of AGI for damages arising out of or for breach of or default under the Assigned Agreement;

           (d) all rights of AGI to terminate the Assigned Agreement, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder; and

           (e) to the extent not included in the foregoing, all proceeds of any and all of the foregoing collateral.

           SECTION 6.2. AGI REMAINS LIABLE. Anything herein to the contrary notwithstanding:

           (a) AGI shall remain liable under the Assigned Agreement to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed;

           (b) the exercise by the Administrative Agent of any of its rights hereunder shall not release AGI from any of its duties or obligations under the Assigned Agreement; and

           (c) neither the Administrative Agent nor any other Bank Party shall have any obligation or liability under the Assigned Agreement by reason of this Agreement, nor shall the Administrative Agent or any other Bank Party be obligated to perform any of the obligations or duties of AGI thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.


                   ARTICLE 7.  REPRESENTATIONS AND WARRANTIES
                   ------------------------------------------

          In order to induce the Bank Parties to enter into the Loan Agreement and, in the case of the Banks, to make, maintain and convert Loans thereunder, AGI hereby represents and warrants unto each Bank Party as set forth in this Article. The representations and warranties of AGI set forth in this Article shall be made upon the delivery of the Borrowing Request and upon the delivery of each Continuation/Conversion Notice requesting a conversion from one type of Loan to another pursuant to the Loan Agreement; provided, however, that AGI
                                                --------  -------
shall not be deemed to make any representation with respect to the Deposit Account Collateral pursuant to this Article subsequent to the Release Date.

           SECTION 7.1.      GENERAL REPRESENTATIONS AS TO COLLATERAL.
           (a) AGI is the legal and beneficial owner of, and has good title to (and has full right and authority to pledge and assign and execute a Lien over) the Pledged Collateral and the Deposit Account Collateral and owns the Assigned Collateral, in each case free and clear of all Liens, except any Lien granted pursuant hereto in favor of the Administrative Agent (for the ratable benefit of the Bank Parties) and Liens arising without the taking of any affirmative action by AGI and as a result of the application of any mandatory provision of Applicable Law.

           (b) No filing or other action, other than the filing of a financing statement in the office of the Secretary of State of Colorado with respect to the Pledge of Pledged Collateral not physically delivered hereunder (which filing has been duly made), is or will be necessary or desirable to perfect or protect the Lien over the Pledged Collateral. All filings and other actions necessary and desirable (including the filing of a financing statement in the office of the Secretary of State of Colorado with respect to the Assigned Collateral and the due execution of the Counterparty Notice by each relevant party thereto, copies of which shall have been delivered to the Administrative Agent on or prior to the date hereof) to perfect and protect the Lien over the Deposit Account Collateral and the Assigned Collateral have been taken.

           (c) No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Administrative Agent relating to this Agreement.

           (d) Other than the execution of the Counterparty Notice by each party thereto with respect to the Assigned Agreement and the filing of the financing statements described in clause (b), no Approval is required
                                        ----------
      either for:

                (i) the granting by AGI of any Lien over any Collateral pursuant to this Agreement; or

                (ii) the exercise by the Administrative Agent of its rights and remedies in respect of the Collateral pursuant to this Agreement (except, with respect to any Pledged Shares, as may be required in connection with a disposition of such Pledged Shares by laws affecting the offering and sale of securities generally) or the voting or other rights in respect of the Pledged Shares provided for in this Agreement.

           (e) Upon the delivery of the Pledged Collateral to the Administrative Agent, this Agreement will create a valid, perfected, first priority security interest in all of such Pledged Collateral so delivered, securing the payment of the obligations stated to be secured thereby. Upon the filing of the appropriate financing statements and the execution of the Counterparty Notice, this Agreement will create a valid, perfected, first priority security interest in all other Collateral, securing the payment of the obligations stated to be secured thereby.

           (f) AGI is in compliance with all Applicable Laws, the non-compliance with which might materially adversely affect the value of the Collateral or the worth of the Collateral as collateral security.

           SECTION 7.2.      REPRESENTATIONS AS TO PLEDGED COLLATERAL.
           (a) All of the Pledged Shares are duly authorized and validly issued, fully paid and non-assessable, and constitute all of the issued and outstanding shares of capital stock of AGRI.

           (b) All of the Pledged Notes (i) have been duly authorized, executed, indorsed, issued and delivered, (ii) are the legal, valid and binding obligations of AGRI, AGI Chile or the Borrower, as the case may be, (iii) are not in default, and (iv) represent all amounts in respect of Indebtedness due from AGRI, AGI Chile (with respect to the Refugio Project only) or the Borrower, as the case may be, to AGI.

           SECTION 7.3.      REPRESENTATIONS AS TO ASSIGNED COLLATERAL.

           (a) The Assigned Agreements, true and complete copies of which have been furnished to the Administrative Agent prior to its execution of this Agreement, have been duly authorized, executed and delivered by AGI (and by any Affiliate of AGI party thereto), have not been amended or otherwise modified, and are in full force and effect and are binding upon and enforceable against the parties thereto in accordance with their terms subject, as to enforceability, to Applicable Laws relating to bankruptcy and to the enforceability of creditors' rights generally and by the fact that the availability of equitable remedies is discretionary. AGI has fully performed all of its obligations under the Assigned Agreements and, to the best of the knowledge of AGI, the other parties to the Assigned Agreements have no defense, setoff or counterclaim arising thereunder. To the best of the knowledge of AGI, there exists no default under any of the Assigned Agreements by any party thereto.

           (b) The place(s) of business and chief executive office of AGI and the office(s) where AGI keeps its records concerning the Assigned Collateral are located at the address specified for AGI on the signature pages hereto. AGI has no trade name. AGI has not been known by any legal name different from the one set forth on the signature pages hereto, nor (except as permitted pursuant to the terms and conditions of the Loan Agreement) has AGI been the subject of any merger or other corporate reorganization. None of the Assigned Collateral is evidenced by a promissory note, chattel paper or other instrument.

                             ARTICLE 8.  COVENANTS
                             ---------------------

           AGI agrees with the Administrative Agent that it will perform its obligations set forth in this Article.

          SECTION 8.1. INFORMATIONAL COVENANTS. Until the Release Date AGI shall furnish within 45 days after the close of each calendar quarter, a Compliance Certificate calculated as at the close of such calendar quarter.

           SECTION 8.2. FINANCIAL COVENANTS. Until the Release Date, AGI will not permit:

           (a) Consolidated Net Worth to be at any time less than U.S. $180,000,000;

           (b) Adjusted Consolidated Indebtedness to exceed at any time 55% of Consolidated Net Worth; and

           (c) Consolidated Working Capital to be at any time less than U.S.$10,000,000.

          SECTION 8.3. COVENANTS AS TO PLEDGED COLLATERAL AND AS TO DEPOSIT ACCOUNT COLLATERAL. Until the Release Date (in the case of the Deposit Account Collateral) or, as the case may be, until the Secured Obligations shall have been paid and performed in full (in the case of the Pledged Collateral), AGI shall:

           (a) not sell, assign, transfer, pledge or encumber in any other manner the Pledged Collateral or the Deposit Account Collateral (except in favor of the Administrative Agent hereunder). AGI shall warrant and defend the right and title herein granted unto the Administrative Agent in and to the Pledged Collateral and the Deposit Account Collateral (and all right, title and interest represented by the Pledged Collateral and the Deposit Account Collateral) against the claims and demands of all Persons whomsoever. AGI agrees that at any time, and from time to time, at its expense, it shall promptly execute and deliver all further instruments, and take all further action, that may be necessary or desirable, or that the Administrative Agent may reasonably request, in order to perfect and protect any Lien granted or purported to be granted hereby with respect to any Pledged Collateral or Deposit Account Collateral or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral or Deposit Account Collateral.

           (b) accompany all Pledged Shares (and all other shares of capital stock constituting Pledged Collateral) delivered by AGI pursuant to the Pledge by duly executed undated blank stock powers, or other equivalent instruments of transfer acceptable to the Administrative Agent. AGI will, from time to time upon the request of the Administrative Agent, promptly deliver to the Administrative Agent such stock powers, instruments and similar documents, satisfactory in form and substance to the Administrative Agent, with respect to the Pledged Collateral as the Administrative Agent may reasonably request and will, from time to time upon the request of the Administrative Agent after the occurrence of any Insolvency Default or Enforcement Event, promptly transfer any Pledged Shares or other shares of common stock constituting Pledged Collateral into the name of any nominee designated by the Administrative Agent.

           (c) subject to Section 4.3, at all times, keep pledged to the
                          -----------
      Administrative Agent pursuant hereto all Pledged Shares and all other shares of capital stock constituting Pledged Collateral, all Dividends and Distributions with respect thereto, all Pledged Notes, all interest, principal and other proceeds received by the Administrative Agent with respect to the Pledged Notes, and all other Pledged Collateral and other securities, instruments, proceeds and rights from time to time received by or distributable to AGI in respect of any Pledged Collateral.

           (d) not, without the prior written consent of the Administrative
      Agent:

                (i) enter into any agreement amending, supplementing, or waiving any provision of any Pledged Note (including any underlying instrument pursuant to which such Pledged Note is issued) or compromising or releasing or extending the time for payment of any obligation of the maker thereof; or

                (ii) take or omit to take any action the taking or the omission of which would result in any impairment or alteration of any obligation of the maker of any Pledged Note or other instrument constituting Pledged Collateral.

           (e) shall cause AGRI not to issue any stock or other securities in addition to, or in substitution for, the Pledged Shares except to AGI and shall pledge hereunder such stock or securities immediately upon its acquisition thereof.

          SECTION 8.4. COVENANTS AS TO ASSIGNED COLLATERAL. Until the Secured Obligations shall have been paid and performed in full, AGI shall at its expense:

           (a) (i) perform and observe all the terms and provisions of the Assigned Agreements to be performed or observed by it, maintain the Assigned Agreements in full force and effect, enforce the Assigned Agreements in accordance with their terms, and take all such action to such end as may be from time to time requested by the Administrative Agent; and

                (ii) except to the extent previously or concurrently delivered by the Borrower pursuant to the Loan Agreement, deliver to the Administrative Agent promptly upon receipt thereof copies of all notices, requests and other documents received by AGI under or pursuant to the Assigned Agreements, and from time to time (x) deliver to the Administrative Agent such information and reports regarding the Assigned Collateral as the Administrative Agent may reasonably request and (y) upon request of the Administrative Agent, make upon each relevant Assigned Agreement Counterparty such demands and requests for information and reports or for action as AGI is entitled to make under the Assigned Agreements.

           (b)  AGI shall not:

                (i) sell, transfer, assign (by operation of law or otherwise) or otherwise dispose of any of the Assigned Collateral (including the Assigned Agreements), or create or suffer to exist any Lien upon or with respect to any of the Assigned Collateral (including the Assigned Agreements), except for the Lien created by or purported to be created by the Assignment and Liens arising without the taking of any affirmative action by AGI and as a result of the application of any mandatory provision of Applicable Law;

                (ii) cancel or terminate the Assigned Agreements or consent to or accept any cancellation or termination thereof;

                (iii) amend or otherwise modify the Assigned Agreements or give any consent, waiver or approval thereunder;

                (iv) waive any default under or breach of the Assigned Agreements; or

                (v) take any other action in connection with the Assigned Agreements which would impair the value of the interest or rights of AGI thereunder or which would impair the interest or rights of the Administrative Agent;

      provided, however, that nothing in this clause shall be deemed to be
      --------  -------
      prohibit any action specifically permitted to be taken in connection with the DOCLOC Facility Agreement by either Article 3 or the provisions of the
                                              ---------
      DOCLOC Support Agreement.

           (c) from time to time, at its expense, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Administrative Agent may request, in order to perfect and protect the Lien granted or purported to be granted by the Assignment or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Assigned Collateral. Without limiting the generality of the foregoing, AGI shall:

                (i) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Administrative Agent may request, in order to perfect and preserve the Lien granted or purported to be granted by the Assignment; and

                (ii) mark conspicuously each original counterpart of the Assigned Agreement in its possession which evidences any Assigned Collateral and, at the request of the Administrative Agent, each of its records pertaining to the Assigned Collateral with a legend, in form and substance satisfactory to the Administrative Agent, indicating that the Assigned Agreement has been assigned and are subject to the Lien granted hereto.

           With respect to the foregoing and the grant of the security interest hereunder, AGI hereby authorizes the Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Assigned Collateral without the signature of AGI where permitted by Applicable Law. A carbon, photographic or other reproduction of this Agreement or any financing statement covering the Assigned Collateral or any part thereof shall be sufficient as a financing statement where permitted by Applicable Law.

           (d) AGI shall keep its place(s) of business and chief executive office and the office(s) where it keeps its records concerning the Assigned Collateral, and the original copies of the Assigned Agreement at the location therefor specified in clause (b) of Section 7.3 or, upon 30
                                         ----------    -----------
      days' prior written notice to the Administrative Agent, at such other location in a jurisdiction where all action required by clause (c) shall
                                                              ----------
      have been taken with respect to the Assigned Collateral. AGI will hold and preserve such records and will permit representatives of the Administrative Agent at any time during normal business hours to inspect and make abstracts from such records. AGI will not change its name except upon 30 days' prior written notice to the Administrative Agent.

           ARTICLE 9.  RIGHTS AND OBLIGATIONS OF THE ADMINISTRATIVE
           --------------------------------------------------------
                     AGENT WITH RESPECT TO THE COLLATERAL
                     ------------------------------------

          SECTION 9.1. ADMINISTRATIVE AGENT APPOINTED ATTORNEY-IN-FACT. Until the Release Date (in the case of the Deposit Account Collateral) or, as the case may be, until the Secured Obligations shall have been paid and performed in full (in the case of the Pledged Collateral and the Assigned Collateral), AGI hereby irrevocably appoints the Administrative Agent AGI's attorney-in-fact, with full authority in the place and stead of AGI and in the name of AGI or otherwise, from time to time in the Administrative Agent's discretion, to take any action (including any action under the Assigned Agreement that AGI is entitled to take) and to execute any instrument which the Administrative Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including:

           (a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with the Collateral;

           (b) to receive, indorse and collect any drafts or other instruments or documents in connection with clause (a);
                                      ----------

           (c) to file any claims or take any action or institute any proceedings which the Administrative Agent may deem to be necessary or desirable for the collection thereof or to enforce the rights of the Administrative Agent with respect to any of the Collateral or to enforce compliance with the terms and conditions of the Assigned Agreement; and

           (d) to perform the affirmative obligations of AGI hereunder (including all obligations of AGI pursuant to clauses (a) and (c) of
                                                    -----------     ---
      Section 8.4).
      -----------

          AGI hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest.

          SECTION 9.2. ADMINISTRATIVE AGENT MAY PERFORM. If AGI fails to perform any agreement contained herein, the Administrative Agent may itself perform, or cause performance of, such agreement, and the expenses of the Administrative Agent incurred in connection therewith shall be payable by AGI pursuant to Section 10.7.
            ------------

          SECTION 9.3. ADMINISTRATIVE AGENT HAS NO DUTY. In addition to, and not in limitation of, Section 6.2, the powers conferred on the
                          -----------
Administrative Agent hereunder are solely to protect its interest (on behalf of the Bank Parties) in the Collateral and shall not impose any duty on it to exercise any such powers. Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Administrative Agent shall have no duty as to any Collateral or responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral and all rights and interests of AGI in, to, under and in connection with the Deposit Account, whether or not the Administrative Agent has or is deemed to have knowledge of such matters, or (b) the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

          SECTION 9.4. REASONABLE CARE. The Administrative Agent is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; provided, however, the Administrative Agent
                                  --------  -------
shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral, if it takes such action for that purpose as AGI reasonably requests in writing at times other than upon the occurrence and during the continuance of any Insolvency Default, Event of Default or Enforcement Event, as the case may be, but failure of the Administrative Agent to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.

          SECTION 9.5. PROTECTION OF COLLATERAL. The Administrative Agent may from time to time, at its option, perform any act which AGI agrees hereunder to perform and which AGI shall fail to perform after being requested in writing so to perform (it being understood that no such request need be given after the occurrence and during the continuance of any Insolvency Default, Event of Default or Enforcement Event, as the case may be) and the Administrative Agent may from time to time take any other action which the Administrative Agent reasonably deems necessary for the maintenance, preservation or protection of any of the Collateral or of its Lien over such Collateral.


               ARTICLE 10.  REMEDIES OF THE ADMINISTRATIVE AGENT
               -------------------------------------------------
                         WITH RESPECT TO THE COLLATERAL
                         ------------------------------

           SECTION 10.1. CERTAIN REMEDIES WITH RESPECT TO THE PLEDGED COLLATERAL AND THE DEPOSIT ACCOUNT COLLATERAL.

           (a) (i) If any Insolvency Default or Enforcement Event shall have occurred and be continuing, AGI shall, promptly upon receipt thereof and without any request therefor by the Administrative Agent, deliver (properly indorsed where required hereby or requested by the Administrative Agent) to the Administrative Agent all Dividends, Distributions, all interest, all principal, all other cash payments and all proceeds of the Pledged Collateral, all of which shall be held by the Administrative Agent as additional Pledged Collateral for use in accordance with Section 10.6; and
                      ------------

                (ii) after any Insolvency Default or Enforcement Event shall have occurred and be continuing and the Administrative Agent has notified AGI of the Administrative Agent's intention to exercise its voting power under this sub-clause:

                           (x) the Administrative Agent may exercise (to the
                     exclusion of AGI but in consultation with the Required Banks) the voting power and all other incidental rights of ownership with respect to any Pledged Shares or other shares of capital stock constituting Pledged Collateral and AGI hereby grants the Administrative Agent an irrevocable proxy, exercisable under such circumstances, to vote the Pledged Shares and such other Pledged Collateral; and

                           (y) AGI shall promptly deliver to the Administrative
                     Agent such additional proxies and other documents as may be necessary to allow the Administrative Agent to exercise such voting power.

                (b) If any Insolvency Default or Enforcement Event (or, with respect to any Deposit Account Collateral, any Event of Default) shall have occurred and be continuing, the Administrative Agent may:

                (i) exercise in respect of the Pledged Collateral and the Deposit Account Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the New York U.C.C. (whether or not the New York U.C.C. applies to the affected Pledged Collateral or Deposit Account Collateral) or any other Applicable Law and also may, without notice except as specified below, sell the Pledged Collateral or Deposit Account Collateral or any part thereof in one or more parcels at public or private sale, at the Administrative Agent's offices or elsewhere, for cash, on credit or for future delivery and upon such other terms as the Administrative Agent may deem commercially reasonable. AGI agrees that, to the extent notice of sale shall be required by Applicable Law, at least ten days' prior notice to AGI of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of Pledged Collateral or Deposit Account Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned;

                (ii) transfer all or part of the Pledged Collateral or the Deposit Account Collateral into the name of the Administrative Agent or its nominee, with or without disclosing that such Collateral is subject to the Lien hereunder;

                (iii) notify the parties obligated on any of the Pledged Collateral or the Deposit Account Collateral to make payment to the Administrative Agent of any amount due or to become due thereunder;

                (iv) enforce collection of any of the Pledged Collateral or the Deposit Account Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto;

                (v) indorse any checks, drafts or other writings in AGI's name to allow collection of the Pledged Collateral or the Deposit Account Collateral;

                (vi) take control of any proceeds of the Pledged Collateral or the Deposit Account Collateral; and

                (vii) execute (in the name, place and stead of AGI) indorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Pledged Collateral or the Deposit Account Collateral.

          SECTION 10.2. CERTAIN REMEDIES WITH RESPECT TO THE ASSIGNED COLLATERAL. If any Insolvency Default or Enforcement Event shall have occurred and be continuing:

           (a) the Administrative Agent may exercise in respect of the Assigned Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Colorado U.C.C. (whether or not the Colorado U.C.C. applies to the affected Assigned Collateral) and also may exercise any and all rights and remedies of AGI under or in connection with the Assigned Agreement or otherwise in respect of the Assigned Collateral, including any and all rights of AGI to demand or otherwise require payment of any amount under, or performance of any provision of, the Assigned Agreement; and

           (b) all payments received by AGI under or in connection with the Assigned Agreement or otherwise in respect of the Assigned Collateral shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other funds of AGI and shall be forthwith paid over to the Administrative Agent in the same form as so received (with any necessary indorsement).

          SECTION 10.3. CERTAIN REMEDIES WITH RESPECT TO THE DEPOSIT ACCOUNT. If any Insolvency Default or Enforcement Event shall have occurred and be continuing, AGI hereby irrevocably authorizes the Administrative Agent, without notice to any Person other than the Deposit Account Bank, to withdraw all balances standing to the credit of the Deposit Account and to apply the same to the obligations secured thereby whether or not then due and owing.

          SECTION 10.4. SECURITIES LAWS. If the Administrative Agent shall determine to exercise its right to sell all or any of the Pledged Collateral or the Deposit Account Collateral pursuant to Section 10.1, AGI agrees that, upon
                                           ------------
request of the Administrative Agent, AGI will, at its own expense:

           (a) execute and deliver, and cause each relevant party to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Administrative Agent, advisable to register such Pledged Collateral under the provisions of the U.S. Securities Act of 1933 and the securities laws of any other relevant jurisdiction or qualify for any available exemption from registration thereunder; and

           (b) do or cause to be done all such other acts and things as may be necessary to make such sale of the Pledged Collateral or the Deposit Account Collateral or any part thereof valid and binding and in compliance with Applicable Law.

          AGI further acknowledges the impossibility of ascertaining the amount of damages that would be suffered by the Administrative Agent or the Bank Parties by reason of the failure by AGI to perform any of the covenants contained in this Section and, consequently, agrees that, if AGI shall fail to perform any of such covenants, it shall pay, as liquidated damages and not as a penalty, an amount equal to the value (as determined by the Administrative Agent) of the Pledged Collateral or Deposit Account Collateral on the date the Administrative Agent shall demand compliance with this Section.

          SECTION 10.5. COMPLIANCE WITH RESTRICTIONS. AGI agrees that in any sale of any of the Pledged Collateral or Deposit Account Collateral whenever an Insolvency Default, Event of Default or, as the case may be, Enforcement Event shall have occurred and be continuing, the Administrative Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of Applicable Law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Pledged Collateral), or in order to obtain any required approval of the sale or of the purchaser by any Governmental Agency, and AGI further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Administrative Agent be liable nor accountable to AGI for any discount allowed by the reason of the fact that such Pledged Collateral or Deposit Account Collateral is sold in compliance with any such limitation or restriction.

          SECTION 10.6. APPLICATION OF PROCEEDS. All proceeds received by the Administrative Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral may, in the discretion of the Administrative Agent, be held by the Administrative Agent as additional collateral security for, or then or at any time thereafter be applied (after payment of any amounts payable to either Agent pursuant to Sections 11.3 and
                                                           -------------
11.4 of the Loan Agreement and Section 10.7) in whole or in part by the
----                           ------------
Administrative Agent against, all or any part of the Secured Obligations in the order set forth in Section 5.13 of the Loan Agreement.
                   ------------

          SECTION 10.7. INDEMNITY AND EXPENSES. In addition to any similar obligations contained in this Agreement and each other Loan Document, AGI hereby indemnifies and holds harmless the Administrative Agent from and against any and all claims, losses and liabilities arising out of or resulting from this Agreement (including the enforcement hereof), except claims, losses or liabilities resulting from the Administrative Agent's gross negligence or wilful misconduct. Upon demand, AGI will pay to the Administrative Agent the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents (including the Account Bank), which the Administrative Agent may incur in connection with:

           (a) the administration of this Agreement and each other Loan Document to which AGI or any of its Affiliates is a party;

           (b) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral;

           (c) the exercise or enforcement of any of the rights of the Administrative Agent hereunder; or

           (d) the failure by AGI to perform or observe any of the provisions hereof.

 ARTICLE 11.  PROVISIONS OF GENERAL APPLICATION
 ----------------------------------------------

          SECTION 11.1. OBLIGATIONS ABSOLUTE, ETC. Except for those provisions hereof which are expressed to terminate on the Release Date, this Agreement shall remain in full force and effect until all Secured Obligations have been paid in full, all obligations of AGI hereunder shall have been paid in full and all Commitments shall have terminated. The liability of AGI under this Agreement shall be absolute, unconditional and irrevocable irrespective of:

           (a) any lack of validity, legality or enforceability of the Loan Agreement or any other Operative Document;

           (b)  the failure of any Bank Party:

                (i) to assert any claim or demand or to enforce any right or remedy against any Obligor or any other Person (including any other guarantor) under the provisions of the Loan Agreement or any other Operative Document or otherwise, or

                (ii) to exercise any right or remedy against any other guarantor of, or collateral securing, the Guaranteed Obligations and/or Secured Obligations;

           (c) any change in the time, manner or place of payment or performance of, or in any other term of, all or any of the Guaranteed Obligations and/or the Secured Obligations or any other extension, compromise or renewal of any Guaranteed Obligation and/or Secured Obligation;

           (d) any reduction, limitation, impairment or termination of any Guaranteed Obligations and/or Secured Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and AGI hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of or any other event or occurrence affecting, any Obligation of any Obligor or otherwise;

           (e) any amendment to, rescission, waiver or other modification of, or any consent to departure from, any of the terms of the Loan Agreement or any other Operative Document;

           (f) any addition, exchange, release, surrender or non-perfection of any collateral (including the Collateral), or any amendment to or waiver or release or addition to, or consent to departure from, any other guaranty held by any Bank Party securing any of the Guaranteed Obligations or the Secured Obligations; or

                (g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, any Obligor, any surety or any guarantor.

          AGI agrees that the Guaranty contained in this Agreement is an "instrument for the payment of money only" within the meaning of Section 3213 of the New York Civil Practice Law and Rules.

          SECTION 11.2. WAIVER OF SUBROGATION. AGI will not exercise any rights which it may acquire by reason of any payment made hereunder, whether by way of subrogation, reimbursement or otherwise, until the prior payment, in full and in cash, of all Secured Obligations. Any amount paid to AGI on account of any payment made hereunder prior to the payment in full of all Secured Obligations shall be held in trust for the benefit of the Bank Parties and shall immediately be paid to the Administrative Agent (for the ratable benefit of the Bank Parties) and credited and applied against the Guaranteed Obligations and/or the Secured Obligations, whether matured or unmatured, in accordance with the terms of the Loan Agreement; provided, however, upon the payment in full of all
                             --------  -------
Secured Obligations and the termination of all Commitments, AGI and the Administrative Agent agree that, at AGI's request, the Administrative Agent will execute and deliver to AGI appropriate documents (without recourse and without representation or warranty except to the effect that the Administrative Agent shall not have theretofore transferred or otherwise disposed of any such interest) necessary to evidence the transfer by subrogation to AGI of an interest in the Guaranteed Obligations and/or the Secured Obligations resulting from such payment by AGI. In furtherance of the foregoing, for so long as any Guaranteed Obligations and/or Secured Obligations or Commitments or any other commitments of the Banks to the Borrower remain outstanding, AGI shall refrain from taking any action or commencing any proceeding adverse to the interests of the Bank Parties against the Borrower or any other Obligor (whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments made under this Agreement to the Bank Parties.

          SECTION 11.3. RECONVEYANCE OF COLLATERAL. Upon the Release Date, the Lien over the Deposit Account Collateral shall terminate, and upon the payment in full of the Secured Obligations and the termination of all Commitments, the Lien over the Assigned Collateral and the Pledged Collateral shall terminate and in either case all rights to the relevant Collateral shall revert to AGI and the Administrative Agent will, at AGI's sole expense, without any representations, warranties or recourse of any kind whatsoever:

           (a) deliver to AGI all certificates and instruments representing or evidencing all Pledged Shares and all Pledged Notes together with all other Pledged Collateral held by the Administrative Agent hereunder, and execute and deliver to AGI such documents as AGI shall reasonably request to evidence such termination; and

           (b) execute and deliver to AGI such documents as AGI shall reasonably request to evidence the termination of the Lien over the Assigned Collateral or the Deposit Account Collateral, as the case may be.


                           ARTICLE 12.  MISCELLANEOUS
                           --------------------------

          SECTION 12.1. WAIVERS, AMENDMENTS, ETC. The provisions of this Agreement may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by AGI and the Administrative Agent (acting with the approval of the Required Banks or all the Banks, as may be required pursuant to the Loan Agreement).

          No failure or delay on the part of the Administrative Agent in exercising any power or right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on AGI in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Administrative Agent under this Agreement shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

          SECTION 12.2. NOTICES. All notices and other communications provided to any party hereto under this Agreement shall be in writing or by telex or by facsimile and addressed or delivered to it at its address set forth below its signature hereto and designated as its "Address for Notices" or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted (answerback confirmed in the case of telexes and transmission confirmed by the sending facsimile machine in the case of facsimiles).

          SECTION 12.3. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto (and in the case of the Administrative Agent, to the ratable benefit of the Bank Parties) and their respective successors and assigns; provided, however, that:
                                             --------  -------

           (a) AGI may not assign or transfer its rights or obligations hereunder without the prior written consent of the Administrative Agent and all the Banks; and

                (b) the rights of sale, assignment and transfer of the Administrative Agent and the Banks are subject to Article 10 and Section
                                                        ----------     -------
      11.11 of the Loan Agreement.
      -----

          SECTION 12.4. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

          SECTION 12.5. HEADINGS. The various headings of this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provisions hereof or thereof.

           SECTION 12.6.     GOVERNING LAW; ENTIRE AGREEMENT.

           (a) THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE LIEN HEREUNDER, OR ANY REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

           (b) This Agreement constitutes the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes any prior agreements, written or oral, with respect thereto (including the Compania Minera Maricunga Summary Indicative Terms and Conditions dated July 8, 1994).

          SECTION 12.7. FORUM SELECTION AND CONSENT TO JURISDICTION, WAIVER OF INDEMNITY. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT OR AGI MAY BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND IN ADDITION ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. AGI HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. SERVICE OF PROCESS MAY BE MADE UPON AGI BY MAILING OR DELIVERING A COPY OF SUCH PROCESS TO IT IN CARE OF THE PROCESS AGENT AT THE PROCESS AGENT'S ADDRESS AND AGI HEREBY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN ANY SUIT, ACTION OR PROCEEDING IN NEW YORK ARISING OUT OF THIS AGREEMENT

BY THE MAILING OF COPIES OF SUCH PROCESS TO IT AT ITS ADDRESS FOR NOTICES SET FORTH BELOW ITS SIGNATURE HERETO. AGI HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT AGI HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OF FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, AGI HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT.

          SECTION 12.8. WAIVER OF JURY TRIAL. THE ADMINISTRATIVE AGENT AND AGI HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT AND AGI. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT ENTERING INTO THIS AGREEMENT.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

                                       AMAX GOLD INC.



                                       By: ___________________________

                                         Title: ______________________

                                       Address for notices:

                                              9100 East Mineral Circle
                                              Englewood
                                              Colorado 80112
                                              USA

                                       Facsimile No.: 1-303-643-5507

                                       Telex No.: 216910

                                       (Answerback CMCO UR)

                                       Attention: President



                                       per pro N M ROTHSCHILD & SONS
                                         LIMITED, in its capacity as
                                         the Administrative Agent



                                       By: ___________________________

                                         Title: ______________________

                                       By: ___________________________

                                         Title: ______________________

                                       Address for notices:

                                              New Court
                                              St. Swithin's Lane
                                              London   EC4P 4DU
                                              England

                                       Facsimile No.: 44-71-280-5139

                                       Telex No.: 888031

                                       Attention: Dr. Michael A. Price

                                                                 SCHEDULE I
                                                                     TO
                                                           AGI SUPPORT AGREEMENT


 Item 1.    Pledged Notes
            -------------


 Issuer     Principal Amount of              Interest Rate   Maturity Date
 ------     Intercompany Indebtedness        -------------   -------------
            -------------------------



 N/A.

                                                                 EXHIBIT A
                                                                     TO
                                                           AGI SUPPORT AGREEMENT


                             COMPLIANCE CERTIFICATE


                                       [Date]


 N M Rothschild & Sons Limited,
   as the Administrative Agent
   under the Loan Agreement
   referred to below and each of
   the other Bank Parties from
   time to time party to such
   Loan Agreement
 c/o N M Rothschild & Sons Limited
 New Court
 St. Swithin's Lane
 London   EC4P 4DU
 England

 Attention:  Dr. Michael A. Price


 RE:  AGI SUPPORT AGREEMENT
      ---------------------


 Dear Sirs:

      This Compliance Certificate (this "Certificate") is delivered to you
                                         -----------
 pursuant to Section 8.1 of the AGI Support Agreement, dated as of February 14,
             -----------
 1995 (the "AGI Support Agreement"), as executed in connection with a Loan
            ---------------------
 Agreement, dated as of November 23, 1994 and amended by letter agreements, dated as of February 7, 1995 and February 14, 1995 (as amended, the "Loan
                                                                      ----
 Agreement"), among Compania Minera Maricunga, as the Borrower, Amax Gold
 ---------
 Refugio, Inc. and Bema Gold (Bermuda) Ltd., as the Intermediate Owners, Amax Gold Inc. ("AGI") and Bema Gold Corporation, as the Guarantors, Canadian
             ---
 Imperial Bank of Commerce, Credit Lyonnais, Credit Lyonnais Canada, Deutsche Bank AG, Los Angeles and/or Cayman Islands Branches, Internationale Nederlanden (U.S.) Capital Corporation and N M Rothschild & Sons Limited, as the Banks, Deutsche Bank AG, New York Branch, as the Technical Agent for the Banks, and N M Rothschild & Sons Limited, as the Administrative Agent for the Banks (the "Administrative Agent"). Unless otherwise defined herein or the context
 ---------------------
 otherwise requires, terms used herein have the meanings provided in, and shall be interpreted in accordance with, the AGI Support Agreement.

      AGI hereby certifies and warrants to the Administrative Agent and each other Bank Party that as of the last day of the calendar quarter ending __________ (such last day, herein the "Compliance Date"):
                                        ---------------

           (a) Consolidated Net Worth was U.S.$_____________;

           (b) as set forth on Attachment I hereto, the ratio of Adjusted
                               ------------
      Consolidated Indebtedness to Consolidated Net Worth (expressed as a percentage) was __%;

           (c) as set forth on Attachment II hereto, Consolidated Working
                               -------------
      Capital was U.S.$______________; and

           (d) no Default has occurred and is continuing.

      IN WITNESS WHEREOF, AGI has caused this Certificate to be executed and
 delivered by its Authorized Representative this day of [      ]  , [    ].


                     AMAX GOLD INC.


                          By:__________________________

                             Title:____________________

                                                            ATTACHMENT I
                                                                 to
                                                 __/__/__ Compliance Certificate


                         RATIO OF ADJUSTED CONSOLIDATED
                     INDEBTEDNESS TO CONSOLIDATED NET WORTH
                     --------------------------------------


 1. The aggregate principal amount of Indebtedness of AGI and its consolidated Subsidiaries of the nature referred to in clauses (a), (b), (c) and (e) of
                                                -----------  ---  ---     ---
      the definition thereof (together with any Contingent Liability of AGI or any of its consolidated Subsidiaries in respect of the foregoing) as at
      the Compliance Date                             U.S.$______________

 2.   The aggregate principal amount of the Available DOCLOC Facility as at the
      Compliance Date                                 U.S.$______________

 3.   The aggregate principal amount of the Allocated DOCLOC Facility as at the
      Compliance Date                                 U.S.$______________

 4.   Item 2 plus Item 3  U.S.$______________
      ------      ------

 5.   Item 1 minus Item 4 (Adjusted
      ------       ------
      Consolidated Indebtedness)                      U.S.$______________

 6.   Net worth of AGI and its consolidated Subsidiaries, as at the Compliance
      Date (Consolidated Net Worth)                   U.S.$______________

 7.   Ratio of Item 5 to Item 6 (expressed
               ------    ------
      as a percentage)                                           _______%

                                                            ATTACHMENT II
                                                                  to
                                                 __/__/__ Compliance Certificate


                          CONSOLIDATED WORKING CAPITAL
                          ----------------------------



 1. Current assets of AGI and its consolidated Subsidiaries (including, to the extent classified as current assets, (a) the aggregate principal amount of the Available DOCLOC Facility but excluding (b) the principal amount of
                                    --- ---------
      the balances standing to the credit of the Deposit Account and/or the principal amount of the DOCLOC Refugio Portion, (c) the aggregate principal amount of Indebtedness outstanding under the Bema Gold/AGI Subordinated Note, and (d) any Project Asset (including any balance standing to the credit of any Project Account) as at the Compliance Date (Adjusted Consolidated Current
      Assets)                                         U.S.$______________

 2. Current liabilities of AGI and its consolidated Subsidiaries (excluding, to the extent classified as a current liability, any portion of any Indebtedness of AGI and its consolidated Subsidiaries the repayment of which is subject to support, to the satisfaction of the Administrative Agent, from all or a portion of the Allocated DOCLOC Facility) as at the Compliance Date (Adjusted Consolidated Current
      Liabilities)                                    U.S.$______________

 3.   Item 1 minus Item 2 (Consolidated
      Working Capital).                               U.S.$______________

                                                                  EXHIBIT B
                                                                     TO
                                                           AGI SUPPORT AGREEMENT


                              COUNTERPARTY NOTICE



     Bema Gold Corporation                          February   , 1995
     1400-510 Burrard Street
     Vancouver B.C.
     V6C 3A8  Canada

     Attention:


     RE:  AGI SUPPORT AGREEMENT
          ---------------------


     Dear Sirs:

          This Counterparty Notice (this "Notice") is delivered to you pursuant
                                          ------
     to clause (b) of Section 7.1 of the AGI Support Agreement, dated as of
        ----------    -----------
     February 14, 1995 (the "AGI Support Agreement"), between Amax Gold Inc.
                             ---------------------
     ("AGI") and N M Rothschild & Sons Limited ("Rothschild"), as Administrative
     -----                                       ----------
     Agent (the "Administrative Agent") delivered pursuant to the Loan
                 --------------------
     Agreement, dated as of November 23, 1994 and amended by letter agreements, dated as of February 7, 1995 and February 14, 1995 (as so amended, the "Loan Agreement"), among (1) Compania Minera Maricunga, a contractual
     ---------------
     mining company (sociedad contractual minera) organized and existing under the laws of Chile, as the Borrower, (2) Amax Gold Refugio, Inc. and Bema Gold (Bermuda) Ltd., as the Intermediate Owners, (3) AGI and Bema Gold Corporation, as the Guarantors, (4) Canadian Imperial Bank of Commerce, Credit Lyonnais, Credit Lyonnais Canada, Deutsche Bank AG ("Deutsche
                                                                 --------
     Bank"), Los Angeles and/or Cayman Islands Branches, Internationale Nederlanden (U.S.) Capital Corporation and N M Rothschild & Sons Limited, as the Banks, (5) Deutsche Bank, New York Branch, as the Technical Agent for the Banks, and (6) N M Rothschild & Sons Limited, as the Administrative Agent for the Banks. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in, and shall be interpreted in accordance with, the AGI Support Agreement.

          We hereby notify you that we have assigned by way of security our interest in the Refugio Project Agreement pursuant to the terms of the AGI Support Agreement. As execution of this Notice is required pursuant to the AGI Support Agreement, please acknowledge the following in the space provided below:

          1. You consent to the assignment by way of security of our rights, title and interest in, to, under and in connection with the Refugio Project Agreement pursuant to the terms of the AGI Support Agreement and, without limiting the foregoing, to the exercise by the Administrative Agent of any rights and remedies it may have, whether under the AGI Support Agreement, the Loan Agreement and/or Applicable Law, with respect to the Refugio Project Agreement as so assigned, following the occurrence of an Insolvency Default and/or an Enforcement Event.

          2. You agree to make any payments due to ourselves under the Refugio Project Agreement to such account as the Administrative Agent may notify you in writing from time to time.

          3. You agree that you will not exercise any rights of set-off or counterclaim that you may otherwise have against AGI which may affect your payment or performance obligations under the Refugio Project Agreement.

          4. You agree that upon receipt of a notice in writing from the Administrative Agent to the effect that an Insolvency Default and/or Enforcement Event shall have occurred, you will take such actions in connection with the Refugio Project Agreement as the Administrative Agent shall direct.

          This Notice shall be deemed to be a contract made under and governed by the internal laws of the State of New York.

          AGI has caused this Notice to be executed and delivered by its duly
     Authorized Representative this _____ day of February     , 1995.



                                          AMAX GOLD INC.


                                          By: ______________________

                                            Title: _________________

     Accepted and acknowledged
     this ___ day of February 1995

     BEMA GOLD CORPORATION


     By: ______________________
       Title: _________________


     Accepted this ___ day
     of February 1995

     per pro N M ROTHSCHILD & SONS LIMITED,
     in its capacity as Administrative Agent


     By: ______________________

       Title: _________________

     By: ______________________

       Title: _________________

                                     - 31 -